As filed with the Securities and Exchange Commission on February 23, 2012

                                                                                                                                                File No.

                                                                                                                                                811-22641

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 (X)

Amendment No.     1              (X)

FRANKLIN ALTERNATIVE STRATEGIES FUNDS

(Exact Name of Registrant as Specified in Charter)

ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906

(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code (650) 312-2000

Craig S. Tyle, One Franklin Parkway

San Mateo, CA 94403-1906

(Name and Address of Agent for Service of Process)

Please send Copy of Communications to:

Bruce G. Leto, Esq.

Stradley, Ronon, Stevens & Young, LLP

2005 Market Street, Suite 2600

Philadelphia, PA 19103-7018

Franklin Templeton Investments

Franklin ALTERNATIVE STRATEGIES FUNDS

Franklin PELAGOS commodities STRATEGY FUND

OFFERING CIRCULAR

February 23, 2012

FORM N-1A, Part A:

The responses to Items 1 through 4 have been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 5.  Management

Investment Sub-Advisor:           Pelagos Capital Management, LLC (Pelagos)

Stephen P. Burke

Chief Executive Officer of Pelagos and a portfolio manager of the Fund since inception ( December 2011)

John C. Pickart, CFA

Chief Investment Officer of Pelagos and a portfolio manager of the Fund since inception ( December 2011)

Wayne D. Ryan, CAIA

Head of Global Trading of Pelagos and a portfolio manager of the Fund since inception ( December 2011)

Investment Manager:  Franklin Advisers, Inc. (Advisers)

Thomas A. Nelson, CFA

Portfolio Manager of Advisers and a portfolio manager of the Fund since inception ( December 2011)

Item 6.  Purchase and Sale of Fund Shares

The Franklin Pelagos Commodities Strategy Fund (the “Fund”) issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”).  Shares of the Fund are sold only to “accredited investors,” as defined in Regulation D under the 1933 Act.  Accredited investors include common or commingled trust funds, investment companies and other institutional investors.  Purchases and redemptions are processed on any day the Fund is open for business.  There are no investment minimums for the purchase of Fund shares.

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Item 7.  Tax Information

The Fund’s distributions are generally taxable to investors as ordinary income, capital gains, or some combination of both, unless an investor is investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 11(f) in this Part A and Item 24 in Part B.

Item 8.  Financial Intermediary Compensation

Not applicable

Item 9.  Investment Objectives, Principal Investment Strategies, and Related Risks

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government.  Mutual fund shares involve investment risks, including the possible loss of principal.

Investment Objective

The Fund’s investment goal is to seek to provide long-term total return.

Principal investment strategies

The Fund seeks to achieve its investment goal by utilizing an actively managed fundamental and quantitative investment process to provide exposure to the commodities markets by (i) investing in commodity-linked derivative instruments and (ii) investing in securities of the U.S. government, its agencies and instrumentalities and other fixed income securities.

Commodity Exposure Generally.  The Fund seeks exposure to the commodities markets by investing in commodity-linked derivative instruments including commodity-linked notes, commodity-linked total return swaps, commodity futures, commodity index futures and options on commodities and commodity index futures.  By investing in these derivative instruments, the Fund seeks to gain exposure to the returns of real assets that trade in the commodities markets without direct investment in physical commodities.  Real assets include such things as industrial and precious metals, gas, oil, livestock, agricultural or meat products and other items.  When selecting investments, the investment manager uses a fundamental and quantitative process to allocate the Fund’s commodity-linked derivative investments among a variety of commodity sectors and indexes.  The principal investment strategies and principal investment techniques of the Fund may be changed without shareholder approval.

The Fund intends to hold its commodity-linked derivatives instruments either directly or indirectly through a Cayman Islands based company that is wholly owned by the Fund (the “Subsidiary”).  The purpose of investing in commodity-linked derivative instruments through the Subsidiary is to cause all income or gains from such commodity-related investments to qualify as “good income” for the Fund under the Internal Revenue Code of 1986, as amended (the “Code”).  The Fund has sought a private letter ruling from the Internal Revenue Service (IRS) to that effect.  However, the IRS recently suspended the issuance of further private letter rulings to investment companies, including the Fund, seeking commodities exposure.  For a more complete discussion regarding the IRS suspension, see Item 11(f) in this Part A.

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Broad exposure to commodities generally will  be obtained primarily through the Fund’s investments in commodity-linked total return swaps and notes linked to the performance of various commodity indices.  The portfolio managers will tactically adjust the Fund’s exposure to different segments of the commodities market primarily through the use of commodity futures contracts and options on such contracts that are based upon these specific segments of the commodities markets. A commodity-linked total return swap is a privately negotiated agreement between two parties to exchange one payment stream for another at specified intervals.  The amounts of the payments are determined by reference to a notional principal amount (i.e., the return or increase in value of a particular dollar amount in a particular asset class).  In commodity-linked total return swaps, the parties agree to exchange the return or interest rate on one instrument (e.g., T-Bills) for the return of a particular commodities index.  Generally, the Fund will enter into a commodity-linked total return swap on a net basis, which means the two payments are netted out with the Fund receiving or paying, as the case may be, only the net amount of the two payments.  Consequently, the Fund’s current obligations (or rights) under a commodity-linked total return swap agreement will generally be equal only to the net amount to be paid or received under the swap, based on the relative values of the positions held by each party.

Commodity index-linked notes pay a return linked to the performance of a specified commodity index (such as the S&P GSCI Commodity Index (S&P GSCI)) which in turn is linked to the prices of the components of a commodity index comprised of futures contracts on physical commodities.  The notes are debt instruments with principal payments generally linked to the value of (derived from) commodities, commodity futures contracts or the performance of commodity indexes, and interest and coupon payments pegged to a market-based interest rate, such as LIBOR or a bank’s prime rate.  The value of these notes is expected to rise or fall in response to commodity index changes, and thus provide the Fund with economic exposure to movements in commodity prices.  The amount payable at maturity (typically 12-18 months) will be computed using a formula under which the issue price paid for the note is adjusted to reflect the percentage appreciation or depreciation of the index over the term of the note in excess of a specific interest factor (e.g., 3-month T-Bill notes), and if the note is leveraged, an agreed upon multiple.  These notes are often leveraged, increasing the volatility of each note’s market value relative to changes in the underlying commodity, commodity futures contract or commodity index.  The investment manager currently anticipates that most notes purchased by the Fund will be leveraged at a 3 to 1 factor (i.e., the return of the index is multiplied 3x for purposes of the Fund’s returns).  Therefore, at the maturity of the note, the Fund may receive more or less principal than it originally invested.  As a result, the Fund might receive interest payments on the note that are more or less than the stated coupon interest payments.  In addition to the commodities and leverage risks, these notes also are subject to risks, such as credit, market and interest rate risks, that in general affect the value of debt securities.

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The Fund may also invest in other commodity-linked derivative instruments, directly or through the Subsidiary, including commodity and commodity index futures and options on commodity and commodity index futures.  A futures contract is a standard binding agreement between two parties to buy or sell a specified quantity of an underlying instrument or asset, such as a specific commodity, at a specified price at a specified later date that trade on an exchange.  A “sale” of a futures contract means the acquisition of a contractual obligation to deliver the underlying instrument called for by the contract at a specified price on a specified date.  A “purchase” of a futures contract means the acquisition of a contractual obligation to acquire the underlying instrument called for by the contract at a specified price on a specified date.  The purchase or sale of a futures contract will allow the Fund to increase or decrease its exposure to the underlying commodity or commodity index.  The buyer of a commodity futures contract is typically contractually obligated to take ownership of the underlying commodity upon expiration of the contract.  However, in practice, the Fund will never take or make delivery of the underlying commodity to satisfy a futures contract.  The Fund, like many participants in the futures markets, will use the liquidity of the central marketplace to close out its futures contracts before expiration.

Options on commodity futures trade on the same contract markets as the underlying futures contract.  When the Fund buys an option, it pays a premium for the right, but does not have the obligation to, purchase (call) or sell (put) a futures contract at a set price (called the exercise price).  The seller (writer) of an option becomes contractually obligated to take the opposite futures position if the buyer of the option exercises its rights to the futures position specified in the option.  In return for the premium paid by the buyer, the seller assumes the risk of taking a possibly adverse futures position.  One goal of selling (writing) options on futures is to receive the premium paid by the option buyer.

The value of a commodity-linked derivative instrument generally is based upon the price movements of the underlying physical commodity (such as energy, mineral, or agricultural products), a commodity futures contract, a subset of commodities, a subset of commodity futures contracts or a commodity index, or other economic variable based upon changes in the value of commodities or the commodities markets.  The Fund will not invest directly in commodities.

In order to help manage the overall volatility of the Fund and satisfy any asset coverage requirements of the Investment Company Act of 1940, as amended, and any other margin or collateral requirements, the Fund may also invest in securities of the U.S. government, its agencies and instrumentalities and other fixed income securities.  Direct obligations of the U.S. government, such as U.S. Treasury STRIPS, bills, bonds and notes are backed by the full faith and credit of the U.S. government.  Government agency or government instrumentality issues have different levels of credit support and may not be guaranteed by the U.S. government.

Investments in the Wholly-Owned Subsidiary

It is expected that the Subsidiary will invest primarily in commodity-linked derivatives including swaps, commodity-linked notes, futures and options on futures.  The Subsidiary may also invest in U.S. government securities and other fixed income instruments, which are intended to serve as margin or collateral for the Subsidiary’s derivatives positions.  The Subsidiary is managed by the investment manager and has the same investment objective as the Fund.  The Subsidiary intends to conduct its affairs in a manner such that it will not be subject to U.S. federal income tax.  The Fund may invest up to 25% of its total assets in the Subsidiary.  The Subsidiary is subject to the same investment restrictions as the Fund; however, the Subsidiary (unlike the Fund) may invest without limitation in commodity-linked derivative instruments that may otherwise be limited if purchased by the Fund due to federal tax requirements relating to qualifying income.  The Fund and the Subsidiary may test for compliance with certain investment restrictions on a consolidated basis.

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Temporary Investments.  When the investment manager believes market or economic conditions are unfavorable for investors, the investment manager may invest up to 100% of the Fund’s assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments.  Temporary defensive investments generally may include short-term U.S. government securities, high grade commercial paper, bank obligations, repurchase agreements, money market fund shares (including shares of affiliated money market funds), and other money market instruments.  The investment manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity.  In these circumstances, the Fund may be unable to achieve its investment goal.

Risks Related to Principal Investment Strategies

Commodities Risk

Investing in physical commodities, either directly or through complex securities such as commodity-linked swaps and notes, presents unique risks.  Investing in physical commodities, including trading in futures contracts thereon, is speculative and can be extremely volatile.  Market prices of commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; domestic and foreign political and economic events and policies; diseases; pestilence; technological developments; and monetary and other governmental policies, action and inaction.  For example, the energy sector can be significantly affected by changes in the prices and supplies of oil and other energy fuels, energy conservation, investment speculation, the success of exploration projects, and tax and other government regulations, policies of the Organization of Petroleum Exporting Countries (OPEC) and relationships among OPEC members and between OPEC and oil-importing nations.  The metals sector can be affected by sharp price volatility over short periods caused by global economic, financial and political factors, resource availability, government regulation, economic cycles, changes in inflation or expectations about inflation in various countries, interest rates, currency fluctuations, metal sales by governments, central banks or international agencies, investment speculation and fluctuations in industrial and commercial supply and demand.  The current or “spot” prices of physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity.  Certain commodities are used primarily in one industry, and fluctuations in levels of activity in (or the availability of alternative resources to) one industry may have a disproportionate effect on global demand for a particular commodity.  Moreover, recent growth in industrial production and gross domestic product has made China and other developing nations oversized users of commodities and has increased the extent to which certain commodities prices are influenced by those markets.

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If payment of interest on a commodity-linked note is linked to the value of a particular commodity, commodity index or other economic variable, the Fund might not receive all (or a portion) of the interest due on its investment if there is a loss of value of the underlying investment to which the interest is linked.  Similarly, if the amount of the principal to be repaid upon maturity is linked to the value of a particular commodity, commodity index or other economic variable, the Fund might not receive all (or a portion) of the principal at maturity of the investment if there is a loss of value of the underlying investment to which the principal is linked.  The value of the commodity-linked notes the Fund buys may fluctuate significantly because the values of the underlying investments to which they are linked are themselves extremely volatile.  Swaps and futures contracts that require an initial payment of less than the notional amount relative to the Fund’s exposure may create economic leverage.  Additionally, the particular terms of a commodity-linked note may create economic leverage by requiring payment by the issuer of an amount that is a multiple of the price increase or decrease of the underlying commodity, commodity index, or other economic variable.  Economic leverage will increase the volatility of the value of these commodity-linked notes as they may increase or decrease in value more quickly than the underlying commodity, commodity index or other economic variable.

Market Risk

The market values of securities or other investments owned by the Fund will go up or down, sometimes rapidly or unpredictably.  Securities or other investments may decline in value due to factors affecting individual issuers, securities or commodities markets generally or particular industries or sectors within the markets.  The value of a security or other investments may go up or down due to general market conditions which are not specifically related to a particular issuer or underlying investment, such as real or perceived adverse economic conditions, changes in the general outlook for revenues or corporate earnings, changes in interest or currency rates or adverse investor sentiment generally.  They may also go up or down due to factors that affect an individual issuer or a particular industry or sector, such as changes in production costs and competitive conditions within an industry.  During a general downturn in the securities or other markets, multiple asset classes may decline in value.  When markets perform well, there can be no assurance that the Fund’s securities or other investments will participate in or otherwise benefit from the advance.

Derivative Instruments Risk

The performance of derivative instruments depends largely on the performance of an underlying instrument or index and such derivative instruments often have risks similar to their underlying instrument in addition to other risks.  Derivative instruments involve costs, may be volatile, and may involve a small initial investment relative to the risk assumed.  Their successful use will usually depend on the investment manager’s ability to accurately forecast movements in the market relating to the underlying instrument.  Should a market or markets, or prices of particular classes of investments move in an unexpected manner, especially in unusual or extreme market conditions, the Fund may not achieve the anticipated benefits of the transaction, and it may realize losses, which could be significant.  If the investment manager is not successful in using such derivative instruments, the Fund’s performance may be worse than if the investment manager did not use such derivative instruments at all.  To the extent that the Fund uses such instruments for hedging purposes, there is the risk of imperfect correlation between movements in the value of the derivative instrument and the value of the underlying investment or other asset being hedged.  There is also the risk, especially under extreme market conditions, that an instrument, which usually would operate as a hedge, provides no hedging benefits at all.

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Use of these instruments could also result in a loss if the counterparty to the transaction (with respect to forward currency contracts, swaps and other over-the-counter (OTC) derivatives) does not perform as promised, including because of such counterparty’s bankruptcy or insolvency.  This risk may be heightened during volatile market conditions.  Other risks include the inability to close out a position because the trading market becomes illiquid (particularly in the OTC markets) or the availability of counterparties becomes limited for a period of time.  In addition, the presence of speculators in a particular market could lead to price distortions.  To the extent that the Fund is unable to close out a position because of market illiquidity, the Fund may not be able to prevent further losses of value in its derivatives holdings and the Fund’s liquidity may be impaired to the extent that it has a substantial portion of its otherwise liquid assets marked as segregated to cover its obligations under such derivative instruments.  The Fund may also be required to take or make delivery of an underlying instrument that the investment manager would otherwise have attempted to avoid.  Some derivatives can be particularly sensitive to changes in interest rates or other market prices.

Liquidity Risk

Liquidity risk exists when the market for particular investments or types of investments are or become relatively illiquid so that the Fund is unable or it becomes more difficult for the Fund to sell the investment at the price at which the Fund has valued the investment.  Illiquidity may result from political, economic or issuer specific events or overall market disruptions.  Investments with reduced liquidity or that become illiquid involve greater risk than investments with more liquid markets.  Market quotations for such investments may be volatile and/or subject to large spreads between bid and ask prices.  Reduced liquidity may have an adverse impact on market price and the Fund’s ability to sell particular investments when necessary to meet the Fund’s liquidity needs or in response to a specific economic event.

Tax Risk

The tax treatment of commodity-linked derivative instruments may be adversely affected by changes in legislation, regulations or other legally binding authority. If, as a result of any such adverse action, the income of the Fund from certain commodity-linked derivatives was treated as non-qualifying income, the Fund might fail to qualify as a regulated investment company and be subject to federal income tax at the Fund level. As a regulated investment company, the Fund must derive at least 90% of its gross income for each taxable year from sources treated as qualifying income under the Code.  The Fund has applied to the IRS for a private letter ruling relating to its investment in the Subsidiary and certain commodity-linked notes.  The IRS has issued a number of similar letter rulings to other taxpayers (on which the Fund cannot rely), which indicate that income from a mutual fund’s investment in certain commodity-linked notes and in a wholly owned foreign subsidiary that invests in commodity-linked derivatives, such as the Subsidiary, constitutes qualifying income.  However, the IRS has suspended issuance of any further private letter rulings to investment companies, including the Fund, pending a review of its position .  Should the IRS issue guidance, or Congress enact legislation, that adversely affects the tax treatment of the Fund’s use of commodity-linked notes or the Subsidiary (which guidance might be applied retroactively to the Fund), it could limit the Fund’s ability to pursue its investment strategy and the Fund might not qualify as a regulated investment company for one or more years.  In this event, the Fund’s Board of Trustees may authorize a significant change in investment strategy or Fund liquidation.  The Fund will notify shareholders in advance of any significant change in investment strategy or a liquidation of the Fund.  In lieu of potential disqualification, the Fund is permitted to pay a tax for certain failures to satisfy the income requirement, which, in general, are limited to those due to reasonable cause and not willful neglect.  The Fund also may incur transaction and other costs to comply with any new or additional guidance from the IRS. For more information, please see Item 24 in Part B.

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Credit Risk

The Fund could lose money on a debt security if an issuer or borrower is unable or fails to meet its obligations, including failing to make interest payments and/or to repay principal when due.  Changes in an issuer’s financial strength, the market’s perception of the issuer’s financial strength or in a security’s credit rating, which reflects a third party’s assessment of the credit risk presented by a particular issuer, may affect a debt security’s value.  The Fund may incur substantial losses on debt securities that are inaccurately perceived to present a different amount of credit risk by the market, the investment manager or the rating agencies than such securities actually do.  While securities issued by the United States Treasury are backed by the full faith and credit of the U.S. government, not all of the securities of the various U.S. government agencies are backed by the full faith and credit of the U.S. government.

Interest Rate Risk

Interest rate changes can be sudden and unpredictable.  Debt securities generally tend to lose market value when interest rates rise and increase in value when interest rates fall.  Securities with longer maturities or lower coupons or that make little (or no) interest payments before maturity tend to be more sensitive to these interest rate changes.  The longer the Fund’s average weighted portfolio maturity, the greater the impact a change in interest rates will have on its share price.

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Currency Risk

Currency risk is the risk that changes in currency exchange rates will negatively affect investments denominated in such foreign currencies and any income received or expenses paid by the Fund in that foreign currency.  This may affect the Fund’s share price, income and distribution to shareholders.

Devaluation of a currency by a country’s government or banking authority also will have a significant impact on the value of any investments denominated in that currency.  The Fund may also be positively or negatively affected by governmental strategies intended to make the U.S. dollar, or other currencies in which the Fund invests, stronger or weaker.  In addition, currency management strategies, to the extent that they reduce the Fund’s exposure to currency risks, may also reduce the Fund’s ability to benefit from favorable changes in currency exchange rates.  Currency markets generally are not as regulated as securities markets.

Foreign Exposure Risk

Investments that provide exposure to foreign countries, whether directly or indirectly, through a futures contract (e.g., foreign currency futures, foreign equity index futures) or other instrument (e.g., commodity linked notes issued by foreign banks or indexed to indices with foreign exposure), are subject to a number of risks.  Foreign investments typically involve more risks than U.S. investments.  Certain of these risks also may apply to investments in U.S. companies with significant foreign operations.  These risks can increase the potential for investment loss and may include, among others, currency risks (such as fluctuations in currency exchange rates and currency devaluations); country risks (such as political, diplomatic, or regional conflicts, terrorism or war, social and economic instability, and policies limiting or restricting foreign investment or the movement of assets);  and risks associated with the state of a country’s financial markets and legal institutions.  Other foreign investment risks may include unfavorable trading, settlement or custodial practices, less government supervision, less publicly available information, less stringent investor protection standards, limited legal redress for violations of law, limited trading markets and greater illiquidity and greater price volatility.

The risks of foreign investing typically are greater in less developed or emerging market countries.

Index Risk

The Fund will have exposure to broad-based commodity indexes (e.g., S&P GSCI).  The sponsors of these indexes are under no obligation to continue the calculation and dissemination of the indexes.  The sponsors of the indexes may at any time or from time to time modify the calculation or construction of the indexes.  In addition, the sponsors of the indexes may discontinue or suspend the calculation or publication of the indexes.  None of the index sponsors has any obligation or responsibility to the Fund or its shareholders in connection with any such modification, discontinuance or suspension, including any obligation or responsibility to notify the Fund of any such modification, discontinuance or suspension.

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Management Risk

The Fund is actively managed and could experience losses if the investment manager’s judgment about markets, interest rates or the attractiveness, relative values, liquidity, or potential appreciation of particular investments made for the Fund’s portfolio prove to be incorrect.  There can be no guarantee that these techniques or the investment manager’s investment decisions will produce the desired results.  Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to the investment manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment goal.

Commodity Exchange Act Exclusion

The Fund has claimed an exclusion from the definition of “commodity pool operator” under the Commodity Exchange Act (CEA), and, therefore, is not currently subject to registration or regulation as a commodity pool operator under the CEA.  However, the Commodity Futures Trading Commission (CTFC) has recently adopted amendments to this exclusion.  Such amendments will not become effective until additional proposed rule amendments under the CEA are adopted, the timing of which is not yet known.  When effective, such amendments may require the Fund to comply with regulatory obligations and restrictions under the CEA, which may affect the Fund’s expenses or its use of derivative instruments.

More detailed information about the Fund, its policies and risks can be found in Part B--the Fund’s Statement of Additional Information (SAI).

A description of the Fund’s policies and procedures regarding the release of portfolio holdings information is also available in the Fund’s SAI.  Released portfolio holdings information can be viewed at franklintempleton.com.

Item 10.  Management, Organization, and Capital Structure

(a)        Management

(1)        Investment Adviser

Franklin Advisers, Inc. (Advisers), One Franklin Parkway, San Mateo, CA 94403-1906, is the Fund’s investment manager.  Together, the investment manager and its affiliates manage, as of December 31, 2011, over $ 670 billion in assets, and have been in the investment management business since 1947.  Advisers is a direct subsidiary of Franklin Resources, Inc. (Resources).  Under a separate agreement with Advisers, Pelagos Capital Management, LLC (Pelagos), One International Place, Boston, MA 02110, serves as the Fund’s sub-advisor and provides Advisers with investment management advice and assistance.  Pelagos manages approximately $ 548.2 million (as of December 31, 2011) in assets and has been in the investment management business since 2005.  Franklin Templeton Institutional LLC, an indirect subsidiary of Resources, has an ownership position in Pelagos.

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The Fund pays Advisers a fee for managing the Fund’s assets.  The fee is equal to an annual rate of 0.65% of the average daily net assets of the Fund.  Advisers compensates Pelagos for providing investment advice and analysis and for managing that portion of the Fund’s assets allocated to it from time to time by Advisers.  Advisers and Pelagos have contractually agreed to waive an amount of investment management fee it receives from the Fund in an amount equal to the investment management fee it receives from the Subsidiary.  This waiver may not be terminated by Advisers or Pelagos and will remain in effect for as long as the investment management agreement between the Fund and Advisers and the subadvisory agreement between Advisers and Pelagos are in place.  For purposes of the Fund’s investment strategies, techniques and risks, the term “investment manager” includes any sub-advisor.

A discussion regarding the basis for the board of trustees approving the investment advisory contract of the Fund will become available in the Fund’s annual or semi-annual report to shareholders.

(2)        Portfolio Manager

The Fund is managed by a team of dedicated professionals.  The portfolio managers of the team, including those of the sub-advisor, are as follows:

STEPHEN P. BURKE, Chief Executive Officer of Pelagos

Mr. Burke has been a portfolio manager of the Fund since the Fund’s inception.  Mr. Burke is a co-founder and the Chief Executive Officer of Pelagos.  Prior to founding Pelagos, Mr. Burke worked at State Street Global Advisors (SSgA) for ten years during which time he was the Senior Global Strategist, Head of Global Strategic Asset Allocation, and Head of Taxable Fixed Income.  Mr.  Burke has over twenty-five years of capital market knowledge highlighted by extensive experience managing asset allocation and fixed income portfolios for institutions and individual investors.  Mr. Burke earned a B.S. from the Carroll School of Management at Boston College.

JOHN C. PICKART, CFA, Chief Investment Officer of Pelagos

Mr. Pickart has been a portfolio manager of the Fund since the Fund’s inception.  Mr. Pickart is a co-founder and the Chief Investment Officer of Pelagos.  Prior to founding Pelagos, Mr. Pickart worked at SSgA for five years where he managed the U.S. Small Cap and Special Equities Strategies in the firm’s Global Fundamental Strategies Group.  Mr. Pickart has over twenty-four years of capital market experience highlighted by management of a Morningstar 4-Star fund as well as small and mid-cap equity portfolios.  Mr. Pickart has extensive analytic experience in the energy, materials, and financial sectors.  Mr. Pickart has managed growth and value equity strategies.  Mr.  Pickart earned an M.B.A.  from the University of Chicago Booth School of Business and a B.S. from the University of Tampa.  Mr. Pickart has earned the CFA designation.

WAYNE D. RYAN, CAIA,  Head of Global Trading of Pelagos

Mr. Ryan has been a portfolio manager of the Fund since the Fund’s inception.  Mr. Ryan is the Head of Global Trading for Pelagos.  Mr. Ryan began his career at Pelagos as an intern in 2006 and became a Portfolio Associate and Structured Product Analyst in 2008.  Mr. Ryan attended the Carroll School of Management at Boston College from 2004 to 2006, where he earned an M.B.A.  Prior to attending graduate school, Mr. Ryan worked as a proprietary equity trader.  Mr. Ryan earned an A.B. from Harvard College and has earned the Chartered Alternative Investment Analyst designation.

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THOMAS A. NELSON, CFA, Portfolio Manager of Advisers

Mr. Nelson has been a portfolio manager of the Fund since the Fund’s inception.  Prior to joining Franklin Templeton Investments in 2007, he worked for Bloomberg LP where he was most recently manager of the market specialist sales team overseeing 80 people.

Messrs. Burke, Pickart and Ryan of Pelagos have primary responsibility for the investments of the Fund.  Each Pelagos’ portfolio manager has equal authority over all aspects of the Fund’s investment portfolio, including but not limited to purchase and sales of individual securities and commodities instruments, portfolio risk assessment and management of daily cash balances in accordance with anticipated management requirements.  The degree to which each manager may perform these functions, and nature of these functions, may change from time to time.  Mr. Nelson of Advisers coordinates oversight of Pelagos which includes investment portfolio analysis and related risk management and compliance assistance.  Mr. Nelson also reports to and liaisons with the Fund’s Board.

CFA® and Chartered Financial Analyst® are trademarks owned by CFA Institute.

Part B provides additional information about the portfolio managers’ compensation, other accounts that they manage and their ownership of Fund shares.

Manager of Managers Structure

The Fund’s Board has approved a “manager of managers” structure that would permit Advisers, as the Fund’s investment manager, to appoint and replace sub-advisors from within Franklin Templeton Investments and enter into, amend and terminate sub-advisory agreements with other Franklin Templeton investment managers with respect to the Fund, subject to Board approval but without shareholder approval (the “Manager of Managers Structure”).

The ability to implement the Manager of Managers Structure with respect to the Fund is contingent upon the receipt of an exemptive order from the SEC.  The use of the Manager of Managers Structure with respect to the Fund may be subject to certain conditions set forth in the SEC exemptive order.  There can be no assurance that the SEC will grant the Fund’s application for an exemptive order.  Unless and until any such exemptive order is obtained, any appointment or replacement of sub-advisors would require shareholder approval.

The Manager of Managers Structure would enable the Fund to operate with greater efficiency and without incurring the expense and delays associated with obtaining shareholder approval of such sub-advisory agreements.  The Manager of Managers Structure would not permit investment management fees paid by the Fund to be increased without shareholder approval or change Advisers’ responsibilities to the Fund including Advisers’ responsibility for all advisory services furnished by a sub-advisor.

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(b)        Capital Stock

The Fund’s shares have not been registered under the 1933 Act.  See Item 6.  There are no other unique or unusual restrictions on the right freely to retain or dispose of the Fund’s shares or material obligations or potential liabilities associated with holding the Fund’s shares (not including investment risks) that may expose investors to significant risks.

Item 11.  Shareholder Information

(a)        Pricing of Fund Shares

The value of a mutual fund is determined by deducting the fund’s liabilities from the total assets of the portfolio.  The offering price of the Fund’s shares is based on the Fund’s net asset value (NAV).  The Fund calculates the NAV per share each business day normally as of the close of regular trading on the New York Stock Exchange (NYSE)  (normally 1:00 p.m.  Pacific time) or earlier when the NYSE closes early because trading has been halted for the day.  The Fund does not calculate the NAV on days the NYSE is closed for trading, which include New Year’s Day, Martin Luther King Jr.  Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.  Requests to buy and sell shares are processed at the NAV next calculated after the Fund receives a request in proper form.  The Fund’s NAV per share is calculated by dividing its net assets by the number of its shares outstanding.

When determining its NAV, the Fund values cash and receivables at their realizable amounts, and records interest as accrued and dividends on the ex-dividend date.  The Fund generally utilizes two independent pricing services to assist in determining a current market value for each security.  If market quotations are readily available for portfolio securities listed on a securities exchange, the Fund values those securities at the last quoted sale price or the official closing price of the day, respectively, or, if there is no reported sale, within the range of the most recent quoted bid and ask prices.  The Fund values over-the-counter portfolio securities within the range of the most recent bid and ask prices.  If portfolio securities trade both in the over-the-counter market and on a stock exchange, the Fund values them according to the broadest and most representative market.

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Generally, trading in corporate bonds, U.S. government securities and money market instruments is substantially completed each day at various times before the close of the NYSE.  The value of these securities used in computing the NAV is determined as of such times.  Occasionally, events affecting the values of these securities may occur between the times at which they are determined and the close of the NYSE that will not be reflected in the computation of the NAV.  The Fund relies on third party pricing vendors to monitor for events materially affecting the value of these securities during this period.  If an event occurs, the third party pricing vendors will provide revised values to the Fund.

Fair Valuation - Individual Securities

Since the Fund may invest in securities that are restricted, unlisted, traded infrequently, thinly traded, or relatively illiquid, there is the possibility of a differential between the last available market prices for one or more of those securities and the latest indications of market values for those securities.  The Fund has procedures, approved by the board of trustees, to determine the fair value of individual securities and other assets for which market prices are not readily available  (such as certain restricted or unlisted securities and private placements) or which may not be reliably priced (such as in the case of trade suspensions or halts, price movement limits set by certain foreign markets, and thinly traded or illiquid securities).  Some methods for valuing these securities may include:  fundamental analysis  (earnings multiple, etc.), matrix pricing, discounts from market prices of similar securities, or discounts applied due to the nature and duration of restrictions on the disposition of the securities.  The board of trustees oversees the application of fair value pricing procedures.

The application of fair value pricing procedures represents a good faith determination based upon specifically applied procedures.  There can be no assurance that the Fund could obtain the fair value assigned to a security if it were able to sell the security at approximately the time at which the Fund determines its NAV per share.

Security Valuation - Debt Securities

Debt securities generally trade in the over-the-counter market rather than on a securities exchange.  The Fund may value these portfolio securities by utilizing quotations from bond dealers, information with respect to bond and note transactions and may rely on independent pricing services to assist in determining a current market value for each security.  The Fund’s pricing services may utilize independent quotations from bond dealers and bond market activity to determine current value.

(b)        Purchase of Fund Shares

The Fund engages in a continuous offering of its shares at a price equal to the NAV next determined after a purchase order is received in proper form.  No sales charge is imposed on the Fund’s shares.  Consequently, sales commissions do not reduce the proceeds of the offering available to the Fund for investment.  The Fund may suspend the continuous offering of its shares at any time without prior notice.  Similarly, the Fund may resume the offering at any time.  If there is a suspension of the offering of the Fund’s shares, shareholders that reinvest their distributions in additional shares will be permitted to continue to make those reinvestments.

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The Fund’s shares have not been registered under the 1933 Act, which means they may not be sold publicly.  The Fund’s shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

The Fund issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the 1933 Act.  This offering circular is not offering to sell or soliciting any offer to buy, any security to the public within the meaning of the 1933 Act.  Investments in the Fund may not be transferred, except upon exemption from the registration requirements of the 1933 Act, but an investor may withdraw all or any portion of their investment at any time at NAV.  In the interest of economy and convenience, certificates for Fund shares will not be issued.  The Fund does not issue share certificates.

Shares of the Fund are sold only to “accredited investors,” as defined in Regulation D under the 1933 Act.  Accredited investors include common or commingled trust funds, investment companies and other institutional investors.

Funds should be wired to the Fund’s bank account at The Bank of New York Mellon, for credit to the Fund’s account.  All investments in the Fund are credited to the shareholder’s account in the form of full and fractional shares of the Fund (rounded to the nearest 1/1000 of a share).

Shares of the Fund generally may be purchased on any day the Fund is open for business.  Wire purchase orders in federal funds are not accepted on days when the Federal Reserve Bank system and the Fund’s custodian are closed.

(c)        Redemption of Fund Shares

As stated above, the Fund’s shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day the Fund is open for business and are effected at the NAV per share next calculated after the Fund receives a redemption request in proper form.

Redemption payments will be made within seven days after receipt of the redemption request in proper form.  Proceeds for redemption orders can not be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed.  In unusual circumstances, the Fund may temporarily suspend redemptions or postpone the payment of proceeds as allowed by federal securities law.

The amount received upon redemption may be more or less than the amount paid for the shares, depending on the fluctuations in the market value of the assets owned by the Fund.  The U.S. federal income tax consequences to a shareholder on receipt of a distribution in partial or complete redemption of the shareholder’s shares of the Fund are described below in Item 11(f), Tax Consequences.

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Additional Policies.  Please note that the Fund maintains additional policies and reserves certain rights, including:

•                    In unusual circumstances, the Fund may temporarily suspend redemptions, or postpone the payment of proceeds, as allowed by federal securities laws.

•                    For redemptions over a certain amount, the Fund reserves the right to make payments in securities or other assets of the Fund, in the case of an emergency or if the payment by check or wire would be harmful to existing shareholders.

(d)        Dividends and Distributions

The Fund intends to pay income dividends at least annually from its net investment income.  Capital gains, if any, may be distributed at least annually.  The Fund does not pay “interest.”  The amount of any distribution from the Fund will vary and there is no guarantee that the Fund will pay either income dividends or capital gain distributions.  The character of any such income dividends or capital gains in the hands of shareholders for U.S. federal income tax purposes is described below in Item 11(f), Tax Consequences.

(e)        Frequent Purchases and Redemptions of Fund Shares

The board of trustees has not adopted policies and procedures with respect to frequent purchases and redemptions of Fund shares by Fund shareholders because Fund shares are purchased only by other investment companies in private placements.  Those investment companies generally have adopted policies and procedures with respect to frequent purchases and redemptions of their shares.

(f)        Tax Consequences

Income and Capital Gain Distributions

The Fund intends to qualify as a regulated investment company under the Code.  As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to you.

Annual statements.  After the close of each calendar year, you will receive a statement from the Fund that shows the federal income tax treatment of the distributions you received during the prior calendar year.  If the Fund finds it necessary to reclassify income after it issues your tax statement, the Fund will send you a revised statement.  Distributions declared in December to shareholders of record in such month and paid in January are taxable as if they were paid in December.  Additional tax information about the Fund’s distributions is available at franklintempleton.com.

Avoid “buying a dividend.”  At the time you purchase your Fund shares, the Fund’s net asset value may reflect undistributed income, undistributed capital gains, or net unrealized appreciation in the value of the portfolio securities held by the Fund.  For taxable investors, a subsequent distribution to you of such amounts, although constituting a return of your investment, would be taxable.  Buying shares in the Fund just before it declares an income dividend or capital gain distribution is sometimes known as “buying a dividend.”

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Tax Considerations

If you are a taxable investor, Fund distributions are generally taxable to you as ordinary income, capital gains or some combination of both.  This is the case whether you reinvest your distributions in additional Fund shares or receive them in cash.

Dividend income.  Income dividends are generally subject to tax at ordinary rates.  The Fund anticipates that none or only a small portion of the Fund’s income dividends reported to shareholders will be qualified dividend income subject to tax by individuals at reduced long-term capital gains tax rates provided certain holding period requirements are met.  These reduced rates of taxation are presently scheduled to sunset and, unless extended, will no longer apply to qualified dividends paid with respect to taxable years of the Fund beginning after December 31, 2012.  A return-of-capital distribution is generally not taxable but will reduce the cost basis of your shares, and will result in a higher capital gain or a lower capital loss when you later sell your shares.

Capital gains.  Fund distributions of short-term capital gains are also subject to tax at ordinary rates.  Fund distributions of long-term capital gains are taxable at the reduced long-term capital gains rates no matter how long you have owned your Fund shares.  For individuals in the 10% and 15% tax brackets, the long-term capital gains tax rate is 0%.  For individuals in higher tax brackets, the long-term capital gains rate is 15%.  These reduced rates are presently scheduled to sunset on December 31, 2012.

Sales of Fund shares.  When you sell your shares in the Fund, or exchange them for shares of a different Franklin Templeton fund, you will generally realize a taxable capital gain or loss.  If you have owned your Fund shares for more than one year, any net long-term capital gains will qualify for the reduced rates of taxation on long-term capital gains.

Backup withholding.  If you do not provide the Fund your taxpayer identification number and certain required certifications you may be subject to federal backup withholding at 28% on any taxable Fund distributions and proceeds from the sale of your Fund shares.  State backup withholding may also apply.

State, local and foreign taxes.  Distributions of ordinary income and capital gains, and gains from the sale of your Fund shares, are generally subject to state and local taxes.

Investment in commodities.  The Fund must meet certain requirements under the Code for favorable tax treatment as a regulated investment company, including asset diversification and income requirements.  One of the requirements for favorable tax treatment as a regulated investment company is that the Fund derive at least 90% of its gross income from certain qualifying sources of income.  The Fund intends to treat the income it derives from the Subsidiary and certain commodity-linked notes as qualifying income . The Fund has applied to the IRS for a private letter ruling (PLR) relating to its investment in the Subsidiary and  certain commodity-linked notes .  However, the IRS has suspended issuance of any further PLRs to investment companies, including the Fund, pending a review of its position. If, contrary to a number of PLRs issued by the IRS to other taxpayers, the IRS were to determine such income is non-qualifying , the Fund might fail to satisfy the income requirement, in which case the Fund might not qualify as a regulated investment company.  In this event, the Fund’s board may authorize a significant change in investment strategy or a liquidation of the Fund.  The Fund will notify shareholders in advance of any significant change in investment strategy or a liquidation of the Fund.  In lieu of disqualification, the Fund is permitted to pay a tax for certain failures to satisfy the asset diversification or income requirements, which, in general, are limited to those due to reasonable cause and not willful neglect. The Fund also intends to limit its investment in the Subsidiary to no more than 25% of the value of its total assets in order to satisfy the asset diversification requirement .

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Other tax information.  This discussion of “Tax Consequences” is for general information only and is not tax advice.  You should consult your own tax advisor regarding your particular circumstances, and about any federal, state, local and foreign tax consequences before making an investment in the Fund.  Additional information about the tax consequences of investing in the Fund may be found in the Part B-Statement of Additional Information.

Item 12.  Distribution Arrangements

(a)        Sales Loads

Not applicable.

(b)        Rule 12b-l Fees

Not applicable.

(c)        Multiple Class and Master Feeder Funds

Not applicable.

The response to Item 13 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

Franklin Templeton Investments

Franklin alternative strategies funds

Franklin Pelagos mANAGED fUTURES strategy FUND

offering circular

February 23, 2012

FORM N-1A, Part A:

The responses to Items 1 through 4 have been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 5.  Management

Investment Sub-Advisor:  Pelagos Capital Management, LLC (Pelagos)

Stephen P. Burke

Chief Executive Officer of Pelagos and a portfolio manager of the Fund since inception ( December 2011)

John C. Pickart, CFA

Chief Investment Officer of Pelagos and a portfolio manager of the Fund since inception ( December 2011)

Wayne D. Ryan, CAIA

Head of Global Trading of Pelagos and a portfolio manager of the Fund since inception ( December 2011)

Investment Manager:  Franklin Advisers, Inc. (Advisers)

Thomas A. Nelson, CFA

Portfolio Manager of Advisers and a portfolio manager of the Fund since inception ( December 2011)

Item 6.  Purchase and Sale of Fund Shares

The Franklin Pelagos Managed Futures Strategy Fund (the “Fund”) issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”).  Shares of the Fund are sold only to “accredited investors,” as defined in Regulation D under the 1933 Act.  Accredited investors include common or commingled trust funds, investment companies and other institutional investors.  Purchases and redemptions are processed on any day the Fund is open for business.  There are no investment minimums for the purchase of Fund shares.

Item 7.  Tax Information

The Fund’s distributions are generally taxable to investors as ordinary income, capital gains, or some combination of both, unless an investor is investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account.

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For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 11(f) in this Part A and Item 24 in Part B.

Item 8.  Financial Intermediary Compensation

Not applicable

Item 9.  Investment Objectives, Principal Investment Strategies, and Related Risks

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government.  Mutual fund shares involve investment risks, including the possible loss of principal.

Investment Objective

The Fund’s investment goal is to seek to provide long-term total return.

Principal investment strategies

The Fund seeks to achieve its investment goal by utilizing an actively managed fundamental and quantitative investment process to provide exposure to futures contracts and futures-related instruments by (i) employing a managed futures strategy and (ii) investing in securities of the U.S. government, its agencies and instrumentalities and other fixed income securities.

Managed Futures Strategy Generally.  The Fund’s managed futures strategy involves going long or short in futures contracts and futures-related instruments.  In selecting the futures instruments for the Fund, the investment manager utilizes a proprietary fundamental and quantitative investment process that seeks to identify trends in commodity, currency, fixed income and equity index futures.  Once a trend or reversal is determined, the Fund will take either a long or short position in the given futures instrument.  If the Fund buys a futures contract, it agrees to purchase the underlying asset on the settlement date and is said to be "long" the contract.  If the Fund sells a futures contract, it agrees to sell the underlying asset on the settlement date and is said to be “short” the contract.  A long position will benefit from an increase in price of the underlying futures instrument, while a short position will benefit from a decrease in price of the underlying instrument.  The size of the Fund’s position in a particular asset class, or investment sector of an asset class (e.g., crude oil, European currency, government bond futures, U.S. large-cap indices), will depend on the investment manager’s confidence in the trend as well as its evaluation of the overall risk to the Fund.  Although allocations may shift over time in response to market conditions and trends, the Fund generally intends to maintain exposure to each of the following four major asset classes within the Fund’s managed futures strategy: commodities, currencies, fixed income and equity index futures.  The Fund will generally invest in many types of futures instruments including but not limited to, equity and equity index futures, currency forwards, currency futures, commodity futures, commodity-linked total return swaps, commodity-linked notes, interest rate futures, futures on related market or index attributes (e.g., volatility) and options on all such futures, either by investing directly in those futures instruments, or by investing through the subsidiary discussed below.  The principal investment strategies and principal investment techniques of the Fund may be changed without shareholder approval.

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A futures contract is a standard binding agreement between two parties to buy or sell a specified quantity of an underlying instrument or asset, such as a specific commodity, security or index (“reference asset”) at a specified price at a specified later date that trade on an exchange.  A “sale” of a futures contract means the acquisition of a contractual obligation to deliver the underlying reference asset called for by the contract at a specified price on a specified date.  A “purchase” of a futures contract means the acquisition of a contractual obligation to acquire the underlying reference asset called for by the contract at a specified price on a specified date.  The purchase or sale of a futures contract will allow the Fund to increase or decrease its exposure to the underlying reference asset.  The buyer of a futures contract is typically contractually obligated to take ownership of the underlying reference asset upon expiration of the contract.  However, in practice, the Fund will never take or make delivery of the underlying reference asset to satisfy a futures contract.  The Fund, like many participants in the futures markets, will use the liquidity of the central marketplace to close out its futures contracts before expiration.

Options on futures contracts trade on the same contract markets as the underlying futures contract.  When the Fund buys an option, it pays a premium for the right, but does not have the obligation to, purchase (call) or sell (put) a futures contract at a set price (called the exercise price).  The seller (writer) of an option becomes contractually obligated to take the opposite futures position if the buyer of the option exercises its rights to the futures position specified in the option.  In return for the premium paid by the buyer, the seller assumes the risk of taking a possibly adverse futures position.  One goal of selling (writing) options on futures is to receive the premium paid by the option buyer.

A forward contract is an obligation to purchase or sell a specific foreign currency at an agreed exchange rate (price) at a future date, which is individually negotiated and privately traded by currency traders and their customers in the interbank market.  A cross currency forward is a forward contract to sell a specific foreign currency in exchange for another foreign currency and may be used when the Fund believes that the price of one of those foreign currencies will experience a substantial movement against the other foreign currency.  A cross currency forward will tend to reduce or eliminate exposure to the currency that is sold, and increase exposure to the currency that is purchased, similar to when the Fund sells a security denominated in one currency and purchases a security denominated in another currency.  A cross currency forward will protect the Fund against losses resulting from a decline in the hedged currency, but will cause the Fund to assume the risk of fluctuations in the value of the currency it purchases.

Swap agreements, such as interest rate swaps, are contracts between the Fund and, typically, a brokerage firm, bank, or other financial institution (the swap counterparty) for periods ranging from a few days to multiple years.  In a basic swap transaction, the Fund agrees with its counterparty to exchange the returns (or differentials in rates of return) earned or realized on a particular “notional amount” of underlying instruments.  The notional amount is the set amount selected by the parties as the basis on which to calculate the obligations that they have agreed to exchange.  The parties typically do not actually exchange the notional amount.  Instead, they agree to exchange the returns that would be earned or realized if the notional amount were invested in given instruments or at given interest rates.  An interest rate swap is an agreement between two parties to exchange interest rate obligations, generally one based on an interest rate fixed to maturity while the other is based on an interest rate that changes in accordance with changes in a designated benchmark (for example, LIBOR, prime, commercial paper, or other benchmarks).

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In order to help manage the overall volatility of the Fund and satisfy any asset coverage requirements of the Investment Company Act of 1940, as amended, and any other margin or collateral requirements, the Fund may also invest in securities of the U.S. government, its agencies and instrumentalities and other fixed income securities.  Direct obligations of the U.S. government, such as U.S. Treasury STRIPS, bills, bonds and notes are backed by the full faith and credit of the U.S. government.  Government agency or government instrumentality issues have different levels of credit support and may not be guaranteed by the U.S. government.

The Fund intends to hold its commodity-linked derivatives instruments either directly or indirectly through a Cayman Islands based company that is wholly owned by the Fund (the “Subsidiary”).  The purpose of investing in commodity-linked derivative instruments through the Subsidiary is to cause all income or gains from such commodity-related investments to qualify as “good income” for the Fund under the Internal Revenue Code of 1986, as amended (the “Code”).  The Fund has sought a private letter ruling from the Internal Revenue Service (IRS) to that effect.  However, the IRS recently suspended the issuance of further private letter rulings to investment companies, including the Fund, seeking commodities exposure.  For a more complete discussion regarding the IRS suspension, see Item 11(f) in this Part A.

Investments in the Wholly-Owned Subsidiary

It is expected that the Subsidiary will invest primarily in commodity-linked derivatives including swaps, commodity-linked notes, futures and options on futures.  The Subsidiary may also invest in U.S. government securities and other fixed income instruments, which are intended to serve as margin or collateral for the Subsidiary’s derivatives positions.  The Subsidiary is managed by the investment manager and has the same investment objective as the Fund.  The Subsidiary intends to conduct its affairs in a manner such that it will not be subject to U.S. federal income tax.  The Fund may invest up to 25% of its total assets in the Subsidiary.  The Subsidiary is subject to the same investment restrictions as the Fund; however, the Subsidiary (unlike the Fund) may invest without limitation in commodity-linked derivative instruments that may otherwise be limited if purchased by the Fund due to federal tax requirements relating to qualifying income.  The Fund and the Subsidiary may test for compliance with certain investment restrictions on a consolidated basis.

Temporary Investments.  When the investment manager believes market or economic conditions are unfavorable for investors, the investment manager may invest up to 100% of the Fund’s assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments.  Temporary defensive investments generally may include short-term U.S. government securities, high grade commercial paper, bank obligations, repurchase agreements, money market fund shares (including shares of affiliated money market funds),  and other money market instruments.  The investment manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity.  In these circumstances, the Fund may be unable to achieve its investment goal.

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Risks Related to Principal Investment Strategies

Derivative Instruments Risk

The performance of derivative instruments depends largely on the performance of an underlying instrument or index and such derivative instruments often have risks similar to their underlying instrument in addition to other risks.  Derivative instruments involve costs, may be volatile, and may involve a small initial investment relative to the risk assumed.  Their successful use will usually depend on the investment manager’s ability to accurately forecast movements in the market relating to the underlying instrument.  Should a market or markets, or prices of particular classes of investments move in an unexpected manner, especially in unusual or extreme market conditions, the Fund may not achieve the anticipated benefits of the transaction, and it may realize losses, which could be significant.  If the investment manager is not successful in using such derivative instruments, the Fund’s performance may be worse than if the investment manager did not use such derivative instruments at all.  To the extent that the Fund uses such instruments for hedging purposes, there is the risk of imperfect correlation between movements in the value of the derivative instrument and the value of the underlying investment or other asset being hedged.  There is also the risk, especially under extreme market conditions, that an instrument, which usually would operate as a hedge, provides no hedging benefits at all.

Use of these instruments could also result in a loss if the counterparty to the transaction (with respect to forward currency contracts, swaps and other over-the-counter (OTC) derivatives) does not perform as promised, including because of such counterparty’s bankruptcy or insolvency.  This risk may be heightened during volatile market conditions.  Other risks include the inability to close out a position because the trading market becomes illiquid (particularly in the OTC markets) or the availability of counterparties becomes limited for a period of time.  In addition, the presence of speculators in a particular market could lead to price distortions.  To the extent that the Fund is unable to close out a position because of market illiquidity, the Fund may not be able to prevent further losses of value in its derivatives holdings and the Fund’s liquidity may be impaired to the extent that it has a substantial portion of its otherwise liquid assets marked as segregated to cover its obligations under such derivative instruments.  The Fund may also be required to take or make delivery of an underlying instrument that the investment manager would otherwise have attempted to avoid.  Some derivatives can be particularly sensitive to changes in interest rates or other market prices.  Investors should bear in mind that, while the Fund intends to use derivative strategies, it is not obligated to actively engage in these transactions, generally or in any particular kind of derivative, if the investment manager elects not to do so due to availability, cost or other factors.

Market Risk

The market values of securities or other investments owned by the Fund will go up or down, sometimes rapidly or unpredictably.  Securities or other investments may decline in value due to factors affecting individual issuers, securities or commodities markets generally or particular industries or sectors within the markets.  The value of a security or other investments may go up or down due to general market conditions which are not specifically related to a particular issuer or underlying investment, such as real or perceived adverse economic conditions, changes in the general outlook for revenues or corporate earnings, changes in interest or currency rates or adverse investor sentiment generally.  They may also go up or down due to factors that affect an individual issuer or a particular industry or sector, such as changes in production costs and competitive conditions within an industry.  During a general downturn in the securities or other markets, multiple asset classes may decline in value.  When markets perform well, there can be no assurance that the Fund’s securities or other investments will participate in or otherwise benefit from the advance.

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Commodities Risk

Investing in physical commodities, either directly or through complex securities such as commodity-linked swaps and notes, presents unique risks.  Investing in physical commodities, including trading in futures contracts thereon, is speculative and can be extremely volatile.  Market prices of commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; domestic and foreign political and economic events and policies; diseases; pestilence; technological developments; and monetary and other governmental policies, action and inaction.  For example, the energy sector can be significantly affected by changes in the prices and supplies of oil and other energy fuels, energy conservation, investment speculation, the success of exploration projects, and tax and other government regulations, policies of the Organization of Petroleum Exporting Countries (OPEC) and relationships among OPEC members and between OPEC and oil-importing nations.  The metals sector can be affected by sharp price volatility over short periods caused by global economic, financial and political factors, resource availability, government regulation, economic cycles, changes in inflation or expectations about inflation in various countries, interest rates, currency fluctuations, metal sales by governments, central banks or international agencies, investment speculation and fluctuations in industrial and commercial supply and demand.  The current or “spot” prices of physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity.  Certain commodities are used primarily in one industry, and fluctuations in levels of activity in (or the availability of alternative resources to) one industry may have a disproportionate effect on global demand for a particular commodity.  Moreover, recent growth in industrial production and gross domestic product has made China and other developing nations oversized users of commodities and has increased the extent to which certain commodities prices are influenced by those markets.

If payment of interest on a commodity-linked note is linked to the value of a particular commodity, commodity index or other economic variable, the Fund might not receive all (or a portion) of the interest due on its investment if there is a loss of value of the underlying investment to which the interest is linked.  Similarly, if the amount of the principal to be repaid upon maturity is linked to the value of a particular commodity, commodity index or other economic variable, the Fund might not receive all (or a portion) of the principal at maturity of the investment if there is a loss of value of the underlying investment to which the principal is linked.  The value of the commodity-linked notes the Fund buys may fluctuate significantly because the values of the underlying investments to which they are linked are themselves extremely volatile.  Swaps and futures contracts that require an initial payment of less than the notional amount relative to the Fund’s exposure may create economic leverage.  Additionally, the particular terms of a commodity-linked note may create economic leverage by requiring payment by the issuer of an amount that is a multiple of the price increase or decrease of the underlying commodity, commodity index, or other economic variable.  Economic leverage will increase the volatility of the value of these commodity-linked notes as they may increase or decrease in value more quickly than the underlying commodity, commodity index or other economic variable.

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Liquidity Risk

Liquidity risk exists when the market for particular investments or types of investments are or become relatively illiquid so that the Fund is unable or it becomes more difficult for the Fund to sell the investment at the price at which the Fund has valued the investment.  Illiquidity may result from political, economic or issuer specific events or overall market disruptions.  Investments with reduced liquidity or that become illiquid involve greater risk than investments with more liquid markets.  Market quotations for such investments may be volatile and/or subject to large spreads between bid and ask prices.  Reduced liquidity may have an adverse impact on market price and the Fund’s ability to sell particular investments when necessary to meet the Fund’s liquidity needs or in response to a specific economic event.

Tax Risk

The tax treatment of commodity-linked derivative instruments may be adversely affected by changes in legislation, regulations or other legally binding authority. If, as a result of any such adverse action, the income of the Fund from certain commodity-linked derivatives was treated as non-qualifying income, the Fund might fail to qualify as a regulated investment company and be subject to federal income tax at the Fund level. As a regulated investment company, the Fund must derive at least 90% of its gross income for each taxable year from sources treated as qualifying income under the Code.  The Fund has applied to the IRS for a private letter ruling relating to its investment in the Subsidiary and certain commodity-linked notes.  The IRS has issued a number of similar letter rulings to other taxpayers (on which the Fund cannot rely), which indicate that income from a mutual fund’s investment in certain commodity-linked notes and in a wholly owned foreign subsidiary that invests in commodity-linked derivatives, such as the Subsidiary, constitutes qualifying income.  However, the IRS has suspended issuance of any further private letter rulings to investment companies, including the Fund, pending a review of its position .  Should the IRS issue guidance, or Congress enact legislation, that adversely affects the tax treatment of the Fund’s use of commodity-linked notes or the Subsidiary (which guidance might be applied retroactively to the Fund), it could limit the Fund’s ability to pursue its investment strategy and the Fund might not qualify as a regulated investment company for one or more years.  In this event, the Fund’s Board of Trustees may authorize a significant change in investment strategy or Fund liquidation.  The Fund will notify shareholders in advance of any significant change in investment strategy or a liquidation of the Fund.  In lieu of potential disqualification, the Fund is permitted to pay a tax for certain failures to satisfy the income requirement, which, in general, are limited to those due to reasonable cause and not willful neglect.  The Fund also may incur transaction and other costs to comply with any new or additional guidance from the IRS.

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In addition, the Fund intends to treat the income it derives from foreign currency futures as qualifying income.  The IRS has been granted authority to issue Treasury Regulations that exclude from qualifying income foreign currency gains which are not directly related to the Fund’s principal business of investing in stock or securities (or options and futures with respect to stock or securities).  As of the date of this offering circular, the Treasury has not exercised its authority to issue such regulations, but the IRS might do so at any time, in which case the Fund might not qualify as a regulated investment company.

For more information, please see Item 24 in Part B.

Credit Risk

The Fund could lose money on a debt security if an issuer or borrower is unable or fails to meet its obligations, including failing to make interest payments and/or to repay principal when due.  Changes in an issuer’s financial strength, the market’s perception of the issuer’s financial strength or in a security’s credit rating, which reflects a third party’s assessment of the credit risk presented by a particular issuer, may affect a debt security’s value.  The Fund may incur substantial losses on debt securities that are inaccurately perceived to present a different amount of credit risk by the market, the investment manager or the rating agencies than such securities actually do.  While securities issued by the United States Treasury are backed by the full faith and credit of the U.S. government, not all of the securities of the various U.S. government agencies are backed by the full faith and credit of the U.S. government.

Interest Rate Risk

Interest rate changes can be sudden and unpredictable.  Debt securities generally tend to lose market value when interest rates rise and increase in value when interest rates fall.  Securities with longer maturities or lower coupons or that make little (or no) interest payments before maturity tend to be more sensitive to these interest rate changes.  The longer the Fund’s average weighted portfolio maturity, the greater the impact a change in interest rates will have on its share price.

Index Risk

The Fund will have exposure to broad-based commodity indexes (e.g., S&P GSCI).  The sponsors of these indexes are under no obligation to continue the calculation and dissemination of the indexes.  The sponsors of the indexes may at any time or from time to time modify the calculation or construction of the indexes.  In addition, the sponsors of the indexes may discontinue or suspend the calculation or publication of the indexes.  None of the index sponsors has any obligation or responsibility to the Fund or its shareholders in connection with any such modification, discontinuance or suspension, including any obligation or responsibility to notify the Fund of any such modification, discontinuance or suspension.

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Currency Risk

Currency risk is the risk that changes in currency exchange rates will negatively affect investments denominated in such foreign currencies and any income received or expenses paid by the Fund in that foreign currency.  This may affect the Fund’s share price, income and distribution to shareholders.

Devaluation of a currency by a country’s government or banking authority also will have a significant impact on the value of any investments denominated in that currency.  The Fund may also be positively or negatively affected by governmental strategies intended to make the U.S. dollar, or other currencies in which the Fund invests, stronger or weaker.  In addition, currency management strategies, to the extent that they reduce the Fund’s exposure to currency risks, may also reduce the Fund’s ability to benefit from favorable changes in currency exchange rates.  Currency markets generally are not as regulated as securities markets.

Foreign Exposure Risk

Investments that provide exposure to foreign countries, whether directly or indirectly, through a futures contract (e.g., foreign currency futures, foreign equity index futures) or other instrument (e.g., commodity linked notes issued by foreign banks or indexed to indices with foreign exposure), are subject to a number of risks.  Foreign investments typically involve more risks than U.S. investments.  Certain of these risks also may apply to investments in U.S. companies with significant foreign operations.  These risks can increase the potential for investment loss and may include, among others, currency risks (such as fluctuations in currency exchange rates and currency devaluations); country risks (such as political, diplomatic, or regional conflicts, terrorism or war, social and economic instability, and policies limiting or restricting foreign investment or the movement of assets); and risks associated with the state of a country’s financial markets and legal institutions.  Other foreign investment risks may include unfavorable trading, settlement or custodial practices, less government supervision, less publicly available information, less stringent investor protection standards, limited legal redress for violations of law, limited trading markets and greater illiquidity and greater price volatility.

The risks of foreign investing typically are greater in less developed or emerging market countries.

Management Risk

The Fund is actively managed and could experience losses if the investment manager’s judgment about markets, interest rates or the attractiveness, relative values, liquidity, or potential appreciation of particular investments made for the Fund’s portfolio prove to be incorrect.  There can be no guarantee that these techniques or the investment manager’s investment decisions will produce the desired results.  Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to the investment manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment goal.

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Commodity Exchange Act Exclusion

The Fund has claimed an exclusion from the definition of “commodity pool operator” under the Commodity Exchange Act (CEA), and, therefore, is not currently subject to registration or regulation as a commodity pool operator under the CEA.  However, the Commodity Futures Trading Commission (CTFC) has recently adopted amendments to this exclusion.  Such amendments will not become effective until additional proposed rule amendments under the CEA are adopted, the timing of which is not yet known.  When effective, such amendments may require the Fund to comply with regulatory obligations and restrictions under the CEA, which may affect the Fund’s expenses or its use of derivative instruments.

More detailed information about the Fund, its policies and risks can be found in Part B--the Fund’s Statement of Additional Information (SAI).

A description of the Fund’s policies and procedures regarding the release of portfolio holdings information is also available in the Fund’s SAI.  Released portfolio holdings information can be viewed at franklintempleton.com.

Item 10.  Management, Organization, and Capital Structure

(a)        Management

(1)        Investment Adviser

Franklin Advisers, Inc. (Advisers), One Franklin Parkway, San Mateo, CA 94403-1906, is the Fund’s investment manager.  Together, the investment manager and its affiliates manage, as of December 31, 2011, over $ 670 billion in assets, and have been in the investment management business since 1947.  Advisers is a direct subsidiary of Franklin Resources, Inc. (Resources).  Under a separate agreement with Advisers, Pelagos Capital Management, LLC (Pelagos), One International Place, Boston, MA 02110, serves as the Fund’s sub-advisor and provides Advisers with investment management advice and assistance.  Pelagos manages approximately $ 548.2 million (as of December 31, 2011) in assets and has been in the investment management business since 2005.  Franklin Templeton Institutional LLC, an indirect subsidiary of Resources, has an ownership position in Pelagos.

The Fund pays Advisers a fee for managing the Fund’s assets.  The fee is equal to an annual rate of 0.65% of the average daily net assets of the Fund.  Advisers compensates Pelagos for providing investment advice and analysis and for managing that portion of the Fund’s assets allocated to it from time to time by Advisers.  Advisers and Pelagos have contractually agreed to waive an amount of investment management fee it receives from the Fund in an amount equal to the investment management fee it receives from the Subsidiary.  This waiver may not be terminated by Advisers or Pelagos and will remain in effect for as long as the investment management agreement between the Fund and Advisers and the subadvisory agreement between Advisers and Pelagos are in place.  For purposes of the Fund’s investment strategies, techniques and risks, the term “investment manager” includes any sub-advisor.

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A discussion regarding the basis for the board of trustees approving the investment advisory contract of the Fund will become available in the Fund’s annual or semi-annual report to shareholders.

(2)        Portfolio Manager

The Fund is managed by a team of dedicated professionals.  The portfolio managers of the team, including those of the sub-advisor, are as follows:

STEPHEN P. BURKE,  Chief Executive Officer of Pelagos

Mr. Burke has been a portfolio manager of the Fund since the Fund’s inception.  Mr. Burke is a co-founder and the Chief Executive Officer of Pelagos.  Prior to founding Pelagos, Mr. Burke worked at State Street Global Advisors (SSgA) for ten years during which time he was the Senior Global Strategist, Head of Global Strategic Asset Allocation, and Head of Taxable Fixed Income.  Mr. Burke has over twenty-five years of capital market knowledge highlighted by extensive experience managing asset allocation and fixed income portfolios for institutions and individual investors.  Mr. Burke earned a B.S. from the Carroll School of Management at Boston College.

JOHN C. PICKART, CFA,  Chief Investment Officer of Pelagos

Mr. Pickart has been a portfolio manager of the Fund since the Fund’s inception.  Mr. Pickart is a co-founder and the Chief Investment Officer of Pelagos.  Prior to founding Pelagos, Mr. Pickart worked at SSgA for five years where he managed the U.S. Small Cap and Special Equities Strategies in the firm’s Global Fundamental Strategies Group.  Mr. Pickart has over twenty-four years of capital market experience highlighted by management of a Morningstar 4-Star fund as well as small and mid-cap equity portfolios.  Mr. Pickart has extensive analytic experience in the energy, materials, and financial sectors.  Mr. Pickart has managed growth and value equity strategies.  Mr. Pickart earned an M.B.A. from the University of Chicago Booth School of Business and a B.S. from the University of Tampa.  Mr. Pickart has earned the CFA designation.

WAYNE D. RYAN, CAIA,  Head of Global Trading of Pelagos

Mr. Ryan has been a portfolio manager of the Fund since the Fund’s inception.  Mr. Ryan is the Head of Global Trading for Pelagos.  Mr. Ryan began his career at Pelagos as an intern in 2006 and became a Portfolio Associate and Structured Product Analyst in 2008.  Mr. Ryan attended the Carroll School of Management at Boston College from 2004 to 2006, where he earned an M.B.A.  Prior to attending graduate school, Mr. Ryan worked as a proprietary equity trader.  Mr. Ryan earned an A.B. from Harvard College and has earned the Chartered Alternative Investment Analyst designation.

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THOMAS A. NELSON, CFA, Portfolio Manager of Advisers

Mr. Nelson has been a portfolio manager of the Fund since the Fund’s inception.  Prior to joining Franklin Templeton Investments in 2007, he worked for Bloomberg LP where he was most recently manager of the market specialist sales team overseeing 80 people.

Messrs. Burke, Pickart and Ryan of Pelagos have primary responsibility for the investments of the Fund.  Each Pelagos’ portfolio manager has equal authority over all aspects of the Fund’s investment portfolio, including but not limited to purchase and sales of individual securities and commodities instruments, portfolio risk assessment and management of daily cash balances in accordance with anticipated management requirements.  The degree to which each manager may perform these functions, and nature of these functions, may change from time to time.  Mr. Nelson of Advisers coordinates oversight of Pelagos which includes investment portfolio analysis and related risk management and compliance assistance.  Mr. Nelson also reports to and liaisons with the Fund’s Board.

CFA® and Chartered Financial Analyst® are trademarks owned by CFA Institute.

Part B provides additional information about the portfolio managers’ compensation, other accounts that they manage and their ownership of Fund shares.

Manager of Managers Structure

The Fund’s Board has approved a “manager of managers” structure that would permit Advisers, as the Fund’s investment manager, to appoint and replace sub-advisors from within Franklin Templeton Investments and enter into, amend and terminate sub-advisory agreements with other Franklin Templeton investment managers with respect to the Fund, subject to Board approval but without shareholder approval (the “Manager of Managers Structure”).

The ability to implement the Manager of Managers Structure with respect to the Fund is contingent upon the receipt of an exemptive order from the SEC.  The use of the Manager of Managers Structure with respect to the Fund may be subject to certain conditions set forth in the SEC exemptive order.  There can be no assurance that the SEC will grant the Fund’s application for an exemptive order.  Unless and until any such exemptive order is obtained, any appointment or replacement of sub-advisors would require shareholder approval.

The Manager of Managers Structure would enable the Fund to operate with greater efficiency and without incurring the expense and delays associated with obtaining shareholder approval of such sub-advisory agreements.  The Manager of Managers Structure would not permit investment management fees paid by the Fund to be increased without shareholder approval or change Advisers’ responsibilities to the Fund including Advisers’ responsibility for all advisory services furnished by a sub-advisor.

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(b)        Capital Stock

The Fund’s shares have not been registered under the 1933 Act.  See Item 6.  There are no other unique or unusual restrictions on the right freely to retain or dispose of the Fund’s shares or material obligations or potential liabilities associated with holding the Fund’s shares (not including investment risks) that may expose investors to significant risks.

Item 11.  Shareholder Information

(a)        Pricing of Fund Shares

The value of a mutual fund is determined by deducting the fund’s liabilities from the total assets of the portfolio.  The offering price of the Fund’s shares is based on the Fund’s net asset value (NAV).  The Fund calculates the NAV per share each business day normally as of the close of regular trading on the New York Stock Exchange (NYSE) (normally 1:00 p.m. Pacific time) or earlier when the NYSE closes early because trading has been halted for the day.  The Fund does not calculate the NAV on days the NYSE is closed for trading, which include New Year’s Day, Martin Luther King Jr.  Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.  Requests to buy and sell shares are processed at the NAV next calculated after the Fund receives a request in proper form.  The Fund’s NAV per share is calculated by dividing its net assets by the number of its shares outstanding.

When determining its NAV, the Fund values cash and receivables at their realizable amounts, and records interest as accrued and dividends on the ex-dividend date.  The Fund generally utilizes two independent pricing services to assist in determining a current market value for each security.  If market quotations are readily available for portfolio securities listed on a securities exchange, the Fund values those securities at the last quoted sale price or the official closing price of the day, respectively, or, if there is no reported sale, within the range of the most recent quoted bid and ask prices.  The Fund values over-the-counter portfolio securities within the range of the most recent bid and ask prices.  If portfolio securities trade both in the over-the-counter market and on a stock exchange, the Fund values them according to the broadest and most representative market.

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Generally, trading in corporate bonds, U.S. government securities and money market instruments is substantially completed each day at various times before the close of the NYSE.  The value of these securities used in computing the NAV is determined as of such times.  Occasionally, events affecting the values of these securities may occur between the times at which they are determined and the close of the NYSE that will not be reflected in the computation of the NAV.  The Fund relies on third party pricing vendors to monitor for events materially affecting the value of these securities during this period.  If an event occurs, the third party pricing vendors will provide revised values to the Fund.

Fair Valuation - Individual Securities

Since the Fund may invest in securities that are restricted, unlisted, traded infrequently, thinly traded, or relatively illiquid, there is the possibility of a differential between the last available market prices for one or more of those securities and the latest indications of market values for those securities.  The Fund has procedures, approved by the board of trustees, to determine the fair value of individual securities and other assets for which market prices are not readily available (such as certain restricted or unlisted securities and private placements) or which may not be reliably priced (such as in the case of trade suspensions or halts, price movement limits set by certain foreign markets, and thinly traded or illiquid securities).  Some methods for valuing these securities may include:  fundamental analysis (earnings multiple, etc.), matrix pricing, discounts from market prices of similar securities, or discounts applied due to the nature and duration of restrictions on the disposition of the securities.  The board of trustees oversees the application of fair value pricing procedures.

The application of fair value pricing procedures represents a good faith determination based upon specifically applied procedures.  There can be no assurance that the Fund could obtain the fair value assigned to a security if it were able to sell the security at approximately the time at which the Fund determines its NAV per share.

Security Valuation - Debt Securities

Debt securities generally trade in the over-the-counter market rather than on a securities exchange.  The Fund may value these portfolio securities by utilizing quotations from bond dealers, information with respect to bond and note transactions and may rely on independent pricing services to assist in determining a current market value for each security.  The Fund’s pricing services may utilize independent quotations from bond dealers and bond market activity to determine current value.

(b)        Purchase of Fund Shares

The Fund engages in a continuous offering of its shares at a price equal to the NAV next determined after a purchase order is received in proper form.  No sales charge is imposed on the Fund’s shares.  Consequently, sales commissions do not reduce the proceeds of the offering available to the Fund for investment.  The Fund may suspend the continuous offering of its shares at any time without prior notice.  Similarly, the Fund may resume the offering at any time.  If there is a suspension of the offering of the Fund’s shares, shareholders that reinvest their distributions in additional shares will be permitted to continue to make those reinvestments.

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The Fund’s shares have not been registered under the 1933 Act, which means they may not be sold publicly.  The Fund’s shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

The Fund issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the 1933 Act.  This offering circular is not offering to sell or soliciting any offer to buy, any security to the public within the meaning of the 1933 Act.  Investments in the Fund may not be transferred, except upon exemption from the registration requirements of the 1933 Act, but an investor may withdraw all or any portion of their investment at any time at NAV.  In the interest of economy and convenience, certificates for Fund shares will not be issued.  The Fund does not issue share certificates.

Shares of the Fund are sold only to “accredited investors,” as defined in Regulation D under the 1933 Act.  Accredited investors include common or commingled trust funds, investment companies and other institutional investors.

Funds should be wired to the Fund’s bank account at The Bank of New York Mellon, for credit to the Fund’s account.  All investments in the Fund are credited to the shareholder’s account in the form of full and fractional shares of the Fund (rounded to the nearest 1/1000 of a share).

Shares of the Fund generally may be purchased on any day the Fund is open for business.  Wire purchase orders in federal funds are not accepted on days when the Federal Reserve Bank system and the Fund’s custodian are closed.

(c)        Redemption of Fund Shares

As stated above, the Fund’s shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day the Fund is open for business and are effected at the NAV per share next calculated after the Fund receives a redemption request in proper form.

Redemption payments will be made within seven days after receipt of the redemption request in proper form.  Proceeds for redemption orders can not be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed.  In unusual circumstances, the Fund may temporarily suspend redemptions or postpone the payment of proceeds as allowed by federal securities law.

The amount received upon redemption may be more or less than the amount paid for the shares, depending on the fluctuations in the market value of the assets owned by the Fund.  The U.S. federal income tax consequences to a shareholder on receipt of a distribution in partial or complete redemption of the shareholder’s shares of the Fund are described below in Item 11(f), Tax Consequences.

Additional Policies.  Please note that the Fund maintains additional policies and reserves certain rights, including:

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•                    In unusual circumstances, the Fund may temporarily suspend redemptions, or postpone the payment of proceeds, as allowed by federal securities laws.

•                    For redemptions over a certain amount, the Fund reserves the right to make payments in securities or other assets of the Fund, in the case of an emergency or if the payment by check or wire would be harmful to existing shareholders.

(d)        Dividends and Distributions

The Fund intends to pay income dividends at least annually from its net investment income.  Capital gains, if any, may be distributed at least annually.  The Fund does not pay “interest.”  The amount of any distribution from the Fund will vary and there is no guarantee that the Fund will pay either income dividends or capital gain distributions.  The character of any such income dividends or capital gains in the hands of shareholders for U.S. federal income tax purposes is described below in Item 11(f), Tax Consequences.

(e)        Frequent Purchases and Redemptions of Fund Shares

The board of trustees has not adopted policies and procedures with respect to frequent purchases and redemptions of Fund shares by Fund shareholders because Fund shares are purchased only by other investment companies in private placements.  Those investment companies generally have adopted policies and procedures with respect to frequent purchases and redemptions of their shares.

(f)        Tax Consequences

Income and Capital Gain Distributions

The Fund intends to qualify as a regulated investment company under the Code.  As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to you.

Annual statements.  After the close of each calendar year, you will receive a statement from the Fund that shows the federal income tax treatment of the distributions you received during the prior calendar year.  If the Fund finds it necessary to reclassify income after it issues your tax statement, the Fund will send you a revised statement.  Distributions declared in December to shareholders of record in such month and paid in January are taxable as if they were paid in December.  Additional tax information about the Fund’s distributions is available at franklintempleton.com.

Avoid “buying a dividend.”  At the time you purchase your Fund shares, the Fund’s net asset value may reflect undistributed income, undistributed capital gains, or net unrealized appreciation in the value of the portfolio securities held by the Fund.  For taxable investors, a subsequent distribution to you of such amounts, although constituting a return of your investment, would be taxable.  Buying shares in the Fund just before it declares an income dividend or capital gain distribution is sometimes known as “buying a dividend.”

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Tax Considerations

If you are a taxable investor, Fund distributions are generally taxable to you as ordinary income, capital gains or some combination of both.  This is the case whether you reinvest your distributions in additional Fund shares or receive them in cash.

Dividend income.  Income dividends are generally subject to tax at ordinary rates.  The Fund anticipates that none or only a small portion of the Fund’s income dividends reported to shareholders will be qualified dividend income subject to tax by individuals at reduced long-term capital gains tax rates provided certain holding period requirements are met.  These reduced rates of taxation are presently scheduled to sunset and, unless extended, will no longer apply to qualified dividends paid with respect to taxable years of the Fund beginning after December 31, 2012.  A return-of-capital distribution is generally not taxable but will reduce the cost basis of your shares, and will result in a higher capital gain or a lower capital loss when you later sell your shares.

Capital gains.  Fund distributions of short-term capital gains are also subject to tax at ordinary rates.  Fund distributions of long-term capital gains are taxable at the reduced long-term capital gains rates no matter how long you have owned your Fund shares.  For individuals in the 10% and 15% tax brackets, the long-term capital gains tax rate is 0%.  For individuals in higher tax brackets, the long-term capital gains rate is 15%.  These reduced rates are presently scheduled to sunset on December 31, 2012.

Sales of Fund shares.  When you sell your shares in the Fund, or exchange them for shares of a different Franklin Templeton fund, you will generally realize a taxable capital gain or loss.  If you have owned your Fund shares for more than one year, any net long-term capital gains will qualify for the reduced rates of taxation on long-term capital gains.

Backup withholding.  If you do not provide the Fund your taxpayer identification number and certain required certifications you may be subject to federal backup withholding at 28% on any taxable Fund distributions and proceeds from the sale of your Fund shares.  State backup withholding may also apply.

State, local and foreign taxes.  Distributions of ordinary income and capital gains, and gains from the sale of your Fund shares, are generally subject to state and local taxes.

Investment in commodities.  The Fund must meet certain requirements under the Code for favorable tax treatment as a regulated investment company, including asset diversification and income requirements.  One of the requirements for favorable tax treatment as a regulated investment company is that the Fund derive at least 90% of its gross income from certain qualifying sources of income.  The Fund intends to treat the income it derives from the Subsidiary and certain commodity-linked notes as qualifying income . The Fund has applied to the IRS for a private letter ruling (PLR) relating to its investment in the Subsidiary and  certain commodity-linked notes .  However, the IRS has suspended issuance of any further PLRs to investment companies, including the Fund, pending a review of its position. If, contrary to a number of PLRs issued by the IRS to other taxpayers, the IRS were to determine such income is non-qualifying , the Fund might fail to satisfy the income requirement, in which case the Fund might not qualify as a regulated investment company.  In this event, the Fund’s board may authorize a significant change in investment strategy or a liquidation of the Fund.  The Fund will notify shareholders in advance of any significant change in investment strategy or a liquidation of the Fund.  In lieu of disqualification, the Fund is permitted to pay a tax for certain failures to satisfy the asset diversification or income requirements, which, in general, are limited to those due to reasonable cause and not willful neglect. The Fund also intends to limit its investment in the Subsidiary to no more than 25% of the value of its total assets in order to satisfy the asset diversification requirement .

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Investment in foreign currency contracts.  The Fund may realize gains from the sale or other disposition of foreign currencies (including but not limited to gains from options, futures or forward contracts) derived from investing in securities or foreign currencies. The Treasury Department is authorized to issue regulations that might cause the Fund, as a result of its realization of such foreign currency gains, to fail to qualify as a regulated investment company. As of the date of this offering circular, no regulations have been issued pursuant to this authorization. It is possible, however, that such regulations may be issued in the future.  Additionally, the Internal Revenue Service has not issued any guidance on how to apply the asset diversification test to such foreign currency positions.  Thus, the IRS’s determination as to how to treat such foreign currency positions for purposes of satisfying the asset diversification test might differ from that of the Fund, resulting in the Fund’s failure to qualify as a regulated investment company.

Other tax information.  This discussion of “Tax Consequences” is for general information only and is not tax advice.  You should consult your own tax advisor regarding your particular circumstances, and about any federal, state, local and foreign tax consequences before making an investment in the Fund.  Additional information about the tax consequences of investing in the Fund may be found in the Part B-Statement of Additional Information.

Item 12.  Distribution Arrangements

(a)        Sales Loads

Not applicable.

(b)        Rule 12b-l Fees

Not applicable.

(c)        Multiple Class and Master Feeder Funds

Not applicable.

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The response to Item 13 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

Franklin Templeton Investments

Franklin ALTERNATIVE STRATEGIES FUNDS

Franklin PELAGOS COMMODITIES STRATEGY fund

February 23, 2012

FORM N-1A, PART B

Item 14.

(a)               Cover Page

This Part B, referred to as the Statement of Additional Information (SAI), is not an offering circular.  It contains information in addition to the information in the Fund’s Part A, which serves as its offering circular.  The Fund’s offering circular, dated February 23, 2012, which we may amend from time to time, contains the basic information you should know before investing in the Fund.  You should read this SAI together with the Fund’s offering circular.

For a free copy of the current offering circular, contact your investment representative or call (800) DIAL BEN/342-5236.

Mutual funds, annuities, and other investment products:

•                    are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government;

•                    are not deposits or obligations of, or guaranteed or endorsed by, any bank;

•                    are subject to investment risks, including the possible loss of principal.

(b)               Table of Contents

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Item 15.  Fund History

Franklin Pelagos Commodities Strategy Fund (the “Fund”) is a series of Franklin Alternative Strategies Funds (the “Trust”), an open-end management investment company, commonly called a mutual fund.  The Trust was organized as a Delaware statutory trust on July 21, 2011, and is registered with the U.S. Securities and Exchange Commission (the “SEC”).

Item 16.  Description of the Fund and its Investments and Risks

(a)  Classification

The Fund is a diversified series of the Trust.

(b)  Investment Strategies and their Risks

Investment Objective.

Goals, Strategies and Risks

The following information provided with respect to the Fund is in addition to that included in the Fund’s offering circular.

In addition to the main types of investments and strategies undertaken by the Fund as described in the offering circular, the Fund also may invest in other types of securities and engage in and pursue other investment strategies, which are described in this SAI. Investments and investment strategies with respect to the Fund are discussed in greater detail in the section below entitled “Glossary of Investments, Techniques, Strategies and Their Risks.”

Generally, the policies and restrictions discussed in this SAI and in the offering circular apply when the Fund makes an investment. In most cases, the Fund is not required to sell a security because circumstances change and the security no longer meets one or more of the Fund’s policies or restrictions. If a percentage restriction or limitation is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities will not be considered a violation of the restriction or limitation with the exception of the Fund’s limitations on borrowings, as described herein.

If a bankruptcy or other extraordinary event occurs concerning a particular security the Fund owns, the Fund may receive stock, real estate or other investments that the Fund would not, or could not, buy. If this happens, the Fund intends to sell such investments as soon as practicable while trying to maximize the return to shareholders.

The Fund has adopted certain investment restrictions as fundamental and non-fundamental policies. A fundamental policy may only be changed if the change is approved by (i) more than 50% of the Fund’s outstanding shares or (ii) 67% or more of the Fund’s shares present at a shareholder meeting if more than 50% of the Fund’s outstanding shares are represented at the meeting in person or by proxy, whichever is less. A non-fundamental policy may be changed without the approval of shareholders.

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Fundamental Investment Policies

The Fund may not:

1.  Borrow money, except to the extent permitted by the Investment Company Act of 1940, as amended (1940 Act), or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

2.  Act as an underwriter, except to the extent the Fund may be deemed to be an underwriter when disposing of securities it owns or when selling its own shares.

3.  Make loans if, as a result, more than 33 1/3% of its total assets would be lent to other persons, including other investment companies to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC. This limitation does not apply to (i) the lending of portfolio securities, (ii) the purchase of debt securities, other debt instruments, loan participations and/or engaging in direct corporate loans in accordance with its investment goals and policies, and (iii) repurchase agreements to the extent the entry into a repurchase agreement is deemed to be a loan.

4.  Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from (i) purchasing or selling securities or instruments secured by real estate or interests therein, securities or instruments representing interests in real estate or securities or instruments of issuers that invest, deal or otherwise engage in transactions in real estate or interests therein, and (ii) making, purchasing or selling real estate mortgage loans.

5.  Purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from (i) purchasing or selling commodity linked derivative instruments, including but not limited to, swap agreements; commodity-linked notes; options on commodities; futures contracts and options on futures contracts with respect to indices or individual commodities or otherwise; and foreign currency transactions, including, without limitation, forward currency contracts and futures contracts or (ii) investing in securities or other instruments that are linked to or secured by physical commodities or related indices.

6.  Issue senior securities, except to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

7.  Invest more than 25% of the Fund’s net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies).

8.  Purchase the securities of any one issuer (other than the U.S. government or any of its agencies or instrumentalities or securities of other investment companies, whether registered or excluded from registration under Section 3(c) of the 1940 Act) if immediately after such investment (i) more than 5% of the value of the Fund’s total assets would be invested in such issuer or (ii) more than 10% of the outstanding voting securities of such issuer would be owned by the Fund, except that up to 25% of the value of the Fund’s total assets may be invested without regard to such 5% and 10% limitations.

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Non-Fundamental Investment Policies

Additional Strategies

In trying to achieve its investment goals, the Fund may invest in the types of instruments or engage in the types of transactions identified below. The Fund may or may not use all of these techniques at any one time. A more detailed description of the investment policies as well as the risks associated with these investment policies that the Fund uses is included in the section “Glossary of Investments, Techniques, Strategies and Their Risks.”

The Fund may:

•        invest up to 15% of its total assets in illiquid securities

•        lend portfolio securities up to 33 1/3% of its total assets to qualified banks and broker-dealers

The Fund will not acquire shares of other Franklin Templeton Funds, other open-end funds or unit investment trusts in reliance on paragraph (F) or (G) of Section 12(d)(1) of the 1940 Act.

Glossary of Investments, Techniques, Strategies and Their Risks

Certain words or phrases may be used in descriptions of Fund investment policies and strategies to give investors a general sense of the Fund’s levels of investment.  They are broadly identified with, but not limited to, the following percentages of Fund total assets:

“small portion”              less than 10%

“portion”                      10% to 25%

“significant”                   25% to 50%

“substantial”                  50% to 66%

“primary”                      66% to 80%

“predominant”              80% or more

If the Fund intends to limit particular investments or strategies to no more than specific percentages of Fund assets, the offering circular or SAI will clearly identify such limitations.  The percentages above are not limitations unless specifically stated as such in the Fund’s offering circular or elsewhere in this SAI.

The Fund may invest in securities that are rated by various rating services such as Moody’s Investors Service (Moody’s) and Standard & Poor’s (S&P®).

The value of your shares of the Fund will increase as the value of the investments owned by the Fund increases and will decrease as the value of the Fund’s investments decreases. In this way, you participate in any change in the value of the securities owned by the Fund. In addition to the factors that affect the value of any particular investment that the Fund owns, the value of the Fund’s shares may also change with movements in the stock and bond markets as a whole.

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For purposes of the “Description of the Fund and its Investments and Risks”, the term investment manager includes any sub-advisor.

The following is a description of various types of securities, instruments and techniques that may be purchased and/or used by the Fund:

Bank obligations.  Bank obligations include fixed, floating or variable rate certificates of deposit (CDs), letters of credit, time and savings deposits, bank notes and bankers’ acceptances.  CDs are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return.  Time deposits are non-negotiable deposits that are held in a banking institution for a specified period of time at a stated interest rate.  Savings deposits are deposits that do not have a specified maturity and may be withdrawn by the depositor at any time.  Bankers’ acceptances are negotiable drafts or bills of exchange normally drawn by an importer or exporter to pay for specific merchandise.  When a bank “accepts” a bankers’ acceptance, the bank, in effect, unconditionally agrees to pay the face value of the instrument upon maturity.  The full amount of the Fund’s investment in time and savings deposits or CDs may not be guaranteed against losses resulting from the default of the commercial or savings bank or other institution insured by the Federal Deposit Insurance Corporation.

Bank obligations are exempt from registration with the SEC if issued by U.S. banks or foreign branches of U.S. banks.  As a result, the Fund will not receive the same investor protections when investing in bank obligations as opposed to registered securities.  Bank notes and other unsecured bank obligations are not guaranteed by the FDIC, so the Fund will be exposed to the credit risk of the bank or institution.  In the event of liquidation, bank notes and unsecured bank obligations generally rank behind time deposits, savings deposits and CDs, resulting in a greater potential for losses to the Fund.

Borrowing.  The 1940 Act and the SEC’s current rules, exemptions and interpretations thereunder, permit the Fund to borrow up to one-third of the value of its total assets (including the amount borrowed, but less all liabilities and indebtedness not represented by senior securities) from banks.  The Fund is required to maintain continuous asset coverage of at least 300% with respect to such borrowings and to reduce the amount of its borrowings (within three days excluding Sundays and holidays) to restore such coverage if it should decline to less than 300% due to market fluctuations or otherwise.  In the event that the Fund is required to reduce its borrowings, it may have to sell portfolio holdings, even if such sale of the Fund’s holdings would be disadvantageous from an investment standpoint.

If the Fund makes additional investments while borrowings are outstanding, this may be considered a form of leverage.  Leveraging by means of borrowing may exaggerate the effect of any increase or decrease in the value of portfolio securities on the Fund’s net asset value, and money borrowed will be subject to interest and other costs (which may include commitment fees and/or the cost of maintaining minimum average balances), which may or may not exceed the income or gains received from the securities purchased with borrowed funds.

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In addition to borrowings that are subject to 300% asset coverage and are considered by the SEC to be permitted “senior securities,” the Fund is also permitted under the 1940 Act to borrow for temporary purposes in an amount not exceeding 5% of the value of its total assets at the time when the loan is made.  A loan will be presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed.

Segregation of assets.  Consistent with SEC staff guidance, financial instruments that involve the Fund’s obligation to make future payments to third parties will not be viewed as creating any senior security provided that the Fund covers its obligations as described below. Those financial instruments can include, among others, (i) securities purchased on a when-issued, delayed delivery, or to be announced basis, (ii) futures contracts, (iii) forward currency contracts, (iv) swaps, (v) written options, (vi) unfunded commitments, (vii) securities sold short, and (viii) reverse repurchase agreements.

Consistent with SEC staff guidance, the Fund will consider its obligations involving such a financial instrument as “covered” when the Fund (1) maintains an offsetting financial position, or (2) segregates liquid assets (constituting cash, cash equivalents or other liquid portfolio securities) equal to the Fund’s exposures relating to the financial instrument, as determined on a daily basis. Dedicated Fund compliance policies and procedures, which the Fund’s board has approved, govern the kinds of transactions that can be deemed to be offsetting positions for purposes of (1) above, and the amounts of assets that need to be segregated for purposes of (2) above (Asset Segregation Policies).

In the case of forward currency contracts, the Fund may offset the contracts for purposes of (1) above when the counterparties, terms and amounts match, otherwise an appropriate amount of assets will be segregated consistent with (2) above. Segregated assets for purposes of (2) above are not required to be physically segregated from other Fund assets, but are segregated through appropriate notation on the books of the Fund or the Fund’s custodian.

The Fund’s Asset Segregation Policies may require the Fund to sell a portfolio security or exit a transaction, including a transaction in a financial instrument, at a disadvantageous time or price in order for the Fund to be able to segregate the required amount of assets. If segregated assets decline in value, the Fund will need to segregate additional assets or reduce its position in the financial instruments. In addition, segregated assets may not be available to satisfy redemptions or for other purposes, until the Fund’s obligations under the financial instruments have been satisfied. In addition, the Fund’s ability to use the financial instruments identified above may under some circumstances depend on the nature of the instrument and amount of assets that the Asset Segregation Policies require the Fund to segregate. The Asset Segregation Policies provide, consistent with current SEC staff positions, that for futures and forward contracts that require only cash settlement, and swap agreements that call for periodic netting between the Fund and its counterparty, the segregated amount is the net amount due under the contract, as determined daily on a mark-to-market basis. For other kinds of futures, forwards and swaps, the Fund must segregate a larger amount of assets to cover its obligations, which essentially limits the Fund’s ability to use these instruments. If the SEC staff changes its positions concerning the segregation of the net amount due under certain forwards, futures and swap contracts, the ability of the Fund to use the financial instruments could be negatively affected.

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Commodity Linked Instruments.  Commodity-linked derivative instruments are designed to provide exposure to the investment returns of real assets that trade in the commodity markets without direct investment in physical commodities.  Real assets are assets such as oil, gas, industrial and precious metals, livestock, and agricultural or meat products, or other items that have tangible properties, as compared to stocks or bonds, which are financial instruments.  The investment manager generally intends to invest in commodity-linked derivative instruments whose returns are linked to broad-based commodity indexes (such as the S&P GSCI Commodity Index (S&P GSCI)).

Investing in physical commodities presents unique risks, is speculative and can be extremely volatile.  Market prices of commodities may fluctuate rapidly based on numerous factors, including:  changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; domestic and foreign political and economic events and policies; diseases; pestilence; technological developments; and monetary and other governmental policies, action and inaction.  The current or “spot” prices of physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity.  Certain commodities are used primarily in one industry, and fluctuations in levels of activity in (or the availability of alternative resources to) one industry may have a disproportionate effect on global demand for a particular commodity.  Moreover, recent growth in industrial production and gross domestic product has made China and other developing nations oversized users of commodities and has increased the extent to which certain commodities prices are influenced by those markets.

The Fund does not consider currencies or other financial commodities or contracts and financial instruments to be physical commodities (which include, for example, oil, precious metals and grains).  Accordingly, the Fund interprets the fundamental restriction to permit the Fund (subject to the Fund’s investment goal and general investment policies as stated in the Fund’s offering circular and this SAI) to invest directly in foreign currencies and other financial commodities and to purchase, sell or enter into commodity futures contracts and options thereon, foreign currency forward contracts, foreign currency options, currency, commodity and financial instrument-related swap agreements, hybrid instruments, interest rate, securities-related or foreign currency-related hedging instruments or other currency-, commodity- or financial instrument-related derivatives, subject to compliance with any applicable provisions of the federal securities or commodities laws.  The Fund also interprets its fundamental restriction regarding purchasing and selling physical commodities to permit the Fund to invest in exchange-traded funds or other entities that invest in physical and/or financial commodities, subject to the limits described in the Fund’s offering circular and SAI.

Commodity-Linked Notes.  The value of a commodity-linked note is primarily linked to the price movements of physical commodity (such as heating oil, livestock, or agricultural products), a commodity futures or option contract, a commodity index (such as the S&P GSCI), or some other readily measurable variable that reflects changes in the value of particular commodities or the commodities markets  The notes in which the Fund invests are typically issued by a bank or other financial institution or a commodity producer, and the Fund negotiates with the issuer to obtain specific terms and features that are tailored to the Fund’s investment needs.  A typical note may have the following characteristics:

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            • Issuer:  A bank, other financial institution or commodity producer with respect to commodity linked notes.

            • Maturity:  Commodity-Linked Notes (12-18 months)

            • Purchase Price:  The Fund purchases a note at a specified face value, for example $100 or $1,000.

            • Payment Characteristics:  The Fund receives an interest payment at a fixed coupon rate determined at the time of purchase.  With respect to commodity-linked notes, the Fund also receives a payment at maturity that is based on the price movement of the underlying commodity, for example heating oil, or a commodity index, (e.g., the S&P GSCI).  This payment will typically be an amount that is a multiple of the price increase or decrease of the underlying commodity or commodity index.  The investment manager currently anticipates that most notes purchased by the Fund will be leveraged at a 3 to 1 factor (i.e., the return of the index is multiplied 3x for purposes of the Fund’s returns).

            • “Put” and Automatic Redemption Features:  The Fund typically has the right to “put” (or sell) a commodity-linked note to the issuer at any time, at a price based on the commodity-linked note’s face value as adjusted to reflect the price movement of the underlying commodity, commodity futures or option contract, commodity index, or other economic variable.  A typical note also provides that the issuer will automatically repurchase the note from the Fund if the value of the note decreases to a specified level, which would occur if the price of the underlying commodity, commodity futures or option contract, or commodity index, which ever the case may be, reached a level specified under the terms of the note.  The Fund can negotiate with the issuer to modify any of the typical characteristics described above.  For example, the Fund can negotiate to extend or shorten the maturity of a note, or to receive interest payments at a variable interest rate instead of at a fixed interest rate.

Use of Commodities and establishment of Cayman Islands-Based Subsidiary.  In order to gain exposure to commodities , the Fund has established a Cayman Islands-based company (the “Subsidiary”) to invest in commodity-linked derivatives, including swaps, certain commodity linked notes, options, futures and options on futures in such derivatives, so that the income and gains derived from an investment in commodity-linked derivatives, will qualify as “good income” for the Fund under the Internal Revenue Code.  Under Internal Revenue Service (IRS) guidance, no more than 25% of the Fund’s assets may be invested in the Subsidiary.  The Fund has sought a private letter ruling from the IRS regarding the Fund’s proposed treatment of income derived from the Subsidiary as a result of its investment in certain commodity linked derivative instruments.  However, the IRS recently suspended the issuance of further private letter rulings to investment companies, including the Fund, seeking commodities exposure. For a more complete discussion regarding the IRS suspension, see Item 24, Taxation of the Fund – Investments in Commodities.

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Debt securities - general description.  In general, a debt security represents a loan of money to the issuer by the purchaser of the security.  A debt security typically has a fixed payment schedule that obligates the issuer to pay interest to the lender and to return the lender’s money over a certain time period.  A company typically meets its payment obligations associated with its outstanding debt securities before it declares and pays any dividend to holders of its equity securities.  Bonds, notes and commercial paper are examples of debt securities and differ in the length of the issuer’s principal repayment schedule, with bonds carrying the longest repayment schedule and commercial paper the shortest:

            Bonds.  A bond is a debt security in which investors loan money to an entity that borrows for a defined period of time, usually a period of more than five years, at a specified interest rate.

            Commercial paper.  Commercial paper is an unsecured, short-term loan to a corporation, typically for financing accounts receivable and inventory with maturities of up to 270 days.

            Debentures.  A debenture is an unsecured debt security backed only by the creditworthiness of the borrower, not by collateral.

            Bills.  A bill is a short-term debt instrument, usually with a maturity of two years or less.

            Notes.  A note is a debt security usually with a maturity of up to ten years.

For purposes of the discussion in this SAI of the risks of investing in debt securities generally, loans or other short-term instruments, which otherwise may not technically be considered securities, are included.

Debt securities are all generally subject to interest rate, credit, income and prepayment risks and, like all investments, are subject to liquidity and market risks to varying degrees depending upon the specific terms and type of security.  The Fund’s investment manager attempts to reduce credit and market risk through diversification of the portfolio and ongoing credit analysis of each issuer, as well as by monitoring economic developments, but there can be no assurance that it will be successful at doing so.

Derivative instruments.  The Fund expects to use derivative instruments as part of its investment strategies and for risk management purposes. Generally, derivatives are financial instruments whose value depends on or is derived from, the value of one or more underlying assets, reference rates, or indices (a “reference instrument”) and may relate to commodities, stocks, bonds, interest rates, currencies, or related indices. Derivative instruments allow the Fund to gain or reduce exposure to the value of a reference instrument without actually owning or selling the instrument.

Derivative instruments may also be used for other purposes, including to seek to increase liquidity, provide efficient portfolio management, broaden investment opportunities (including taking short or negative positions), implement a tax or cash management strategy, gain exposure to a particular security or segment of the market, modify the effective duration of the Fund’s portfolio investments and/or enhance total return.  Derivative instruments may also be used for “hedging,” which means that they may be used when the investment manager seeks to protect the Fund’s investments from a decline in value resulting from changes to interest rates, market prices, currency fluctuations or other market factors.  However derivative instruments are used, their successful use is not assured and will depend upon the investment manager’s ability to gauge relevant market movements.

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Because some derivative instruments used by the Fund may oblige the Fund to make payments or incur additional obligations in the future, the SEC requires mutual funds to “cover” or segregate liquid assets equal to the potential exposure created by such derivatives.  The obligation to cover or segregate such assets is described more fully under “Borrowing” in this SAI.

The Fund may purchase and sell derivative instruments only to the extent that such activities are consistent with the requirements of the Commodity Exchange Act, as amended (CEA), under which the Fund is excluded from the definition of a “commodity pool operator.” Although the Fund is not currently subject to registration or regulation as a commodity pool operator under the CEA, the Commodity Futures Trading Commission (CFTC) has recently adopted amendments to this exclusion. Such amendments will not become effective until additional proposed rule amendments under the CEA are adopted, the timing of which is not yet known.  When effective, such amendments may require the Fund to comply with regulatory obligations and restrictions under the CEA, which may affect the Fund’s expenses or its use of derivative instruments.

Currency forward contracts. A currency forward contract is an obligation to purchase or sell a specific non-U.S. currency at an agreed exchange rate (price) at a future date, which is individually negotiated and privately traded by currency traders and their customers in the interbank market.  A cross currency forward, sometimes referred to as a “cross-hedge,” is a forward contract to sell a specific non-U.S. currency in exchange for another non-U.S. currency and may be used when the price of one of those non-U.S. currencies is expected to experience a substantial movement against the other non-U.S. currency.  A currency forward contract will tend to reduce or eliminate exposure to the currency that is sold, and increase exposure to the currency that is purchased, similar to when the Fund sells a security denominated in one currency and purchases a security denominated in another currency.  The Fund may either exchange the currencies specified at the maturity of a forward contract or, prior to maturity, enter into a closing transaction involving the purchase or sale of an offsetting contract.  The Fund may enter into forward contracts that do not provide for physical settlement of the two currencies but instead are settled by a single cash payment calculated as the difference between the agreed upon exchange rate and the spot rate at settlement based upon an agreed upon notional amount.  Closing transactions with respect to forward contracts are usually effected with the counterparty to the original forward contract.

For example, the Fund may enter into a forward contract when it owns a security that is denominated in a non-U.S. currency and desires to “lock in” the U.S. dollar value of the security.  In addition, when the Fund’s investment manager believes that a non-U.S. currency may experience a substantial movement against another non-U.S. currency, the Fund may enter into a cross currency forward contract to buy or sell, as appropriate, an amount of the non-U.S. currency either: (a) approximating the value of some or all of its portfolio securities denominated in such currency (this investment practice generally is referred to as “cross-hedging”); or (b) necessary to derive a level of additional income or return that the Fund’s investment manager seeks to achieve for the Fund.  The Fund may also engage in “proxy hedging.” Proxy hedging entails entering into a forward contract to buy or sell a currency whose changes in value are generally considered to be linked closely to a currency or currencies in which some or all of the Fund’s portfolio securities are or are expected to be denominated.  Proxy hedging is often used when the currency to which the Fund’s portfolio is exposed is difficult to hedge or to hedge against the U.S. dollar and therefore another currency is used as a “proxy” for such currency.

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Risks of currency forward contracts. The successful use of these transactions will usually depend on the investment manager’s ability to accurately forecast currency exchange rate movements. Should exchange rates move in an unexpected manner, the Fund may not achieve the anticipated benefits of the transaction, or it may realize losses. In addition, these techniques could result in a loss if the counterparty to the transaction does not perform as promised, including because of the counterparty’s bankruptcy or insolvency.  While the Fund uses only counterparties that meet its credit quality standards, in unusual or extreme market conditions, a counterparty’s creditworthiness and ability to perform may deteriorate rapidly, and the availability of suitable replacement counterparties may become limited.  Moreover, investors should bear in mind that the Fund is not obligated to actively engage in hedging or other currency transactions. For example, the Fund may not have attempted to hedge its exposure to a particular foreign currency at a time when doing so might have avoided a loss.

Although the CFTC does not currently regulate these contracts, it may in the future assert such regulatory authority.  In such event, the Fund’s ability to utilize currency forward contracts in the manner set forth above may be restricted.  Currency forward contracts may limit potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Fund than if it had not engaged in such contracts. Moreover, there may be an imperfect correlation between the Fund’s portfolio holdings of securities denominated in a particular currency and the currencies bought or sold in the forward contracts entered into by the Fund.  This imperfect correlation may cause the Fund to sustain losses that will prevent the Fund from achieving a complete hedge or expose the Fund to risk of foreign exchange loss.

Futures contracts.  Generally, a futures contract is a standard binding agreement between two parties to buy or sell a specified quantity of an underlying reference instrument, such as a specific security, currency or commodity, at a specified price at a specified later date.  A “sale” of a futures contract means the acquisition of a contractual obligation to deliver the underlying reference instrument called for by the contract at a specified price on a specified date.  A “purchase” of a futures contract means the acquisition of a contractual obligation to acquire the underlying reference instrument called for by the contract at a specified price on a specified date.  The purchase or sale of a futures contract will allow the Fund to increase or decrease its exposure to the underlying reference instrument without having to buy the actual instrument.

The underlying reference instruments to which futures contracts may relate include non-U.S. currencies, interest rates, stock and bond indices and debt securities, including U.S. government debt obligations.  In most cases the contractual obligation under a futures contract may be offset, or “closed out,” before the settlement date so that the parties do not have to make or take delivery.  The closing out of a contractual obligation is usually accomplished by buying or selling, as the case may be, an identical, offsetting futures contract.  This transaction, which is effected through a member of an exchange, cancels the obligation to make or take delivery of the underlying instrument or asset.  Although some futures contracts by their terms require the actual delivery or acquisition of the underlying instrument or asset, some require cash settlement.

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Futures contracts may be bought and sold on U.S. and non-U.S. exchanges. Futures contracts in the U.S. have been designed by exchanges that have been designated “contract markets” by the CFTC and must be executed through a futures commission merchant (FCM), which is a brokerage firm, that is a member of the relevant contract market.  Each exchange guarantees performance of the contracts as between the clearing members of the exchange, thereby reducing the risk of counterparty default.  Futures contracts may also be entered into on certain exempt markets, including exempt boards of trade and electronic trading facilities, available to certain market participants. Because all transactions in the futures market are made, offset or fulfilled by an FCM through a clearinghouse associated with the exchange on which the contracts are traded, the Fund will incur brokerage fees when it buys or sells futures contracts.

The Fund generally buys and sells futures contracts only on contract markets (including exchanges or boards of trade) where there appears to be an active market for the futures contracts, but there is no assurance that an active market will exist for any particular contract or at any particular time.  An active market makes it more likely that futures contracts will be liquid and bought and sold at competitive market prices. In addition, many of the futures contracts available may be relatively new instruments without a significant trading history.  As a result, there can be no assurance that an active market will develop or continue to exist.

When the Fund enters into a futures contract, it must deliver to an account controlled by the FCM (that has been selected by the Fund), an amount referred to as “initial margin” that currently ranges from 1.5% to 5.0% of the contract amount.  Initial margin requirements are determined by the respective exchanges on which the futures contracts are traded and the FCM.  Thereafter, a “variation margin” amount may be required to be paid by the Fund or received by the Fund in accordance with margin controls set for such accounts, depending upon changes in the price of the underlying reference instrument subject to the futures contract.  The account is marked-to-market daily and the variation margin is monitored by the Fund’s investment manager and custodian on a daily basis. When the futures contract is closed out, if the Fund has a loss equal to or greater than the margin amount, the margin amount is paid to the FCM along with any amount in excess of the margin amount, if the Fund has a loss of less than the margin amount, the difference is returned to the Fund.  If the Fund has a gain, the margin amount and the amount of the gain that exceeds the margin amount is returned to the Fund.

Some futures contracts provide for the delivery of securities that are different than those that are specified in the contract.  For a futures contract for delivery of debt securities, on the settlement date of the contract, adjustments to the contract can be made to recognize differences in value arising from the delivery of debt securities with a different interest rate from that of the particular debt securities that were specified in the contract.  In some cases, securities called for by a futures contract may not have been issued when the contract was written.

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Unlike financial instruments, there are costs of physical storage associated with purchasing the underlying physical commodity.  These storage costs include the time value of money invested in the physical commodity plus the actual costs of storing the commodity less any benefits from ownership of the physical commodity that are not obtained by the holder of a futures contract (this is sometimes referred to as the “convenience yield”).  To the extent that these storage costs change for an underlying commodity while the Fund holds long futures positions on that commodity, the value of the futures contract may change proportionately.

Risks of futures contracts. The Fund’s use of futures contracts is subject to the risks associated with derivative instruments generally.  In addition, a purchase or sale of a futures contract may result in losses to the Fund in excess of the amount that the Fund delivered as initial margin.  Because of the low margin deposits required, futures trading involves a high degree of leverage; as a result, a relatively small price movement in a futures contract may result in immediate and substantial loss, or gain, to the Fund.  There is also the risk of loss by the Fund of the initial and variation margin deposits in the event of bankruptcy of the FCM with which the Fund has an open position in a futures contract.  In addition, if the Fund has insufficient cash to meet daily variation margin requirements or close out a futures position, it may have to sell securities from its portfolio at a time when it may be disadvantageous to do so.  Adverse market movements could cause the Fund to experience substantial losses on an investment in a futures contract.

The Fund may not be able to properly hedge or effect its strategy when a liquid market is unavailable for the futures contract the Fund wishes to close, which may at times occur.  In addition, when futures contracts are used for hedging, there may be an imperfect correlation between movements in the prices of the underlying reference instrument on which the futures contract is based and movements in the prices of the assets sought to be hedged.

If the investment manager’s investment judgment about the general direction of market prices or interest or currency exchange rates is incorrect, the Fund’s overall performance will be poorer than if it had not entered into a futures contract.  For example, if the Fund has purchased futures to hedge against the possibility of an increase in interest rates that would adversely affect the price of bonds held in its portfolio and interest rates instead decrease, the Fund will lose part or all of the benefit of the increased value of the bonds which it has hedged.  This is because its losses in its futures positions will offset some or all of its gains from the increased value of the bonds.

The difference (called the “spread”) between prices in the cash market for the purchase and sale of the underlying reference instrument and the prices in the futures market are subject to fluctuations and distortions due to differences in the nature of those two markets.  First, all participants in the futures market are subject to initial deposit and variation margin requirements.  Rather than meeting additional variation margin requirements, investors may close futures contracts through offsetting transactions that could distort the normal pricing spread between the cash and futures markets.  Second, the liquidity of the futures markets depends on participants entering into offsetting transactions rather than making or taking delivery of the underlying instrument.  To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, resulting in pricing distortion.  Third, from the point of view of speculators, the margin deposit requirements that apply in the futures market are less onerous than similar margin requirements in the securities market.  Therefore, increased participation by speculators in the futures market may cause temporary price distortions.  When such distortions occur, a correct forecast of general trends in the price of an underlying reference instrument by the investment manager may still not necessarily result in a profitable transaction.

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Futures contracts that are traded on non-U.S. exchanges may not be as liquid as those purchased on CFTC-designated contract markets.  In addition, non-U.S. futures contracts may be subject to varied regulatory oversight.  The price of any non-U.S. futures contract and, therefore, the potential profit and loss thereon, may be affected by any change in the non-U.S. exchange rate between the time a particular order is placed and the time it is liquidated, offset or exercised.

The CFTC and the various exchanges have established limits referred to as “speculative position limits” on the maximum net long or net short position that any person, such as the Fund, may hold or control in a particular futures contract.  Trading limits are also imposed on the maximum number of contracts that any person may trade on a particular trading day.  An exchange may order the liquidation of positions found to be in violation of these limits and it may impose other sanctions or restrictions.  The investment manager does not believe that these trading and positions limits will have an adverse impact on the Fund’s investment strategies.

Futures exchanges may also limit the amount of fluctuation permitted in certain futures contract prices during a single trading day.  This daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price.  Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit.  The daily limit governs only price movements during a particular trading day and does not limit potential losses because the limit may prevent the liquidation of unfavorable positions.  For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

Options on futures contracts.  Options on futures contracts trade on the same contract markets as the underlying futures contract.  When the Fund buys an option, it pays a premium for the right, but does not have the obligation to, purchase (call) or sell (put) a futures contract at a set price (called the exercise price).  The purchase of a call or put option on a futures contract, whereby the Fund has the right to purchase or sell, respectively, a particular futures contract, is similar in some respects to the purchase of a call or put option on an individual security or currency.  Depending on the premium paid for the option compared to either the price of the futures contract upon which it is based or the price of the underlying reference instrument, the option may be less risky than direct ownership of the futures contract or the underlying reference instrument.  For example, the Fund could purchase a call option on a long futures contract when seeking to hedge against an increase in the market value of the underlying reference instrument, such as appreciation in the value of a non-U.S. currency against the U.S. dollar.

When the Fund sells (writes) an option, it becomes contractually obligated to take the opposite futures position if the buyer of the option exercises its rights to the futures position specified in the option.  In return for the premium paid by the buyer, the Fund, as the seller, assumes the risk of taking a possibly adverse futures position.  In addition, the Fund will be required to post and maintain initial and variation margin with the FCM.  One goal of selling (writing) options on futures may be to receive the premium paid by the option buyer.

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For more general information about the mechanics of purchasing and writing options, see “Options” below.

Risks of options on futures contracts.  The Fund’s use of options on futures contracts is subject to the risks related to derivative instruments generally.  In addition, the amount of risk the Fund assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs.  The purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.  When the Fund writes (sells) an option on a futures contract, the Fund is subject to the risk of having to take a possibly adverse futures position if the purchaser of the option exercises its rights.  If the Fund were required to take such a position, it could bear substantial losses.  An option writer has potentially unlimited economic risk because its potential loss, except to the extent offset by the premium received, is equal to the amount the option is “in-the-money” at the expiration date.  A call option is in-the-money if the value of the underlying futures contract exceeds the exercise price of the option.  A put option is in-the-money if the exercise price of the option exceeds the value of the underlying futures contract.

Options.  An option is a contract that gives the purchaser of the option, in return for the premium paid, the right to buy an underlying reference instrument, such as a specified security, currency, index, or other instrument from the writer of the option (in the case of a call option), or to sell a specified reference instrument to the writer of the option (in the case of a put option) at a designated price during the term of the option.  The premium paid by the buyer of an option will reflect, among other things, the relationship of the exercise price to the market price and the volatility of the underlying reference instrument, the remaining term of the option, supply, demand, interest rates and/or currency exchange rates. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior thereto.  Put and call options are traded on national securities exchanges and in the over-the counter (OTC) market.

Options traded on national securities exchanges are within the jurisdiction of the SEC or other appropriate national securities regulator, as are securities traded on such exchanges.  As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions.  In particular, all option positions entered into on a national securities exchange in the United States are cleared and guaranteed by the Options Clearing Corporation, thereby reducing the risk of counterparty default.  Furthermore, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the OTC market, potentially permitting the Fund to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements. There is no assurance, however, that higher than anticipated trading activity or other unforeseen events might not temporarily render the capabilities of the Options Clearing Corporation inadequate, and thereby result in the exchange instituting special procedures which may interfere with the timely execution of the Fund’s orders to close out open options positions.

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Purchasing call and put options.  As the buyer of a call option, the Fund has a right to buy the underlying reference instrument (e.g., a currency or security) at the exercise price at any time during the option period (for American style options).  The Fund may enter into closing sale transactions with respect to call options, exercise them, or permit them to expire.  For example, the Fund may buy call options on underlying reference instruments that it intends to buy with the goal of limiting the risk of a substantial increase in their market price before the purchase is effected.  Unless the price of the underlying reference instrument changes sufficiently, a call option purchased by the Fund may expire without any value to the Fund, in which case the Fund would experience a loss to the extent of the premium paid for the option plus related transaction costs.

As the buyer of a put option, the Fund has the right to sell the underlying reference instrument at the exercise price at any time during the option period (for American style options).  Like a call option, the Fund may enter into closing sale transactions with respect to put options, exercise them or permit them to expire.  The Fund may buy a put option on an underlying reference instrument owned by the Fund (a protective put) as a hedging technique in an attempt to protect against an anticipated decline in the market value of the underlying reference instrument.  Such hedge protection is provided only during the life of the put option when the Fund, as the buyer of the put option, is able to sell the underlying reference instrument at the put exercise price, regardless of any decline in the underlying instrument’s market price.  The Fund may also seek to offset a decline in the value of the underlying reference instrument through appreciation in the value of the put option.  A put option may also be purchased with the intent of protecting unrealized appreciation of an instrument when the investment manager deems it desirable to continue to hold the instrument because of tax or other considerations.  The premium paid for the put option and any transaction costs would reduce any short-term capital gain that may be available for distribution when the instrument is eventually sold.  Buying put options at a time when the buyer does not own the underlying reference instrument allows the buyer to benefit from a decline in the market price of the underlying reference instrument, which generally increases the value of the put option.

If a put option was not terminated in a closing sale transaction when it has remaining value, and if the market price of the underlying reference instrument remains equal to or greater than the exercise price during the life of the put option, the buyer would not make any gain upon exercise of the option and would experience a loss to the extent of the premium paid for the option plus related transaction costs.  In order for the purchase of a put option to be profitable, the market price of the underlying reference instrument must decline sufficiently below the exercise price to cover the premium and transaction costs.

Writing call and put options.  Writing options may permit the writer to generate additional income in the form of the premium received for writing the option.  The writer of an option may have no control over when the underlying reference instruments must be sold (in the case of a call option) or purchased (in the case of a put option) because the writer may be notified of exercise at any time prior to the expiration of the option (for American style options).  In general, though, options are infrequently exercised prior to expiration.  Whether or not an option expires unexercised, the writer retains the amount of the premium.  Writing “covered” call options means that the writer owns the underlying reference instrument that is subject to the call option.  Call options may also be written on reference instruments that the writer does not own.

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If the Fund writes a covered call option, any underlying reference instruments that are held by the Fund and are subject to the call option will be earmarked on the books of the Fund as segregated to satisfy its obligations under the option.  The Fund will be unable to sell the underlying reference instruments that are subject to the written call option until it either effects a closing transaction with respect to the written call, or otherwise satisfies the conditions for release of the underlying reference instruments from segregation.  As the writer of a covered call option, the Fund gives up the potential for capital appreciation above the exercise price of the option should the underlying reference instrument rise in value.  If the value of the underlying reference instrument rises above the exercise price of the call option, the reference instrument will likely be “called away,” requiring the Fund to sell the underlying instrument at the exercise price.  In that case, the Fund will sell the underlying reference instrument to the option buyer for less than its market value, and the Fund will experience a loss (which will be offset by the premium received by the Fund as the writer of such option).  If a call option expires unexercised, the Fund will realize a gain in the amount of the premium received.  If the market price of the underlying reference instrument decreases, the call option will not be exercised and the Fund will be able to use the amount of the premium received to hedge against the loss in value of the underlying reference instrument.  The exercise price of a call option will be chosen based upon the expected price movement of the underlying reference instrument.  The exercise price of a call option may be below, equal to (at-the-money), or above the current value of the underlying reference instrument at the time the option is written.

As the writer of a put option, the Fund has a risk of loss should the underlying reference instrument decline in value.  If the value of the underlying reference instrument declines below the exercise price of the put option and the put option is exercised, the Fund, as the writer of the put option, will be required to buy the instrument at the exercise price, which will exceed the market value of the underlying reference instrument at that time.  The Fund will incur a loss to the extent that the current market value of the underlying reference instrument is less than the exercise price of the put option.  However, the loss will be offset in part by the premium received from the buyer of the put.  If a put option written by the Fund expires unexercised, the Fund will realize a gain in the amount of the premium received.

Closing out options (exchange traded options).  As the writer of an option, if the Fund wants to terminate its obligation, the Fund may effect a “closing purchase transaction” by buying an option of the same series as the option previously written.  The effect of the purchase is that the clearing corporation will cancel the Fund’s position.  However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option.  Likewise, the buyer of an option may recover all or a portion of the premium that it paid by effecting a “closing sale transaction” by selling an option of the same series as the option previously purchased and receiving a premium on the sale.  There is no guarantee that either a closing purchase or a closing sale transaction may be made at a time desired by the Fund.  Closing transactions allow the Fund to terminate its positions in written and purchased options.  The Fund will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the original option (in the case of written options) or is more than the premium paid by the Fund to buy the option (in the case of purchased options).  For example, increases in the market price of a call option sold by a Fund will generally reflect increases in the market price of the underlying reference instrument.  As a result, any loss resulting from a closing transaction on a written call option is likely to be offset in whole or in part by appreciation of the underlying instrument owned by the Fund.

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Over-the-counter (OTC) options.  Like exchange traded options, OTC options give the holder the right to buy from the writer, in the case of OTC call options, or sell to the writer, in the case of OTC put options, an underlying reference instrument at a stated exercise price.  OTC options, however, differ from exchange traded options in certain material respects.

OTC options are arranged directly with dealers and not with a clearing corporation or exchange.  Consequently, there is a risk of non-performance by the dealer, including because of the dealer’s bankruptcy or insolvency.  While the Fund uses only counterparties, such as dealers, that meet its credit quality standards, in unusual or extreme market conditions, a counterparty’s creditworthiness and ability to perform may deteriorate rapidly, and the availability of suitable replacement counterparties may become limited.  Because there is no exchange, pricing is typically done based on information from market makers or other dealers.  OTC options are available for a greater variety of underlying reference instruments and in a wider range of expiration dates and exercise prices than exchange traded options.

There can be no assurance that a continuous liquid secondary market will exist for any particular OTC option at any specific time.  The Fund may be able to realize the value of an OTC option it has purchased only by exercising it or entering into a closing sale transaction with the dealer that issued it.  When the Fund writes an OTC option, it generally can close out that option prior to its expiration only by entering into a closing purchase transaction with the dealer with which the Fund originally wrote the option.  The Fund may suffer a loss if it is not able to exercise (in the case of a purchased option) or enter into a closing sale transaction on a timely basis.

The Fund understands that the staff of the SEC currently takes the position that purchased OTC options are considered illiquid securities and that the assets segregated to cover the Fund’s obligation under an OTC option it has written are considered illiquid.  Pending a change in the staff’s position, the Fund will treat OTC options and “covering” assets as illiquid and subject to the Fund’s limitation on illiquid securities.

Risks of options.  The Fund’s options investments involve certain risks, including general risks related to derivative instruments.  There can be no assurance that a liquid secondary market on an exchange will exist for any particular option, or at any particular time, and the Fund may have difficulty effecting closing transactions in particular options.  Therefore, the Fund would have to exercise the options it purchased in order to realize any profit, thus taking or making delivery of the underlying reference instrument when not desired.  The Fund could then incur transaction costs upon the sale of the underlying reference instruments.  Similarly, when the Fund cannot effect a closing transaction with respect to a put option it wrote, and the buyer exercises, the Fund would be required to take delivery and would incur transaction costs upon the sale of the underlying reference instruments purchased.  If the Fund, as a covered call option writer, is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying reference instrument until the option expires, it delivers the underlying instrument upon exercise, or it segregates enough liquid assets to purchase the underlying reference instrument at the marked-to-market price during the term of the option.  When trading options on non-U.S. exchanges or in the OTC market, many of the protections afforded to exchange participants will not be available.  For example, there may be no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over an indefinite period of time.

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The effectiveness of an options strategy for hedging depends on the degree to which price movements in the underlying reference instruments correlate with price movements in the relevant portion of the Fund’s portfolio that is being hedged.  In addition, the Fund bears the risk that the prices of its portfolio investments will not move in the same amount as the option it has purchased or sold for hedging purposes, or that there may be a negative correlation that would result in a loss on both the investments and the option.  If the investment manager is not successful in using options in managing the Fund’s investments, the Fund’s performance will be worse than if the investment manager did not employ such strategies.

Swap agreements.  Generally, swap agreements are contracts between the Fund and, typically, a brokerage firm, bank or other institutional buyer (the swap counterparty) for periods ranging from a few days to multiple years.  In a basic swap transaction, the Fund agrees with the swap counterparty to exchange the returns (or differentials in rates of return) and/or cash flows earned or realized on a particular “notional amount” or value of predetermined underlying reference instruments.  The notional amount is the set dollar or other value selected by the parties to use as the basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange.  The parties typically do not actually exchange the notional amount.  Instead they agree to exchange the returns that would be earned or realized if the notional amount were invested in given investments or at given interest rates.  Examples of returns that may be exchanged in a swap agreement are those of a particular security or commodity, a particular fixed or variable interest rate, a particular non-U.S. currency, or a “basket” of securities or commodities representing a particular index.  The Fund customarily enters into swap agreements that are based on the standard terms and conditions of an International Swaps and Derivatives Association (ISDA) Master Agreement. ISDA is a voluntary industry association of participants in the over-the-counter derivatives markets that has developed standardized contracts used by such participants that have agreed to be bound by such standardized contracts.

The Fund will generally enter into swap agreements on a net basis, which means that the two payment streams that are to be made by the Fund and its counterparty are netted out, with the Fund receiving or paying, as the case may be, only the net difference in the two payments. The Fund’s obligations (or rights) under a swap agreement that is entered into on a net basis will generally be the net amount to be paid or received under the agreement based on the relative values of the obligations of each party upon termination of the agreement or at set valuation dates. The Fund will accrue its obligations under a swap agreement daily (offset by any amounts the counterparty owes the Fund).  If the swap agreement does not provide for that type of netting, the full amount of the Fund’s obligations will be accrued on a daily basis.

During the term of a swap agreement, the Fund is usually required to pledge to the swap counterparty, from time to time, an amount of cash and/or other assets equal to the total net amount (if any) that would be payable by the Fund to the counterparty if the swap were terminated on the date in question, including any early termination payments. Periodically, changes in the amount pledged are made to recognize changes in value of the contract resulting from, among other things, interest on the notional value of the contract, market value changes in the underlying investment, and/or dividends paid by the issuer of the underlying instrument.  Likewise, the counterparty may be required to pledge cash or other assets to cover its obligations to the Fund.  However, the amount pledged may not always be equal to or more than the amount due to the other party.  Therefore, if a counterparty defaults in its obligations to the Fund, the amount pledged by the counterparty and available to the Fund may not be sufficient to cover all the amounts due to the Fund and the Fund may sustain a loss.

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Interest rate swaps. An interest rate swap is an agreement between two parties to exchange interest rate payment obligations.  Typically, one is based on an interest rate fixed to maturity while the other is based on an interest rate that changes in accordance with changes in a designated benchmark (for example, the London Interbank Offered Rate (LIBOR), prime rate, commercial paper rate, or other benchmarks).  Each party’s payment obligation under an interest rate swap is determined by reference to a specified “notional” amount of money.  Therefore, interest rate swaps generally do not involve the delivery of securities, other underlying instruments, or principal amounts; rather they entail the exchange of cash payments based on the application of the designated interest rates to the notional amount.  Accordingly, barring swap counterparty default, the risk of loss in an interest rate swap is limited to the net amount of interest payments that the Fund is obligated to make or receive (as applicable), as well as any early termination payment payable by or to the Fund upon early termination of the swap.

By swapping fixed interest rate payments for floating payments, an interest rate swap can be used to increase or decrease the Fund’s exposure to various interest rates, including to hedge interest rate risk.  Interest rate swaps are generally used to permit the party seeking a floating rate obligation the opportunity to acquire such obligation at a rate lower than is directly available in the credit markets, while permitting the party desiring a fixed-rate obligation the opportunity to acquire such a fixed-rate obligation, also frequently at a rate lower than is directly available in the credit markets. The success of such a transaction depends in large part on the availability of fixed-rate obligations at interest (or coupon) rates low enough to cover the costs involved.  An interest rate swap transaction is affected by changes in interest rates, which, in turn, may affect the prepayment rate of any underlying debt obligations upon which the interest rate swap is based.

Commodity-linked total return swaps.  A commodity-linked total return swap is an agreement between two parties under which the parties agree to exchange a fixed return or interest rate on the notional amount of the swap for the return of a particular commodities index, commodity contract or basket of commodity contracts as if such notional amount had been invested in such index, commodity contract or basket of commodity contracts. For example, one party agrees to pay the other party the return on a particular index multiplied by the notional amount of the swap. In return, the other party makes periodic payments, such as at a floating interest rate, calculated based on such notional amount.  If the commodity swap is for one period, the Fund may pay a fixed fee, established at the outset of the swap.  However, if the term of the commodity swap is more than one period, with interim swap payments, the Fund may pay an adjustable or floating fee.  With a “floating” rate, the fee may be pegged to a base rate, such as the London Interbank Offered Rate, and is adjusted each period.  Therefore, if interest rates increase over the term of the swap contract, a Fund may be required to pay a higher fee at each swap reset date.

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Risks of swaps. The use of swap transactions is a highly specialized activity, which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. Whether the Fund will be successful in using swap agreements to achieve its investment goal depends on the ability of the investment manager correctly to predict which types of investments are likely to produce greater returns. If the investment manager, in using swap agreements, is incorrect in its forecasts of market values, interest rates, currency exchange rates or other applicable factors, the investment performance of the Fund will be less than its performance would have been if it had not used the swap agreements.

The risk of loss to the Fund for swap transactions that are entered into on a net basis depends on which party is obligated to pay the net amount to the other party.  If the counterparty is obligated to pay the net amount to the Fund, the risk of loss to the Fund is loss of the entire amount that the Fund is entitled to receive.  If the Fund is obligated to pay the net amount, the Fund’s risk of loss is limited to that net amount.  If the swap agreement involves the exchange of the entire principal value of a security, the entire principal value of that security is subject to the risk that the other party to the swap will default on its contractual delivery obligations.

Because swap agreements are two-party contracts and may have terms of greater than seven days, they may be illiquid and, therefore, subject to the Fund’s limitation on investments in illiquid securities. If a swap transaction is particularly large or if the relevant market is illiquid, the Fund may not be able to establish or liquidate a position at an advantageous time or price, which may result in significant losses. Participants in the swap markets are not required to make continuous markets in the swap contracts they trade.  Participants could refuse to quote prices for swap contracts or quote prices with an unusually wide spread between the price at which they are prepared to buy and the price at which they are prepared to sell.  However, the swap markets have grown substantially in recent years, with a large number of financial institutions acting both as principals and agents, utilizing standardized swap documentation.  As a result, the swap markets have become increasingly liquid.  Some swap agreements entail complex terms and may require a greater degree of subjectivity in their valuation.

Swap agreements currently are not automatically traded on exchanges and are not subject to government regulation.  As a result, swap participants are not as protected as participants on organized exchanges. Performance of a swap agreement is the responsibility only of the swap counterparty and not of any exchange or clearinghouse.  As a result, the Fund is subject to the risk that a counterparty will be unable or will refuse to perform under such agreement, including because of the counterparty’s bankruptcy or insolvency.  No limitations on daily price movements or speculative position limits apply to swap transactions. Counterparties may, however, limit the size or duration of a swap agreement with the Fund as a consequence of credit considerations. The Fund risks the loss of the accrued but unpaid amounts under a swap agreement, which could be substantial, in the event of a default, insolvency or bankruptcy by a swap counterparty.  In such an event, the Fund will have contractual remedies pursuant to the swap agreements, but bankruptcy and insolvency laws could affect the Fund’s rights as a creditor.  If the counterparty’s creditworthiness declines, the value of a swap agreement would likely decline, potentially resulting in losses. The Fund’s investment manager will only approve a swap agreement counterparty for the Fund if the investment manager deems the counterparty to be creditworthy under the Fund’s Counterparty Credit Review Standards, adopted and reviewed annually by the Fund’s board.  However, in unusual or extreme market conditions, a counterparty’s creditworthiness and ability to perform may deteriorate rapidly, and the availability of suitable replacement counterparties may become limited.

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As a result of the recent turmoil in the financial markets, legislation has been enacted that will likely result in numerous proposals by various entities to regulate the OTC derivatives markets, including, specifically, credit default swaps. The Fund cannot predict the outcome or final form of any of these proposals or if or when any of them would become effective.  However, any additional regulation or limitation on the OTC markets for derivatives could materially and adversely impact the ability of the Fund to buy or sell OTC derivatives, including credit default swaps.

Certain Internal Revenue Service positions may limit the Fund’s ability to use swap agreements in a desired tax strategy.  It is possible that developments in the swap markets and/or the laws relating to swap agreements, including potential government regulation, could adversely affect the Fund’s ability to benefit from using swap agreements, or could have adverse tax consequences.

Illiquid securities.  Generally, an “illiquid security” is any security that cannot be disposed of within seven days at approximately the amount at which the Fund has valued the instrument.  Illiquid securities generally include securities for which no market exists or which are legally restricted as to their transfer (such as those issued pursuant to an exemption from the registration requirements of the federal securities laws).  Restricted securities are generally sold in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act, or in a registered public offering.  If registration is required, the Fund, as the holder of an unregistered security, may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time it will be permitted to sell a security under an effective registration statement.  If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed when it decided to seek registration of the security.  To the extent the investment manager determines there is a liquid institutional or other market for restricted securities, the Fund considers them to be liquid securities.  An example is a restricted security that may be freely transferred among qualified institutional buyers pursuant to Rule 144A under the 1933 Act, and for which a liquid institutional market has developed.  Rule 144A securities may be subject, however, to a greater possibility of becoming illiquid than securities that have been registered with the SEC.

The Fund’s board will review on a periodic basis any determination by the investment manager to treat a restricted security as liquid.  In determining whether a restricted security is properly considered a liquid security, the investment manager takes into account the following factors:  (i) the frequency of trades and quotes for the security; (ii) the number of dealers willing to buy or sell the security and the number of other potential buyers; (iii) any dealer undertakings to make a market in the security; and (iv) the nature of the security and of the marketplace trades (e.g., any demand, put or tender features, the method of soliciting offers, the mechanics and other requirements for transfer, and the ability to assign or offset the rights and obligations of the security).  The nature of the security and its trading includes the time needed to sell the security, the method of soliciting offers to purchase or sell the security, and the mechanics of transferring the security including the role of parties such as foreign or U.S. custodians, subcustodians, currency exchange brokers, and depositories.

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The sale of illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than the sale of securities eligible for trading on national securities exchanges or in the over-the-counter (OTC) markets.  Illiquid securities often sell at a price lower than similar securities that are not subject to restrictions on resale.

The risk to the Fund in holding illiquid securities is that they may be more difficult to sell if the Fund wants to dispose of the security in response to adverse developments or in order to raise money for redemptions or other investment opportunities.  Illiquid trading conditions may also make it more difficult for the Fund to realize a security’s fair value.

The Fund may also be unable to achieve its desired level of exposure to a certain security, issuer, or sector due to overall limitations on its ability to invest in illiquid securities and the difficulty in purchasing such securities.

Investment company securities.  The Fund may invest in other investment companies to the extent permitted by the 1940 Act, SEC rules thereunder and exemptions thereto.  With respect to unaffiliated funds in which the Fund may invest, Section 12(d)(1)(A) of the 1940 Act requires that, as determined immediately after a purchase is made, (i) not more than 5% of the value of a Fund’s total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of the Fund’s total assets will be invested in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund.  The Fund will limit its investments in unaffiliated funds in accordance with the Section 12(d)(1)(A) limitations set forth above, except to the extent that any rules, regulations or no-action or exemptive relief under the 1940 Act permits the Fund’s investments to exceed such limits in unaffiliated underlying funds.  To the extent that the Fund invests in another investment company, because other investment companies pay advisory, administrative and service fees that are borne indirectly by investors such as the Fund, there may be duplication of investment management and other fees.  The Fund may also invest its cash balances in affiliated money market funds to the extent permitted by its investment policies and rules and exemptions granted under the 1940 Act.

Exchange-traded funds.  The Fund may invest in exchange-traded funds (ETFs). ETFs are regulated as registered investment companies under the 1940 Act. Many ETFs acquire and hold securities of all of the companies or other issuers, or a representative sampling of companies or other issuers, that are components of a particular index. Such ETFs are intended to provide investment results that, before expenses, generally correspond to the price and yield performance of the corresponding market index, and the value of their shares should, under normal circumstances, closely track the value of the index’s underlying component securities. Because an ETF has operating expenses and transaction costs, while a market index does not, ETFs that track particular indices typically will be unable to match the performance of the index exactly. ETF shares may be purchased and sold in the secondary trading market on a securities exchange, in lots of any size, at any time during the trading day. More recently, actively managed ETFs have been created that are managed similarly to other investment companies.

The shares of an ETF may be assembled in a block (typically 50,000 shares) known as a creation unit and redeemed in kind for a portfolio of the underlying securities (based on the ETF’s net asset value) together with a cash payment generally equal to accumulated dividends as of the date of redemption. Conversely, a creation unit may be purchased from the ETF by depositing a specified portfolio of the ETF’s underlying securities, as well as a cash payment generally equal to accumulated dividends of the securities (net of expenses) up to the time of deposit.

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ETF shares, as opposed to creation units, are generally purchased and sold by smaller investors in a secondary market on a securities exchange. ETF shares can be traded in lots of any size, at any time during the trading day. Although the Fund, like most other investors in ETFs, intends to purchase and sell ETF shares primarily in the secondary trading market, the Fund may redeem creation units for the underlying securities (and any applicable cash), and may assemble a portfolio of the underlying securities and use it (and any required cash) to purchase creation units, if the investment manager believes it is in the Fund’s best interest to do so.

An investment in an ETF is subject to all of the risks of investing in the securities held by the ETF and have the same risks as investing in a closed-end fund. In addition, because of the ability of large market participants to arbitrage price differences by purchasing or redeeming creation units, the difference between the market value and the net asset value of ETF shares should in most cases be small. An ETF may be terminated and need to liquidate its portfolio securities at a time when the prices for those securities are falling.

Investment grade debt securities.  Debt securities that are rated Baa or higher by Moody’s, BBB or higher by S&P, or unrated securities deemed by the Fund’s investment manager to be of comparable quality, are considered to be “investment grade.”  Generally, a higher rating indicates the rating agency’s opinion that there is less risk of default of obligations thereunder including timely repayment of principal and payment of interest.  Debt securities in the lowest investment grade category may have speculative characteristics and more closely resemble high-yield debt securities than investment-grade debt securities.  Lower-rated securities may be subject to all the risks applicable to high-yield debt securities and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade debt securities.

A number of risks associated with rating organizations apply to the purchase or sale of investment grade debt securities.

Mortgage-backed securities.

Overview.  Mortgage-backed securities, also referred to as mortgage securities or mortgage-related securities, represent an ownership interest in a pool of mortgage loans, usually originated by mortgage bankers, commercial banks, savings and loan associations, savings banks and credit unions to finance purchases of homes, commercial buildings or other real estate.  The individual mortgage loans are packaged or “pooled” together for sale to investors. These mortgage loans may have either fixed or adjustable interest rates.  A guarantee or other form of credit support may be attached to a mortgage -backed security to protect against default on obligations .

As the underlying mortgage loans are paid off, investors receive principal and interest payments, which “pass-through” when received from individual borrowers, net of any fees owed to the administrator, guarantor or other service providers.  Some mortgage -backed securities make payments of both principal and interest at a range of specified intervals; others make semiannual interest payments at a predetermined rate and repay principal at maturity (like a typical bond).

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Mortgage -backed securities are based on different types of mortgages, including those on commercial real estate or residential properties.  The primary issuers or guarantors of mortgage -backed securities have historically been the Government National Mortgage Association (GNMA, or “Ginnie Mae”), the Federal National Mortgage Association (FNMA, or “Fannie Mae”) and the Federal Home Loan Mortgage Corporation (FHLMC, or “Freddie Mac”).  Other issuers of mortgage -backed securities include commercial banks and other private lenders.

Ginnie Mae is a wholly-owned United States Government corporation within the Department of Housing and Urban Development.  Ginnie Mae guarantees the principal and interest on securities issued by institutions approved by Ginnie Mae (such as savings and loan institutions, commercial banks and mortgage bankers).  Ginnie Mae also guarantees the principal and interest on securities backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).  Ginnie Mae’s guarantees are backed by the full faith and credit of the U.S. government.  Guarantees as to the timely payment of principal and interest do not extend to the value or yield of mortgage -backed securities nor do they extend to the value of the Fund’s shares which will fluctuate daily with market conditions.

Fannie Mae is a government-sponsored corporation, but its common stock is owned by private stockholders.  Fannie Mae purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers.  Pass-through securities issued by Fannie Mae are guaranteed as to timely payment of principal and interest by Fannie Mae, but are not backed by the full faith and credit of the U.S. government.

Freddie Mac was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing.  It is a government-sponsored corporation formerly owned by the twelve Federal Home Loan Banks but now its common stock is owned entirely by private stockholders.  Freddie Mac issues Participation Certificates (PCs), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. Freddie Mac guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. government.

Although the mortgage -backed securities of Fannie Mae and Freddie Mac are not backed by the full faith and credit of the U.S. government, the Secretary of the Treasury has the authority to support Fannie Mae and Freddie Mac by purchasing limited amounts of their respective obligations.  The yields on these mortgage -backed securities have historically exceeded the yields on other types of U.S. government securities with comparable maturities due largely to their prepayment risk.  The U.S. government , in the past, provided financial support to Fannie Mae and Freddie Mac, but no assurance can be given that the U.S. government will continue to do so.

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On September 6, 2008, the Federal Housing Finance Agency (FHFA) placed Fannie Mae and Freddie Mac into conservatorship.  As the conservator, FHFA succeeded to all rights, titles, powers and privileges of Fannie Mae and Freddie Mac and of any stockholder, officer or director of Fannie Mae and Freddie Mac.  FHFA selected a new chief executive officer and chairman of the board of directors for each of Fannie Mae and Freddie Mac.  Also, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement imposing various covenants that severely limit each enterprise’s operations.

Fannie Mae and Freddie Mac continue to operate as going concerns while in conservatorship and each remains liable for all of its obligations, including its guaranty obligations associated with its mortgage-backed securities.  The FHFA has the power to repudiate any contract entered into by Fannie Mae and Freddie Mac prior to FHFA’s appointment as conservator or receiver, including the guaranty obligations of Fannie Mae and Freddie Mac.  Accordingly, securities issued by Fannie Mae and Freddie Mac will involve a risk of non-payment of principal and interest.

Mortgage -backed securities that are issued or guaranteed by the U.S. government, its agencies or instrumentalities, are not subject to the Fund’s industry concentration restrictions, set forth under “Fundamental Investment Policies,” by virtue of the exclusion from that test available to securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities.

Additional risks.  In addition to the special risks described below, mortgage -backed securities are subject to many of the same risks as other types of debt securities.  The market value of mortgage -backed securities, like other debt securities, will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline.  Mortgage -backed securities differ from conventional debt securities in that most mortgage -backed securities are pass-through securities.  This means that they typically provide investors with periodic payments (typically monthly) consisting of a pro rata share of both regular interest and principal payments, as well as unscheduled early prepayments, on the underlying mortgage pool (net of any fees paid to the issuer or guarantor of such securities and any applicable loan servicing fees).  As a result, the holder of the mortgage -backed securities (i.e., the Fund) receives scheduled payments of principal and interest and may receive unscheduled principal payments representing prepayments on the underlying mortgages.  The rate of prepayments on the underlying mortgages generally increases as interest rates decline, and when the Fund reinvests the payments and any unscheduled prepayments of principal it receives, it may receive a rate of interest that is lower than the rate on the existing mortgage-backed securities.  For this reason, pass-through mortgage -backed securities may have less potential for capital appreciation as interest rates decline and may be less effective than other types of U.S. government or other debt securities as a means of “locking in” long-term interest rates.  In general, fixed rate mortgage-backed securities have greater exposure to this “prepayment risk” than variable rate securities.

An unexpected rise in interest rates could extend the average life of a mortgage -backed security because of a lower than expected level of prepayments or higher than expected amounts of late payments or defaults.  In addition, to the extent mortgage -backed securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments may result in some loss of the holder’s principal investment to the extent of the premium paid.  On the other hand, if mortgage -backed securities are purchased at a discount, both a scheduled payment of principal and an unscheduled prepayment of principal will increase current and total returns and will accelerate the recognition of income that, when distributed to shareholders, will generally be taxable as ordinary income.  Regulatory or tax changes may also adversely affect the mortgage -backed securities market as a whole.

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Guarantees.  The existence of a guarantee or other form of credit support on a mortgage -backed security usually increases the price that the Fund pays for the security.  There is always the risk that the guarantor will default on its obligations.  When the guarantor is the U.S. government, there is minimal risk of guarantor default.  However, the risk remains if the credit support or guarantee is provided by a private party or a U.S. government agency or sponsored enterprise.  Even if the guarantor meets its obligations, there can be no assurance that the type of guarantee or credit support provided will be effective at reducing losses or delays to investors, given the nature of the default.  A guarantee only assures timely payment of interest and principal, not a particular rate of return on the Fund’s investment or protection against prepayment or other risks.  The market price and yield of the mortgage -backed security at any given time are not guaranteed and likely to fluctuate.

Sector focus.  The Fund’s investments in mortgage -backed securities may cause the Fund to have significant, indirect exposure to a given market sector.  If the underlying mortgages are predominantly from borrowers in a given market sector, the mortgage -backed securities may respond to market conditions just as a direct investment in that sector would.  As a result, the Fund may experience greater exposure to that specific market sector than it would if the underlying mortgages came from a wider variety of borrowers.  Greater exposure to a particular market sector may result in greater volatility of the security’s price and returns to the Fund, as well as greater potential for losses in the absence or failure of a guarantee to protect against widespread defaults or late payments by the borrowers on the underlying mortgages.

Similar risks may result from an investment in mortgage -backed securities if real properties securing the mortgage -backed securities are located in the same geographical region or dependent upon the same industries or sectors.  Such mortgage -backed securities will experience greater risk of default or late payment than other comparable but diversified securities in the event of adverse economic, political or business developments because of the widespread affect an adverse event will have on borrowers’ ability to make payments on the underlying mortgages.

The residential mortgage market in the United States recently has experienced difficulties that may adversely affect the performance and market value of certain mortgage-backed investments.  Delinquencies and losses on residential mortgage loans (especially subprime and second-lien mortgage loans) have increased recently and may continue to increase.  A decline in or plateauing of housing values (as has recently been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses.  Also, a number of residential mortgage loan originators have recently experienced serious financial difficulties or bankruptcy.

Adjustable rate mortgage -backed securities (ARMS).  ARMS, like traditional fixed rate mortgage -backed securities, represent an ownership interest in a pool of mortgage loans and are issued, guaranteed or otherwise sponsored by governmental or by private entities.  Unlike traditional mortgage -backed securities, the mortgage loans underlying ARMS generally carry adjustable interest rates, and in some cases principal repayment rates, that are reset periodically.  An adjustable interest rate may be passed-through or otherwise offered on certain ARMS.  Investing in ARMS may permit the Fund to participate in increases in prevailing current interest rates through periodic adjustments in the interest rate payments on mortgages underlying the pool on which the ARMS are based.  ARMS generally have lower price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity.

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The interest rates paid on ARMS generally are readjusted at intervals of one year or less to a rate that is an increment over some predetermined interest rate index, although some securities may have reset intervals as long as five years.  There are three main categories of indices: those based on LIBOR, those based on U.S. Treasury securities and those derived from a calculated measure such as a cost of funds index (indicating the cost of borrowing) or a moving average of mortgage rates.  Commonly used indices include the one-, three-, and five-year constant-maturity Treasury rates; the three-month Treasury bill rate; the 180-day Treasury bill rate; rates on longer-term Treasury securities; the 11th District Federal Home Loan Bank Cost of Funds; the National Median Cost of Funds; the one-, three-, six-month, or one-year LIBOR; the prime rate of a specific bank; or commercial paper rates.

In a changing interest rate environment, the reset feature may act as a buffer to reduce sharp changes in the ARMS’ value in response to normal interest rate fluctuations.  However, the time interval between each interest reset causes the yield on the ARMS to lag behind changes in the prevailing market interest rate.  As interest rates are reset on the underlying mortgages, the yields of the ARMS gradually re-align themselves to reflect changes in market rates so that their market values remain relatively stable compared to fixed-rate mortgage-backed securities.

As a result, ARMS also have less risk of a decline in value during periods of rising interest rates than if the Fund invested in more traditional long-term, fixed-rate mortgage-backed securities.  However, during such periods, this reset lag may result in a lower net asset value until the interest rate resets to market rates.  If prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Fund generally will be able to reinvest these amounts in securities with a higher current rate of return.  However, the Fund will not benefit from increases in interest rates to the extent that interest rates exceed the maximum allowable annual or lifetime reset limits (or cap rates) for a particular mortgage -backed security.  See “Caps and floors.”  This is because borrowers with the adjustable rate mortgage loans that are pooled into ARMS generally see an increase in their monthly mortgage payments when interest rates rise which in turn increases their rate of late payments and defaults.

Because an investor is “locked in” at a given interest rate for the duration of the interval until the reset date, whereas interest rates continue to fluctuate, the sensitivity of an ARMS’ price to changes in interest rates tends to increase along with the length of the interval.  To the extent the Fund invests in ARMS that reset infrequently, the Fund will be subject to similar interest rate risks as when investing in fixed-rate debt securities.  For example, the Fund can expect to receive a lower interest rate than the prevailing market rates (or index rates) in a rising interest rate environment because of the lag between daily increases in interest rates and periodic readjustments.

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During periods of declining interest rates, the interest rates on the underlying mortgages may reset downward with a similar lag, resulting in lower yields to the Fund.  As a result, the value of ARMS is unlikely to rise during periods of declining interest rates to the same extent as the value of fixed-rate securities do.  During periods of rising interest rates, ARMS will be subjected to greater extension risk than fixed-rate mortgage -backed securities.  This is because borrowers with adjustable rate loans will generally see their monthly payment obligations increase along with interest rates, with the result being an increase in late payments and defaults.

Caps and floors.  The underlying mortgages that collateralize ARMS will frequently have caps and floors that limit the maximum amount by which the interest rate to the residential borrower may change up or down (a) per reset or adjustment interval and (b) over the life of the loan.  Fluctuations in interest rates above the applicable caps or floors on the ARMS could cause the ARMS to “cap out” and to behave more like long-term, fixed-rate debt securities.

Negative amortization.  Some mortgage loans restrict periodic adjustments by limiting changes in the borrower’s monthly principal and interest payments rather than limiting interest rate changes.  These payment caps may result in negative amortization, where payments are less than the amount of principal and interest owed, with excess amounts added to the outstanding principal balance, which can extend the average life of the mortgage -backed securities.

Repurchase agreements.  Under a repurchase agreement, the Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies or instrumentalities from a qualified bank or broker-dealer and then to sell the securities back to the bank or broker-dealer on an agreed upon date (generally less than seven days) at a higher price, which reflects currently prevailing short-term interest rates.  Entering into repurchase agreements allows the Fund to earn a return on cash in the Fund’s portfolio that would otherwise remain un-invested.  The bank or broker-dealer must transfer to the Fund’s custodian, as collateral, securities with an initial market value of at least 102% of the dollar amount paid by the Fund to the counterparty.  The investment manager will monitor the value of such collateral daily to determine that the value of the collateral equals or exceeds the repurchase price.

Repurchase agreements may involve risks in the event of default or insolvency of the bank or broker-dealer, including possible delays or restrictions upon the Fund’s ability to sell the underlying securities and additional expenses in seeking to enforce the Fund’s rights and recover any losses.  The Fund will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the investment manager has determined, based on the information available at the time, present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase agreement.  Although the Fund seeks to limit the credit risk under a repurchase agreement by carefully selecting counterparties and accepting only high quality collateral, some credit risk remains.  The counterparty could default which may make it necessary for the Fund to incur expenses to liquidate the collateral.  In addition, the collateral may decline in value before it can be liquidated by the Fund.

A repurchase agreement with more than seven days to maturity is considered an illiquid security and is subject to the Fund’s investment restriction on illiquid securities.

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Securities lending.  To generate additional income, the Fund may lend certain of its portfolio securities to qualified banks and broker-dealers (referred to as “borrowers”).  In exchange, the Fund receives cash collateral from a borrower at least equal to the value of the security loaned by the Fund.  Cash collateral typically consists of any combination of cash, securities issued by the U.S. government and its agencies and instrumentalities, and irrevocable letters of credit.  The Fund may invest this cash collateral while the loan is outstanding and generally retains part or all of the interest earned on the cash collateral.  Securities lending allows the Fund to retain ownership of the securities loaned and, at the same time, earn additional income.

For each loan, the borrower usually must maintain with the Fund’s custodian collateral with an initial market value at least equal to 102% of the market value of the domestic securities loaned (or 105% of the market value of foreign securities loaned), including any accrued interest thereon.  Such collateral will be marked-to-market daily, and if the coverage falls below 100%, the borrower will be required to deliver additional collateral equal to at least 102% of the market value of the domestic securities loaned (or 105% of the foreign securities loaned).

The Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower.  The Fund also continues to receive any distributions paid on the loaned securities.  The Fund seeks to maintain the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned.  The Fund may terminate a loan at any time and obtain the return of the securities loaned within the normal settlement period for the security involved.

If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and costs in recovering the securities loaned or in gaining access to the collateral.  These delays and costs could be greater for foreign securities.  If the Fund is not able to recover the securities loaned, the Fund may sell the collateral and purchase a replacement investment in the market.  Additional transaction costs would result, and the value of the collateral could decrease below the value of the replacement investment by the time the replacement investment is purchased.  Until the replacement can be purchased, the Fund will not have the desired level of exposure to the security which the borrower failed to return.  Cash received as collateral through loan transactions may be invested in other eligible securities, including shares of a money market fund.  Investing this cash subjects the Fund to greater market risk including losses on the collateral and, should the Fund need to look to the collateral in the event of the borrower’s default, losses on the loan secured by that collateral.

The Fund will loan its securities only to parties who meet creditworthiness standards approved by the Fund’s board of trustees (i.e., banks or broker-dealers that the investment manager has determined are not apparently at risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the loan).  In addition, pursuant to the 1940 Act and SEC interpretations thereunder, the aggregate market value of securities that may be loaned by a fund is limited to 33 1/3% of the fund’s total assets or such lower limit as set by the fund or its board.

Stripped securities.  Stripped securities are debt securities that have been transformed from a principal amount with periodic interest coupons into a series of zero coupon bonds, each with a different maturity date corresponding to one of the payment dates for interest coupon payments or the redemption date for the principal amount.  Stripped securities are subject to all the risks applicable to zero coupon bonds as well as certain additional risks.

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Like zero coupon bonds, stripped securities do not provide for periodic payments of interest prior to maturity.  Rather they are offered at a discount from their face amount that will be paid at maturity.  This results in the security being subject to greater fluctuations in response to changing interest rates than interest-paying securities of similar maturities. Federal income taxes generally accrue on stripped securities each year although no cash income is received until maturity, and the Fund may be required to sell portfolio securities that it would otherwise continue to hold in order to obtain sufficient cash to make distributions to shareholders required for U.S. tax purposes.

The riskiness of an investment in stripped securities depends on the type involved.  Some stripped securities are backed by the full faith and credit of the U.S. government.  Others receive an implied backing by the U.S. government as a sponsor or partner in the agency or entity issuing the stripped security.  A few are secured with a guarantee from the financial institution or broker or dealer through which the stripped security is held.  Others are supported only by the collateral, revenue stream or third party guarantee securing the underlying debt obligation from which zero coupon bonds were stripped.  Stripped securities include: U.S. Treasury STRIPS, Stripped Government Securities, Stripped Obligations of the Financing Corporation (FICO STRIPS), Stripped Corporate Securities, and Stripped Eurodollar Obligations.

Stripped government securities are issued by the U.S. federal, state and local governments and their agencies and instrumentalities, and by “mixed-ownership government corporations.”  Stripped government securities vary widely in the terms, conditions and relative assurances of payment.  The type of debt obligation from which the stripped government security was taken will indicate many of the risks associated with that investment.  U.S. Treasury STRIPS and FICO Strips are types of stripped government securities.

U.S. Treasury STRIPS (Separate Trading of Registered Interest and Principal of Securities) are considered U.S. Treasury securities for purposes of the Fund’s investment policies and are backed by the full faith and credit of the U.S. government.  Their risks are similar to those of other U.S. government securities, although their price may be more volatile.  The U.S. Treasury has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and principal payments on Treasury securities through the Federal Reserve book-entry record-keeping system.

FICO STRIPS represent interests in securities issued by the Financing Corporation (FICO).  FICO was established to enable recapitalization of the Federal Savings and Loan Insurance Corporation (FSLIC) in the 1980’s.  FICO STRIPS are not backed by the full faith and credit of the U.S. government but are generally treated as U.S. government agency securities.  The market for FICO STRIPS is substantially smaller and, therefore, less liquid and more volatile than the market for U.S. Treasury STRIPS.  A higher yield is typically offered on FICO STRIPS to compensate investors for the greater illiquidity and additional risk that the U.S. government will not meet obligations on the FICO STRIPS if FICO defaults.

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Temporay investments.  When the investment manager believes market or economic conditions are unfavorable for investors, the investment manager may invest up to 100% of the Fund’s assets in temporary defensive investments, including cash, cash equivalents or other high quality short-term investments, such as short-term debt instruments, including U.S. government securities, high grade commercial paper, repurchase agreements, negotiable certificates of deposit, non-negotiable fixed time deposits, bankers acceptances, and other money market equivalents.  To the extent allowed by exemptions from and rules under the 1940 Act and the Fund’s other investment policies and restrictions, the investment manager also may invest the Fund’s assets in shares of one or more money market funds managed by the investment manager or its affiliates. Unfavorable market or economic conditions may include excessive volatility or a prolonged general decline in the securities markets, the securities in which the Fund normally invests, or the economies of the countries where the Fund invests.  Temporary defensive investments can and do experience default s.  The likelihood of default on a temporary defensive investment may increase in the market or economic conditions which are likely to trigger the Fund’s investment therein.  The investment manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity.  When the Fund’s assets are invested in temporary investments, the Fund may not be able to achieve its investment goal.

Unrated debt securities.  Not all debt securities or their issuers are rated by rating agencies, sometimes due to the size of or manner of the securities offering, the decision by one or more rating agencies not to rate certain securities or issuers as a matter of policy, or the unwillingness or inability of the issuer to provide the prerequisite information and fee to the rating agencies.  Some debt securities markets may have a disproportionately large number of unrated issuers.

In evaluating unrated securities, the investment manager may consider, among other things, the issuer’s financial resources, its sensitivity to economic conditions and trends, its operating history, the quality of the issuer’s management and regulatory matters.  Although unrated debt securities may be considered to be of investment grade quality, issuers typically pay a higher interest rate on unrated than on investment grade rated debt securities.  Less information is typically available to the market on unrated securities and obligors, which may increase the potential for credit and valuation risk.

U.S. government securities.  U.S. government securities include obligations of, or guaranteed by, the U.S. federal government, its agencies, instrumentalities or sponsored enterprises.  Some U.S. government securities are supported by the full faith and credit of the U.S. government.  These include U.S. Treasury obligations and securities issued by the Government National Mortgage Association (GNMA).  A second category of U.S. government securities are those supported by the right of the agency, instrumentality or sponsored enterprise to borrow from the U.S. government to meet its obligations.  These include securities issued by Federal Home Loan Banks.

A third category of U.S. government securities are those supported by only the credit of the issuing agency, instrumentality or sponsored enterprise.  These include securities issued by the Federal National Mortgage Association (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC).  In the event of a default, an investor like the Fund would only have legal recourse to the issuer, not the U.S. government.  Although the U.S. government has provided support for these securities in the past, there can be no assurance that it will do so in the future.  The U.S. government has also made available additional guarantees for limited periods to stabilize or restore a market in the wake of an economic, political or natural crisis. Such guarantees, and the economic opportunities they present, are likely to be temporary and cannot be relied upon by the Fund.

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Variable rate securities.  Variable rate securities are debt securities that provide for periodic adjustments in the interest rate paid on the debt security.  Floating rate securities, adjustable rate securities and inverse floating rate securities (referred to as “inverse floaters”) are types of variable rate securities.  An adjustable rate security is a debt security with an interest rate which is adjusted according to a formula that specifies the interval at which the rate will be reset and the interest rate index, benchmark or other mechanism upon which the reset rate is based.  A floating rate debt security has a rate of interest which is usually established as the sum of a base lending rate (e.g., the London Inter-Bank Offered Rate (LIBOR), The U.S. Prime Rate, the Prime Rate of a designated U.S. bank or the certificate of deposit rate) plus a specified margin.  The interest rate on prime rate-based loans and securities floats periodically as the prime rate changes.  The interest rate on LIBOR-based and CD-based loans and securities is reset periodically, typically at regular intervals ranging between 30 days and one year.  Certain floating rate securities will permit the borrower to select an interest rate reset period of up to one year.

Some variable rate securities are structured with put features that permit holders to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries at or about the time the interest rate is reset.  If the Fund purchases a variable rate security with a put feature and market movements make exercise of the put unattractive, the Fund will forfeit the entire amount of any premium paid plus related transaction costs.

Movements in the relevant index or benchmark on which adjustments are based will affect the interest paid on these securities and, therefore, the current income earned by the Fund and the securities’ market value.  The degree of volatility in the market value of the variable rate securities held by the Fund will generally increase along with the length of time between adjustments, the degree of volatility in the applicable index, benchmark or base lending rate and whether the index, benchmark or base lending rate to which it resets or floats approximates short-term or other prevailing interest rates.  It will also be a function of the maximum increase or decrease of the interest rate adjustment on any one adjustment date, in any one year, and over the life of the security.  These maximum increases and decreases are typically referred to as “caps” and “floors,” respectively.

During periods when short-term interest rates move within the caps and floors of the security held by the Fund, the interest rate of such security will reset to prevailing rates within a short period.  As a result, the fluctuation in market value of the variable rate security held by the Fund is generally expected to be limited.

In periods of substantial short-term volatility in interest rates, the market value of such debt securities will fluctuate more substantially if the caps and floors prevent the interest rates from adjusting to the full extent of the movements in the market rates during any one adjustment period or over the term of the security.  In the event of dramatic increases in interest rates, any lifetime caps on these securities may prevent the securities from adjusting to prevailing rates over the term of the security.  In this case, the market value of the security may be substantially reduced.  If caps or floors lock-in unfavorable rates for the Fund by preventing its securities’ interest rates from adjusting to market rates without substantial delay, the price of the Fund’s securities will decline.

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The income earned by the Fund and distributed to shareholders will generally increase or decrease along with movements in the relevant index, benchmark or base lending rate.  Thus the Fund’s income will be more unpredictable than the income earned on similar investments with a fixed rate of interest.

When-issued, delayed delivery and to-be-announced transactions.  When-issued, delayed delivery and to-be-announced (TBA) transactions are arrangements under which the Fund buys securities that have been authorized but not yet issued, with payment for and delivery of the security scheduled for a future time.  To the extent the Fund engages in these transactions, it will do so only for the purpose of acquiring portfolio securities consistent with its investment goals and policies.  Although the Fund will generally buy securities on a when-issued or TBA basis with the intention of holding the securities, the Fund may sell the securities before the settlement date if the investment manager believes it is advisable to do so.

Entering into a when-issued, delayed delivery or TBA transaction may be viewed as a form of leverage and will result in associated risks for the Fund. To mitigate these risks, when the Fund enters into this type of transaction, it will segregate liquid assets to cover its obligations under these transactions in an amount determined on a daily basis to be equivalent to its obligations.

When-issued and delayed-delivery transactions also are subject to the risk that a counterparty may become bankrupt or otherwise fail to perform its obligations due to financial difficulties, including making payments to the Fund. The Fund may obtain no or only limited recovery in a bankruptcy or other organizational proceedings, and any recovery may be significantly delayed.

The Fund also relies on the seller to complete the transaction. The seller's failure to do so may cause the Fund to miss a price or yield considered advantageous to the Fund. Although their price typically reflects accrued interest, securities purchased on a when-issued or delayed delivery basis do not generally earn interest until their scheduled delivery date. Purchases of debt securities on a when-issued or delayed delivery basis are also subject to the risk that the market value or the yield at delivery may be more or less than the market price or yield available when the transaction was entered into.

Zero coupon, deferred interest and pay-in-kind bonds.   Zero coupon or deferred interest bonds are debt securities that make no periodic interest payments until maturity or a specified date when the securities begin paying current interest (the “cash payment date”).  Zero coupon and deferred interest bonds generally are issued and traded at a discount from their face amount or par value.

The original discount on zero coupon or deferred interest bonds approximates the total amount of interest the bonds will accumulate over the period until maturity or the first cash payment date and compounds at a rate of interest reflecting the market rate of the security at the time of issuance.  The discount varies depending on the time remaining until maturity or the cash payment date, as well as prevailing interest rates, liquidity of the market for the security, and the perceived credit quality of the issuer.  The discount, in the absence of financial difficulties of the issuer, typically decreases as the final maturity or cash payment date approaches.  The discount typically increases as interest rates rise, the market becomes less liquid or the creditworthiness of the issuer deteriorates.

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Pay-in-kind bonds are debt securities that provide for interest payments to be made in a form other than cash, generally at the option of the issuer.  Common forms include payment of additional bonds of the same issuer or an increase in principal underlying the pay-in-kind bonds.  To the extent that no cash income will be paid for an extended period of time, pay-in-kind bonds resemble zero coupon or deferred interest bonds and are subject to similar influences and risks.

For accounting and federal tax purposes, holders of bonds issued at a discount, such as the Fund, are deemed to receive interest income over the life of the bonds even though the bonds do not pay out cash to their holders before maturity or the cash payment date.  That income is distributable to Fund shareholders even though no cash is received by the Fund at the time of accrual, which may require the liquidation of other portfolio securities to satisfy the Fund’s distribution obligations.

As a result, the Fund may be required to sell portfolio securities that it would otherwise continue to hold in order to obtain sufficient cash to make the distributions to shareholders required under U.S. tax law.

Because investors receive no cash prior to the maturity or cash payment date, an investment in debt securities issued at a discount generally has a greater potential for complete loss of principal and/or return than an investment in debt securities that make periodic interest payments.  Such investments are more vulnerable to the creditworthiness of the issuer and any other parties upon which performance relies.

The following is a description of the general risks associated with the Fund’s investing in debt securities:

Credit risk.  Debt securities are subject to the risk of an issuer’s (or other party’s) failure or inability to meet its obligations under the security.  Multiple parties may have obligations under a debt security.  An issuer or borrower may fail to pay principal and interest when due.  A guarantor, insurer or credit support provider may fail to provide the agreed upon protection.  A counterparty to a transaction may fail to perform its side of the bargain.  An intermediary or agent interposed between the investor and other parties may fail to perform the terms of its service.  Also, performance under a debt security may be linked to the obligations of other persons who may fail to meet their obligations.  The credit risk associated with a debt security could increase to the extent that the Fund’s ability to benefit fully from its investment in the security depends on the performance by multiple parties of their respective contractual or other obligations.  The market value of a debt security is also affected by the market’s perception of the creditworthiness of the issuer.

The Fund may incur substantial losses on debt securities that are inaccurately perceived to present a different amount of credit risk than they actually do by the market, the investment manager or the rating agencies.  Credit risk is generally greater where less information is publicly available, where fewer covenants safeguard the investors’ interests, where collateral may be impaired or inadequate, where little legal redress or regulatory protection is available, or where a party’s ability to meet obligations is speculative.

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Obligations under debt securities held by the Fund may never be satisfied or, if satisfied, only satisfied in part.

Some securities are subject to risks as result of a credit downgrade or default by a government, or its agencies’ instrumentalities.  Credit risk is a greater concern for high-yield debt securities and debt securities of issuers whose ability to pay interest and principal may be considered speculative.  Debt securities are typically classified as investment grade-quality (medium to highest credit quality) or below investment grade-quality (commonly referred to as high-yield or junk bonds).  Many individual debt securities are rated by a third party source, such as Moody’s or S&P® to help describe the creditworthiness of the issuer.

Debt securities ratings.  The investment manager performs its own independent investment analysis of securities being considered for the Fund’s portfolio, which includes consideration of, among other things, the issuer’s financial resources, its sensitivity to economic conditions and trends, its operating history, the quality of the issuer’s management and regulatory matters.  The investment manager also considers the ratings assigned by various investment services and independent rating organizations, such as Moody’s and S&P, that publish ratings based upon their assessment of the relative creditworthiness of the rated debt securities.  Generally, a lower rating indicates higher credit risk.  Higher yields are ordinarily available from debt securities in the lower rating categories.  These ratings are described at the end of this SAI under “Description of Ratings.”

Using credit ratings to evaluate debt securities can involve certain risks.  For example, ratings assigned by the rating agencies are based upon an analysis completed at the time of the rating of the obligor’s ability to pay interest and repay principal.  Rating agencies typically rely to a large extent on historical data which may not accurately represent present or future circumstances.  Ratings do not purport to reflect the risk of fluctuations in market value of the debt security and are not absolute standards of quality and only express the rating agency’s current opinion of an obligor’s overall financial capacity to pay its financial obligations.  A credit rating is not a statement of fact or a recommendation to purchase, sell or hold a debt obligation.  Also, credit quality can change suddenly and unexpectedly, and credit ratings may not reflect the issuer’s current financial condition or events since the security was last rated.  Rating agencies may have a financial interest in generating business, including from the arranger or issuer of the security that normally pays for that rating, and providing a low rating might affect the rating agency’s prospects for future business.  While rating agencies have policies and procedures to address this potential conflict of interest, there is a risk that these policies will fail to prevent a conflict of interest from impacting the rating.  Additionally, legislation has recently been enacted in an effort to reform rating agencies.  Rules have also recently been adopted by the SEC to require rating agencies to provide additional disclosure and reduce conflicts of interest, and further reform has been proposed.  It is uncertain how such legislation or additional regulation might impact the ratings agency business and the investment manager’s use of ratings in its investment process.

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Extension risk.  The market value of some debt securities, particularly mortgage -backed securities and certain asset-backed securities, may be adversely affected when bond calls or prepayments on underlying mortgages or other assets are less or slower than anticipated.  This risk is extension risk.  Extension risk may result from, for example, rising interest rates or unexpected developments in the markets for the underlying assets or mortgages.  As a consequence, the security’s effective maturity will be extended, resulting in an increase in interest rate sensitivity to that of a longer-term instrument.  Extension risk generally increases as interest rates rise.  This is because, in a rising interest rate environment, the rate of prepayment and exercise of call or buy-back rights generally falls and the rate of default and delayed payment generally rises.  When the maturity of an investment is extended in a rising interest rate environment, a below-market interest rate is usually locked-in and the value of the security reduced.  This risk is greater for fixed-rate than variable-rate debt securities.

Income risk.  The Fund is subject to income risk, which is the risk that the Fund’s income will decline during periods of falling interest rates or when the Fund experiences defaults on debt securities it holds.  The Fund’s income declines when interest rates fall because, as the Fund’s higher-yielding debt securities mature or are prepaid, the Fund must re-invest the proceeds in debt securities that have lower, prevailing interest rates.  The amount and rate of distributions that the Fund’s shareholders receive are affected by the income that the Fund receives from its portfolio holdings.  If the income is reduced, distributions by the Fund to shareholders may be less.

Fluctuations in income paid to the Fund are generally greater for variable rate debt securities.  The Fund will be deemed to receive taxable income on certain securities which pay no cash payments until maturity, such as zero-coupon securities.  The Fund may be required to sell portfolio securities that it would otherwise continue to hold in order to obtain sufficient cash to make the distribution to shareholders required for U.S.  tax purposes.

Inflation risk.  The market price of debt securities generally falls as inflation increases because the purchasing power of the future income and repaid principal is expected to be worth less when received by the Fund.  Debt securities that pay a fixed rather than variable interest rate are especially vulnerable to inflation risk because variable-rate debt securities may be able to participate, over the long term, in rising interest rates which have historically corresponded with long-term inflationary trends.

Interest rate risk.  The market value of debt securities generally varies in response to changes in prevailing interest rates.  Interest rate changes can be sudden and unpredictable.  During periods of declining interest rates, the market value of debt securities generally increases.  Conversely, during periods of rising interest rates, the market value of debt securities generally declines.  This occurs because new debt securities are likely to be issued with higher interest rates as interest rates increase, making the old or outstanding debt securities less attractive.  In general, the market prices of long-term debt securities or securities that make little (or no) interest payments are more sensitive to interest rate fluctuations than shorter-term debt securities.  The longer the Fund’s average weighted portfolio maturity, the greater the impact a change in interest rates will have on its share price.

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Prepayment risk.  Debt securities, especially bonds that are subject to “calls,” such as asset-backed or mortgage-backed securities, are subject to prepayment risk if their terms allow the payment of principal and other amounts due before their stated maturity.  Amounts invested in a debt security that has been “called” or “prepaid” will be returned to an investor holding that security before expected by the investor.  In such circumstances, the investor, such as a fund, may be required to re-invest the proceeds it receives from the called or prepaid security in a new security which, in periods of declining interest rates, will typically have a lower interest rate.  Prepayment risk is especially prevalent in periods of declining interest rates and will result for other reasons, including unexpected developments in the markets for the underlying assets or mortgages.  For example, a decline in mortgage interest rates typically initiates a period of mortgage refinancings.  When homeowners refinance their mortgages, the investor in the underlying pool of mortgage-backed securities (such as a fund) receives its principal back sooner than expected, and must reinvest at lower, prevailing rates.

Securities subject to prepayment risk are often called during a declining interest rate environment and generally offer less potential for gains and greater price volatility than other income-bearing securities of comparable maturity.

Call risk is similar to prepayment risk and results from the ability of an issuer to call, or prepay, a debt security early.  If interest rates decline enough, the debt security’s issuer can save money by repaying its callable debt securities and issuing new debt securities at lower interest rates.

The following is a description of other risks associated with the Fund’s investments:

Focus risk.  The greater the Fund’s exposure to (or focus on) any single type of investment – including investment in a given industry, sector, country, region, or type of security – the greater the impact the performance of that investment will have on the Fund’s performance.  To the extent the Fund has greater exposure to any single type of investment, the Fund’s potential for loss (or gain) will be greater than if its portfolio were invested more broadly in many types of investments.

The Fund’s exposure to such industries, sectors, regions and other investments may also arise indirectly through the Fund’s investments in debt securities (e.g., mortgage or asset-backed securities) that are secured by such investments.  Similar risks associated with focusing on a particular type of investment may result if real properties and collateral securing the Fund’s investments are located in the same geographical region or subject to the same risks or concerns.

Inside information risk.  The investment manager (through its representatives or otherwise) may receive information that restricts the investment manager’s ability to cause the Fund to buy or sell securities of an issuer for substantial periods of time when the Fund otherwise could realize profit or avoid loss.  This may adversely affect the Fund’s flexibility with respect to buying or selling securities.

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Liquidity.  Liquidity risk exists when particular investments are or become difficult to purchase or sell at the price at which the Fund has valued the security, whether because of current market conditions or the specific type of investment.  If the market for a particular security becomes illiquid (for example, due to changes in the issuer’s financial condition), the Fund may be unable to sell such security at an advantageous time or price due to the difficulty in selling such securities.  Additionally, the market for certain debt securities may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer.  Liquidity risk generally increases (meaning that securities become more illiquid) as the number, or relative need, of investors seeking to liquidate in a given market increases.

The Fund may also need to sell some of the Fund’s more liquid securities when it otherwise would not do so in order to meet redemption requests, even if such sale of the liquid holdings would be disadvantageous from an investment standpoint.  Reduced liquidity may also have an adverse impact on a security’s market value and the sale of such securities often results in higher brokerage charges or dealer discounts and other selling expenses.  Reduced liquidity in the secondary market for certain securities will also make it more difficult for the Fund to obtain market quotations based on actual trades for purposes of valuing the Fund’s portfolio and thus pricing may be prone to error when market quotations are volatile, infrequent and/or subject to large spreads between bid and ask prices.

To the extent that the Fund’s principal investment strategies involve foreign (non-U.S.) securities or securities with a thin trading market, the Fund will tend to have greater exposure to liquidity risk.

Management.  The investment manager’s judgments about markets, interest rates or the attractiveness, relative values or potential appreciation of particular investment strategies or sectors or securities purchased for the Fund’s portfolio may prove to be incorrect, all of which could cause the Fund to perform less favorably and may result in a decline in the Fund’s share price.

The investment manager selects investments for the Fund based in part on information and data that the issuers of such securities file with various government agencies or make directly available to the investment manager or that the investment manager obtains from other sources.  The investment manager is not in a position to confirm the completeness, genuineness or accuracy of such information and data, and in some cases, complete and accurate information is not readily available.  Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to the investment manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment goal.  Management risk is greater when less qualitative information is available to the investment manager about an investment.

Market risk.  The market value of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably due to general market conditions which are not specifically related to a single corporate borrower or security issuer.  These general market conditions include real or perceived adverse economic or regulatory conditions, changes in the general outlook for corporate earnings, changes in interest or currency exchange rates or adverse investor sentiment generally.  Market values may also decline due to factors which affect a particular industry or sector, such as labor shortages or increased production costs and competitive conditions within an industry, or a particular segment, such as mortgage or government securities.  During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously.  When markets perform well, there can be no assurance that the Fund’s securities will participate in or otherwise benefit from the advance.

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Portfolio turnover

Portfolio turnover is a measure of how frequently the Fund’s portfolio securities are bought and sold.  High portfolio turnover rates generally increase transaction costs, which are Fund expenses.  Such portfolio transactions may also result in the realization of taxable capital gains, including short-term capital gains, which are generally taxable at ordinary income tax rates for federal income tax purposes for shareholders subject to income tax and who hold their shares in a taxable account.  Higher transaction costs reduce the Fund’s returns.

The SEC requires annual portfolio turnover to be calculated generally as the lesser of a fund’s purchases or sales of portfolio securities during a given fiscal year, divided by the monthly average value of the Fund’s portfolio securities owned during that year (excluding securities with a maturity or expiration date that, at the time of acquisition, was less than one year).  For example, a fund reporting a 100% portfolio turnover rate would have purchased and sold securities worth as much as the monthly average value of its portfolio securities during the year.

Portfolio turnover is affected by factors within and outside the control of the Fund and its investment manager.  The investment manager’s investment outlook for the type of securities in which the Fund invests may change as a result of unexpected developments in domestic or international securities markets, or in economic, monetary or political relationships.  High market volatility may result in the investment manager using a more active trading strategy than it might have otherwise pursued.  The Fund’s investment manager will consider the economic effects of portfolio turnover but generally will not treat portfolio turnover as a limiting factor in making investment decisions.  Investment decisions affecting turnover may include changes in investment policies or management personnel, as well as individual portfolio transactions.

Factors wholly outside the control of the investment manager that may increase portfolio turnover include increased merger and acquisition activity, or increased rates of bankruptcy or default, that may create involuntary transactions for funds that hold affected securities.

During periods of rapidly declining interest rates, the rate of mortgage prepayments on certain asset-backed and mortgage -backed securities may increase rapidly.  When this happens, “sales” of portfolio securities are increased due to the return of principal to the Fund followed by purchases of new portfolio securities to replace the “sold” ones.

The rate of bond calls by issuers of fixed-income debt securities may increase as interest rates decline.  This causes “sales” of called bonds by the Fund and the subsequent purchase of replacement investments.

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In addition, redemptions or exchanges by investors may require the liquidation of portfolio securities.  Changes in particular portfolio holdings may also be made whenever a security is considered to be no longer the most appropriate investment for the Fund, or another security appears to have a relatively better opportunity.

Disclosure of Portfolio Holdings - Policies and Procedures Regarding the Release of Portfolio Holdings

The Fund’s overall policy with respect to the release of portfolio holdings is to release such information consistent with applicable legal requirements and the fiduciary duties owed to shareholders.  Subject to the limited exceptions described below, the Fund will not make available to anyone non-public information with respect to its portfolio holdings, until such time as the information is made available to all shareholders or the general public.

For purposes of this policy, portfolio holdings information does not include aggregate, composite or descriptive information that does not present risks of dilution, arbitrage, market timing, insider trading or other inappropriate trading for the Fund.  Information excluded from the definition of portfolio holdings information generally includes, without limitation: (1) descriptions of allocations among asset classes, regions, countries or industries/sectors; (2) aggregated data such as average or median ratios, market capitalization, credit quality or duration; (3) performance attributions by industry, sector or country; or (4) aggregated risk statistics.  Such information, if made available to anyone, will be made available to any person upon request, but, because such information is generally not material to investors, it may or may not be posted on the Fund’s website.  In addition, other information may also be deemed to not be portfolio holdings information if, in the reasonable belief of the Fund’s Chief Compliance Officer (or his/her designee), the release of such information would not present risks of dilution, arbitrage, market timing, insider trading or other inappropriate trading for the Fund.

Consistent with current law, the Fund releases complete portfolio holdings information each fiscal quarter through regulatory filings with no more than a 60-day lag.

In addition, a complete list of the Fund’s portfolio holdings is generally released no sooner than 20 calendar days after the end of each calendar quarter.  Commentaries and other materials that may reference specific holdings information of the Fund as of the most recent calendar quarter end are also subject to the same 20-day lag requirement.  Other descriptive information, such as the Fund’s top 10 holdings, may be released monthly, no sooner than five days after the end of each month.  Released portfolio holdings information can be viewed at franklintempleton.com.  For more information, call the toll-free number on the cover of this SAI.

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To the extent that this policy would permit the release of portfolio holdings information regarding a particular portfolio holding for the Fund that is the subject of ongoing purchase or sale orders/programs, or if the release of such portfolio holdings information would otherwise be sensitive or inappropriate, the portfolio manager for the Fund may request that the release of such information be withheld.

Exceptions to the portfolio holdings release policy will be made only when: (1) the Fund has a legitimate business purpose for releasing portfolio holdings information in advance of release to all shareholders or the general public; (2) the recipient is subject to a duty of confidentiality pursuant to a signed non-disclosure agreement; and (3) the release of such information would not otherwise violate the antifraud provisions of the federal securities laws or fiduciary duties owed to Fund shareholders.  The determination of whether to grant an exception, which includes the determination of whether the Fund has a legitimate business purpose for releasing portfolio holdings information in advance of release to all shareholders or the general public shall be made by the Fund’s Chief Compliance Officer or his/her designee, following a request submitted in writing.

The eligible third parties to whom portfolio holdings information may be released in advance of general release fall into the following categories: data consolidators (including rating agencies), fund rating/ranking services and other data providers, service providers to the Fund, and municipal securities brokers using the Investor Tools product which brings together buyers and sellers of municipal securities in the normal operation of the municipal securities markets.  In addition, should the Fund process a shareholder’s redemption request in-kind, the Fund may, under certain circumstances, provide portfolio holdings information to such shareholder to the extent necessary to allow the shareholder to prepare for receipt of such portfolio securities.

The specific entities to whom the Fund may provide portfolio holdings in advance of their release to the general public are:

  Bloomberg, Capital Access, CDA (Thomson Reuters), FactSet, Fidelity Advisors, Standard & Poor’s, Vestek, and Fidelity Trust Company, all of whom may receive portfolio holdings information 15 days after the quarter end.
  Service providers to the Fund that receive portfolio holdings information from time to time in advance of general release in the course of performing, or to enable them to perform, services for the Fund, including: Custodian Bank: The Bank of New York Mellon; Independent Registered Public Accounting Firm: PricewaterhouseCoopers LLP; Outside Fund Legal Counsel: Stradley Ronon Stevens & Young, LLP; Independent Directors’/Trustees’ Counsel: Bleakley, Platt & Schmidt, LLP and/or Duane Morris, LLP; Proxy Voting Services: Glass, Lewis & Co., LLC and Institutional Shareholder Services Inc.; Brokerage Analytical Services: Sanford Bernstein, Brown Brothers Harriman, Royal Bank of Canada Capital Markets, JP Morgan Securities Inc.; Financial Printers: RR Donnelley & Sons Company or GCOM Solutions, Inc.

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In all cases, eligible third parties are required to execute a non-disclosure agreement.  Non-disclosure agreements include the following provisions:

  The recipient agrees to keep confidential, and to limit the dissemination of, any portfolio holdings information received.
  The recipient agrees not to trade on the non-public information received, including some or all of the following: (1) agreeing not to purchase or sell any portfolio securities based on any information received; (2) agreeing not to trade against any U.S.  registered Franklin or Templeton fund, including the Fund; (3) agreeing not to knowingly engage in any trading practices that are adverse to any such fund; and (4) agreeing not to trade in shares of any such fund.
  The recipient agrees to refresh its representation as to confidentiality and abstention from trading upon request from Franklin Templeton.

In no case does the Fund receive any compensation in connection with the arrangements to release portfolio holdings information to any of the above-described recipients of the information.

Certain F-T Managers serve as investment advisers to privately placed funds that are exempt from registration, including Canadian institutional pooled funds and commingled trusts maintained by a Franklin Templeton trust company.  In certain circumstances, such unregistered private funds may have portfolio holdings that are not, in the aggregate, substantially similar to the holdings of a U.S.  registered fund, as determined by the Chief Compliance Officer or his/her designee.  Under such circumstances the release of portfolio holdings information to a client or potential client of the unregistered private fund may be permissible.  In circumstances where an unregistered private fund invests in portfolio securities that, in the aggregate, are substantially similar to the holdings of a U.S.  registered fund, such private funds are subject to the restrictions imposed by the policy, except that the release of holdings information to a current investor in the private fund is permissible conditioned upon such investor’s execution of a non-disclosure agreement to mitigate the risk that portfolio holdings information may be used to trade inappropriately against a fund.  Such non-disclosure agreement must provide that the investor: (1) agrees to maintain such information as confidential, including limiting the dissemination of such information (except that the investor may be permitted to disseminate such information to an agent as necessary to allow the performance of portfolio analytics with respect to the investor’s investment in the private fund), and (2) is prohibited from trading on the information received, including (a) trading against any U.S.  registered Franklin or Templeton fund, including the Fund; (b) knowingly engaging in any trading practices that are adverse to any such fund; and (c) trading in shares of any U.S.  registered Franklin or Templeton fund that is managed in a style substantially similar to that of the private fund.

Some F-T Managers serve as sub-advisors to other mutual funds not within the Franklin Templeton Investments fund complex (“other funds”), which may be managed in a style substantially similar to that of a U.S.  registered Franklin or Templeton fund.  Such other funds are not subject to the Fund’s portfolio holdings release policy.  The sponsors of such funds may disclose the portfolio holdings of such funds at different times than the Fund discloses its portfolio holdings.

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In addition, some F-T Managers also serve as investment managers to separate accounts, which are subject to the Fund’s policy with respect to the release of the separate account’s holdings to consultants and potential clients.  Separate accounts that are not, in the aggregate, substantially similar to the holdings of a U.S.  registered Franklin or Templeton fund, however, are not subject to the restrictions imposed by the policy.

The Fund’s portfolio holdings release policy and all subsequent amendments have been reviewed and approved by the Fund’s board, and any other material amendments shall also be reviewed and approved by the board.  The investment manager’s compliance staff conducts periodic reviews of compliance with the policy and provides at least annually a report to the board regarding the operation of the policy and any material changes recommended as a result of such review.  The investment manager’s compliance staff also will supply the board yearly with a list of exceptions granted to the policy, along with an explanation of the legitimate business purpose of the Fund that is served as a result of the exception.

Item 17.  Management of the Fund

(a)        Management Information

The name, year of birth and address of the officers and board members, as well as their affiliations, positions held with the Trust, principal occupations during the past five years, number of portfolios overseen in the Franklin Templeton fund complex and other directorships held during at least the last five years are shown below.   Each trustee will serve until that person resigns and/or a successor is elected and qualified.  Each officer serves at the pleasure of the board of trustees and until a successor is elected and qualified.

Independent Board Members

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Boards Member*	Other Directorships Held During At Least the Last Five Years
Edward I. Altman, Ph.D. (1941) c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	Trustee	Since October 2011	10	None

Principal Occupation During at Least the Past 5 Years:

Max L. Heine Professor of Finance and Director of The Credit and Debt Markets Research Program, Salomon Center, Stern School of Business, New York University; editor and author of numerous financial publications; financial consultant; an adviser to numerous financial and publishing organizations; and formerly, Vice Director, Salomon Center, Stern School of Business, New York University.

Ann Torre Bates (1958) c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	Trustee	Since October 2011	35	SLM Corporation (Sallie Mae), Ares Capital Corporation (specialty finance company) and Allied Capital Corporation (financial services) (2003-2010).

Principal Occupation During at Least the Past 5 Years:

Independent strategic and financial consultant; and formerly, Executive Vice President and Chief Financial Officer, NHP Incorporated (manager of multifamily housing) (1995-1997); and Vice President and Treasurer, US Airways, Inc. (until 1995).

Burton J. Greenwald (1929) c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	Trustee	Since October 2011	17	Franklin Templeton Emerging Markets Debt Opportunities Fund PLC and Fiduciary International Ireland Limited.

Principal Occupation During at Least the Past 5 Years:

Managing Director, B.J. Greenwald Associates (management consultants to the financial services industry); and formerly, Chairman, Fiduciary Trust International Funds; Executive Vice President, L.F. Rothschild Fund Management, Inc.; President and Director, Merit Mutual Funds; President, Underwriting Division and Director, National Securities & Research Corporation; Governor, Investment Company Institute and Chairman, ICI Public Information Committee.

Keith E. Mitchell (1954) c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	Trustee	Since October 2011	10	None

Principal Occupation During at Least the Past 5 Years:

Managing Member, Mitchell Hartley Advisers, LLC (formerly, Mitchell Advisers, LLC) (advisory firm); director of various boards of asset management firms; and formerly, Managing Director, Putman Lovell NBF.

Charles Rubens, II (1930) c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	Trustee	Since October 2011	17	None
Principal Occupation During at Least the Past 5 Years: Private Investor.
Larry D. Thompson (1945) c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	Trustee	Since October 2011	142	Cbeyond, Inc. (business communications provider), The Southern Company (energy company, and The Washington Post Company (education and media organization).

Principal Occupation During at Least the Past 5 Years:

John A. Sibley Professor of Corporate and Business Law, University of Georgia School of Law (2011); and formerly,  Senior Vice President - Government Affairs, General Counsel and Secretary, PepsiCo, Inc. (consumer products) (2004-May 2011); Senior Fellow of The Brookings Institution (2003-2004); Visiting Professor, University of Georgia School of Law (2004); and Deputy Attorney General, U.S. Department of Justice (2001-2003).

Jan Hopkins Trachtman (1947) c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	Trustee	Since October 2011	10	None

Principal Occupation During at Least the Past 5 Years:

President and Founder, The Jan Hopkins Group (communication consulting firm); President, Economic Club of New York; serves on Advisory Board of Knight Bagehot Fellowship; and formerly, Anchor/Correspondent, CNN Financial News (until 2003); Managing Director and Head of Client Communications, Citigroup Private Bank (until 2005); Off-Air Reporter, ABC News’ World News Tonight and Editor, CBS Network News.

Robert E. Wade (1946) c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	Trustee and Chairman of the Board	Since October 2011	42	El Oro Ltd (investments).
Principal Occupation During at Least the Past 5 Years: Attorney at law engaged in private practice (1973-2009) and member of various boards.

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Interested Board Members and Officers

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Boards Member*	Other Directorships Held During At Least the Last Five Years
**Gregory E. Johnson (1961) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since October 2011	92	None

Principal Occupation During at Least the Past 5 Years:

Director, President and Chief Executive Officer, Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 33 of the investment companies in Franklin Templeton Investments.

**Peter A. Langerman (1955) 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	Trustee	Since October 2011	10	None

Principal Occupation During at Least the Past 5 Years:

Chairman of the Board, Chief Executive Officer and President, Franklin Mutual Advisers, LLC; officer and/or director, as the case may be, of three of the investment companies in Franklin Templeton Investments; and formerly, Director, New Jersey’s Division of Investment.

James M. Davis (1952) One Franklin Parkway San Mateo, CA 94403-1906	Chief Compliance Officer and Vice President –AML Compliance	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:

Director, Global Compliance, Franklin Resources, Inc. and officer of 46 of the investment companies in Franklin Templeton Investments; and formerly, Director of Compliance, Franklin Resources, Inc. (1994-2001).

Laura F. Fergerson (1962) One Franklin Parkway San Mateo, CA 94403-1906	Chief Executive Officer –Finance and Administration	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:

Senior Vice President, Franklin Templeton Services, LLC; officer of 46 of the investment companies in Franklin Templeton Investments; and formerly, Director and member of Audit and Valuation Committees, Runkel Funds, Inc. (2003-2004); Assistant Treasurer of most of the investment companies in Franklin Templeton Investments (1997-2003); and Vice President, Franklin Templeton Services, LLC (1997-2003).

Aliya S. Gordon (1973) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Assistant Secretary	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:

Senior Associate General Counsel, Franklin Templeton Investments; officer of 46 of the investment companies in Franklin Templeton Investments; and formerly, Litigation Associate, Steefel, Levitt & Weiss, LLP (2000-2004).

David P. Goss (1947) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Assistant Secretary	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:

Senior Associate General Counsel, Franklin Templeton Investments; and officer and/or director, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 46 of the investment companies in Franklin Templeton Investments.

Steven J. Gray (1955) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Secretary	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:

Senior Associate General Counsel, Franklin Templeton Investments; Vice President, Franklin Templeton Distributors, Inc.; and officer of 45 of the investment companies in Franklin Templeton Investments.

Matthew T. Hinkle (1971) One Franklin Parkway San Mateo, CA 94403-1906	Treasurer, Chief Financial Officer and Chief Accounting Officer	Since October 2011	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years: Director, Fund Accounting, Franklin Templeton Investments; and officer of five of the investment companies in Franklin Templeton Investments.
Thomas A. Nelson (1969) 600 Fifth Avenue New York, NY 10020	Vice President	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:

Portfolio Manager, Franklin Advisers, Inc.; officer of one of the investment companies in Franklin Templeton Investments; and formerly, Manager of Americas market specialist sales team, Bloomberg LP (1991-2007).

Robert C. Rosselot (1960) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Vice President and Assistant Secretary	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:

Senior Associate General Counsel, Franklin Templeton Investments; Assistant Secretary, Franklin Resources, Inc.; Vice President and Secretary, Templeton Investment Counsel, LLC; Vice President, Secretary and Trust Officer, Fiduciary Trust International of the South; and officer of 46 of the investment companies in Franklin Templeton Investments.

Karen L. Skidmore (1952) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Assistant Secretary	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:

Senior Associate General Counsel, Franklin Templeton Investments; and officer of 46 of the investment companies in Franklin Templeton Investments.

Craig S. Tyle (1960) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Assistant Secretary	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:

General Counsel and Executive Vice President, Franklin Resources, Inc.; officer of some of the other subsidiaries of Franklin Resources, Inc. and of 46 of the investment companies in Franklin Templeton Investments; and formerly, Partner, Shearman & Sterling, LLP (2004-2005); and General Counsel, Investment Company Institute (ICI) (1997-2004).

William Yun (1959) 600 Fifth Avenue New York, NY 10020	President and Chief Executive Officer – Investment Management	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:

Executive Vice President of Franklin Advisers, Inc. and Franklin Templeton Institutional, LLC; Executive Vice President – Alternative Strategies, Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of one of the investment companies in Franklin Templeton Investments.

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*We base the number of portfolios on each separate series of the U.S. registered investment companies within the Franklin Templeton Investments fund complex.  These portfolios have a common investment manager or affiliated investment managers.

**Gregory E. Johnson is considered to be an interested person of the Trust under the federal securities laws due to his position as an officer and director of Resources.   Peter A. Langerman is considered to be an interested person of the Fund under the federal securities laws due to his position as an officer of Franklin Mutual Advisers, LLC, which is an affiliate of the Fund’s investment manager.

Note:  Officer information is current as of the date of this SAI.  It is possible that after this date, information about officers may change.

(b)        Leadership Structure and Board of Trustees

The Trust has a board of trustees.  Each trustee will serve until that person resigns and/or a successor is elected and qualified.  The board is responsible for the overall management of the Trust, including general supervision and review of the Fund’s investment activities.  The board, in turn, elects the officers of the Trust who are responsible for administering the Trust’s day-to-day operations.

Board role in risk oversight.  The board, as a whole, will consider risk management issues as part of its general oversight responsibilities throughout the year at regular board meetings, through regular reports that have been developed by management, in consultation with the board and its counsel.  These reports will address certain investment, valuation and compliance matters.  The board also may receive special written reports or presentations on a variety of risk issues, either upon the board’s request or upon the investment manager’s initiative.  In addition, the Audit Committee of the board will meet regularly with the investment manager’s internal audit group to review reports on their examinations of functions and processes within Franklin Templeton Investments that affect the Fund.

With respect to investment risk, the board will receive regular written reports describing and analyzing the investment performance of the Fund.  In addition, the portfolio managers of the Fund will meet regularly with the boards to discuss portfolio performance, including investment risk.  To the extent that the Fund changes a particular investment strategy that could have a material impact on the Fund’s risk profile, the board generally will be consulted with respect to such change.  To the extent that the Fund invests in certain complex securities, including derivatives, the board will receive periodic reports containing information about exposure of the Fund to such instruments.  In addition, the investment manager’s investment risk personnel will meet regularly with the board to discuss a variety of issues, including the impact on the Fund of the investment in particular securities or instruments, such as derivatives.

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With respect to valuation, the Fund’s administrator will provide regular written reports to the board that enable the board to monitor the number of fair valued securities in a particular portfolio, the reasons for the fair valuation and the methodology used to arrive at the fair value.  Such reports also will include information concerning illiquid securities within the Fund’s portfolio.  The board also will review dispositional analysis information on the sale of securities that require special valuation considerations such as illiquid or fair valued securities.  In addition, the Fund’s Audit Committee will review valuation procedures and results with the Fund’s auditors in connection with such Committee’s review of the results of the audit of the Fund’s year end financial statement.

With respect to compliance risks, the board will receive regular compliance reports prepared by the investment manager’s compliance group and meets regularly with the Fund’s Chief Compliance Officer (CCO) to discuss compliance issues, including compliance risks.  In accordance with SEC requirements, the independent trustees will meet regularly in executive session with the CCO, and the Fund’s CCO prepares and presents an annual written compliance report to the board.  The Fund’s board adopts compliance policies and procedures for the Fund and approves such procedures for the Fund’s service providers.  The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws.

The investment manager periodically provides an enterprise risk management presentation to the board to describe the way in which risk is managed on a complex-wide level.  Such presentation covers such areas as investment risk, reputational risk, personnel risk, and business continuity risk.

Board structure.  Seventy-five percent or more of board members consist of independent trustees who are not deemed to be “interested persons” by reason of their relationship with the Fund’s management or otherwise as provided under the Investment Company Act of 1940.  The Chairman of the Board is an independent trustee who, in addition to presiding at board meetings also, in consultation with independent counsel when necessary, approves agendas for board meetings and generally acts as a liaison with management with respect to questions and issues raised by the independent trustees. The Chairman also presides at separate meetings of independent trustees held in advance of each scheduled board meeting where various matters, including those being considered at such board meeting are discussed. The board believes that such structure is appropriate because it helps to assure that proper consideration is given at board meetings to matters deemed important to the Fund and its shareholders.

Trustee qualifications.  Information on the Fund’s officers and trustees appears above.  Such information includes information on the business activities of trustees during the past five years and beyond.  In addition to personal qualities, such as integrity, the role of an effective Fund trustee inherently requires the ability to comprehend, discuss and critically analyze materials and issues presented in exercising judgments and reaching informed conclusions relevant to his or her duties and fiduciary obligations.  The board believes that the specific background of each trustee evidences such ability and is appropriate to his or her serving on the Fund’s board of trustees.  As indicated, Burton J. Greenwald has a background in the financial industry, including service as president of two mutual fund companies and served as a past governor of the Investment Company Institute; Edward I. Altman, Ph.D., is a Professor of Finance and author of numerous financial publications; Ann Torre Bates has served as chief financial officer of a major corporation; Keith E. Mitchell has a background in asset management, including service as a managing director of an investment banking firm; Charles Rubens, II has executive experience in the publishing industry along with service as a college trustee and president of a charitable society; Larry D. Thompson, has a legal background, including a high level position with the U.S. Department of Justice; Jan Hopkins Trachtman has an executive background in communications, including service as an anchor/correspondent for CNN Financial News; Robert E. Wade has had more than thirty years experience as a practicing attorney; and Gregory E. Johnson and Peter A. Langerman are each a chief executive officer of entities providing advisory and other services to the Fund.

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Board Committees

The board maintains three standing committees:  the Audit Committee, the Nominating and Corporate Governance Committee and the Trustees Compensation and Performance Committee.  The Audit Committee is generally responsible for recommending the selection of the Trust’s independent registered public accounting firm (auditors), including evaluating their independence and meeting with such auditors to consider and review matters relating primarily to the Trust’s financial reports and internal controls.  The Audit Committee is comprised of the following independent trustees of the Trust: Edward I. Altman, Ann Torre Bates (Chair), Robert E. Wade and Burton J. Greenwald.  The Nominating and Corporate Governance Committee is responsible for nominating candidates for independent board member positions and for consideration of matters relating to corporate governance.  It is composed of Burton J. Greenwald (Chair), Jan Hopkins Trachtman, Charles Rubens II, Robert E. Wade and Larry Thompson.  The Trustees Compensation and Performance Committee is generally responsible for recommending compensation and meeting fees for independent trustees and for evaluating board performance.  The Trustees Compensation and Performance Committee is composed of Edward I. Altman, Ann Torre Bates, Keith E. Mitchell, Charles Rubens II (Chair) and Robert E. Wade.

In considering a candidate’s qualifications, the Nominating and Corporate Governance Committee will generally consider the potential candidate’s educational background, business or professional experience and reputation.  In addition, the Nominating and Corporate Governance Committee has established as minimum qualifications for board membership as a independent trustee (1) that such candidate be independent from relationships with the Fund’s investment manager and other principal service providers both within the terms and the spirit of the statutory independence requirements specified under the 1940 Act and the rules thereunder, (2) that such candidate demonstrate an ability and willingness to make the considerable time commitment, including personal attendance at board and committee meetings, believed necessary to his or her function as an effective board member, and (3) that such candidate have no continuing relationship as a trustee, officer or board member of any open-end or closed-end fund investment company other than those within the Franklin Templeton Investments fund complex.

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When the board has or expects to have a vacancy, the Nominating and Corporate Governance Committee will receive and review information on individuals qualified to be recommended to the full board as nominees for election as board members, including any recommendations by “Qualifying Fund Shareholders” (as defined below).  To date, the Nominating and Corporate Governance Committee has been able to identify, and expects to continue to be able to identify, from its own resources an ample number of qualified candidates.  The Nominating and Corporate Governance Committee, however, will review recommendations from Qualifying Fund Shareholders to fill vacancies on the board if these recommendations are submitted in writing and addressed to the Chairperson of the Nominating and Corporate Governance Committee at the Trust’s offices at One Franklin Parkway, San Mateo, California 94403-1906 and are presented with appropriate background material concerning the candidate that demonstrates his or her ability to serve as a board member, including as a disinterested trustee, of the Trust.  A Qualifying Fund Shareholder is a shareholder who (i) has continuously owned of record, or beneficially through a financial intermediary, shares of the Trust having a net asset value of not less than two hundred and fifty thousand dollars ($250,000) during the 24-month period prior to submitting the recommendation; and (ii) provides a written notice to the Nominating and Corporate Governance Committee containing the following information:  (a) the name and address of the Qualifying Fund Shareholder making the recommendation; (b) the number of shares of each class of shares of the Trust which are owned of record and beneficially by such Qualifying Fund Shareholder and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (c) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (d) the name, age, date of birth, business address and residence address of the person or persons being recommended; (e) such other information regarding each person recommended by such Qualifying Fund Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the board; (f) whether the shareholder making the recommendation believes the person recommended would or would not be an “interested person” of the Trust, as defined in the 1940 Act; and (g) the written consent of each person recommended to serve as a board members of the Trust if so nominated and elected/appointed.

The Nominating and Corporate Governance Committee may amend these procedures from time to time, including the procedures relating to the evaluation of nominees and the process for submitting recommendations to the Nominating and Corporate Governance Committee.

Ownership of Shares of Funds in Franklin Templeton Investments

Trustees of the Trust also constitute all the independent board members of the Franklin Mutual Series Funds and Franklin Mutual Recovery Fund and have historically followed a policy of having substantial investments in one or more of these Funds as is consistent with their individual financial goals.  Investments in the name of family members or entities controlled by a board member constitute fund holdings of such board member for purposes of this policy, and a phase-in period applies to such investment requirements for newly elected board members.  In implementing such policy, a board member’s fund holdings existing on March 1, 2006, are valued as of such date with subsequent investments valued at cost.

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The following tables provide the dollar range of equity securities beneficially owned by the board on December 31, 2011.

Independent Board Members

Name of Board Member	Dollar Range of Equity Securities in the Fund†	Aggregate Dollar Range of Equity Securities in All Funds Overseen by the Board Member in the Franklin Templeton Fund Complex
Edward I. Altman, PhD.	None	Over $100,000
Ann Torre Bates	None	Over $100,000
Burton J. Greenwald	None	Over $100,000
Keith E. Mitchell	None	Over $100,000
Charles Rubens II	None	Over $100,000
Larry D. Thompson	None	Over $100,000
Jan Hopkins Trachtman	None	Over $100,000
Robert E. Wade	None	Over $100,000

Interested Board Members

Name of Board Member	Dollar Range of Equity Securities in the Fund†	Aggregate Dollar Range of Equity Securities in All Funds Overseen by the Board Member in the Franklin Templeton Fund Complex
Gregory E. Johnson	None	Over $100,000
Peter A. Langerman	None	Over $100,000

†      Currently, shares of the Fund are only sold to other investment companies in the Franklin Templeton family of mutual funds.

(c)        Compensation

The Trustees have elected to waive all trustees’ fees and board committee fees for the foreseeable future.

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Name	Total Fees Received from the Trust[1] ($)	Total Fees Received from Franklin Templeton Investments[2] ($)	Number of Boards in Franklin Templeton Investments on which Each Serves[3]
Edward I. Altman, PhD.[4]	$0	$ 154,000	3
Ann Torre Bates[4]	0	365,000	17
Burton J. Greenwald	0	265,000	5
Keith E. Mitchell	0	127,000	3
Charles Rubens II	0	230,000	5
Larry D. Thompson	0	593,000	44
Jan Hopkins Trachtman	0	125,000	3
Robert E. Wade[4]	0	517,000	19

1.     The Trust has not yet completed its first fiscal year.  The Trustees have elected to waive all trustees’ fees and board committee fees for at least the first year of the Trust’s operations.

2.     For the calendar year ended December 31, 2011.

3.     We base the number of boards on the number of U.S. registered investment companies in Franklin Templeton Investments.  This number does not include the total number of series or portfolios within each investment company for which the board members are responsible.

4.     Edward I. Altman, Ann Torre Bates and Robert E. Wade are also independent board members of Franklin Mutual Series Funds and may, in the future, receive payments pursuant to a discontinued retirement plan that generally provides payments to independent board members who have served seven years or longer for such fund.

Independent board members are reimbursed for expenses incurred in connection with attending Board meetings and are paid pro rata by each fund in Franklin Templeton Investments for which they serve as director or trustee.  No officer or board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Fund or other funds in Franklin Templeton Investments.  Certain officers or board members who are shareholders of Franklin Resources, Inc.  (Resources) may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.

(d)        Sales Loads

Not applicable.

(e)        Codes of Ethics

The Fund, its investment manager and sub-advisor have each adopted a code of ethics, as required by federal securities laws.  Under the code of ethics, employees who are designated as access persons may engage in personal securities transactions, including transactions involving securities that are being considered for the Fund or that are currently held by the Fund, subject to certain general restrictions and procedures.  The personal securities transactions of access persons of the Fund and its investment manager and sub-advisor will be governed by their respective codes of ethics.  Each code of ethics is on file with, and available from the SEC.

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(f)        Proxy Voting Policies and Procedures

The board of trustees of the Fund has delegated the authority to vote proxies related to the portfolio securities held by the Fund to the Fund’s investment manager Franklin Advisers, Inc. in accordance with the Proxy Voting Policies and Procedures (Policies) adopted by the investment manager.

The investment manager has delegated its administrative duties with respect to the voting of proxies to the Proxy Group within Franklin Templeton Companies, LLC (Proxy Group), an affiliate and wholly owned subsidiary of Franklin Resources, Inc.  All proxies received by the Proxy Group will be voted based upon the investment manager’s instructions and/or policies. The investment manager votes proxies solely in the interests of the Fund and its shareholders.

To assist it in analyzing proxies, the investment manager subscribes to Institutional Shareholder Services Inc. (ISS), an unaffiliated third-party corporate governance research service that provides in-depth analyses of shareholder meeting agendas, vote recommendations, recordkeeping and vote disclosure services.  In addition, the investment manager subscribes to Glass, Lewis & Co., LLC (Glass Lewis), an unaffiliated third-party analytical research firm, to receive analyses and vote recommendations on the shareholder meetings of publicly held U.S. companies , as well as a limited subscription to its international research.  Although ISS’ and/or Glass Lewis’ analyses are thoroughly reviewed and considered in making a final voting decision, the investment manager does not consider recommendations from ISS, Glass Lewis or any other third party to be determinative of the investment manager’s ultimate decision.  As a matter of policy, the officers, directors/trustees and employees of the investment manager and the Proxy Group will not be influenced by outside sources whose interests conflict with the interests of the Fund and its shareholders.  Efforts are made to resolve all conflicts in the interests of the investment manager’s clients.  Material conflicts of interest are identified by the Proxy Group based upon analyses of client, distributor, broker dealer and vendor lists, information periodically gathered from directors and officers, and information derived from other sources, including public filings.  In situations where a material conflict of interest is identified, the Proxy Group may defer to the voting recommendation of ISS, Glass Lewis or those of another independent third-party provider of proxy services; or send the proxy directly to the Fund’s board or a committee of the board with the investment manager’s recommendation regarding the vote for approval.

Where a material conflict of interest has been identified, but the items on which the investment manager’s vote recommendations differ from Glass Lewis, ISS, or another independent third-party provider of proxy services relate specifically to (1) shareholder proposals regarding social or environmental issues, (2) “Other Business” without describing the matters that might be considered, or (3) items the investment manager wishes to vote in opposition to the recommendations of an issuer’s management, the Proxy Group may defer to the vote recommendations of the investment manager rather than sending the proxy directly to the Fund’s board or a board committee for approval.

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To avoid certain potential conflicts of interest, the investment manager will employ echo voting, if possible, in the following instances:  (1) when the Fund invests in an underlying fund in reliance on any one of Sections 12(d)(1)(E), (F), or (G) of the 1940 Act, the rules thereunder, or pursuant to a U.S. SEC exemptive order thereunder; (2) when the Fund invests uninvested cash in affiliated money market funds pursuant to the rules under the 1940 Act or any exemptive orders thereunder (“cash sweep arrangement”); or (3) when required pursuant to the Fund’s governing documents or applicable law.  Echo voting means that the investment manager will vote the shares in the same proportion as the vote of all of the other holders of the Fund’s shares.

The recommendation of management on any issue is a factor that the investment manager considers in determining how proxies should be voted. However, the investment manager does not consider recommendations from management to be determinative of the investment manager’s ultimate decision.  As a matter of practice, the votes with respect to most issues are cast in accordance with the position of the company’s management.  Each issue, however, is considered on its own merits, and the investment manager will not support the position of the company’s management in any situation where it deems that the ratification of management’s position would adversely affect the investment merits of owning that company’s shares.

Investment manager’s proxy voting policies and principles.  The investment manager has adopted general proxy voting guidelines, which are summarized below.  These guidelines are not an exhaustive list of all the issues that may arise and the investment manager cannot anticipate all future situations.  In all cases, each proxy will be considered based on the relevant facts and circumstances.

Board of directors.  The investment manager supports an independent board of directors, and prefers that key committees such as audit, nominating, and compensation committees be comprised of independent directors.  The investment manager will generally vote against management efforts to classify a board and will generally support proposals to declassify the board of directors.  The investment manager will consider withholding votes from directors who have attended less than 75% of meetings without a valid reason.  While generally in favor of separating Chairman and CEO positions, the investment manager will review the issue of separating Chairman and CEO positions as well as proposals to restore or provide for cumulative voting on a case-by-case basis, taking into consideration factors such as the company’s corporate governance guidelines or provisions and performance.  The investment manager generally will support non-binding shareholder proposals to require a majority vote standard for the election of directors; however, if these proposals are binding, the investment manager will give careful review on a case-by-case basis of the potential ramifications of such implementation.

Ratification of auditors of portfolio companies.  The investment manager will closely scrutinize the independence, role and performance of auditors. On a case-by-case basis, the investment manager will examine proposals relating to non-audit relationships and non-audit fees. The investment manager will also consider, on a case-by-case basis, proposals to rotate auditors, and will vote against the ratification of auditors when there is clear and compelling evidence of a lack of independence, accounting irregularities or negligence.

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Management and director compensation.  A company’s equity-based compensation plan should be in alignment with the shareholders’ long-term interests.  The investment manager believes that executive compensation should be directly linked to the performance of the company.  The investment manager evaluates plans on a case-by-case basis by considering several factors to determine whether the plan is fair and reasonable, including the ISS quantitative model utilized to assess such plans and/or the Glass Lewis evaluation of the plans.  The investment manager will generally oppose plans that have the potential to be excessively dilutive, and will almost always oppose plans that are structured to allow the repricing of underwater options, or plans that have an automatic share replenishment “evergreen” feature.  The investment manager will generally support employee stock option plans in which the purchase price is at least 85% of fair market value, and when potential dilution is 10% or less.

Severance compensation arrangements will be reviewed on a case-by-case basis, although the investment manager will generally oppose “golden parachutes” that are considered to be excessive.  The investment manager will normally support proposals that require a percentage of directors’ compensation to be in the form of common stock, as it aligns their interests with those of shareholders.

The investment manager will review non-binding say-on-pay proposals on a case-by-case basis, and will generally vote in favor of such proposals unless compensation is misaligned with performance and/or shareholders’ interests, the company has not provided reasonably clear disclosure regarding its compensation practices, or there are concerns with the company’s remuneration practices.

Anti-takeover mechanisms and related issues.  The investment manager generally opposes anti-takeover measures since they tend to reduce shareholder rights.  However, as with all proxy issues, the investment manager conducts an independent review of each anti-takeover proposal.  On occasion, the investment manager may vote with management when the research analyst has concluded that the proposal is not onerous and would not harm the Fund or its shareholders’ interests.  The investment manager generally supports proposals that require shareholder rights’ plans (“poison pills”) to be subject to a shareholder vote and will closely evaluate such plans on a case-by-case basis to determine whether or not they warrant support.  In addition, the investment manager will generally vote against any proposal to issue stock that has unequal or subordinate voting rights.  The investment manager generally opposes any supermajority voting requirements as well as the payment of “greenmail.”  The investment manager generally supports “fair price” provisions and confidential voting.

Changes to capital structure.  The investment manager realizes that a company’s financing decisions have a significant impact on its shareholders, particularly when they involve the issuance of additional shares of common or preferred stock or the assumption of additional debt.  The investment manager will review, on a case-by-case basis, proposals by companies to increase authorized shares and the purpose for the increase.  The investment manager will generally not vote in favor of dual-class capital structures to increase the number of authorized shares where that class of stock would have superior voting rights.  The investment manager will generally vote in favor of the issuance of preferred stock in cases where the company specifies the voting, dividend, conversion and other rights of such stock and the terms of the preferred stock issuance are deemed reasonable.  The investment manager will review proposals seeking preemptive rights on a case-by-case basis.

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Mergers and corporate restructuring.  Mergers and acquisitions will be subject to careful review by the research analyst to determine whether they would be beneficial to shareholders.  The investment manager will analyze various economic and strategic factors in making the final decision on a merger or acquisition.  Corporate restructuring proposals are also subject to a thorough examination on a case-by-case basis.

Environment, social and governance issues.  The investment manager will generally give management discretion with regard to social, environmental and ethical issues, although the investment manager may vote in favor of those that are believed to have significant economic benefits or implications for the Fund and its shareholders.  The investment manager generally supports the right of shareholders to call special meetings and act by written consent.  However, the investment manager will review such shareholder proposals on a case-by-case basis in an effort to ensure that such proposals do not disrupt the course of business or waste company resources for the benefit of a small minority of shareholders.

Global corporate governance.  Many of the tenets discussed above are applied to the investment manager’s proxy voting decisions for international investments.  However, the investment manager must be flexible in these worldwide markets. Principles of good corporate governance may vary by country, given the constraints of a country’s laws and acceptable practices in the markets.  As a result, it is on occasion difficult to apply a consistent set of governance practices to all issuers.  As experienced money managers, the investment manager’s analysts are skilled in understanding the complexities of the regions in which they specialize and are trained to analyze proxy issues germane to their regions.

The investment manager will generally attempt to process every proxy it receives for all domestic and foreign securities.  However, there may be situations in which the investment manager may be unable to vote a proxy, or may choose not to vote a proxy, such as where: (i) the proxy ballot was not received from the custodian bank; (ii) a meeting notice was received too late; (iii) there are fees imposed upon the exercise of a vote and it is determined that such fees outweigh the benefit of voting; (iv) there are legal encumbrances to voting, including blocking restrictions in certain markets that preclude the ability to dispose of a security if the investment manager votes a proxy or where the investment manager is prohibited from voting by applicable law or other regulatory or market requirements, including but not limited to, effective Powers of Attorney; (v) the investment manager held shares on the record date but has sold them prior to the meeting date; (vi) proxy voting service is not offered by the custodian in the market; (vii) the investment manager believes it is not in the best interest of the Fund or its shareholders to vote the proxy for any other reason not enumerated herein; or (viii) a security is subject to a securities lending or similar program that has transferred legal title to the security to another person.  The investment manager or its affiliates may, on behalf of one or more of the proprietary registered investment companies advised by the investment manager or its affiliates, determine to use its best efforts to recall any security on loan where the investment manager or its affiliates (a) learn of a vote on a material event that may affect a security on loan and (b) determine that it is in the best interests of such proprietary registered investment companies to recall the security for voting purposes.

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Shareholders may view the complete Policies online at franklintempleton.com.  Alternatively, shareholders may request copies of the Policies free of charge by calling the Proxy Group collect at (954)527-7678 or by sending a written request to:  Franklin Templeton Companies, LLC, 300 S.E. 2nd Street, Fort Lauderdale, FL 33301-1923, Attention:  Proxy Group.  Copies of the Fund’s proxy voting records are available online at franklintempleton.com and posted on the SEC website at www.sec.gov. The proxy voting records are updated each year by August 31 to reflect the most recent 12-month period ended June 30.

Item 18.  Control Persons and Principal Holders of Securities

(a)        Control Persons

Franklin Advisers, Inc. is a California corporation and is wholly owned by Franklin Resources, Inc. (Resources). Resources is a Delaware corporation.

(b)        Principal Holders

As of February 1, 2012, the principal shareholders of the Fund, beneficial or of record, were:

Name and Address	Percentage (%)
Franklin Advisers, Inc. One Franklin Parkway San Mateo, CA 94403-1906	32.18
Franklin Templeton Conservative Allocation Fund Franklin Templeton Fund Allocator Series 3344 Quality Dr. Rancho Cordova, CA 95670-7313	13.55
Franklin Templeton Moderate Allocation Fund Franklin Templeton Fund Allocator Series 3344 Quality Dr. Rancho Cordova, CA 95670-7313	28.24
Franklin Templeton Growth Allocation Fund Franklin Templeton Fund Allocator Series 3344 Quality Dr. Rancho Cordova, CA 95670-7313	19.77

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(c)        Management Ownership

As of February 6, 2012, the officers and board members, as a group, owned of record and beneficially less than 1% of the outstanding shares of the Fund . The board members may own shares in other funds in Franklin Templeton Investments.

Item 19.  Investment Advisory and Other Services

(a)        Investment Advisers

Investment Manager and Services Provided

The Fund’s investment manager is Franklin Advisers, Inc.  (Advisers).  The investment manager is a wholly owned subsidiary of Resources, a publicly owned company engaged in the financial services industry through its subsidiaries.  Charles B. Johnson and Rupert H. Johnson, Jr., are the principal shareholders of Resources.

The investment manager provides investment research and portfolio management services, and selects the securities for the Fund to buy, hold or sell.  The investment manager also selects the brokers who execute the Fund’s portfolio transactions.  The investment manager provides periodic reports to the board, which reviews and supervises the investment manager’s investment activities.  To protect the Fund, the investment manager and its officers, directors and employees are covered by fidelity insurance.

The investment manager and its affiliates manage numerous other investment companies and accounts.  The investment manager may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by the investment manager on behalf of the Fund.  Similarly, with respect to the Fund, the investment manager is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that the investment manager and access persons, as defined by applicable federal securities laws, may buy or sell for its or their own account or for the accounts of any other fund.  The investment manager is not obligated to refrain from investing in securities held by the Fund or other funds it manages.  Because the investment manager is a subsidiary of a financial holding company (FHC) under the Gramm-Leach-Bliley Act of 1999, federal regulations applicable to FHCs may limit or restrict the Fund’s ability to acquire or hold a position in a given security when it might otherwise be advantageous for the Fund to acquire or hold that security.

The Fund’s sub-advisor is Pelagos Capital Management LLC (Pelagos), an affiliate of the investment manager.  The sub-advisor has an agreement with the investment manager and provides the investment manager with management advice and assistance.  The sub-advisor’s activities are subject to the board’s review and control as well as the investment manager’s instruction and supervision.  Stephen P. Burke, John C. Pickart and Franklin Templeton Institutional LLC are the principal shareholders of Pelagos.  Franklin Templeton Institutional LLC is a subsidiary of Resources.

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Management Fees

The Fund pays Advisers a fee equal to an annual rate of 0.65% of the average daily net assets of the Fund.  The fee is computed daily according to the terms of the management agreement.  Advisers in turn pays the sub-advisor for its services from the management fees it receives from the Fund.  The separate portion of the Fund’s assets managed by the sub-advisor are allocated fees that are retained from, and not in addition to, the overall investment management fee paid to Advisers by the Fund.  Advisers and the sub-advisor will share on a pro rata basis in any voluntary reduction or waiver by Advisers of the management fee paid to Advisers by the Fund.  Advisers and the sub-advisor has contractually agreed to waive the fee it receives with respect to the Fund in an amount equal to the fee it receives with respect to the Subsidiary.  This waiver may not be terminated by Advisers or the sub-advisor and will remain in effect for as long as the contracts with the Subsidiary are in place.

(b)        Principal Underwriter

Not applicable.

(c)        Services Provided by Each Investment Adviser and Fund Expenses Paid by Third Parties

Not applicable.

(d)        Service Agreements

Not applicable.

(e)        Other Investment Advice

Not applicable.

(f)        Dealer Reallowances

Not applicable.

(g)        Rule 12b-l Plans

Not applicable.

(h)        Other Service Providers

Administrator and services provided.  Franklin Templeton Services, LLC (FT Services) has an agreement with the Trust to provide certain administrative services and facilities for the Fund.  FT Services is an indirect, wholly owned subsidiary of Resources and is an affiliate of the Fund’s investment manager and sub-advisor.

The administrative services FT Services provides include preparing and maintaining books, records, and tax and financial reports, and monitoring compliance with regulatory requirements.

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Administration fees.  The Fund pays FT Services a monthly fee equal to an annual rate of 0.20% of the average daily net assets of the Fund.

Shareholder Servicing and Transfer Agent.  Franklin Templeton Investor Services, LLC (Investor Services), is the Fund’s shareholder servicing agent and acts as the Fund’s transfer agent and dividend-paying agent.  Investor Services is located at 3344 Quality Drive, Rancho Cordova, CA 95670-7313.  Please send all correspondence to Investor Services at P.O.  Box 997151, Sacramento, CA 95899-7151.

Investor Services receives a fee for servicing Fund shareholder accounts.  The Fund also will reimburse Investor Services for certain out-of-pocket expenses necessarily incurred in servicing the shareholder accounts in accordance with the terms of its servicing contract with the Fund.

Private Placement Agent.  Franklin Templeton Financial Services, Inc. (FTFS), One Franklin Parkway, San Mateo, CA 94403, has an agreement with the Trust to serve as the Fund’s private placement agent.  FTFS is an indirect wholly owned subsidiary of Resources and is an affiliate of the Fund’s investment manager and sub-advisor.

Custodian.  The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, NY 10286, acts as custodian of the securities and other assets of the Fund.  As foreign custody manager, the bank selects and monitors foreign sub-custodian banks, selects and evaluates non-compulsory foreign depositories, and furnishes information relevant to the selection of compulsory depositories.

Independent Registered Public Accounting Firm.  Ernst & Young LLP, 200 Clarendon Street, Boston, MA 02116, is the Fund’ s independent registered public accounting firm.  The Independent Registered Public Accounting Firm audits the financial statements included in the Trust’s Annual Report to Shareholders.

Item 20.  Portfolio Managers

Portfolio managers.  This section reflects information about the portfolio managers as of December 31, 2011 for Messrs. Burke, Pickart, and Ryan and December 31, 2011 for Mr. Nelson.

The following table shows the number of other accounts managed by each portfolio manager and the total assets in the accounts managed within each category:

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Name	Number of Other Registered Investment Companies Managed[1]	Assets of Other Registered Investment Companies Managed (x $1 million)	Number of Other Pooled Investment Vehicles Managed	Assets of Other Pooled Investment Vehicles Managed (x $1 million)	Number of Other Accounts Managed	Assets of Other Accounts Managed (x $1 million)
Thomas A. Nelson	5	$157.4	10	$78.7	0	N/A
Stephen B. Burke	1[2]	$517.6	0	N/A	1	$ 107.6
John C. Pickart	1[2]	$517.6	0	N/A	1	$ 107.6
Wayne D. Ryan	1[2]	$517.6	0	N/A	1	$ 107.6

1.     These figures represent registered investment companies other than the Fund included in this SAI.

2.     The other registered investment company has a commodities investment sleeve.

Portfolio managers that provide investment services to the Fund may also provide services to a variety of other investment products, including other funds, institutional accounts and private accounts.  The advisory fees for some of such other products and accounts may be different than that charged to the Fund and , if noted in the above chart, may include performance based compensation.  This may result in fees that are higher (or lower) than the advisory fees paid by the Fund.  As a matter of policy, each fund or account is managed solely for the benefit of the beneficial owners thereof.  As discussed below, the separation of the trading execution function from the portfolio management function and the application of objectively based trade allocation procedures help to mitigate potential conflicts of interest that may arise as a result of the portfolio managers managing accounts with different advisory fees.

Conflicts- Advisers.  The management of multiple funds, including the Fund, and accounts may also give rise to potential conflicts of interest if the funds and other accounts have different objectives, benchmarks, time horizons, and fees as the portfolio manager must allocate his or her time and investment ideas across multiple funds and accounts.  The investment manager seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline.  Most other accounts managed by a portfolio manager are managed using the same investment strategies that are used in connection with the management of the Fund.  Accordingly, portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar portfolios, which may minimize the potential for conflicts of interest.  As noted above, the separate management of the trade execution and valuation functions from the portfolio management process also helps to reduce potential conflicts of interest.  However, securities selected for funds or accounts other than the Fund may outperform the securities selected for the Fund.  Moreover, if a portfolio manager identifies a limited investment opportunity that may be suitable for more than one fund or other account, the Fund may not be able to take full advantage of that opportunity due to an allocation of that opportunity across all eligible funds and other accounts.  The investment manager seeks to manage such potential conflicts by using procedures intended to provide a fair allocation of buy and sell opportunities among funds and other accounts.

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The structure of a portfolio manager’s compensation may give rise to potential conflicts of interest.  A portfolio manager’s base pay and bonus tend to increase with additional and more complex responsibilities that include increased assets under management.  As such, there may be an indirect relationship between a portfolio manager’s marketing or sales efforts and his or her bonus.

Finally, the management of personal accounts by a portfolio manager may give rise to potential conflicts of interest.  While the funds and the investment manager have adopted a code of ethics which they believe contains provisions reasonably necessary to prevent a wide range of prohibited activities by portfolio managers and others with respect to their personal trading activities, there can be no assurance that the code of ethics addresses all individual conduct that could result in conflicts of interest.

The investment manager and the Fund have adopted certain compliance procedures that are designed to address these, and other, types of conflicts.  However, there is no guarantee that such procedures will detect each and every situation where a conflict arises.

Conflicts- Pelagos.  Potential conflicts of interest may arise when the Fund’s portfolio managers also have day-to-day management responsibilities with respect to one or more other funds or other accounts.  Pelagos has adopted compliance policies and procedures that are designed to address various conflicts of interest that may arise for Pelagos and the individuals that they employ.  There is no guarantee, however, that these policies and procedures will be able to detect and/or prevent every situation in which an actual or potential conflict may appear.  Potential conflicts include:

Allocation of Limited Time and Attention.  A portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts.  As a result, the portfolio manager may not be able to formulate as complete a strategy or identify equally attractive investment opportunities for each of those accounts as might be the case if he were to devote substantially more attention to the management of a single fund.  The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

Allocation of Limited Investment Opportunities.  If a portfolio manager identifies a limited investment opportunity that may be suitable for multiple funds and/or accounts, the opportunity may be allocated among these several funds or accounts, which may limit a fund’s ability to take full advantage of the investment opportunity.

Pursuit of Differing Strategies.  At times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and/or accounts for which he exercises investment responsibility, or may decide that certain of the funds and/or accounts should take differing positions with respect to a particular security.  In these cases, the portfolio manager may place separate transactions for one or more funds or accounts which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and/or accounts.

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Selection of Brokers/Dealers.  Portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the funds and/or accounts that they supervise.  In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934), which may result in the payment of higher brokerage fees than might have otherwise been available.  These services may be more beneficial to certain funds or accounts than to others.  Although the payment of brokerage commissions is subject to the requirement that the portfolio managers determine in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided to the fund, a portfolio manager’s decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the funds and/or accounts that he manages.

Variation in Compensation.  A conflict of interest may arise where the financial or other benefits available to a portfolio manager differ among the funds and/or accounts that he manages.  If the structure of Pelagos’ advisory fee and/or the portfolio manager’s compensation differs among funds and/or accounts (such as where certain funds or accounts pay higher management fees; or performance-based management fees), the portfolio manager might be motivated to help certain funds and/or accounts over others.  The portfolio manager might be motivated to favor funds and/or accounts in which he has an interest or in which the investment manager and/or its affiliates have interests.  Similarly, the desire to maintain or raise assets under management or to enhance the portfolio manager’s performance record or to derive other rewards, financial or otherwise, could influence the portfolio manager in affording preferential treatment to those funds and/or accounts that could most significantly benefit the portfolio manager.

Compensation-Advisers.  Advisers seek to maintain a compensation program that is competitively positioned to attract, retain and motivate top-quality investment professionals.  Portfolio managers receive a base salary, a cash incentive bonus opportunity, an equity compensation opportunity, and a benefits package.  Portfolio manager compensation is reviewed annually and the level of compensation is based on individual performance, the salary range for a portfolio manager’s level of responsibility and Franklin Templeton guidelines.  Portfolio managers are provided no financial incentive to favor one fund or account over another.  Each portfolio manager’s compensation consists of the following three elements:

Base salary.  Each portfolio manager is paid a base salary.

Annual bonus.  Annual bonuses are structured to align the interests of the portfolio manager with those of the Fund’s shareholders.  Each portfolio manager is eligible to receive an annual bonus.  Bonuses generally are split between cash  (50% to 65%) and restricted shares of Resources stock (17.5% to 25%) and mutual fund shares  (17.5% to 25%).  The deferred equity-based compensation is intended to build a vested interest of the portfolio manager in the financial performance of both Resources and mutual funds advised by Advisers.  The bonus plan is intended to provide a competitive level of annual bonus compensation that is tied to the portfolio manager achieving consistently strong investment performance, which aligns the financial incentives of the portfolio manager and Fund shareholders.  The Chief Investment Officer of Advisers and/or other officers of Advisers, with responsibility for the Fund, have discretion in the granting of annual bonuses to portfolio managers in accordance with Franklin Templeton guidelines.  The following factors are generally used in determining bonuses under the plan:

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Investment performance.  Primary consideration is given to the historic investment performance of all accounts managed by the portfolio manager over the 1, 3 and 5 preceding years measured against risk benchmarks developed by the fixed income management team.  The pre-tax performance of each fund managed is measured relative to a relevant peer group and/or applicable benchmark as appropriate.

Non-investment performance.  The more qualitative contributions of the portfolio manager to the investment manager’s business and the investment management team, including business knowledge, productivity, customer service, creativity, and contribution to team goals, are evaluated in determining the amount of any bonus award.

Responsibilities.  The characteristics and complexity of funds managed by the portfolio manager are factored in the investment manager’s appraisal.

Additional long-term equity-based compensation.  Portfolio managers may also be awarded restricted shares or units of Resources stock or restricted shares or units of one or more mutual funds.  Awards of such deferred equity-based compensation typically vest over time, so as to create incentives to retain key talent.

Portfolio managers also participate in benefit plans and programs available generally to all employees of the investment manager.

Compensation-Pelagos.  Stephen P. Burke and John C. Pickart, CFA, are members of Pelagos and are not compensated directly based on Fund performance or other performance measurements, but instead receive compensation (if any) based on Pelagos’ overall profitability.  Wayne D. Ryan’s compensation consists of a fixed salary, discretionary bonus, and benefits.  The bonus he may receive is not directly tied to the Funds’ performance, but instead is based on subjective factors as determined by the members of Pelagos’, including overall profitability of Pelagos.

Ownership of Fund shares.  Advisers has a policy of encouraging portfolio managers to invest in the funds they manage.  Exceptions arise when, for example, a fund is closed to new investors or when tax considerations or jurisdictional constraints cause such an investment to be inappropriate for the portfolio manager.

The following is the dollar range of Fund shares beneficially owned by each portfolio manager   (such amounts may change from time to time):

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Portfolio Manager	Dollar Range of Fund Shares Beneficially Owned
Thomas A. Nelson	None†
Stephen B. Burke	None†
John C. Pickart	None†
Wayne D. Ryan	None†

†      Currently, shares of the Fund are only sold to other investment companies in Franklin Templeton Investments.

Item 21.  Brokerage Allocation and Other Practices

The investment manager selects brokers and dealers to execute the Fund’s portfolio transactions in accordance with criteria set forth in the management agreement and any directions that the board may give.

When placing a portfolio transaction, the trading department of the investment manager seeks to obtain “best execution” — the best combination of high quality transaction execution services, taking into account the services and products to be provided by the broker or dealer, and low relative commission rates with the view of maximizing value for the Fund and its other clients.  For most transactions in equity securities, the amount of commissions paid is negotiated between the investment manager and the broker executing the transaction.  The determination and evaluation of the reasonableness of the brokerage commissions paid are based to a large degree on the professional opinions of the persons within the trading department of the investment manager responsible for placement and review of the transactions.  These opinions are based on the experience of these individuals in the securities industry and information available to them about the level of commissions being paid by other institutional investors.  The investment manager may also place orders to buy and sell equity securities on a principal rather than agency basis if the investment manager believes that trading on a principal basis will provide best execution.  Orders for fixed income securities are ordinarily placed with market makers on a net basis, without any brokerage commissions.  Purchases of portfolio securities from underwriters will include a commission or concession paid to the underwriter, and purchases from dealers will include a spread between the bid and ask price.

The investment manager may cause the Fund to pay certain brokers commissions that are higher than those another broker may charge, if the investment manager determines in good faith that the amount paid is reasonable in relation to the value of the brokerage and research services it receives.  This may be viewed in terms of either the particular transaction or the investment manager’s overall responsibilities to client accounts over which it exercises investment discretion.  The brokerage commissions that are used to acquire services other than brokerage are known as “soft dollars.”  Research provided can be either proprietary (created and provided by the broker-dealer, including tangible research products as well as access to analysts and traders) or third-party (created by a third party but provided by the broker-dealer).  To the extent permitted by applicable law, the investment manager may use soft dollars to acquire both proprietary and third party research.

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The research services that brokers may provide to the investment manager include, among others, supplying information about particular companies, markets, countries, or local, regional, national or transnational economies, statistical data, quotations and other securities pricing information, and other information that provides lawful and appropriate assistance to the investment manager in carrying out its investment advisory responsibilities.  These services may not always directly benefit the Fund.  They must, however, be of value to the investment manager in carrying out its overall responsibilities to its clients.

It is not possible to place an accurate dollar value on the special execution or on the research services the investment manager receives from dealers effecting transactions in portfolio securities.  The allocation of transactions to obtain additional research services allows the investment manager to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs from many securities firms.  The receipt of these products and services does not reduce the investment manager’s research activities in providing investment advice to the Fund.

As long as it is lawful and appropriate to do so, the investment manager and its affiliates may use this research and data in their investment advisory capacities with other clients.

Because Franklin Templeton Distributors, Inc. (Distributors) is a member of the Financial Industry Regulatory Authority (FINRA), it may sometimes receive certain fees when the Fund tenders portfolio securities pursuant to a tender-offer solicitation. To recapture brokerage for the benefit of the Fund, any portfolio securities tendered by the Fund will be tendered through Distributors if it is legally permissible to do so. In turn, the next management fee payable to the investment manager will be reduced by the amount of any fees received by Distributors in cash, less any costs and expenses incurred in connection with the tender.

If purchases or sales of securities of the Fund and one or more other investment companies or clients supervised by the investment manager are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the investment manager, taking into account the respective sizes of the accounts and the amount of securities to be purchased or sold.  In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Fund is concerned.  In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the Fund.

Item 22.  Capital Stock and Other Securities

The Trust and the Fund are authorized to issue an unlimited number of shares of beneficial interest.  The  shares may be offered in multiple classes.  Although the board does not currently intend to do so, it may classify and reclassify any unissued Trust shares at any time.  This means that the board may establish rights, powers and duties of a series or class of shares  (including variations in the relative rights and preferences between the different series and classes) other than as currently exists for the Fund’s shares.  The description of the Fund’s shares below are subject to the terms of the Trust’s Agreement and Declaration of Trust and Bylaws .

The Fund’s shares do not have preemptive rights.  Currently, the Trust offers two series of shares of beneficial interest, the Fund and the Franklin Pelagos Managed Futures Strategy Fund.  The Franklin Pelagos Managed Futures Strategy Fund is offered in a separate document.  The Fund’s shares currently have equal voting, distribution and liquidation rights.  The Fund’s outstanding shares  (i.e., the shares issued prior to the date of the initial offering circular) are fully paid and nonassessable and the shares offered by the applicable offering circular will be fully paid and nonassessable.  Shareholders are entitled to one vote per share.

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The Trust has noncumulative voting rights.  This gives holders of more than 50% of the Trust’s outstanding shares the ability to elect all of the members of the board.  If this happens, holders of the remaining shares voting will not be able to elect anyone to the board.

The board has approved the offering of the Fund’s shares that are being offered by the offering circular.  The 1940 Act requires that the Fund’s shares be sold at a price equal to the then-current NAV per share  (not including underwriting discounts and commissions, none of which apply to the Fund’s shares).  There are exceptions to this requirement, such as an offering to existing shareholders or if a majority of the holders of the Fund’s outstanding securities approve it.

The Trust does not intend to hold annual shareholder meetings. The Trust or a series of the Trust may hold special meetings, however, for matters requiring shareholder approval.  Any meeting of shareholders may be called at any time by the board, by the chairperson of the board or by the president of the Trust for the purpose of taking action upon any matter deemed by the board to be necessary or desirable.  To the extent permitted by the 1940 Act, a meeting of the shareholders for the purpose of electing trustees may also be called by the chairperson of the board, or shall be called by the president or any vice-president of the Trust at the request of the shareholders holding not less than ten (10) percent of the shares, provided that the shareholders requesting such meeting shall have paid the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which an authorized officer of the Trust shall determine and specify to such shareholders.  No meeting shall be called upon the request of shareholders to consider any matter which is substantially the same as a matter voted upon at any meeting of the shareholders held during the preceding twelve  (12) months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

Item 23.  Purchase, Redemption and Pricing of Shares

The Fund’s board of trustees has delegated to Advisers the task of ensuring that regulatory guidelines governing the fair valuation for securities are applied to the Fund and that the required level of liquidity is maintained.  Advisers has formed a Valuation & Liquidity Oversight Committee (VLOC) to oversee these obligations.  The VLOC oversees and administers the policies and procedures governing fair valuation and liquidity determination of securities.  The VLOC meets monthly to review and approve fair value and liquidity reports and conduct other business, and meets whenever necessary to review potential significant market events and take appropriate steps to adjust valuations in accordance with established policies.  The VLOC provides regular reports that document its activities to the board for its review and approval of pricing determinations at scheduled meetings.  VLOC meeting minutes are regularly submitted to the board for their review.

The Trust’s policies and procedures governing fair valuation and liquidity determination of securities have been initially reviewed and approved by the board and any material amendments will also be reviewed and approved by the board.  Advisers’ compliance staff conducts periodic reviews of compliance with the policies and provides at least annually a report to the board regarding the operation of the policies and any material changes recommended as a result of such review.

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Item 24.  Taxation of the Fund

This discussion summarizes certain U.S. federal income tax aspects of an investment in the Fund.  It is not intended to be an exhaustive discussion of all possible tax consequences that arise from an investment in the Fund.  Except as discussed below, no rulings have been or are expected to be sought from the United States Internal Revenue Service (IRS) with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.  The statements in this discussion are based upon current provisions of the Internal Revenue Code of 1986, as amended (Code), existing Treasury Regulations under the Code (Regulations), legislative history of the Code, existing administrative rulings and judicial decisions.  However, no assurance can be given that legislative, judicial or administrative changes will not be forthcoming which would affect the accuracy of any statements in this discussion.  In addition, this summary is generally limited to the beneficial owner of shares of the Fund who will hold its shares for investment and not as property held for sale to customers.  Because (a) it is impractical in this Part B to cover all of the U.S. federal income tax consequences of an investment in the Fund, and (b) the effects of any local, state or foreign income tax laws, or federal tax laws other than income tax laws should be evaluated, you should consult your own tax adviser as to the income and other tax consequences of this investment.

U.S. Treasury Circular 230 Notice:  To ensure compliance with IRS Circular 230, potential investors and shareholders are hereby notified that:  (A) any discussion of federal tax issues in this Part B is not intended or written to be used, and it cannot be used by potential investors and shareholders, for the purpose of avoiding penalties that may be imposed on them under the Code; (B) such discussion is written to support the promotion or marketing of the transactions or matters addressed herein; and (C) potential investors and shareholders should seek advice based on their particular circumstances from an independent tax advisor.

Certain “reportable transactions” require that participants and certain other persons file disclosure statements with the IRS, and impose significant penalties for the failure to do so.   Shareholders may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of an investment in the Fund and all materials of any kind (including opinions or other tax analyses) that are provided to the sole shareholder relating to such tax treatment and tax structure, except to the extent that such disclosure is restricted by applicable securities laws.

The following is a summary of some of the federal income tax consequences that may affect the Fund. You should consider the tax implications of investing and consult your own tax advisor.

Distributions of net investment income.  The Fund receives income generally in the form of dividends and interest on its investments.  This income, less expenses incurred in the operation of the Fund, constitutes the Fund’s net investment income from which dividends may be paid to you.  If you are a taxable investor, any income dividends (other than qualified dividends) the Fund pays are taxable to you at ordinary income tax rates.  Generally, none or only a small portion of the income dividends paid to you may be qualified dividends eligible to be taxed at reduced rates.

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Distributions of capital gains.  The Fund may realize capital gains and losses on the sale of its portfolio securities.

Distributions of short-term capital gains are taxable to you as ordinary income.  Distributions of long-term capital gains are taxable to you as long-term capital gains, regardless of how long you have owned your shares in the Fund.  Any net capital gains realized by the Fund (in excess of any available capital loss carryovers) generally are distributed once each year, and may be distributed more frequently, if necessary, to reduce or eliminate excise or income taxes on the Fund.

Capital gain dividends and any net long-term capital gains you realize from the sale of Fund shares are subject to a maximum rate of tax of 15% for individuals (0% for individuals in the 10% and 15% federal income tax brackets).  These reduced rates of taxation of capital gain dividends and net long-term capital gains are scheduled to sunset on December 31, 2012, unless extended or made permanent before that date.  If these rates do sunset at the end of 2012, the rates for taxation of net capital gains that were in effect prior to these changes, including provisions for the taxation of five-year gains, will again be effective for 2013 and later years.

Returns of capital.  If the Fund’s distributions exceed its earnings and profits (i.e., its taxable income and realized capital gains) for a taxable year, all or a portion of the distributions made in that taxable year may be characterized as a return of capital to you.  A return of capital distribution will generally not be taxable, but will reduce the cost basis in your Fund shares and will result in a higher capital gain or in a lower capital loss when you sell your shares.  Any return of capital in excess of the basis in your fund shares, however, will be taxable as a capital gain.  In the case of a non-calendar year Fund, earnings and profits are first allocated to distributions made on or before December 31 of its taxable year and then to distributions made thereafter, effective for taxable years beginning after December 22, 2010.  The effect of this provision is to “push” returns of capital into the next calendar year.

Investments in commodities.  The Fund intends to hold the commodity-linked derivative investments indirectly through the Subsidiary,  a Cayman Islands-based company that will be wholly-owned by the Fund.  The Fund may also invest directly in commodity-linked notes to gain exposure to the commodity markets.  The strategy of investing in commodity-linked derivatives may cause the Fund to realize more ordinary income than would be the case if the Fund invested directly in commodities.  Also, these commodity-linked investments and the income earned thereon must be taken into account by the Fund in complying with the distribution, income and asset diversification requirements for taxation as a regulated investment company, as described below.

Distribution requirement.  The Fund intends to distribute income from the Subsidiary each year to avoid entity-level tax and qualify for taxation as a regulated investment company.  The Subsidiary will be classified for federal income tax purposes as a controlled foreign corporation (CFC) with respect to the Fund.  As such, the Fund will be required to include in its gross income each year amounts earned by the Subsidiary during that year (subpart F income), whether or not such earnings are distributed by the Subsidiary to the Fund.  Subpart F income will be distributed by the Fund to shareholders each year as ordinary income and will not be qualified dividends eligible for taxation at long-term capital gain rates in the case of noncorporate investors or eligible for the 70% corporate dividends deduction in the case of corporate investors.  The Subsidiary likely will also be classified as a passive foreign investment company (PFIC) but the CFC rules supersede the PFIC rules.

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Income requirement.  The Fund must derive at least 90% of its gross income from qualifying sources for the tax year to qualify as a regulated investment company.  Gains from the disposition of commodities, including precious metals, are not considered qualifying income for purposes of satisfying the income requirement.  Also, the IRS has issued a revenue ruling which holds that income derived from commodity-linked swaps is not qualifying income under Subchapter M of the Code.  However, in a subsequent revenue ruling, as well as in a number of follow-on private letter rulings issued to other taxpayers, the IRS provides that income from certain alternative investments which create commodity exposure, such as certain commodity index-linked or structured notes or a corporate subsidiary that invests in commodities, may be considered qualifying income under the Code.  As a result, the Fund’s ability to directly invest in swaps, futures, and other commodity-linked derivatives to gain exposure to commodities as part of its investment strategy is limited to a maximum of 10% of its gross income.  The Fund has applied to the IRS for a private letter ruling relating to its investment in the Subsidiary and certain commodity-linked notes.  The IRS has issued a number of similar letter rulings to other taxpayers (on which the Fund cannot rely), which indicate that income from a mutual fund’s investment in certain commodity-linked notes and in a wholly owned foreign subsidiary that invests in commodity-linked derivatives, such as the Subsidiary, constitutes qualifying income. However, the IRS has suspended issuance of any further private letter rulings to investment companies, including the Fund, pending a review of its position .  Should the IRS issue guidance, or Congress enact legislation, that adversely affects the tax treatment of the Fund’s use of commodity-linked notes or the Subsidiary (which guidance might be applied retroactively to the Fund), it could limit the Fund’s ability to pursue its investment strategy and the Fund might not qualify as a regulated investment company for one or more years.  In this event, the Fund’s Board of Trustees may authorize a significant change in investment strategy or Fund liquidation.  The Fund also may incur transaction and other costs to comply with any new or additional guidance from the IRS.  The tax treatment of the Fund and its shareholders in the event the Fund fails to qualify as a RIC is described below under “Election to be taxed as a regulated investment company.”

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Asset diversification test.  The Fund must satisfy an asset diversification test at the close of each quarter of the Fund’s tax year to qualify as a regulated investment company, including a requirement, among other things, that generally no more than 25% of the value of the Fund’s total assets may be invested in the securities of any one issuer.  For this purpose, the Fund’s investment in the Subsidiary would be considered a security of one issuer.  Accordingly, the Fund intends to limit its investment in the Subsidiary to no more than 25% of the value of the Fund’s total assets in order to satisfy the asset diversification test.

Taxation of the Subsidiary.  On the basis of current law and practice, the Subsidiary will not be liable for income tax in the Cayman Islands.  Distributions by the Subsidiary to the Fund will not be subject to withholding tax in the Cayman Islands.  In addition, the Subsidiary’s investment in commodity-linked derivatives and other assets held as collateral are anticipated to qualify for a safe harbor under Code Section 864(b) so that the Subsidiary will not be treated as conducting a U.S.  trade or business.  Thus, the Subsidiary should not be subject to U.S.  federal income tax on a net basis.  However, if certain of the Subsidiary’s activities were determined not to be of the type described in the safe harbor (which is not expected), then the activities of the Subsidiary may constitute a U.S.  trade or business, or be taxed as such.

In general, a foreign corporation, such as the Subsidiary, that does not conduct a U.S.  trade or business is nonetheless subject to tax at a flat rate of 30 percent (or lower tax treaty rate), generally payable through withholding, on the gross amount of certain U.S.-source income that is not effectively connected with a U.S.  trade or business, subject to certain exemptions, including among others, exemptions for capital gains, portfolio interest and income from notional principal contracts.  It is not anticipated that the Subsidiary will be subject to material amounts of U.S.  withholding tax on its portfolio investments.  The Subsidiary intends to properly certify its status as a non-U.S.  person to each custodian and withholding agent to avoid U.S.  backup withholding requirements discussed below.

Information on the amount and tax character of distributions.  The Fund will inform you of the amount of your income dividends and capital gain distributions at the time they are paid, and will advise you of their tax status for federal income tax purposes shortly after the close of each calendar year.  The amount of income dividends reported by the Fund to shareholders, consisting of qualified dividend income (which is relevant to U.S.  investors) and interest-related and short-term capital gain dividends (which are relevant to non-U.S.  investors) may exceed the total amount of income dividends paid.  Such characterization will not result in more income being reported to you, but rather will allow the Fund to report dividends in a manner that is more tax efficient to both U.S.  and non-U.S.  investors.  If you have not owned your Fund shares for a full year, the Fund may report and distribute to you:

  as an ordinary income, qualified dividend, or capital gain dividend (a distribution of net long-term capital gains) if you are a U.S.  investor, or as an interest-related, short-term capital gain, or capital gain dividend if you are a non-U.S.  investor,

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a percentage of income that may not be equal to the actual amount of each type of income earned during the period of your investment in the Fund.  Distributions declared in December to shareholders of record in such month, but paid in January, are taxable to you as if paid in December.

The Fund may at times find it necessary to reclassify income after it issues your tax reporting statement.  This can result from rules in the Code that effectively prevent regulated investment companies such as the Fund from ascertaining with certainty until after the calendar year end the final amount and character of distributions the Fund has received on its investments during the prior calendar year.  Prior to issuing your statement, Franklin Templeton Investments makes every effort to identify reclassifications of income to reduce the number of corrected forms mailed to shareholders.  However, when necessary, the Fund will send you a corrected tax reporting statement to reflect reclassified information.  If you receive a corrected tax reporting statement, use the information on this statement, and not the information on your original statement, in completing your tax returns.

Avoid “buying a dividend.”  At the time you purchase your Fund shares, the Fund’s net asset value may reflect undistributed income, undistributed capital gains, or net unrealized appreciation in the value of the portfolio securities held by the Fund.  For taxable investors, a subsequent distribution to you of such amounts, although constituting a return of your investment, would be taxable.  This tax treatment is required even if you reinvest your distributions in additional Fund shares.  Buying shares in the Fund just before it declares an income dividend or capital gain distribution is sometimes known as “buying a dividend.” For example, if you buy 500 shares in a fund on December 10th at the fund’s net asset value (NAV) of $10 per share, and the fund makes a distribution on December 15th of $1 per share, your shares will then have an NAV of $9 per share (disregarding any change in the fund’s market value), and you will have to pay a tax on what is essentially a return of your investment of $1 per share.

Election to be taxed as a regulated investment company.  The Fund intends to elect and continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code (Code).  As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to you.  In order to qualify for treatment as a regulated investment company, the Fund must satisfy the requirements described below.

Distribution Requirement.  The Fund must distribute at least 90% of its investment company taxable income and 90% of its net tax-exempt income, if any, for the tax year (including, for purposes of satisfying this distribution requirement, certain distributions made by the Fund after the close of its taxable year that are treated as made during such taxable year).

Income Requirement.  The Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived from its business of investing in such stock, securities or currencies and net income derived from qualified publicly traded partnerships (“QPTPs”).

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Asset Diversification Test.  The Fund must satisfy the following asset diversification test at the close of each quarter of the Fund’s tax year: (1) at least 50% of the value of the Fund’s assets must consist of cash and cash items, U.S. Government securities, securities of other regulated investment companies, and securities of other issuers (as to which the Fund has not invested more than 5% of the value of the Fund’s total assets in securities of an issuer and as to which the Fund does not hold more than 10% of the outstanding voting securities of the issuer); and (2) no more than 25% of the value of the Fund’s total assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other regulated investment companies) or of two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses, or, in the securities of one or more QPTPs.

If for any taxable year the Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for dividends paid to shareholders, and the dividends would be taxable to the shareholders as ordinary income (or possibly as qualified dividend income) to the extent of the Fund’s current and accumulated earnings and profits.  Failure to qualify as a regulated investment company, subject to savings provisions for certain qualification failures, which, in general, are limited to those due to reasonable cause and not willful neglect, would thus have a negative impact on the Fund’s income and performance.  In that case, the Fund would be liable for federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to you would be taxed as dividend income to the extent of the Fund’s earnings and profits.  Even if such savings provisions apply, the Fund may be subject to a monetary sanction of $50,000 or more.  Moreover, the board reserves the right not to maintain the qualification of the Fund as a regulated investment company if it determines such a course of action to be beneficial to shareholders.

Capital loss carryovers.  The capital losses of the Fund, if any, do not flow through to shareholders.  Rather, the Fund may use its capital losses, subject to applicable limitations, to offset its capital gains without being required to pay taxes on or distribute to shareholders such gains that are offset by the losses.  If the Fund has a “net capital loss” (that is, capital losses in excess of capital gains) for a taxable year beginning after December 22, 2010, the excess (if any) of the Fund’s net short-term capital losses over its net long-term capital gains is treated as a short-term capital loss arising on the first day of the Fund’s next taxable year, and the excess (if any) of the Fund’s net long-term capital losses over its net short-term capital gains is treated as a long-term capital loss arising on the first day of the Fund’s next taxable year.  Any such net capital losses of the Fund that are not used to offset capital gains may be carried forward indefinitely to reduce any future capital gains realized by the Fund in succeeding taxable years.

Excise tax distribution requirements.

Required distributions.  To avoid federal excise taxes, the Code requires the Fund to distribute to you by December 31 of each year, at a minimum, the following amounts:

  98% of its taxable ordinary income earned during the calendar year;
  98.2% of its capital gain net income earned during the 12-month period ending October 31; and
  100% of any undistributed amounts of these categories of income or gain from the prior year.

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The Fund intends to declare and pay these distributions in December (or to pay them in January, in which case you must treat them as received in December), but can give no assurances that its distributions will be sufficient to eliminate all taxes.

Tax reporting for income and excise tax years.  Because the periods for measuring a regulated investment company’s income are different for income (determined on a fiscal year basis) and excise tax years (determined as noted above), special rules are required to calculate the amount of income earned in each period, and the amount of earnings and profits needed to support that income.  For example, if the Fund uses the excise tax period ending on October 31 as the measuring period for calculating and paying out capital gain net income and realizes a net capital loss between November 1 and the end of the Fund’s fiscal year, it will likely have insufficient earnings and profits for its taxable year to support its required excise tax distribution.  Accordingly, the Fund is permitted to elect to treat part or all of any “qualified late-year loss” as if it had been incurred in the succeeding taxable year in determining the Fund’s taxable income, net capital gain, net short-term capital gain, and earnings and profits.  The effect of this election is to treat any such “qualified late-year loss” as if it had been incurred in the succeeding year in characterizing Fund distributions for any calendar year.  Because these rules are not entirely clear, the Fund may be required to interpret the “qualified late-year loss” and other rules relating to these different year-ends to determine its taxable income and capital gains.  The Fund’s reporting of income and its allocation between different taxable and excise tax years may be challenged by the Internal Revenue Service (IRS), possibly resulting in adjustments in the income reported by the Fund on its tax returns and/or by the Fund to you on your year-end tax statements.

Sales of Fund shares.  Sales and exchanges of Fund shares are taxable transactions for federal and state income tax purposes.  If you sell your Fund shares, or exchange them for shares of a different Franklin Templeton fund, the IRS requires you to report any gain or loss on your sale or exchange.  If you owned your shares as a capital asset, any gain or loss that you realize is a capital gain or loss, and is long-term or short-term, depending on how long you owned your shares.

Sales at a loss within six months of purchase.  Any loss incurred on the sale or exchange of Fund shares owned for six months or less is treated as a long-term capital loss to the extent of any long-term capital gains distributed to you by the Fund on those shares.

Wash sales.  All or a portion of any loss that you realize on the sale of your Fund shares is disallowed to the extent that you buy other shares in the Fund within 30 days before or after your sale.  Any loss disallowed under these rules is added to your tax basis in the new shares.

Cost basis reporting.  Under the provisions of the Energy Improvement and Extension Act of 2008, the Fund’s administrative agent will be required to provide you cost basis information on the sale of your Fund shares, subject to certain exceptions.  This new cost basis reporting requirement is effective for Fund shares purchased on or after January 1, 2012.  Information about cost basis reporting for Franklin Templeton funds is available at franklintempleton.com (under the Fund’s Tax Information) or through a Customer Service Representative at Franklin Templeton Investments at (800) DIAL BEN / 342-5236.

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Tax certification and backup withholding.  Tax laws require that you certify your tax information when you become an investor in the Fund.  For U.S.  citizens and resident aliens, this certification is made on IRS Form W-9.  Under these laws, you may be subject to federal backup withholding at 28%, and state backup withholding may also apply, on a portion of your taxable distributions and sales proceeds unless you:

  provide your correct Social Security or taxpayer identification number, certify that this number is correct,
  certify that you are not subject to backup withholding, and certify that you are a U.S.  person (including a U.S.  resident alien).

The Fund must also withhold if the IRS instructs it to do so.  When withholding is required, the amount will be 28% of any taxable distributions.

U.S. government securities.  The income earned on certain U.S.  government securities is exempt from state and local personal income taxes if earned directly by you.  States also grant tax-free status to mutual fund dividends paid to you from interest earned on these securities, subject in some states to minimum investment or reporting requirements that must be met by the Fund.  The income on Fund investments in certain securities, such as repurchase agreements, commercial paper and federal agency-backed obligations (e.g., Ginnie Mae and Fannie Mae securities), generally does not qualify for tax-free treatment.  The rules on exclusion of this income are different for corporations.

Qualified dividends.  For individual shareholders, generally, none or only a small portion of the dividends paid by the Fund may be qualified dividend income eligible for taxation at the 15% long-term capital gain rate (0% for individuals in the 10% and 15% federal rate brackets).

Dividends earned on the following income sources will qualify for this treatment:

  dividends paid by domestic corporations, and
  dividends paid by qualified foreign corporations, including:
    corporations incorporated in a possession of the U.S.,
    corporations eligible for benefits of a comprehensive income tax treaty with the United States that the Treasury Department determines is satisfactory (including an exchange of information program), and corporations whose stock is readily tradable on an established securities market in the United States.

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Dividends from corporations exempt from tax, passive foreign investment companies (PFICs), and dividends paid from interest earned by the Fund on debt securities generally will not qualify for this favorable tax treatment.

Both the Fund and you must meet certain holding period requirements to qualify Fund dividends for this treatment.  Specifically, the Fund must hold the stock for at least 61 days during the 121-day period beginning 60 days before the stock becomes ex-dividend.  Similarly, you must hold your Fund shares for at least 61 days during the 121-day period beginning 60 days before the Fund distribution goes ex-dividend.  The ex-dividend date is the first date following the declaration of a dividend on which the purchaser of stock is not entitled to receive the dividend payment.  When counting the number of days you held your Fund shares, include the day you sold your shares but not the day you acquired these shares.

While the income received in the form of a qualified dividend is taxed at the same rates as long-term capital gains, such income will not be considered as a long-term capital gain for other federal income tax purposes.  For example, you will not be allowed to offset your long-term capital losses against qualified dividend income on your federal income tax return.  Any qualified dividend income that you elect to be taxed at these reduced rates also cannot be used as investment income in determining your allowable investment interest expense.  For other limitations on the amount of or use of qualified dividend income on your income tax return, please contact your personal tax advisor.

Each year the Fund will report to shareholders the portion of its ordinary dividend income that meets the definition of qualified dividend income taxable at reduced rates.  If 95% or more of the Fund’s income is from qualified sources, it will be allowed to report 100% of its ordinary income distributions as qualified dividend income.  This rule may have the effect of converting small amounts of ordinary income or net short-term capital gains, that otherwise would be taxable as ordinary income, into qualified dividend income eligible for taxation at reduced rates.

Sunsetting of provisions.  The special provisions dealing with qualified dividend income are scheduled to sunset for taxable years of the Fund beginning after December 31, 2012, unless extended or made permanent before that date.  The reduced rates of taxation of long-term capital gains are scheduled to sunset on December 31, 2012.  If these reduced rates do sunset, the rules on taxation of capital gains that were in effect prior to the adoption of these reduced rates, including provisions for the taxation of five-year gains, will again be effective for 2013 and later years.

Dividends-received deduction for corporations.  For corporate shareholders, generally, none or only a small portion of the dividends paid by the Fund may qualify for the dividends-received deduction.  This deduction generally is available to corporations for dividends paid by the Fund out of income earned on its investments in domestic corporations.  Because the income of the Fund is derived at least in part from investments in domestic securities, it is anticipated that a portion or all of the dividends paid by the Fund will qualify for this deduction.  You may be allowed to deduct these qualified dividends, thereby reducing the tax that you would otherwise be required to pay.  All dividends (including the deducted portion) are included in your calculation of alternative minimum taxable income.  If the portion of income qualifying for this deduction is quite small, the Fund reserves the right to not report to shareholders these dividends as qualifying for the corporate dividends-received deduction.

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Investment in complex securities.  The Fund may invest in complex securities that could require it to adjust the amount, timing or tax character (ordinary or capital) of the income, gains and losses it recognizes on these investments.  This, in turn, could affect the amount, timing and tax character of the Fund’s income and gains distributed to you.

Derivatives.  The Fund may invest in certain derivative contracts, including some or all of the following types of investments: options on securities and securities indices; financial and futures contracts; options on financial or futures contracts and stock index futures; foreign currency contracts, and forward and futures contracts on foreign currencies.  If it makes any of these investments, it could be required to mark-to-market these contracts and realize any unrealized gains and losses at its fiscal year end even though it continues to hold the contracts.  Under these rules, gains or losses on the contracts generally would be treated as 60% long-term and 40% short-term capital gains or losses, but gains or losses on certain foreign currency contracts would be treated as ordinary income or losses.  In determining its net income for excise tax purposes, the Fund also would be required to mark-to-market these contracts annually as of October 31 (for capital gain net income and ordinary income arising from certain foreign currency contracts) and to realize and distribute any resulting income and gains.

Investments in commodities - commodity - linked derivatives.  The Fund may gain exposure to commodities through futures, swaps and other commodity-linked derivatives, the return on which is linked to a commodity or commodity index.  Gains from the disposition of commodities, including precious metals, will neither be considered qualifying income for purposes of satisfying the income requirement nor qualifying assets for purposes of satisfying the asset diversification test for qualification as a regulated investment company.  Also, the IRS has issued a revenue ruling which holds that income derived from commodity-linked swaps is not qualifying income for purposes of the income requirement.  However, in a subsequent revenue ruling, as well as in a number of follow-on private letter rulings issued to other taxpayers, the IRS provides that income from certain alternative investments which create commodity exposure, such as certain commodity index-linked or structured notes or a corporate subsidiary that invests in commodities, may be considered qualifying income under the Code.   However, as of the date of this SAI, the IRS has suspended the issuance of any further private letter rulings to investment companies, including the Fund, pending a review of its position. Should the IRS issue guidance that adversely affects the tax treatment of the Fund’s use of commodity-linked notes, or a corporate subsidiary, the Fund may no longer be able to utilize commodity index-linked notes or a corporate subsidiary to gain commodity exposure.  In addition, the Fund may gain exposure to commodities through investment in QPTPs such as an ETF that is classified as a partnership and which invests in commodities. Accordingly, the extent to which the Fund invests in commodities or commodity-linked derivatives may be limited by the income requirement and the asset diversification test, which the Fund must continue to satisfy to maintain its status as a regulated investment company.  The Fund also may be limited in its ability to sell its investments in commodities and commodity-linked derivatives, or be forced to sell other investments to generate income due to the income requirement.   In lieu of potential disqualification, the Fund is permitted to pay a tax for certain failures to satisfy the asset diversification test or income requirement, which, in general, are limited to those due to reasonable cause and not willful neglect.  See, “Investments in Commodities” with respect to investment in the Subsidiary and commodity-linked notes.

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Short selling and constructive sales.  The Fund may enter into various options, futures and forward contracts, and is authorized to engage in short selling, including “short sales against the box.” The Fund’s entry into a short sale transaction or an option or other contract could be treated as the “constructive sale” of an “appreciated financial position,” causing it to realize gain, but not loss, on the position.

Securities lending transactions.  The Fund obtains additional income by lending its securities, typically to brokers.  All amounts that are paid to the Fund in a securities lending transaction, including substitute dividend and interest payments, are treated as a “fee” for the temporary use of property.  As a result, any substitute dividend payments received by the Fund are neither qualified dividend income eligible for taxation at reduced long-term capital gain rates in the case of individual shareholders nor eligible for the corporate dividends received deduction in the case of corporate shareholders.  Similarly, any substitute interest payments will not be qualified interest income exempt from U.S. withholding tax at source in the case of non-U.S. investors.

Tax straddles.  If the Fund invests in any or all of the derivative contracts described in the paragraphs above, if it actively trades stock or otherwise acquires a position with respect to substantially similar or related property in connection with certain hedging transactions, or if it engages in spread, straddle or collar transactions, it could be deemed to hold offsetting positions in securities.  If the Fund’s risk of loss with respect to specific securities in its portfolio is substantially diminished by the fact that it holds offsetting securities, including securities in a spread, collar, straddle or similar type of transaction, the Fund could be deemed to have entered into a tax “straddle” or to hold a “successor position” that would require any loss realized by it to be deferred for tax purposes.

Structured investments.  The Fund may be permitted to invest in instruments that are designed to restructure the investment characteristics of particular groups of securities.  The Fund may be permitted to invest in swap contracts that are designed to give the holder a specific return (on a net basis) than would otherwise be payable in the case of a traditional security.  Swap contracts can also involve exchanges in fixed and variable interest rates, foreign currencies or baskets of securities that mimic certain other securities or indices.  The Fund may also be permitted to invest in swaptions which are options, such as a put or call option to hedge against interest rates.  A swaption is treated as a traditional option until the option lapses or is exercised in which later case the Fund would be treated as entering into a swap.  If the Fund is permitted to invest in these securities and does so, it could be subject to tax consequences that differ from those of an investment in traditional debt or equity securities.

Securities purchased at discount.  The Fund is permitted to invest in securities issued or purchased at a discount, such as zero coupon, deferred interest or payment-in-kind (PIK) bonds, that could require it to accrue and distribute income not yet received.  The Fund may also be able to invest in distressed mortgage obligations or in other debt obligations in or pending default.  These obligations may not pay current interest, but may be subject to tax rules that require the Fund to currently accrue income for tax reporting, and then distribute that income to Fund shareholders to meet its fund qualification and excise tax distribution requirements.  If it invests in these securities, the Fund could be required to sell securities in its portfolio that it otherwise might have continued to hold in order to generate sufficient cash to make these distributions.

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Investment in taxable mortgage pools (excess inclusion Income).  Under a Notice issued by the IRS, the Code and Treasury regulations to be issued, a portion of the Fund’s income from a U.S.  REIT that is attributable to the REIT’s residual interest in a real estate mortgage investment conduits (REMICs) or equity interests in a “taxable mortgage pool” (referred to in the Code as an excess inclusion) will be subject to federal income tax in all events.  The excess inclusion income of a regulated investment company, such as a Fund, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related REMIC residual interest or, if applicable, taxable mortgage pool directly.  In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on unrelated business income (UBTI), thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a foreign stockholder, will not qualify for any reduction in U.S.  federal withholding tax.  In addition, if at any time during any taxable year a “disqualified organization” (which generally includes certain cooperatives, governmental entities, and tax-exempt organizations not subject to UBTI) is a record holder of a share in a regulated investment company, then the regulated investment company will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on corporations.  The Notice imposes certain reporting requirements upon regulated investment companies that have excess inclusion income.  There can be no assurance that the Fund will not allocate to shareholders excess inclusion income.

These rules are potentially applicable to the Fund with respect to any income it receives from the equity interests of certain mortgage pooling vehicles, either directly or through an investment in a U.S. REIT.

Foreign Account Tax Compliance Act . Under the Foreign Account Tax Compliance Act, the relevant withholding agent may be required to withhold 30% of: (a) income dividends paid after December 31, 2013 and (b) certain capital gains distributions and the proceeds of a sale of shares paid after December 31, 2014 to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose certain of its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. These requirements are different from, and in addition to, the U.S. tax certification rules described above.  The scope of these requirements remains unclear, and shareholders are urged to consult their tax advisors regarding the application of these requirements to their own situation.

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Other Tax Information.  This discussion of “Taxation of the Fund” is not written to provide you with tax advice, and does not purport to deal with all of the tax consequences that may be applicable to your investment in the Fund.  You should consult your tax advisor regarding your particular circumstances before making an investment in the Fund, or about the federal, state, local and foreign tax consequences of your investment in the Fund.

Item 25.  Underwriters

Not applicable.

Item 26.  Calculation of Performance Data

Not applicable.

Item 27.  Financial Statements

Not Applicable

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APPENDIX

Description of Ratings

Corporate Obligation Ratings

Moody’s

INVESTMENT GRADE

Aaa: Bonds rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa: Bonds rated Aa are judged to be high quality and are subject to very low credit risk.

A: Bonds rated A are considered upper medium-grade obligations and are subject to low credit risk.

Baa: Bonds rated Baa are subject to moderate credit risk and are considered medium-grade obligations.  As such they may have certain speculative characteristics.

BELOW INVESTMENT GRADE

Ba: Bonds rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B: Bonds rated B are considered speculative and are subject to high credit risk.

Caa: Bonds rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca: Bonds rated Ca are considered highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Bonds rated C are the lowest rated class of bonds and are typically in default.  They have little prospects for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa.  The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; modifier 2 indicates a mid-range ranking; and modifier 3 indicates a ranking in the lower end of that generic rating category.

S&P®

The issue rating definitions are expressions in terms of default risk.  As such, they pertain to senior obligations of an entity.  Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy.  (Such differentiation applies when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.) Accordingly, in the case of junior debt, the rating may not conform exactly with the category definition.

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INVESTMENT GRADE

AAA: This is the highest rating assigned by S&P to a debt obligation.  The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA: Obligations rated AA differ from AAA issues only in a small degree.  The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A: Obligations rated A are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in the higher ratings categories.  However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB: Obligations rated BBB exhibit adequate protection parameters.  However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BELOW INVESTMENT GRADE

BB, B, CCC, CC, C: Obligations rated BB, B, CCC, CC and C are regarded as having significant speculative characteristics.  BB indicates the least degree of speculation and C the highest degree of speculation.  While these obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated BB is less vulnerable to nonpayment than other speculative issues.  However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation.  Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.  In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated CC is currently highly vulnerable to nonpayment.

C: A subordinated debt or preferred stock obligation rated C is currently highly vulnerable to nonpayment.  The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued.  The C rating is also assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is still making payments.

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D: Obligations rated D are in payment default.  The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.  The D rating is also used upon the filing of bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or minus (-): The ratings from “AA” to “CCC” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

r: This symbol is attached to the ratings of instruments with significant noncredit risks and highlights risks to principal or volatility of expected returns that are not addressed in the credit rating.

Short-Term Debt Ratings

Moody’s

Moody’s short-term debt ratings are opinions of the ability of issuers to honor short-term financial obligations.  Ratings may be assigned to issuers, short-term programs and to individual short-term debt instruments.  These obligations generally have an original maturity not exceeding 13 months, unless explicitly noted.  Moody’s employs the following designations to indicate the relative repayment capacity of rated issuers:

P-l (Prime-1): Issuers  (or supporting institutions) so rated have a superior ability to repay short-term debt obligations.

P-2 (Prime-2):  Issuers  (or supporting institutions) so rated have a strong ability to repay short-term debt obligations.

P-3 (Prime-3):  Issuers  (or supporting institutions) so rated have an acceptable ability to repay short-term debt obligations.

NP:  Issuers  (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

S&P®

S&P’s ratings are a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program.  Short-term ratings are generally assigned to those obligations considered short-term in the relevant market.  In the U.S., for example, that means obligations with an original maturity of no more than 365 days — including commercial paper.  Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations.  The result is a dual rating, in which the short-term rating addresses the put feature, in addition to the usual long-term rating.

A-l: This designation indicates that the obligor’s capacity to meet its financial commitment on the obligation is strong.  Within this category, certain obligations are designated with a plus sign (+).  This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

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A-2:  Issues carrying this designation are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations carrying the higher designations.  However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3: Issues carrying this designation exhibit adequate protection parameters.  However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: Issues carrying this designation are regarded as having significant speculative characteristics.  The obligor currently has the capacity to meet its financial commitment on the obligation.  However, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

C: Issues carrying this designation are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: Issues carrying this designation are in payment default.  The D rating category is used when payments on an obligation are not made on the due date even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.  The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Franklin Templeton Investments

Franklin ALTERNATIVE STRATEGIES FUNDS

Franklin PELAGOS MANAGED FUTURES STRATEGY fund

February 23, 2012

FORM N-1A, PART B

Item 14.

(a)        Cover Page

This Part B, referred to as the Statement of Additional Information (SAI), is not an offering circular.  It contains information in addition to the information in the Fund’s Part A, which serves as its offering circular.  The Fund’s offering circular, dated February 23, 2012, which we may amend from time to time, contains the basic information you should know before investing in the Fund.  You should read this SAI together with the Fund’s offering circular.

For a free copy of the current offering circular, contact your investment representative or call (800) DIAL BEN/342-5236.

Mutual funds, annuities, and other investment products:

•        are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government;

•        are not deposits or obligations of, or guaranteed or endorsed by, any bank;

•        are subject to investment risks, including the possible loss of principal.

(b)        Table of Contents

IMG # 1106799 v.12

Item 15.  Fund History

Franklin Pelagos Managed Futures Strategy Fund (the “Fund”) is a series of Franklin Alternative Strategies Funds (the “Trust”), an open-end management investment company, commonly called a mutual fund.  The Trust was organized as a Delaware statutory trust on July 21, 2011, and is registered with the U.S. Securities and Exchange Commission (the “SEC”).

Item 16.  Description of the Fund and its Investments and Risks

(a)        Classification

The Fund is a diversified series of the Trust.

(b)        Investment Strategies and their Risks

Investment Objective.

Goals, Strategies and Risks

The following information provided with respect to the Fund is in addition to that included in the Fund’s offering circular.

In addition to the main types of investments and strategies undertaken by the Fund as described in the offering circular, the Fund also may invest in other types of securities and engage in and pursue other investment strategies, which are described in this SAI. Investments and investment strategies with respect to the Fund are discussed in greater detail in the section below entitled “Glossary of Investments, Techniques, Strategies and Their Risks.”

Generally, the policies and restrictions discussed in this SAI and in the offering circular apply when the Fund makes an investment. In most cases, the Fund is not required to sell a security because circumstances change and the security no longer meets one or more of the Fund’s policies or restrictions. If a percentage restriction or limitation is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities will not be considered a violation of the restriction or limitation with the exception of the Fund’s limitations on borrowings, as described herein.

If a bankruptcy or other extraordinary event occurs concerning a particular security the Fund owns, the Fund may receive stock, real estate or other investments that the Fund would not, or could not, buy. If this happens, the Fund intends to sell such investments as soon as practicable while trying to maximize the return to shareholders.

The Fund has adopted certain investment restrictions as fundamental and non-fundamental policies. A fundamental policy may only be changed if the change is approved by (i) more than 50% of the Fund’s outstanding shares or (ii) 67% or more of the Fund’s shares present at a shareholder meeting if more than 50% of the Fund’s outstanding shares are represented at the meeting in person or by proxy, whichever is less. A non-fundamental policy may be changed without the approval of shareholders.

Fundamental Investment Policies

The Fund may not:

1.         Borrow money, except to the extent permitted by the Investment Company Act of 1940, as amended (1940 Act), or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

2.         Act as an underwriter, except to the extent the Fund may be deemed to be an underwriter when disposing of securities it owns or when selling its own shares.

3.         Make loans if, as a result, more than 33 1/3% of its total assets would be lent to other persons, including other investment companies to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC. This limitation does not apply to (i) the lending of portfolio securities, (ii) the purchase of debt securities, other debt instruments, loan participations and/or engaging in direct corporate loans in accordance with its investment goals and policies, and (iii) repurchase agreements to the extent the entry into a repurchase agreement is deemed to be a loan.

4.         Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from (i) purchasing or selling securities or instruments secured by real estate or interests therein, securities or instruments representing interests in real estate or securities or instruments of issuers that invest, deal or otherwise engage in transactions in real estate or interests therein, and (ii) making, purchasing or selling real estate mortgage loans.

5.         Purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from (i) purchasing or selling commodity linked derivative instruments, including but not limited to, swap agreements; commodity-linked notes; options on commodities; futures contracts and options on futures contracts with respect to indices or individual commodities or otherwise; and foreign currency transactions, including, without limitation, forward currency contracts and futures contracts or (ii) investing in securities or other instruments that are linked to or secured by physical commodities or related indices.

6.         Issue senior securities, except to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

7.         Invest more than 25% of the Fund’s net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies).

8.         Purchase the securities of any one issuer (other than the U.S. government or any of its agencies or instrumentalities or securities of other investment companies, whether registered or excluded from registration under Section 3(c) of the 1940 Act) if immediately after such investment (i) more than 5% of the value of the Fund’s total assets would be invested in such issuer or (ii) more than 10% of the outstanding voting securities of such issuer would be owned by the Fund, except that up to 25% of the value of the Fund’s total assets may be invested without regard to such 5% and 10% limitations.

Non-Fundamental Investment Policies

Additional Strategies

In trying to achieve its investment goals, the Fund may invest in the types of instruments or engage in the types of transactions identified below. The Fund may or may not use all of these techniques at any one time. A more detailed description of the investment policies as well as the risks associated with these investment policies that the Fund uses is included in the section “Glossary of Investments, Techniques, Strategies and Their Risks.”

The Fund may:

•        invest up to 15% of its total assets in illiquid securities

•        lend portfolio securities up to 33 1/3% of its total assets to qualified banks and broker-dealers

The Fund will not acquire shares of other Franklin Templeton Funds, other open-end funds or unit investment trusts in reliance on paragraph (F) or (G) of Section 12(d)(1) of the 1940 Act.

Glossary of Investments, Techniques, Strategies and Their Risks

Certain words or phrases may be used in descriptions of Fund investment policies and strategies to give investors a general sense of the Fund’s levels of investment.  They are broadly identified with, but not limited to, the following percentages of Fund total assets:

“small portion”              less than 10%

“portion”                      10% to 25%

“significant”                  25% to 50%

“substantial”                 50% to 66%

“primary”                     66% to 80%

“predominant”              80% or more

If the Fund intends to limit particular investments or strategies to no more than specific percentages of Fund assets, the offering circular or SAI will clearly identify such limitations.  The percentages above are not limitations unless specifically stated as such in the Fund’s offering circular or elsewhere in this SAI.

The Fund may invest in securities that are rated by various rating services such as Moody’s Investors Service (Moody’s) and Standard & Poor’s (S&P®).

The value of your shares of the Fund will increase as the value of the investments owned by the Fund increases and will decrease as the value of the Fund’s investments decreases. In this way, you participate in any change in the value of the securities owned by the Fund. In addition to the factors that affect the value of any particular investment that the Fund owns, the value of the Fund’s shares may also change with movements in the stock and bond markets as a whole.

For purposes of the “Description of the Fund and its Investments and Risks”, the term investment manager includes any sub-advisor.

The following is a description of various types of securities, instruments and techniques that may be purchased and/or used by the Fund:

Bank obligations. Bank obligations include fixed, floating or variable rate certificates of deposit (CDs), letters of credit, time and savings deposits, bank notes and bankers’ acceptances.  CDs are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return.  Time deposits are non-negotiable deposits that are held in a banking institution for a specified period of time at a stated interest rate.  Savings deposits are deposits that do not have a specified maturity and may be withdrawn by the depositor at any time.  Bankers’ acceptances are negotiable drafts or bills of exchange normally drawn by an importer or exporter to pay for specific merchandise.  When a bank “accepts” a bankers’ acceptance, the bank, in effect, unconditionally agrees to pay the face value of the instrument upon maturity.  The full amount of the Fund’s investment in time and savings deposits or CDs may not be guaranteed against losses resulting from the default of the commercial or savings bank or other institution insured by the Federal Deposit Insurance Corporation.

Bank obligations are exempt from registration with the SEC if issued by U.S. banks or foreign branches of U.S. banks.  As a result, the Fund will not receive the same investor protections when investing in bank obligations as opposed to registered securities.  Bank notes and other unsecured bank obligations are not guaranteed by the FDIC, so the Fund will be exposed to the credit risk of the bank or institution.  In the event of liquidation, bank notes and unsecured bank obligations generally rank behind time deposits, savings deposits and CDs, resulting in a greater potential for losses to the Fund.

Borrowing.  The 1940 Act and the SEC’s current rules, exemptions and interpretations thereunder, permit the Fund to borrow up to one-third of the value of its total assets (including the amount borrowed, but less all liabilities and indebtedness not represented by senior securities) from banks.  The Fund is required to maintain continuous asset coverage of at least 300% with respect to such borrowings and to reduce the amount of its borrowings (within three days excluding Sundays and holidays) to restore such coverage if it should decline to less than 300% due to market fluctuations or otherwise.  In the event that the Fund is required to reduce its borrowings, it may have to sell portfolio holdings, even if such sale of the Fund’s holdings would be disadvantageous from an investment standpoint.

If the Fund makes additional investments while borrowings are outstanding, this may be considered a form of leverage.  Leveraging by means of borrowing may exaggerate the effect of any increase or decrease in the value of portfolio securities on the Fund’s net asset value, and money borrowed will be subject to interest and other costs (which may include commitment fees and/or the cost of maintaining minimum average balances), which may or may not exceed the income or gains received from the securities purchased with borrowed funds.

In addition to borrowings that are subject to 300% asset coverage and are considered by the SEC to be permitted “senior securities,” the Fund is also permitted under the 1940 Act to borrow for temporary purposes in an amount not exceeding 5% of the value of its total assets at the time when the loan is made.  A loan will be presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed.

Segregation of assets.  Consistent with SEC staff guidance, financial instruments that involve the Fund’s obligation to make future payments to third parties will not be viewed as creating any senior security provided that the Fund covers its obligations as described below.  Those financial instruments can include, among others, (i) securities purchased on a when-issued, delayed delivery, or to be announced basis, (ii) futures contracts, (iii) forward currency contracts, (iv) swaps, (v) written options, (vi) unfunded commitments, (vii) securities sold short, and (viii) reverse repurchase agreements.

Consistent with SEC staff guidance, the Fund will consider its obligations involving such a financial instrument as “covered” when the Fund (1) maintains an offsetting financial position, or (2) segregates liquid assets (constituting cash, cash equivalents or other liquid portfolio securities) equal to the Fund’s exposures relating to the financial instrument, as determined on a daily basis.  Dedicated Fund compliance policies and procedures, which the Fund’s board has approved, govern the kinds of transactions that can be deemed to be offsetting positions for purposes of (1) above, and the amounts of assets that need to be segregated for purposes of (2) above (Asset Segregation Policies).

In the case of forward currency contracts, the Fund may offset the contracts for purposes of (1) above when the counterparties, terms and amounts match, otherwise an appropriate amount of assets will be segregated consistent with (2) above.  Segregated assets for purposes of (2) above are not required to be physically segregated from other Fund assets, but are segregated through appropriate notation on the books of the Fund or the Fund’s custodian.

The Fund’s Asset Segregation Policies may require the Fund to sell a portfolio security or exit a transaction, including a transaction in a financial instrument, at a disadvantageous time or price in order for the Fund to be able to segregate the required amount of assets.  If segregated assets decline in value, the Fund will need to segregate additional assets or reduce its position in the financial instruments.  In addition, segregated assets may not be available to satisfy redemptions or for other purposes, until the Fund’s obligations under the financial instruments have been satisfied.  In addition, the Fund’s ability to use the financial instruments identified above may under some circumstances depend on the nature of the instrument and amount of assets that the Asset Segregation Policies require the Fund to segregate.  The Asset Segregation Policies provide, consistent with current SEC staff positions, that for futures and forward contracts that require only cash settlement, and swap agreements that call for periodic netting between the Fund and its counterparty, the segregated amount is the net amount due under the contract, as determined daily on a mark-to-market basis.  For other kinds of futures, forwards and swaps, the Fund must segregate a larger amount of assets to cover its obligations, which essentially limits the Fund’s ability to use these instruments.  If the SEC staff changes its positions concerning the segregation of the net amount due under certain forwards, futures and swap contracts, the ability of the Fund to use the financial instruments could be negatively affected.

Commodity Linked Instruments.  Commodity-linked derivative instruments are designed to provide exposure to the investment returns of real assets that trade in the commodity markets without direct investment in physical commodities.  Real assets are assets such as oil, gas, industrial and precious metals, livestock, and agricultural or meat products, or other items that have tangible properties, as compared to stocks or bonds, which are financial instruments.  The investment manager generally intends to invest in commodity-linked derivative instruments whose returns are linked to broad-based commodity indexes (such as the S&P GSCI Commodity Index (S&P GSCI)).

Investing in physical commodities presents unique risks, is speculative and can be extremely volatile.  Market prices of commodities may fluctuate rapidly based on numerous factors, including:  changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; domestic and foreign political and economic events and policies; diseases; pestilence; technological developments; and monetary and other governmental policies, action and inaction.  The current or “spot” prices of physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity.  Certain commodities are used primarily in one industry, and fluctuations in levels of activity in (or the availability of alternative resources to) one industry may have a disproportionate effect on global demand for a particular commodity.  Moreover, recent growth in industrial production and gross domestic product has made China and other developing nations oversized users of commodities and has increased the extent to which certain commodities prices are influenced by those markets.

The Fund does not consider currencies or other financial commodities or contracts and financial instruments to be physical commodities (which include, for example, oil, precious metals and grains).  Accordingly, the Fund interprets the fundamental restriction to permit the Fund (subject to the Fund’s investment goal and general investment policies as stated in the Fund’s offering circular and this SAI) to invest directly in foreign currencies and other financial commodities and to purchase, sell or enter into commodity futures contracts and options thereon, foreign currency forward contracts, foreign currency options, currency, commodity and financial instrument-related swap agreements, hybrid instruments, interest rate, securities-related or foreign currency-related hedging instruments or other currency-, commodity- or financial instrument-related derivatives, subject to compliance with any applicable provisions of the federal securities or commodities laws.  The Fund also interprets its fundamental restriction regarding purchasing and selling physical commodities to permit the Fund to invest in exchange-traded funds or other entities that invest in physical and/or financial commodities, subject to the limits described in the Fund’s offering circular and SAI.

Commodity-Linked Notes.  The value of a commodity-linked note is primarily linked to the price movements of physical commodity (such as heating oil, livestock, or agricultural products), a commodity futures or option contract, a commodity index (such as the S&P GSCI), or some other readily measurable variable that reflects changes in the value of particular commodities or the commodities markets  The notes in which the Fund invests are typically issued by a bank or other financial institution or a commodity producer, and the Fund negotiates with the issuer to obtain specific terms and features that are tailored to the Fund’s investment needs.  A typical note may have the following characteristics:

•        Issuer:  A bank, other financial institution or commodity producer with respect to commodity linked notes.

•        Maturity:  Commodity-Linked Notes (12-18 months)

•        Purchase Price:  The Fund purchases a note at a specified face value, for example $100 or $1,000.

•        Payment Characteristics:  The Fund receives an interest payment at a fixed coupon rate determined at the time of purchase.  With respect to commodity-linked notes, the Fund also receives a payment at maturity that is based on the price movement of the underlying commodity, for example heating oil, or a commodity index, (e.g., the S&P GSCI).  This payment will typically be an amount that is a multiple of the price increase or decrease of the underlying commodity or commodity index.  The investment manager currently anticipates that most notes purchased by the Fund will be leveraged at a 3 to 1 factor (i.e., the return of the index is multiplied 3x for purposes of the Fund’s returns).

•        “Put” and Automatic Redemption Features:  The Fund typically has the right to “put” (or sell) a commodity-linked note to the issuer at any time, at a price based on the commodity-linked note’s face value as adjusted to reflect the price movement of the underlying commodity, commodity futures or option contract, commodity index, or other economic variable.  A typical note also provides that the issuer will automatically repurchase the note from the Fund if the value of the note decreases to a specified level, which would occur if the price of the underlying commodity, commodity futures or option contract, or commodity index, which ever the case may be, reached a level specified under the terms of the note.  The Fund can negotiate with the issuer to modify any of the typical characteristics described above.  For example, the Fund can negotiate to extend or shorten the maturity of a note, or to receive interest payments at a variable interest rate instead of at a fixed interest rate.

Use of Commodities and establishment of Cayman Islands-Based Subsidiary.  In order to gain exposure to commodities the Fund has established a Cayman Islands-based company (the “Subsidiary”) to invest in commodity-linked derivatives, including swaps, certain commodity linked notes, options, futures and options on futures in such derivatives, so that the income and gains derived from an investment in commodity-linked derivatives, will qualify as “good income” for the Fund under the Internal Revenue Code.  Under Internal Revenue Service (IRS) guidance, no more than 25% of the Fund’s assets may be invested in the Subsidiary.  The Fund has sought a private letter ruling from the IRS regarding the Fund’s proposed treatment of income derived from the Subsidiary as a result of its investment in certain commodity linked derivative instruments.  However, the IRS recently suspended the issuance of further private letter rulings to investment companies, including the Fund, seeking commodities exposure. For a more complete discussion regarding the IRS suspension, see Item 24, Taxation of the Fund – Investments in Commodities.

Debt securities - general description.  In general, a debt security represents a loan of money to the issuer by the purchaser of the security.  A debt security typically has a fixed payment schedule that obligates the issuer to pay interest to the lender and to return the lender’s money over a certain time period.  A company typically meets its payment obligations associated with its outstanding debt securities before it declares and pays any dividend to holders of its equity securities.  Bonds, notes and commercial paper are examples of debt securities and differ in the length of the issuer’s principal repayment schedule, with bonds carrying the longest repayment schedule and commercial paper the shortest:

Bonds.  A bond is a debt security in which investors loan money to an entity that borrows for a defined period of time, usually a period of more than five years, at a specified interest rate.

Commercial paper.  Commercial paper is an unsecured, short-term loan to a corporation, typically for financing accounts receivable and inventory with maturities of up to 270 days.

Debentures.  A debenture is an unsecured debt security backed only by the creditworthiness of the borrower, not by collateral.

Bills.  A bill is a short-term debt instrument, usually with a maturity of two years or less.

Notes.  A note is a debt security usually with a maturity of up to ten years.

For purposes of the discussion in this SAI of the risks of investing in debt securities generally, loans or other short-term instruments, which otherwise may not technically be considered securities, are included.

Debt securities are all generally subject to interest rate, credit, income and prepayment risks and, like all investments, are subject to liquidity and market risks to varying degrees depending upon the specific terms and type of security.  The Fund’s investment manager attempts to reduce credit and market risk through diversification of the portfolio and ongoing credit analysis of each issuer, as well as by monitoring economic developments, but there can be no assurance that it will be successful at doing so.

Derivative instruments.  The Fund expects to use derivative instruments as part of its investment strategies and for risk management purposes. Generally, derivatives are financial instruments whose value depends on or is derived from, the value of one or more underlying assets, reference rates, or indices (a “reference instrument”) and may relate to commodities, stocks, bonds, interest rates, currencies, or related indices. Derivative instruments allow the Fund to gain or reduce exposure to the value of a reference instrument without actually owning or selling the instrument.

Derivative instruments may also be used for other purposes, including to seek to increase liquidity, provide efficient portfolio management, broaden investment opportunities (including taking short or negative positions), implement a tax or cash management strategy, gain exposure to a particular security or segment of the market, modify the effective duration of the Fund’s portfolio investments and/or enhance total return.  Derivative instruments may also be used for “hedging,” which means that they may be used when the investment manager seeks to protect the Fund’s investments from a decline in value resulting from changes to interest rates, market prices, currency fluctuations or other market factors.  However derivative instruments are used, their successful use is not assured and will depend upon the investment manager’s ability to gauge relevant market movements.

Because some derivative instruments used by the Fund may oblige the Fund to make payments or incur additional obligations in the future, the SEC requires mutual funds to “cover” or segregate liquid assets equal to the potential exposure created by such derivatives.  The obligation to cover or segregate such assets is described more fully under “Borrowing” in this SAI.

The Fund may purchase and sell derivative instruments only to the extent that such activities are consistent with the requirements of the Commodity Exchange Act, as amended (CEA), under which the Fund is excluded from the definition of a “commodity pool operator.” Although the Fund is not currently subject to registration or regulation as a commodity pool operator under the CEA, the Commodity Futures Trading Commission (CFTC) has recently adopted amendments to this exclusion. Such amendments will not become effective until additional proposed rule amendments under the CEA are adopted, the timing of which is not yet known.  When effective, such amendments may require the Fund to comply with regulatory obligations and restrictions under the CEA, which may affect the Fund’s expenses or its use of derivative instruments.

Currency forward contracts.  A currency forward contract is an obligation to purchase or sell a specific non-U.S. currency at an agreed exchange rate (price) at a future date, which is individually negotiated and privately traded by currency traders and their customers in the interbank market.  A cross currency forward, sometimes referred to as a “cross-hedge,” is a forward contract to sell a specific non-U.S. currency in exchange for another non-U.S. currency and may be used when the price of one of those non-U.S. currencies is expected to experience a substantial movement against the other non-U.S. currency.  A currency forward contract will tend to reduce or eliminate exposure to the currency that is sold, and increase exposure to the currency that is purchased, similar to when the Fund sells a security denominated in one currency and purchases a security denominated in another currency.  The Fund may either exchange the currencies specified at the maturity of a forward contract or, prior to maturity, enter into a closing transaction involving the purchase or sale of an offsetting contract.  The Fund may enter into forward contracts that do not provide for physical settlement of the two currencies but instead are settled by a single cash payment calculated as the difference between the agreed upon exchange rate and the spot rate at settlement based upon an agreed upon notional amount.  Closing transactions with respect to forward contracts are usually effected with the counterparty to the original forward contract.

For example, the Fund may enter into a forward contract when it owns a security that is denominated in a non-U.S. currency and desires to “lock in” the U.S. dollar value of the security.  In addition, when the Fund’s investment manager believes that a non-U.S. currency may experience a substantial movement against another non-U.S. currency, the Fund may enter into a cross currency forward contract to buy or sell, as appropriate, an amount of the non-U.S. currency either: (a) approximating the value of some or all of its portfolio securities denominated in such currency (this investment practice generally is referred to as “cross-hedging”); or (b) necessary to derive a level of additional income or return that the Fund’s investment manager seeks to achieve for the Fund.  The Fund may also engage in “proxy hedging.” Proxy hedging entails entering into a forward contract to buy or sell a currency whose changes in value are generally considered to be linked closely to a currency or currencies in which some or all of the Fund’s portfolio securities are or are expected to be denominated.  Proxy hedging is often used when the currency to which the Fund’s portfolio is exposed is difficult to hedge or to hedge against the U.S. dollar and therefore another currency is used as a “proxy” for such currency.

Risks of currency forward contracts. The successful use of these transactions will usually depend on the investment manager’s ability to accurately forecast currency exchange rate movements. Should exchange rates move in an unexpected manner, the Fund may not achieve the anticipated benefits of the transaction, or it may realize losses. In addition, these techniques could result in a loss if the counterparty to the transaction does not perform as promised, including because of the counterparty’s bankruptcy or insolvency.  While the Fund uses only counterparties that meet its credit quality standards, in unusual or extreme market conditions, a counterparty’s creditworthiness and ability to perform may deteriorate rapidly, and the availability of suitable replacement counterparties may become limited.  Moreover, investors should bear in mind that the Fund is not obligated to actively engage in hedging or other currency transactions. For example, the Fund may not have attempted to hedge its exposure to a particular foreign currency at a time when doing so might have avoided a loss.

Although the CFTC does not currently regulate these contracts, it may in the future assert such regulatory authority.  In such event, the Fund’s ability to utilize currency forward contracts in the manner set forth above may be restricted.  Currency forward contracts may limit potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Fund than if it had not engaged in such contracts. Moreover, there may be an imperfect correlation between the Fund’s portfolio holdings of securities denominated in a particular currency and the currencies bought or sold in the forward contracts entered into by the Fund.  This imperfect correlation may cause the Fund to sustain losses that will prevent the Fund from achieving a complete hedge or expose the Fund to risk of foreign exchange loss.

Futures contracts.  Generally, a futures contract is a standard binding agreement between two parties to buy or sell a specified quantity of an underlying reference instrument, such as a specific security, currency or commodity, at a specified price at a specified later date.  A “sale” of a futures contract means the acquisition of a contractual obligation to deliver the underlying reference instrument called for by the contract at a specified price on a specified date.  A “purchase” of a futures contract means the acquisition of a contractual obligation to acquire the underlying reference instrument called for by the contract at a specified price on a specified date.  The purchase or sale of a futures contract will allow the Fund to increase or decrease its exposure to the underlying reference instrument without having to buy the actual instrument.

The underlying reference instruments to which futures contracts may relate include commodities; non-U.S. currencies ; interest rates ; stock , bond, currency and commodity indices ; debt securities, including U.S. government debt obligations and related market or index attributes such as volatility.  In most cases the contractual obligation under a futures contract may be offset, or “closed out,” before the settlement date so that the parties do not have to make or take delivery.  The closing out of a contractual obligation is usually accomplished by buying or selling, as the case may be, an identical, offsetting futures contract.  This transaction, which is effected through a member of an exchange, cancels the obligation to make or take delivery of the underlying instrument or asset.  Although some futures contracts by their terms require the actual delivery or acquisition of the underlying instrument or asset, some require cash settlement.

Futures contracts may be bought and sold on U.S. and non-U.S. exchanges. Futures contracts in the U.S. have been designed by exchanges that have been designated “contract markets” by the CFTC and must be executed through a futures commission merchant (FCM), which is a brokerage firm, that is a member of the relevant contract market.  Each exchange guarantees performance of the contracts as between the clearing members of the exchange, thereby reducing the risk of counterparty default.  Futures contracts may also be entered into on certain exempt markets, including exempt boards of trade and electronic trading facilities, available to certain market participants. Because all transactions in the futures market are made, offset or fulfilled by an FCM through a clearinghouse associated with the exchange on which the contracts are traded, the Fund will incur brokerage fees when it buys or sells futures contracts.

The Fund generally buys and sells futures contracts only on contract markets (including exchanges or boards of trade) where there appears to be an active market for the futures contracts, but there is no assurance that an active market will exist for any particular contract or at any particular time.  An active market makes it more likely that futures contracts will be liquid and bought and sold at competitive market prices. In addition, many of the futures contracts available may be relatively new instruments without a significant trading history.  As a result, there can be no assurance that an active market will develop or continue to exist.

When the Fund enters into a futures contract, it must deliver to an account controlled by the FCM (that has been selected by the Fund), an amount referred to as “initial margin” that currently ranges from 1.5% to 5.0% of the contract amount.  Initial margin requirements are determined by the respective exchanges on which the futures contracts are traded and the FCM.  Thereafter, a “variation margin” amount may be required to be paid by the Fund or received by the Fund in accordance with margin controls set for such accounts, depending upon changes in the price of the underlying reference instrument subject to the futures contract.  The account is marked-to-market daily and the variation margin is monitored by the Fund’s investment manager and custodian on a daily basis. When the futures contract is closed out, if the Fund has a loss equal to or greater than the margin amount, the margin amount is paid to the FCM along with any amount in excess of the margin amount, if the Fund has a loss of less than the margin amount, the difference is returned to the Fund.  If the Fund has a gain, the margin amount and the amount of the gain that exceeds the margin amount is returned to the Fund.

Some futures contracts provide for the delivery of securities that are different than those that are specified in the contract.  For a futures contract for delivery of debt securities, on the settlement date of the contract, adjustments to the contract can be made to recognize differences in value arising from the delivery of debt securities with a different interest rate from that of the particular debt securities that were specified in the contract.  In some cases, securities called for by a futures contract may not have been issued when the contract was written.

Unlike financial instruments, there are costs of physical storage associated with purchasing the underlying physical commodity.  These storage costs include the time value of money invested in the physical commodity plus the actual costs of storing the commodity less any benefits from ownership of the physical commodity that are not obtained by the holder of a futures contract (this is sometimes referred to as the “convenience yield”).  To the extent that these storage costs change for an underlying commodity while the Fund holds long futures positions on that commodity, the value of the futures contract may change proportionately.

Risks of futures contracts. The Fund’s use of futures contracts is subject to the risks associated with derivative instruments generally.  In addition, a purchase or sale of a futures contract may result in losses to the Fund in excess of the amount that the Fund delivered as initial margin.  Because of the low margin deposits required, futures trading involves a high degree of leverage; as a result, a relatively small price movement in a futures contract may result in immediate and substantial loss, or gain, to the Fund.  There is also the risk of loss by the Fund of the initial and variation margin deposits in the event of bankruptcy of the FCM with which the Fund has an open position in a futures contract.  In addition, if the Fund has insufficient cash to meet daily variation margin requirements or close out a futures position, it may have to sell securities from its portfolio at a time when it may be disadvantageous to do so.  Adverse market movements could cause the Fund to experience substantial losses on an investment in a futures contract.

The Fund may not be able to properly hedge or effect its strategy when a liquid market is unavailable for the futures contract the Fund wishes to close, which may at times occur.  In addition, when futures contracts are used for hedging, there may be an imperfect correlation between movements in the prices of the underlying reference instrument on which the futures contract is based and movements in the prices of the assets sought to be hedged.

If the investment manager’s investment judgment about the general direction of market prices or interest or currency exchange rates is incorrect, the Fund’s overall performance will be poorer than if it had not entered into a futures contract.  For example, if the Fund has purchased futures to hedge against the possibility of an increase in interest rates that would adversely affect the price of bonds held in its portfolio and interest rates instead decrease, the Fund will lose part or all of the benefit of the increased value of the bonds which it has hedged.  This is because its losses in its futures positions will offset some or all of its gains from the increased value of the bonds.

The difference (called the “spread”) between prices in the cash market for the purchase and sale of the underlying reference instrument and the prices in the futures market are subject to fluctuations and distortions due to differences in the nature of those two markets.  First, all participants in the futures market are subject to initial deposit and variation margin requirements.  Rather than meeting additional variation margin requirements, investors may close futures contracts through offsetting transactions that could distort the normal pricing spread between the cash and futures markets.  Second, the liquidity of the futures markets depends on participants entering into offsetting transactions rather than making or taking delivery of the underlying instrument.  To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, resulting in pricing distortion.  Third, from the point of view of speculators, the margin deposit requirements that apply in the futures market are less onerous than similar margin requirements in the securities market.  Therefore, increased participation by speculators in the futures market may cause temporary price distortions.  When such distortions occur, a correct forecast of general trends in the price of an underlying reference instrument by the investment manager may still not necessarily result in a profitable transaction.

Futures contracts that are traded on non-U.S. exchanges may not be as liquid as those purchased on CFTC-designated contract markets.  In addition, non-U.S. futures contracts may be subject to varied regulatory oversight.  The price of any non-U.S. futures contract and, therefore, the potential profit and loss thereon, may be affected by any change in the non-U.S. exchange rate between the time a particular order is placed and the time it is liquidated, offset or exercised.

The CFTC and the various exchanges have established limits referred to as “speculative position limits” on the maximum net long or net short position that any person, such as the Fund, may hold or control in a particular futures contract.  Trading limits are also imposed on the maximum number of contracts that any person may trade on a particular trading day.  An exchange may order the liquidation of positions found to be in violation of these limits and it may impose other sanctions or restrictions.  The investment manager does not believe that these trading and positions limits will have an adverse impact on the Fund’s investment strategies.

Futures exchanges may also limit the amount of fluctuation permitted in certain futures contract prices during a single trading day.  This daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price.  Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit.  The daily limit governs only price movements during a particular trading day and does not limit potential losses because the limit may prevent the liquidation of unfavorable positions.  For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

Options on futures contracts.  Options on futures contracts trade on the same contract markets as the underlying futures contract.  When the Fund buys an option, it pays a premium for the right, but does not have the obligation to, purchase (call) or sell (put) a futures contract at a set price (called the exercise price).  The purchase of a call or put option on a futures contract, whereby the Fund has the right to purchase or sell, respectively, a particular futures contract, is similar in some respects to the purchase of a call or put option on an individual security or currency.  Depending on the premium paid for the option compared to either the price of the futures contract upon which it is based or the price of the underlying reference instrument, the option may be less risky than direct ownership of the futures contract or the underlying reference instrument.  For example, the Fund could purchase a call option on a long futures contract when seeking to hedge against an increase in the market value of the underlying reference instrument, such as appreciation in the value of a non-U.S. currency against the U.S. dollar.

When the Fund sells (writes) an option, it becomes contractually obligated to take the opposite futures position if the buyer of the option exercises its rights to the futures position specified in the option.  In return for the premium paid by the buyer, the Fund, as the seller, assumes the risk of taking a possibly adverse futures position.  In addition, the Fund will be required to post and maintain initial and variation margin with the FCM.  One goal of selling (writing) options on futures may be to receive the premium paid by the option buyer.

For more general information about the mechanics of purchasing and writing options, see “Options” below.

Risks of options on futures contracts.  The Fund’s use of options on futures contracts is subject to the risks related to derivative instruments generally.  In addition, the amount of risk the Fund assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs.  The purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.  When the Fund writes (sells) an option on a futures contract, the Fund is subject to the risk of having to take a possibly adverse futures position if the purchaser of the option exercises its rights.  If the Fund were required to take such a position, it could bear substantial losses.  An option writer has potentially unlimited economic risk because its potential loss, except to the extent offset by the premium received, is equal to the amount the option is “in-the-money” at the expiration date.  A call option is in-the-money if the value of the underlying futures contract exceeds the exercise price of the option.  A put option is in-the-money if the exercise price of the option exceeds the value of the underlying futures contract.

Options.  An option is a contract that gives the purchaser of the option, in return for the premium paid, the right to buy an underlying reference instrument, such as a specified security, currency, index, or other instrument from the writer of the option (in the case of a call option), or to sell a specified reference instrument to the writer of the option (in the case of a put option) at a designated price during the term of the option.  The premium paid by the buyer of an option will reflect, among other things, the relationship of the exercise price to the market price and the volatility of the underlying reference instrument, the remaining term of the option, supply, demand, interest rates and/or currency exchange rates. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior thereto.  Put and call options are traded on national securities exchanges and in the over-the counter (OTC) market.

Options traded on national securities exchanges are within the jurisdiction of the SEC or other appropriate national securities regulator, as are securities traded on such exchanges.  As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions.  In particular, all option positions entered into on a national securities exchange in the United States are cleared and guaranteed by the Options Clearing Corporation, thereby reducing the risk of counterparty default.  Furthermore, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the OTC market, potentially permitting the Fund to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements. There is no assurance, however, that higher than anticipated trading activity or other unforeseen events might not temporarily render the capabilities of the Options Clearing Corporation inadequate, and thereby result in the exchange instituting special procedures which may interfere with the timely execution of the Fund’s orders to close out open options positions.

Purchasing call and put options.  As the buyer of a call option, the Fund has a right to buy the underlying reference instrument (e.g., a currency or security) at the exercise price at any time during the option period (for American style options).  The Fund may enter into closing sale transactions with respect to call options, exercise them, or permit them to expire.  For example, the Fund may buy call options on underlying reference instruments that it intends to buy with the goal of limiting the risk of a substantial increase in their market price before the purchase is effected.  Unless the price of the underlying reference instrument changes sufficiently, a call option purchased by the Fund may expire without any value to the Fund, in which case the Fund would experience a loss to the extent of the premium paid for the option plus related transaction costs.

As the buyer of a put option, the Fund has the right to sell the underlying reference instrument at the exercise price at any time during the option period (for American style options).  Like a call option, the Fund may enter into closing sale transactions with respect to put options, exercise them or permit them to expire.  The Fund may buy a put option on an underlying reference instrument owned by the Fund (a protective put) as a hedging technique in an attempt to protect against an anticipated decline in the market value of the underlying reference instrument.  Such hedge protection is provided only during the life of the put option when the Fund, as the buyer of the put option, is able to sell the underlying reference instrument at the put exercise price, regardless of any decline in the underlying instrument’s market price.  The Fund may also seek to offset a decline in the value of the underlying reference instrument through appreciation in the value of the put option.  A put option may also be purchased with the intent of protecting unrealized appreciation of an instrument when the investment manager deems it desirable to continue to hold the instrument because of tax or other considerations.  The premium paid for the put option and any transaction costs would reduce any short-term capital gain that may be available for distribution when the instrument is eventually sold.  Buying put options at a time when the buyer does not own the underlying reference instrument allows the buyer to benefit from a decline in the market price of the underlying reference instrument, which generally increases the value of the put option.

If a put option was not terminated in a closing sale transaction when it has remaining value, and if the market price of the underlying reference instrument remains equal to or greater than the exercise price during the life of the put option, the buyer would not make any gain upon exercise of the option and would experience a loss to the extent of the premium paid for the option plus related transaction costs.  In order for the purchase of a put option to be profitable, the market price of the underlying reference instrument must decline sufficiently below the exercise price to cover the premium and transaction costs.

Writing call and put options.  Writing options may permit the writer to generate additional income in the form of the premium received for writing the option.  The writer of an option may have no control over when the underlying reference instruments must be sold (in the case of a call option) or purchased (in the case of a put option) because the writer may be notified of exercise at any time prior to the expiration of the option (for American style options).  In general, though, options are infrequently exercised prior to expiration.  Whether or not an option expires unexercised, the writer retains the amount of the premium.  Writing “covered” call options means that the writer owns the underlying reference instrument that is subject to the call option.  Call options may also be written on reference instruments that the writer does not own.

If the Fund writes a covered call option, any underlying reference instruments that are held by the Fund and are subject to the call option will be earmarked on the books of the Fund as segregated to satisfy its obligations under the option.  The Fund will be unable to sell the underlying reference instruments that are subject to the written call option until it either effects a closing transaction with respect to the written call, or otherwise satisfies the conditions for release of the underlying reference instruments from segregation.  As the writer of a covered call option, the Fund gives up the potential for capital appreciation above the exercise price of the option should the underlying reference instrument rise in value.  If the value of the underlying reference instrument rises above the exercise price of the call option, the reference instrument will likely be “called away,” requiring the Fund to sell the underlying instrument at the exercise price.  In that case, the Fund will sell the underlying reference instrument to the option buyer for less than its market value, and the Fund will experience a loss (which will be offset by the premium received by the Fund as the writer of such option).  If a call option expires unexercised, the Fund will realize a gain in the amount of the premium received.  If the market price of the underlying reference instrument decreases, the call option will not be exercised and the Fund will be able to use the amount of the premium received to hedge against the loss in value of the underlying reference instrument.  The exercise price of a call option will be chosen based upon the expected price movement of the underlying reference instrument.  The exercise price of a call option may be below, equal to (at-the-money), or above the current value of the underlying reference instrument at the time the option is written.

As the writer of a put option, the Fund has a risk of loss should the underlying reference instrument decline in value.  If the value of the underlying reference instrument declines below the exercise price of the put option and the put option is exercised, the Fund, as the writer of the put option, will be required to buy the instrument at the exercise price, which will exceed the market value of the underlying reference instrument at that time.  The Fund will incur a loss to the extent that the current market value of the underlying reference instrument is less than the exercise price of the put option.  However, the loss will be offset in part by the premium received from the buyer of the put.  If a put option written by the Fund expires unexercised, the Fund will realize a gain in the amount of the premium received.

Closing out options (exchange traded options).  As the writer of an option, if the Fund wants to terminate its obligation, the Fund may effect a “closing purchase transaction” by buying an option of the same series as the option previously written.  The effect of the purchase is that the clearing corporation will cancel the Fund’s position.  However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option.  Likewise, the buyer of an option may recover all or a portion of the premium that it paid by effecting a “closing sale transaction” by selling an option of the same series as the option previously purchased and receiving a premium on the sale.  There is no guarantee that either a closing purchase or a closing sale transaction may be made at a time desired by the Fund.  Closing transactions allow the Fund to terminate its positions in written and purchased options.  The Fund will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the original option (in the case of written options) or is more than the premium paid by the Fund to buy the option (in the case of purchased options).  For example, increases in the market price of a call option sold by a Fund will generally reflect increases in the market price of the underlying reference instrument.  As a result, any loss resulting from a closing transaction on a written call option is likely to be offset in whole or in part by appreciation of the underlying instrument owned by the Fund.

Over-the-counter (OTC) options.  Like exchange traded options, OTC options give the holder the right to buy from the writer, in the case of OTC call options, or sell to the writer, in the case of OTC put options, an underlying reference instrument at a stated exercise price.  OTC options, however, differ from exchange traded options in certain material respects.

OTC options are arranged directly with dealers and not with a clearing corporation or exchange.  Consequently, there is a risk of non-performance by the dealer, including because of the dealer’s bankruptcy or insolvency.  While the Fund uses only counterparties, such as dealers, that meet its credit quality standards, in unusual or extreme market conditions, a counterparty’s creditworthiness and ability to perform may deteriorate rapidly, and the availability of suitable replacement counterparties may become limited.  Because there is no exchange, pricing is typically done based on information from market makers or other dealers.  OTC options are available for a greater variety of underlying reference instruments and in a wider range of expiration dates and exercise prices than exchange traded options.

There can be no assurance that a continuous liquid secondary market will exist for any particular OTC option at any specific time.  The Fund may be able to realize the value of an OTC option it has purchased only by exercising it or entering into a closing sale transaction with the dealer that issued it.  When the Fund writes an OTC option, it generally can close out that option prior to its expiration only by entering into a closing purchase transaction with the dealer with which the Fund originally wrote the option.  The Fund may suffer a loss if it is not able to exercise (in the case of a purchased option) or enter into a closing sale transaction on a timely basis.

The Fund understands that the staff of the SEC currently takes the position that purchased OTC options are considered illiquid securities and that the assets segregated to cover the Fund’s obligation under an OTC option it has written are considered illiquid.  Pending a change in the staff’s position, the Fund will treat OTC options and “covering” assets as illiquid and subject to the Fund’s limitation on illiquid securities.

Risks of options.  The Fund’s options investments involve certain risks, including general risks related to derivative instruments.  There can be no assurance that a liquid secondary market on an exchange will exist for any particular option, or at any particular time, and the Fund may have difficulty effecting closing transactions in particular options.  Therefore, the Fund would have to exercise the options it purchased in order to realize any profit, thus taking or making delivery of the underlying reference instrument when not desired.  The Fund could then incur transaction costs upon the sale of the underlying reference instruments.  Similarly, when the Fund cannot effect a closing transaction with respect to a put option it wrote, and the buyer exercises, the Fund would be required to take delivery and would incur transaction costs upon the sale of the underlying reference instruments purchased.  If the Fund, as a covered call option writer, is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying reference instrument until the option expires, it delivers the underlying instrument upon exercise, or it segregates enough liquid assets to purchase the underlying reference instrument at the marked-to-market price during the term of the option.  When trading options on non-U.S. exchanges or in the OTC market, many of the protections afforded to exchange participants will not be available.  For example, there may be no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over an indefinite period of time.

The effectiveness of an options strategy for hedging depends on the degree to which price movements in the underlying reference instruments correlate with price movements in the relevant portion of the Fund’s portfolio that is being hedged.  In addition, the Fund bears the risk that the prices of its portfolio investments will not move in the same amount as the option it has purchased or sold for hedging purposes, or that there may be a negative correlation that would result in a loss on both the investments and the option.  If the investment manager is not successful in using options in managing the Fund’s investments, the Fund’s performance will be worse than if the investment manager did not employ such strategies.

Swap agreements.  Generally, swap agreements are contracts between the Fund and, typically, a brokerage firm, bank or other institutional buyer (the swap counterparty) for periods ranging from a few days to multiple years.  In a basic swap transaction, the Fund agrees with the swap counterparty to exchange the returns (or differentials in rates of return) and/or cash flows earned or realized on a particular “notional amount” or value of predetermined underlying reference instruments.  The notional amount is the set dollar or other value selected by the parties to use as the basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange.  The parties typically do not actually exchange the notional amount.  Instead they agree to exchange the returns that would be earned or realized if the notional amount were invested in given investments or at given interest rates.  Examples of returns that may be exchanged in a swap agreement are those of a particular security or commodity, a particular fixed or variable interest rate, a particular non-U.S. currency, or a “basket” of securities or commodities representing a particular index.  The Fund customarily enters into swap agreements that are based on the standard terms and conditions of an International Swaps and Derivatives Association (ISDA) Master Agreement. ISDA is a voluntary industry association of participants in the over-the-counter derivatives markets that has developed standardized contracts used by such participants that have agreed to be bound by such standardized contracts.

The Fund will generally enter into swap agreements on a net basis, which means that the two payment streams that are to be made by the Fund and its counterparty are netted out, with the Fund receiving or paying, as the case may be, only the net difference in the two payments. The Fund’s obligations (or rights) under a swap agreement that is entered into on a net basis will generally be the net amount to be paid or received under the agreement based on the relative values of the obligations of each party upon termination of the agreement or at set valuation dates. The Fund will accrue its obligations under a swap agreement daily (offset by any amounts the counterparty owes the Fund).  If the swap agreement does not provide for that type of netting, the full amount of the Fund’s obligations will be accrued on a daily basis.

During the term of a swap agreement, the Fund is usually required to pledge to the swap counterparty, from time to time, an amount of cash and/or other assets equal to the total net amount (if any) that would be payable by the Fund to the counterparty if the swap were terminated on the date in question, including any early termination payments. Periodically, changes in the amount pledged are made to recognize changes in value of the contract resulting from, among other things, interest on the notional value of the contract, market value changes in the underlying investment, and/or dividends paid by the issuer of the underlying instrument.  Likewise, the counterparty may be required to pledge cash or other assets to cover its obligations to the Fund.  However, the amount pledged may not always be equal to or more than the amount due to the other party.  Therefore, if a counterparty defaults in its obligations to the Fund, the amount pledged by the counterparty and available to the Fund may not be sufficient to cover all the amounts due to the Fund and the Fund may sustain a loss.

Interest rate swaps. An interest rate swap is an agreement between two parties to exchange interest rate payment obligations.  Typically, one is based on an interest rate fixed to maturity while the other is based on an interest rate that changes in accordance with changes in a designated benchmark (for example, the London Interbank Offered Rate (LIBOR), prime rate, commercial paper rate, or other benchmarks).  Each party’s payment obligation under an interest rate swap is determined by reference to a specified “notional” amount of money.  Therefore, interest rate swaps generally do not involve the delivery of securities, other underlying instruments, or principal amounts; rather they entail the exchange of cash payments based on the application of the designated interest rates to the notional amount.  Accordingly, barring swap counterparty default, the risk of loss in an interest rate swap is limited to the net amount of interest payments that the Fund is obligated to make or receive (as applicable), as well as any early termination payment payable by or to the Fund upon early termination of the swap.

By swapping fixed interest rate payments for floating payments, an interest rate swap can be used to increase or decrease the Fund’s exposure to various interest rates, including to hedge interest rate risk.  Interest rate swaps are generally used to permit the party seeking a floating rate obligation the opportunity to acquire such obligation at a rate lower than is directly available in the credit markets, while permitting the party desiring a fixed-rate obligation the opportunity to acquire such a fixed-rate obligation, also frequently at a rate lower than is directly available in the credit markets. The success of such a transaction depends in large part on the availability of fixed-rate obligations at interest (or coupon) rates low enough to cover the costs involved.  An interest rate swap transaction is affected by changes in interest rates, which, in turn, may affect the prepayment rate of any underlying debt obligations upon which the interest rate swap is based.

Commodity-linked total return swaps.  A commodity-linked total return swap is an agreement between two parties under which the parties agree to exchange a fixed return or interest rate on the notional amount of the swap for the return of a particular commodities index, commodity contract or basket of commodity contracts as if such notional amount had been invested in such index, commodity contract or basket of commodity contracts.  For example, one party agrees to pay the other party the return on a particular index multiplied by the notional amount of the swap. In return, the other party makes periodic payments, such as at a floating interest rate, calculated based on such notional amount.  If the commodity swap is for one period, the Fund may pay a fixed fee, established at the outset of the swap.  However, if the term of the commodity swap is more than one period, with interim swap payments, the Fund may pay an adjustable or floating fee.  With a “floating” rate, the fee may be pegged to a base rate, such as the London Interbank Offered Rate, and is adjusted each period.  Therefore, if interest rates increase over the term of the swap contract, a Fund may be required to pay a higher fee at each swap reset date.

Risks of swaps. The use of swap transactions is a highly specialized activity, which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. Whether the Fund will be successful in using swap agreements to achieve its investment goal depends on the ability of the investment manager correctly to predict which types of investments are likely to produce greater returns. If the investment manager, in using swap agreements, is incorrect in its forecasts of market values, interest rates, currency exchange rates or other applicable factors, the investment performance of the Fund will be less than its performance would have been if it had not used the swap agreements.

The risk of loss to the Fund for swap transactions that are entered into on a net basis depends on which party is obligated to pay the net amount to the other party.  If the counterparty is obligated to pay the net amount to the Fund, the risk of loss to the Fund is loss of the entire amount that the Fund is entitled to receive.  If the Fund is obligated to pay the net amount, the Fund’s risk of loss is limited to that net amount.  If the swap agreement involves the exchange of the entire principal value of a security, the entire principal value of that security is subject to the risk that the other party to the swap will default on its contractual delivery obligations.

Because swap agreements are two-party contracts and may have terms of greater than seven days, they may be illiquid and, therefore, subject to the Fund’s limitation on investments in illiquid securities. If a swap transaction is particularly large or if the relevant market is illiquid, the Fund may not be able to establish or liquidate a position at an advantageous time or price, which may result in significant losses. Participants in the swap markets are not required to make continuous markets in the swap contracts they trade.  Participants could refuse to quote prices for swap contracts or quote prices with an unusually wide spread between the price at which they are prepared to buy and the price at which they are prepared to sell.  However, the swap markets have grown substantially in recent years, with a large number of financial institutions acting both as principals and agents, utilizing standardized swap documentation.  As a result, the swap markets have become increasingly liquid.  Some swap agreements entail complex terms and may require a greater degree of subjectivity in their valuation.

Swap agreements currently are not automatically traded on exchanges and are not subject to government regulation.  As a result, swap participants are not as protected as participants on organized exchanges. Performance of a swap agreement is the responsibility only of the swap counterparty and not of any exchange or clearinghouse.  As a result, the Fund is subject to the risk that a counterparty will be unable or will refuse to perform under such agreement, including because of the counterparty’s bankruptcy or insolvency.  No limitations on daily price movements or speculative position limits apply to swap transactions. Counterparties may, however, limit the size or duration of a swap agreement with the Fund as a consequence of credit considerations. The Fund risks the loss of the accrued but unpaid amounts under a swap agreement, which could be substantial, in the event of a default, insolvency or bankruptcy by a swap counterparty.  In such an event, the Fund will have contractual remedies pursuant to the swap agreements, but bankruptcy and insolvency laws could affect the Fund’s rights as a creditor.  If the counterparty’s creditworthiness declines, the value of a swap agreement would likely decline, potentially resulting in losses. The Fund’s investment manager will only approve a swap agreement counterparty for the Fund if the investment manager deems the counterparty to be creditworthy under the Fund’s Counterparty Credit Review Standards, adopted and reviewed annually by the Fund’s board.  However, in unusual or extreme market conditions, a counterparty’s creditworthiness and ability to perform may deteriorate rapidly, and the availability of suitable replacement counterparties may become limited.

As a result of the recent turmoil in the financial markets, legislation has been enacted that will likely result in numerous proposals by various entities to regulate the OTC derivatives markets, including, specifically, credit default swaps. The Fund cannot predict the outcome or final form of any of these proposals or if or when any of them would become effective.  However, any additional regulation or limitation on the OTC markets for derivatives could materially and adversely impact the ability of the Fund to buy or sell OTC derivatives, including credit default swaps.

Foreign securities.  There are substantial risks associated with investing in the securities of governments and companies located in, or having substantial operations in, foreign countries, which are in addition to the usual risks inherent in domestic investments.  The value of foreign securities (like U.S. securities) is affected by general economic conditions and individual issuer and industry earnings prospects. Investments in depositary receipts also involve some or all of the risks described below.

There is the possibility of cessation of trading on foreign exchanges, expropriation, nationalization of assets, confiscatory or punitive taxation, withholding and other foreign taxes on income or other amounts, foreign exchange controls (which may include suspension of the ability to transfer currency from a given country), restrictions on removal of assets, political or social instability, military action or unrest, or diplomatic developments that could affect investments in securities of issuers in foreign nations.  There is no assurance that the investment manager will be able to anticipate these potential events.  In addition, the value of securities denominated in foreign currencies and of dividends and interest paid with respect to such securities will fluctuate based on the relative strength of the U.S. dollar.

There may be less publicly available information about foreign issuers comparable to the reports and ratings published about issuers in the U.S. Foreign issuers generally are not subject to uniform accounting or financial reporting standards.  Auditing practices and requirements may not be comparable to those applicable to U.S. issuers.  Certain countries’ legal institutions, financial markets and services are less developed than those in the U.S. or other major economies.  The Fund may have greater difficulty voting proxies, exercising shareholder rights, securing dividends and obtaining information regarding corporate actions on a timely basis, pursuing legal remedies, and obtaining judgments with respect to foreign investments in foreign courts than with respect to domestic issuers in U.S. courts.  The costs associated with foreign investments, including withholding taxes, brokerage commissions, and custodial costs, are generally higher than with U.S. investments.

Certain countries require governmental approval prior to investments by foreign persons, or limit the amount of investment by foreign persons in a particular company.  Some countries limit the investment of foreign persons to only a specific class of securities of an issuer that may have less advantageous terms than securities of the issuer available for purchase by nationals. Although securities subject to such restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions. In some countries the repatriation of investment income, capital and proceeds of sales by foreign investors may require governmental registration and/or approval.  The Fund could be adversely affected by delays in or a refusal to grant any required governmental registration or approval for repatriation.

From time to time, trading in a foreign market may be interrupted. Foreign markets also have substantially less volume than the U.S. markets and securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers.  The Fund, therefore, may encounter difficulty in obtaining market quotations for purposes of valuing its portfolio and calculating its net asset value.

In many foreign countries there is less government supervision and regulation of stock exchanges, brokers, and listed companies than in the U.S., which may result in greater potential for fraud or market manipulation.  Foreign over-the-counter markets tend to be less regulated than foreign stock exchange markets and, in certain countries, may be totally unregulated. Brokerage commission rates in foreign countries, which generally are fixed rather than subject to negotiation as in the U.S., are likely to be higher.  Foreign security trading, settlement and custodial practices (including those involving securities settlement where assets may be released prior to receipt of payment) are often less developed than those in U.S. markets, may be cumbersome and may result in increased risk or substantial delays.  This could occur in the event of a failed trade or the insolvency of, or breach of duty by, a foreign broker-dealer, securities depository, or foreign subcustodian.

The holding of foreign securities may be limited by the Fund to avoid investment in certain Passive Foreign Investment Companies (PFICs) and the imposition of a PFIC tax on the Fund resulting from such investments.

Developing markets or emerging markets.  Investments in companies domiciled or with significant operations in developing market or emerging market countries may be subject to potentially higher risks than investments in developed countries.  These risks include, among others (i) less social, political and economic stability; (ii) smaller securities markets with low or nonexistent trading volume, which result in greater illiquidity and greater price volatility; (iii) certain national policies which may restrict the Fund’s investment opportunities, including restrictions on investment in issuers or industries deemed sensitive to national interests; (iv) foreign taxation, including less transparent and established taxation policies; (v) less developed regulatory or legal structures governing private or foreign investment or allowing for judicial redress for injury to private property; (vi) the absence, until recently in many developing market countries, of a capital market structure or market-oriented economy; (vii) more widespread corruption and fraud; (viii) the financial institutions with which the Fund may trade may not possess the same degree of financial sophistication, creditworthiness or resources as those in developed markets; and (ix) the possibility that recent favorable economic developments in some developing market countries may be slowed or reversed by unanticipated economic, political or social events in such countries.

In addition, many developing market countries have experienced substantial, and during some periods, extremely high rates of inflation, for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain countries.  Moreover, the economies of some developing market countries may differ unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, currency depreciation, debt burden, capital reinvestment, resource self-sufficiency and balance of payments position.  The economies of some developing market countries may be based on only a few industries, and may be highly vulnerable to changes in local or global trade conditions.

Settlement systems in developing market countries may be less organized than in developed countries. Supervisory authorities may also be unable to apply standards which are comparable with those in more developed countries.  There may be risks that settlement may be delayed and that cash or securities belonging to the Fund may be in jeopardy because of failures of or defects in the settlement systems.  Market practice may require that payment be made prior to receipt of the security which is being purchased or that delivery of a security must be made before payment is received.  In such cases, default by a broker or bank (the “counterparty”) through whom the relevant transaction is effected might result in a loss being suffered by the Fund.  The Fund seeks, where possible, to use counterparties whose financial status reduces this risk.  However, there can be no certainty that the Fund will be successful in eliminating or reducing this risk, particularly as counterparties operating in developing market countries frequently lack the substance, capitalization and/or financial resources of those in developed countries.  Uncertainties in the operation of settlement systems in individual markets may increase the risk of competing claims to securities held by or to be transferred to the Fund. Legal compensation schemes may be non-existent, limited or inadequate to meet the Fund’s claims in any of these events.

Securities trading in developing markets present additional credit and financial risks.  The Fund may have limited access to, or there may be a limited number of, potential counterparties that trade in the securities of developing market issuers.  Governmental regulations may restrict potential counterparties to certain financial institutions located or operating in the particular developing market.  Potential counterparties may not possess, adopt or implement creditworthiness standards, financial reporting standards or legal and contractual protections similar to those in developed markets.  Currency and other hedging techniques may not be available or may be limited.

The local taxation of income and capital gains accruing to non-residents varies among developing market countries and may be comparatively high.  Developing market countries typically have less well-defined tax laws and procedures and such laws may permit retroactive taxation so that the Fund could in the future become subject to local tax liabilities that had not been anticipated in conducting its investment activities or valuing its assets.

Many developing market countries suffer from uncertainty and corruption in their legal frameworks.  Legislation may be difficult to interpret and laws may be too new to provide any precedential value.  Laws regarding foreign investment and private property may be weak or non-existent.  Investments in developing market countries may involve risks of nationalization, expropriation and confiscatory taxation.  For example, the Communist governments of a number of Eastern European countries expropriated large amounts of private property in the past, in many cases without adequate compensation, and there can be no assurance that similar expropriation will not occur in the future.  In the event of expropriation, the Fund could lose all or a substantial portion of any investments it has made in the affected countries.  Accounting, auditing and reporting standards in certain countries in which the Fund may invest may not provide the same degree of investor protection or information to investors as would generally apply in major securities markets.  In addition, it is possible that purported securities in which the Fund invested may subsequently be found to be fraudulent and as a consequence the Fund could suffer losses.

Finally, currencies of developing market countries are subject to significantly greater risks than currencies of developed countries.  Some developing market currencies may not be internationally traded or may be subject to strict controls by local governments, resulting in undervalued or overvalued currencies and associated difficulties with the valuation of assets, including the Fund’s securities, denominated in that currency.  Some developing market countries have experienced balance of payment deficits and shortages in foreign exchange reserves.  Governments have responded by restricting currency conversions.  Future restrictive exchange controls could prevent or restrict a company’s ability to make dividend or interest payments in the original currency of the obligation (usually U.S. dollars).  In addition, even though the currencies of some developing market countries, such as certain Eastern European countries, may be convertible into U.S. dollars, the conversion rates may be artificial to the actual market values and may be adverse to the Fund’s shareholders.

Foreign corporate debt securities.  Foreign corporate debt securities, including Samurai bonds, Yankee bonds, Eurobonds and Global Bonds, may be purchased to gain exposure to investment opportunities in other countries in a certain currency.  A Samurai bond is a yen-denominated bond issued in Japan by a non-Japanese company.  Eurobonds are foreign bonds issued and traded in countries other than the country and currency in which the bond was denominated.  Eurobonds generally trade on a number of exchanges and are issued in bearer form, carry a fixed or floating rate of interest, and typically amortize principal through a single payment for the entire principal at maturity with semiannual interest payments.  Yankee bonds are bonds denominated in U.S. dollars issued by foreign banks and corporations, and registered with the SEC for sale in the U.S. A Global Bond is a certificate representing the total debt of an issue. Such bonds are created to control the primary market distribution of an issue in compliance with selling restrictions in certain jurisdictions or because definitive bond certificates are not available.  A Global Bond is also known as a Global Certificate.

Foreign currency exchange rates.  Changes in foreign currency exchange rates will affect the U.S. dollar market value of securities denominated in such foreign currencies and any income received or expenses paid by the Fund in that foreign currency.  This may affect the Fund’s share price, income and distributions to shareholders.  Some countries may have fixed or managed currencies that are not free-floating against the U.S. dollar.  It will be more difficult for the investment manager to value securities denominated in currencies that are fixed or managed.  Certain currencies may not be internationally traded, which could cause illiquidity with respect to the Fund’s investments in that currency and any securities denominated in that currency.  Currency markets generally are not as regulated as securities markets.  The Fund endeavors to buy and sell foreign currencies on as favorable a basis as practicable.  Some price spread in currency exchanges (to cover service charges) may be incurred, particularly when the Fund changes investments from one country to another or when proceeds of the sale of securities in U.S. dollars are used for the purchase of securities denominated in foreign currencies.  Some countries may adopt policies that would prevent the Fund from transferring cash out of the country or withhold portions of interest and dividends at the source.

Certain currencies have experienced a steady devaluation relative to the U.S. dollar.  Any devaluations in the currencies in which the Fund’s portfolio securities are denominated may have a detrimental impact on the Fund.  Where the exchange rate for a currency declines materially after the Fund’s income has been accrued and translated into U.S. dollars, the Fund may need to redeem portfolio securities to make required distributions.  Similarly, if an exchange rate declines between the time the Fund incurs expenses in U.S. dollars and the time such expenses are paid, the Fund will have to convert a greater amount of the currency into U.S. dollars in order to pay the expenses.

Investing in foreign currencies for purposes of gaining from projected changes in exchange rates further increases the Fund’s exposure to foreign securities losses.

Foreign governmental and supranational debt securities.  The Fund’s investments in debt securities may include debt securities of sovereign, governmental or supranational issuers.  Such investments are subject to all the risks associated with investment in U.S. and foreign securities and certain additional risks.

Foreign government and sovereign debt securities include debt securities issued, sponsored or guaranteed by:  governments or governmental agencies, instrumentalities, or political subdivisions located in emerging or developed market countries; government owned, controlled or sponsored entities located in emerging or developed market countries; entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers.

A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction, trade, harmonization of standards or laws, economic development, and humanitarian, political or environmental initiatives.  Supranational debt obligations include: Brady Bonds (which are debt securities issued under the framework of the Brady Plan as a means for debtor nations to restructure their outstanding external indebtedness); participations in loans between emerging market governments and financial institutions; and debt securities issued by supranational entities such as the World Bank, Asia Development Bank, European Investment Bank and the European Economic Community.

Foreign government and sovereign debt securities are subject to risks in addition to those relating to debt securities generally.  Governmental issuers of foreign debt securities may be unwilling to pay interest and repay principal, or otherwise meet obligations, when due and may require that the conditions for payment be renegotiated.  As a sovereign entity, the issuing government may be immune from lawsuits in the event of its failure or refusal to pay the obligations when due.  The debtor’s willingness or ability to repay in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its non-U.S. reserves, the availability of sufficient non-U.S. exchange on the date a payment is due, the relative size of the debt service burden to the issuing country’s economy as a whole, the sovereign debtor’s policy toward principal international lenders and the political constraints to which the sovereign debtor may be subject.  Governmental debtors also will be dependent on expected disbursements from foreign governments or multinational agencies and the country’s access to, or balance of, trade.  Some governmental debtors have in the past been able to reschedule or restructure their debt payments without the approval of debt holders or declare moratoria on payments, and similar occurrences may happen in the future.  There is no bankruptcy proceeding by which the Fund may collect in whole or in part on debt subject to default by a government.

Certain Internal Revenue Service positions may limit the Fund’s ability to use swap agreements in a desired tax strategy.  It is possible that developments in the swap markets and/or the laws relating to swap agreements, including potential government regulation, could adversely affect the Fund’s ability to benefit from using swap agreements, or could have adverse tax consequences.

Illiquid securities.  Generally, an “illiquid security” is any security that cannot be disposed of within seven days at approximately the amount at which the Fund has valued the instrument.  Illiquid securities generally include securities for which no market exists or which are legally restricted as to their transfer (such as those issued pursuant to an exemption from the registration requirements of the federal securities laws).  Restricted securities are generally sold in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act, or in a registered public offering.  If registration is required, the Fund, as the holder of an unregistered security, may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time it will be permitted to sell a security under an effective registration statement.  If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed when it decided to seek registration of the security.  To the extent the investment manager determines there is a liquid institutional or other market for restricted securities, the Fund considers them to be liquid securities.  An example is a restricted security that may be freely transferred among qualified institutional buyers pursuant to Rule 144A under the 1933 Act, and for which a liquid institutional market has developed.  Rule 144A securities may be subject, however, to a greater possibility of becoming illiquid than securities that have been registered with the SEC.

The Fund’s board will review on a periodic basis any determination by the investment manager to treat a restricted security as liquid.  In determining whether a restricted security is properly considered a liquid security, the investment manager takes into account the following factors:  (i) the frequency of trades and quotes for the security; (ii) the number of dealers willing to buy or sell the security and the number of other potential buyers; (iii) any dealer undertakings to make a market in the security; and (iv) the nature of the security and of the marketplace trades (e.g., any demand, put or tender features, the method of soliciting offers, the mechanics and other requirements for transfer, and the ability to assign or offset the rights and obligations of the security).  The nature of the security and its trading includes the time needed to sell the security, the method of soliciting offers to purchase or sell the security, and the mechanics of transferring the security including the role of parties such as foreign or U.S. custodians, subcustodians, currency exchange brokers, and depositories.

The sale of illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than the sale of securities eligible for trading on national securities exchanges or in the over-the-counter (OTC) markets.  Illiquid securities often sell at a price lower than similar securities that are not subject to restrictions on resale.

The risk to the Fund in holding illiquid securities is that they may be more difficult to sell if the Fund wants to dispose of the security in response to adverse developments or in order to raise money for redemptions or other investment opportunities.  Illiquid trading conditions may also make it more difficult for the Fund to realize a security’s fair value.

The Fund may also be unable to achieve its desired level of exposure to a certain security, issuer, or sector due to overall limitations on its ability to invest in illiquid securities and the difficulty in purchasing such securities.

Investment company securities.  The Fund may invest in other investment companies to the extent permitted by the 1940 Act, SEC rules thereunder and exemptions thereto.  With respect to unaffiliated funds in which the Fund may invest, Section 12(d)(1)(A) of the 1940 Act requires that, as determined immediately after a purchase is made, (i) not more than 5% of the value of a Fund’s total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of the Fund’s total assets will be invested in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund.  The Fund will limit its investments in unaffiliated funds in accordance with the Section 12(d)(1)(A) limitations set forth above, except to the extent that any rules, regulations or no-action or exemptive relief under the 1940 Act permits the Fund’s investments to exceed such limits in unaffiliated underlying funds.  To the extent that the Fund invests in another investment company, because other investment companies pay advisory, administrative and service fees that are borne indirectly by investors such as the Fund, there may be duplication of investment management and other fees.  The Fund may also invest its cash balances in affiliated money market funds to the extent permitted by its investment policies and rules and exemptions granted under the 1940 Act.

Exchange-traded funds.  The Fund may invest in exchange-traded funds (ETFs). ETFs are regulated as registered investment companies under the 1940 Act. Many ETFs acquire and hold securities of all of the companies or other issuers, or a representative sampling of companies or other issuers, that are components of a particular index. Such ETFs are intended to provide investment results that, before expenses, generally correspond to the price and yield performance of the corresponding market index, and the value of their shares should, under normal circumstances, closely track the value of the index’s underlying component securities. Because an ETF has operating expenses and transaction costs, while a market index does not, ETFs that track particular indices typically will be unable to match the performance of the index exactly. ETF shares may be purchased and sold in the secondary trading market on a securities exchange, in lots of any size, at any time during the trading day. More recently, actively managed ETFs have been created that are managed similarly to other investment companies.

The shares of an ETF may be assembled in a block (typically 50,000 shares) known as a creation unit and redeemed in kind for a portfolio of the underlying securities (based on the ETF’s net asset value) together with a cash payment generally equal to accumulated dividends as of the date of redemption. Conversely, a creation unit may be purchased from the ETF by depositing a specified portfolio of the ETF’s underlying securities, as well as a cash payment generally equal to accumulated dividends of the securities (net of expenses) up to the time of deposit.

ETF shares, as opposed to creation units, are generally purchased and sold by smaller investors in a secondary market on a securities exchange. ETF shares can be traded in lots of any size, at any time during the trading day. Although the Fund, like most other investors in ETFs, intends to purchase and sell ETF shares primarily in the secondary trading market, the Fund may redeem creation units for the underlying securities (and any applicable cash), and may assemble a portfolio of the underlying securities and use it (and any required cash) to purchase creation units, if the investment manager believes it is in the Fund’s best interest to do so.

An investment in an ETF is subject to all of the risks of investing in the securities held by the ETF and have the same risks as investing in a closed-end fund. In addition, because of the ability of large market participants to arbitrage price differences by purchasing or redeeming creation units, the difference between the market value and the net asset value of ETF shares should in most cases be small. An ETF may be terminated and need to liquidate its portfolio securities at a time when the prices for those securities are falling.

Investment grade debt securities.  Debt securities that are rated Baa or higher by Moody’s, BBB or higher by S&P, or unrated securities deemed by the Fund’s investment manager to be of comparable quality, are considered to be “investment grade.”  Generally, a higher rating indicates the rating agency’s opinion that there is less risk of default of obligations thereunder including timely repayment of principal and payment of interest.  Debt securities in the lowest investment grade category may have speculative characteristics and more closely resemble high-yield debt securities than investment-grade debt securities.  Lower-rated securities may be subject to all the risks applicable to high-yield debt securities and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade debt securities.

A number of risks associated with rating organizations apply to the purchase or sale of investment grade debt securities.

Mortgage-backed securities.

 Overview.  Mortgage-backed securities, also referred to as mortgage securities or mortgage-related securities, represent an ownership interest in a pool of mortgage loans, usually originated by mortgage bankers, commercial banks, savings and loan associations, savings banks and credit unions to finance purchases of homes, commercial buildings or other real estate.  The individual mortgage loans are packaged or “pooled” together for sale to investors. These mortgage loans may have either fixed or adjustable interest rates.  A guarantee or other form of credit support may be attached to a mortgage -backed security to protect against default on obligations .

As the underlying mortgage loans are paid off, investors receive principal and interest payments, which “pass-through” when received from individual borrowers, net of any fees owed to the administrator, guarantor or other service providers.  Some mortgage -backed securities make payments of both principal and interest at a range of specified intervals; others make semiannual interest payments at a predetermined rate and repay principal at maturity (like a typical bond).

Mortgage -backed securities are based on different types of mortgages, including those on commercial real estate or residential properties.  The primary issuers or guarantors of mortgage -backed securities have historically been the Government National Mortgage Association (GNMA, or “Ginnie Mae”), the Federal National Mortgage Association (FNMA, or “Fannie Mae”) and the Federal Home Loan Mortgage Corporation (FHLMC, or “Freddie Mac”).  Other issuers of mortgage -backed securities include commercial banks and other private lenders.

Ginnie Mae is a wholly-owned United States Government corporation within the Department of Housing and Urban Development.  Ginnie Mae guarantees the principal and interest on securities issued by institutions approved by Ginnie Mae (such as savings and loan institutions, commercial banks and mortgage bankers).  Ginnie Mae also guarantees the principal and interest on securities backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).  Ginnie Mae’s guarantees are backed by the full faith and credit of the U.S. government.  Guarantees as to the timely payment of principal and interest do not extend to the value or yield of mortgage -backed securities nor do they extend to the value of the Fund’s shares which will fluctuate daily with market conditions.

Fannie Mae is a government-sponsored corporation, but its common stock is owned by private stockholders.  Fannie Mae purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers.  Pass-through securities issued by Fannie Mae are guaranteed as to timely payment of principal and interest by Fannie Mae, but are not backed by the full faith and credit of the U.S. government.

Freddie Mac was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing.  It is a government-sponsored corporation formerly owned by the twelve Federal Home Loan Banks but now its common stock is owned entirely by private stockholders.  Freddie Mac issues Participation Certificates (PCs), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. Freddie Mac guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. government.

Although the mortgage -backed securities of Fannie Mae and Freddie Mac are not backed by the full faith and credit of the U.S. government, the Secretary of the Treasury has the authority to support Fannie Mae and Freddie Mac by purchasing limited amounts of their respective obligations.  The yields on these mortgage -backed securities have historically exceeded the yields on other types of U.S. government securities with comparable maturities due largely to their prepayment risk.  The U.S. government , in the past, provided financial support to Fannie Mae and Freddie Mac, but no assurance can be given that the U.S. government will continue to do so.

On September 6, 2008, the Federal Housing Finance Agency (FHFA) placed Fannie Mae and Freddie Mac into conservatorship.  As the conservator, FHFA succeeded to all rights, titles, powers and privileges of Fannie Mae and Freddie Mac and of any stockholder, officer or director of Fannie Mae and Freddie Mac.  FHFA selected a new chief executive officer and chairman of the board of directors for each of Fannie Mae and Freddie Mac.  Also, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement imposing various covenants that severely limit each enterprise’s operations.

Fannie Mae and Freddie Mac continue to operate as going concerns while in conservatorship and each remains liable for all of its obligations, including its guaranty obligations associated with its mortgage-backed securities.  The FHFA has the power to repudiate any contract entered into by Fannie Mae and Freddie Mac prior to FHFA’s appointment as conservator or receiver, including the guaranty obligations of Fannie Mae and Freddie Mac.  Accordingly, securities issued by Fannie Mae and Freddie Mac will involve a risk of non-payment of principal and interest.

Mortgage -backed securities that are issued or guaranteed by the U.S. government, its agencies or instrumentalities, are not subject to the Fund’s industry concentration restrictions, set forth under “Fundamental Investment Policies,” by virtue of the exclusion from that test available to securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities.

Additional risks.  In addition to the special risks described below, mortgage -backed securities are subject to many of the same risks as other types of debt securities.  The market value of mortgage -backed securities, like other debt securities, will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline.  Mortgage -backed securities differ from conventional debt securities in that most mortgage -backed securities are pass-through securities.  This means that they typically provide investors with periodic payments (typically monthly) consisting of a pro rata share of both regular interest and principal payments, as well as unscheduled early prepayments, on the underlying mortgage pool (net of any fees paid to the issuer or guarantor of such securities and any applicable loan servicing fees).  As a result, the holder of the mortgage -backed securities (i.e., the Fund) receives scheduled payments of principal and interest and may receive unscheduled principal payments representing prepayments on the underlying mortgages.  The rate of prepayments on the underlying mortgages generally increases as interest rates decline, and when the Fund reinvests the payments and any unscheduled prepayments of principal it receives, it may receive a rate of interest that is lower than the rate on the existing mortgage-backed securities.  For this reason, pass-through mortgage -backed securities may have less potential for capital appreciation as interest rates decline and may be less effective than other types of U.S. government or other debt securities as a means of “locking in” long-term interest rates.  In general, fixed rate mortgage-backed securities have greater exposure to this “prepayment risk” than variable rate securities.

An unexpected rise in interest rates could extend the average life of a mortgage -backed security because of a lower than expected level of prepayments or higher than expected amounts of late payments or defaults.  In addition, to the extent mortgage -backed securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments may result in some loss of the holder’s principal investment to the extent of the premium paid.  On the other hand, if mortgage -backed securities are purchased at a discount, both a scheduled payment of principal and an unscheduled prepayment of principal will increase current and total returns and will accelerate the recognition of income that, when distributed to shareholders, will generally be taxable as ordinary income.  Regulatory or tax changes may also adversely affect the mortgage -backed securities market as a whole.

Guarantees.  The existence of a guarantee or other form of credit support on a mortgage -backed security usually increases the price that the Fund pays for the security.  There is always the risk that the guarantor will default on its obligations.  When the guarantor is the U.S. government, there is minimal risk of guarantor default.  However, the risk remains if the credit support or guarantee is provided by a private party or a U.S. government agency or sponsored enterprise.  Even if the guarantor meets its obligations, there can be no assurance that the type of guarantee or credit support provided will be effective at reducing losses or delays to investors, given the nature of the default.  A guarantee only assures timely payment of interest and principal, not a particular rate of return on the Fund’s investment or protection against prepayment or other risks.  The market price and yield of the mortgage -backed security at any given time are not guaranteed and likely to fluctuate.

Sector focus.  The Fund’s investments in mortgage -backed securities may cause the Fund to have significant, indirect exposure to a given market sector.  If the underlying mortgages are predominantly from borrowers in a given market sector, the mortgage -backed securities may respond to market conditions just as a direct investment in that sector would.  As a result, the Fund may experience greater exposure to that specific market sector than it would if the underlying mortgages came from a wider variety of borrowers.  Greater exposure to a particular market sector may result in greater volatility of the security’s price and returns to the Fund, as well as greater potential for losses in the absence or failure of a guarantee to protect against widespread defaults or late payments by the borrowers on the underlying mortgages.

Similar risks may result from an investment in mortgage -backed securities if real properties securing the mortgage -backed securities are located in the same geographical region or dependent upon the same industries or sectors.  Such mortgage -backed securities will experience greater risk of default or late payment than other comparable but diversified securities in the event of adverse economic, political or business developments because of the widespread affect an adverse event will have on borrowers’ ability to make payments on the underlying mortgages.

The residential mortgage market in the United States recently has experienced difficulties that may adversely affect the performance and market value of certain mortgage-backed investments.  Delinquencies and losses on residential mortgage loans (especially subprime and second-lien mortgage loans) have increased recently and may continue to increase.  A decline in or plateauing of housing values (as has recently been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses.  Also, a number of residential mortgage loan originators have recently experienced serious financial difficulties or bankruptcy.

Adjustable rate mortgage -backed securities (ARMS).ARMS, like traditional fixed rate mortgage -backed securities, represent an ownership interest in a pool of mortgage loans and are issued, guaranteed or otherwise sponsored by governmental or by private entities.  Unlike traditional mortgage -backed securities, the mortgage loans underlying ARMS generally carry adjustable interest rates, and in some cases principal repayment rates, that are reset periodically.  An adjustable interest rate may be passed-through or otherwise offered on certain ARMS.  Investing in ARMS may permit the Fund to participate in increases in prevailing current interest rates through periodic adjustments in the interest rate payments on mortgages underlying the pool on which the ARMS are based.  ARMS generally have lower price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity.

The interest rates paid on ARMS generally are readjusted at intervals of one year or less to a rate that is an increment over some predetermined interest rate index, although some securities may have reset intervals as long as five years.  There are three main categories of indices: those based on LIBOR, those based on U.S. Treasury securities and those derived from a calculated measure such as a cost of funds index (indicating the cost of borrowing) or a moving average of mortgage rates.  Commonly used indices include the one-, three-, and five-year constant-maturity Treasury rates; the three-month Treasury bill rate; the 180-day Treasury bill rate; rates on longer-term Treasury securities; the 11th District Federal Home Loan Bank Cost of Funds; the National Median Cost of Funds; the one-, three-, six-month, or one-year LIBOR; the prime rate of a specific bank; or commercial paper rates.

In a changing interest rate environment, the reset feature may act as a buffer to reduce sharp changes in the ARMS’ value in response to normal interest rate fluctuations.  However, the time interval between each interest reset causes the yield on the ARMS to lag behind changes in the prevailing market interest rate.  As interest rates are reset on the underlying mortgages, the yields of the ARMS gradually re-align themselves to reflect changes in market rates so that their market values remain relatively stable compared to fixed-rate mortgage-backed securities.

As a result, ARMS also have less risk of a decline in value during periods of rising interest rates than if the Fund invested in more traditional long-term, fixed-rate mortgage-backed securities.  However, during such periods, this reset lag may result in a lower net asset value until the interest rate resets to market rates.  If prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Fund generally will be able to reinvest these amounts in securities with a higher current rate of return.  However, the Fund will not benefit from increases in interest rates to the extent that interest rates exceed the maximum allowable annual or lifetime reset limits (or cap rates) for a particular mortgage -backed security.  See “Caps and floors.”  This is because borrowers with the adjustable rate mortgage loans that are pooled into ARMS generally see an increase in their monthly mortgage payments when interest rates rise which in turn increases their rate of late payments and defaults.

Because an investor is “locked in” at a given interest rate for the duration of the interval until the reset date, whereas interest rates continue to fluctuate, the sensitivity of an ARMS’ price to changes in interest rates tends to increase along with the length of the interval.  To the extent the Fund invests in ARMS that reset infrequently, the Fund will be subject to similar interest rate risks as when investing in fixed-rate debt securities.  For example, the Fund can expect to receive a lower interest rate than the prevailing market rates (or index rates) in a rising interest rate environment because of the lag between daily increases in interest rates and periodic readjustments.

During periods of declining interest rates, the interest rates on the underlying mortgages may reset downward with a similar lag, resulting in lower yields to the Fund.  As a result, the value of ARMS is unlikely to rise during periods of declining interest rates to the same extent as the value of fixed-rate securities do.  During periods of rising interest rates, ARMS will be subjected to greater extension risk than fixed-rate mortgage -backed securities.  This is because borrowers with adjustable rate loans will generally see their monthly payment obligations increase along with interest rates, with the result being an increase in late payments and defaults.

Caps and floors.  The underlying mortgages that collateralize ARMS will frequently have caps and floors that limit the maximum amount by which the interest rate to the residential borrower may change up or down (a) per reset or adjustment interval and (b) over the life of the loan.  Fluctuations in interest rates above the applicable caps or floors on the ARMS could cause the ARMS to “cap out” and to behave more like long-term, fixed-rate debt securities.

Negative amortization.  Some mortgage loans restrict periodic adjustments by limiting changes in the borrower’s monthly principal and interest payments rather than limiting interest rate changes.  These payment caps may result in negative amortization, where payments are less than the amount of principal and interest owed, with excess amounts added to the outstanding principal balance, which can extend the average life of the mortgage -backed securities.

Repurchase agreements.  Under a repurchase agreement, the Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies or instrumentalities from a qualified bank or broker-dealer and then to sell the securities back to the bank or broker-dealer on an agreed upon date (generally less than seven days) at a higher price, which reflects currently prevailing short-term interest rates.  Entering into repurchase agreements allows the Fund to earn a return on cash in the Fund’s portfolio that would otherwise remain un-invested.  The bank or broker-dealer must transfer to the Fund’s custodian, as collateral, securities with an initial market value of at least 102% of the dollar amount paid by the Fund to the counterparty.  The investment manager will monitor the value of such collateral daily to determine that the value of the collateral equals or exceeds the repurchase price.

Repurchase agreements may involve risks in the event of default or insolvency of the bank or broker-dealer, including possible delays or restrictions upon the Fund’s ability to sell the underlying securities and additional expenses in seeking to enforce the Fund’s rights and recover any losses.  The Fund will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the investment manager has determined, based on the information available at the time, present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase agreement.  Although the Fund seeks to limit the credit risk under a repurchase agreement by carefully selecting counterparties and accepting only high quality collateral, some credit risk remains.  The counterparty could default which may make it necessary for the Fund to incur expenses to liquidate the collateral.  In addition, the collateral may decline in value before it can be liquidated by the Fund.

A repurchase agreement with more than seven days to maturity is considered an illiquid security and is subject to the Fund’s investment restriction on illiquid securities.

Securities lending.  To generate additional income, the Fund may lend certain of its portfolio securities to qualified banks and broker-dealers (referred to as “borrowers”).  In exchange, the Fund receives cash collateral from a borrower at least equal to the value of the security loaned by the Fund.  Cash collateral typically consists of any combination of cash, securities issued by the U.S. government and its agencies and instrumentalities, and irrevocable letters of credit.  The Fund may invest this cash collateral while the loan is outstanding and generally retains part or all of the interest earned on the cash collateral.  Securities lending allows the Fund to retain ownership of the securities loaned and, at the same time, earn additional income.

For each loan, the borrower usually must maintain with the Fund’s custodian collateral with an initial market value at least equal to 102% of the market value of the domestic securities loaned (or 105% of the market value of foreign securities loaned), including any accrued interest thereon.  Such collateral will be marked-to-market daily, and if the coverage falls below 100%, the borrower will be required to deliver additional collateral equal to at least 102% of the market value of the domestic securities loaned (or 105% of the foreign securities loaned).

The Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower.  The Fund also continues to receive any distributions paid on the loaned securities.  The Fund seeks to maintain the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned.  The Fund may terminate a loan at any time and obtain the return of the securities loaned within the normal settlement period for the security involved.

If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and costs in recovering the securities loaned or in gaining access to the collateral.  These delays and costs could be greater for foreign securities.  If the Fund is not able to recover the securities loaned, the Fund may sell the collateral and purchase a replacement investment in the market.  Additional transaction costs would result, and the value of the collateral could decrease below the value of the replacement investment by the time the replacement investment is purchased.  Until the replacement can be purchased, the Fund will not have the desired level of exposure to the security which the borrower failed to return.  Cash received as collateral through loan transactions may be invested in other eligible securities, including shares of a money market fund.  Investing this cash subjects the Fund to greater market risk including losses on the collateral and, should the Fund need to look to the collateral in the event of the borrower’s default, losses on the loan secured by that collateral.

The Fund will loan its securities only to parties who meet creditworthiness standards approved by the Fund’s board of trustees (i.e., banks or broker-dealers that the investment manager has determined are not apparently at risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the loan).  In addition, pursuant to the 1940 Act and SEC interpretations thereunder, the aggregate market value of securities that may be loaned by a fund is limited to 33 1/3% of the fund’s total assets or such lower limit as set by the fund or its board.

Stripped securities.  Stripped securities are debt securities that have been transformed from a principal amount with periodic interest coupons into a series of zero coupon bonds, each with a different maturity date corresponding to one of the payment dates for interest coupon payments or the redemption date for the principal amount.  Stripped securities are subject to all the risks applicable to zero coupon bonds as well as certain additional risks.

Like zero coupon bonds, stripped securities do not provide for periodic payments of interest prior to maturity.  Rather they are offered at a discount from their face amount that will be paid at maturity.  This results in the security being subject to greater fluctuations in response to changing interest rates than interest-paying securities of similar maturities. Federal income taxes generally accrue on stripped securities each year although no cash income is received until maturity, and the Fund may be required to sell portfolio securities that it would otherwise continue to hold in order to obtain sufficient cash to make distributions to shareholders required for U.S. tax purposes.

The riskiness of an investment in stripped securities depends on the type involved.  Some stripped securities are backed by the full faith and credit of the U.S. government.  Others receive an implied backing by the U.S. government as a sponsor or partner in the agency or entity issuing the stripped security.  A few are secured with a guarantee from the financial institution or broker or dealer through which the stripped security is held.  Others are supported only by the collateral, revenue stream or third party guarantee securing the underlying debt obligation from which zero coupon bonds were stripped.  Stripped securities include: U.S. Treasury STRIPS, Stripped Government Securities, Stripped Obligations of the Financing Corporation (FICO STRIPS), Stripped Corporate Securities, and Stripped Eurodollar Obligations.

Stripped government securities are issued by the U.S. federal, state and local governments and their agencies and instrumentalities, and by “mixed-ownership government corporations.”  Stripped government securities vary widely in the terms, conditions and relative assurances of payment.  The type of debt obligation from which the stripped government security was taken will indicate many of the risks associated with that investment.  U.S. Treasury STRIPS and FICO Strips are types of stripped government securities.

U.S. Treasury STRIPS (Separate Trading of Registered Interest and Principal of Securities) are considered U.S. Treasury securities for purposes of the Fund’s investment policies and are backed by the full faith and credit of the U.S. government.  Their risks are similar to those of other U.S. government securities, although their price may be more volatile.  The U.S. Treasury has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and principal payments on Treasury securities through the Federal Reserve book-entry record-keeping system.

FICO STRIPS represent interests in securities issued by the Financing Corporation (FICO).  FICO was established to enable recapitalization of the Federal Savings and Loan Insurance Corporation (FSLIC) in the 1980’s.  FICO STRIPS are not backed by the full faith and credit of the U.S. government but are generally treated as U.S. government agency securities.  The market for FICO STRIPS is substantially smaller and, therefore, less liquid and more volatile than the market for U.S. Treasury STRIPS.  A higher yield is typically offered on FICO STRIPS to compensate investors for the greater illiquidity and additional risk that the U.S. government will not meet obligations on the FICO STRIPS if FICO defaults.

Temporary investments.  When the investment manager believes market or economic conditions are unfavorable for investors, the investment manager may invest up to 100% of the Fund’s assets in temporary defensive investments, including cash, cash equivalents or other high quality short-term investments, such as short-term debt instruments, including U.S. government securities, high grade commercial paper, repurchase agreements, negotiable certificates of deposit, non-negotiable fixed time deposits, bankers acceptances, and other money market equivalents. To the extent allowed by exemptions from and rules under the 1940 Act and the Fund’s other investment policies and restrictions, the investment manager also may invest the Fund’s assets in shares of one or more money market funds managed by the investment manager or its affiliates. Unfavorable market or economic conditions may include excessive volatility or a prolonged general decline in the securities markets, the securities in which the Fund normally invests, or the economies of the countries where the Fund invests. Temporary defensive investments can and do experience default s.  The likelihood of default on a temporary defensive investment may increase in the market or economic conditions which are likely to trigger the Fund’s investment therein. The investment manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity. When the Fund’s assets are invested in temporary investments, the Fund may not be able to achieve its investment goal.

Unrated debt securities.  Not all debt securities or their issuers are rated by rating agencies, sometimes due to the size of or manner of the securities offering, the decision by one or more rating agencies not to rate certain securities or issuers as a matter of policy, or the unwillingness or inability of the issuer to provide the prerequisite information and fee to the rating agencies.  Some debt securities markets may have a disproportionately large number of unrated issuers.

In evaluating unrated securities, the investment manager may consider, among other things, the issuer’s financial resources, its sensitivity to economic conditions and trends, its operating history, the quality of the issuer’s management and regulatory matters.  Although unrated debt securities may be considered to be of investment grade quality, issuers typically pay a higher interest rate on unrated than on investment grade rated debt securities.  Less information is typically available to the market on unrated securities and obligors, which may increase the potential for credit and valuation risk.

U.S. government securities.  U.S. government securities include obligations of, or guaranteed by, the U.S. federal government, its agencies, instrumentalities or sponsored enterprises.  Some U.S. government securities are supported by the full faith and credit of the U.S. government.  These include U.S. Treasury obligations and securities issued by the Government National Mortgage Association (GNMA).  A second category of U.S. government securities are those supported by the right of the agency, instrumentality or sponsored enterprise to borrow from the U.S. government to meet its obligations.  These include securities issued by Federal Home Loan Banks.

A third category of U.S. government securities are those supported by only the credit of the issuing agency, instrumentality or sponsored enterprise.  These include securities issued by the Federal National Mortgage Association (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC).  In the event of a default, an investor like the Fund would only have legal recourse to the issuer, not the U.S. government.  Although the U.S. government has provided support for these securities in the past, there can be no assurance that it will do so in the future.  The U.S. government has also made available additional guarantees for limited periods to stabilize or restore a market in the wake of an economic, political or natural crisis. Such guarantees, and the economic opportunities they present, are likely to be temporary and cannot be relied upon by the Fund.

Variable rate securities.  Variable rate securities are debt securities that provide for periodic adjustments in the interest rate paid on the debt security.  Floating rate securities, adjustable rate securities and inverse floating rate securities (referred to as “inverse floaters”) are types of variable rate securities.  An adjustable rate security is a debt security with an interest rate which is adjusted according to a formula that specifies the interval at which the rate will be reset and the interest rate index, benchmark or other mechanism upon which the reset rate is based.  A floating rate debt security has a rate of interest which is usually established as the sum of a base lending rate (e.g., the London Inter-Bank Offered Rate (LIBOR), The U.S. Prime Rate, the Prime Rate of a designated U.S. bank or the certificate of deposit rate) plus a specified margin. The interest rate on prime rate-based loans and securities floats periodically as the prime rate changes.  The interest rate on LIBOR-based and CD-based loans and securities is reset periodically, typically at regular intervals ranging between 30 days and one year.  Certain floating rate securities will permit the borrower to select an interest rate reset period of up to one year.

Some variable rate securities are structured with put features that permit holders to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries at or about the time the interest rate is reset.  If the Fund purchases a variable rate security with a put feature and market movements make exercise of the put unattractive, the Fund will forfeit the entire amount of any premium paid plus related transaction costs.

Movements in the relevant index or benchmark on which adjustments are based will affect the interest paid on these securities and, therefore, the current income earned by the Fund and the securities’ market value.  The degree of volatility in the market value of the variable rate securities held by the Fund will generally increase along with the length of time between adjustments, the degree of volatility in the applicable index, benchmark or base lending rate and whether the index, benchmark or base lending rate to which it resets or floats approximates short-term or other prevailing interest rates.  It will also be a function of the maximum increase or decrease of the interest rate adjustment on any one adjustment date, in any one year, and over the life of the security.  These maximum increases and decreases are typically referred to as “caps” and “floors,” respectively.

During periods when short-term interest rates move within the caps and floors of the security held by the Fund, the interest rate of such security will reset to prevailing rates within a short period.  As a result, the fluctuation in market value of the variable rate security held by the Fund is generally expected to be limited.

In periods of substantial short-term volatility in interest rates, the market value of such debt securities will fluctuate more substantially if the caps and floors prevent the interest rates from adjusting to the full extent of the movements in the market rates during any one adjustment period or over the term of the security.  In the event of dramatic increases in interest rates, any lifetime caps on these securities may prevent the securities from adjusting to prevailing rates over the term of the security.  In this case, the market value of the security may be substantially reduced.  If caps or floors lock-in unfavorable rates for the Fund by preventing its securities’ interest rates from adjusting to market rates without substantial delay, the price of the Fund’s securities will decline.

The income earned by the Fund and distributed to shareholders will generally increase or decrease along with movements in the relevant index, benchmark or base lending rate.  Thus the Fund’s income will be more unpredictable than the income earned on similar investments with a fixed rate of interest.

When-issued, delayed delivery and to-be-announced transactions.  When-issued, delayed delivery and to-be-announced (TBA) transactions are arrangements under which the Fund buys securities that have been authorized but not yet issued, with payment for and delivery of the security scheduled for a future time.  To the extent the Fund engages in these transactions, it will do so only for the purpose of acquiring portfolio securities consistent with its investment goals and policies.  Although the Fund will generally buy securities on a when-issued or TBA basis with the intention of holding the securities, the Fund may sell the securities before the settlement date if the investment manager believes it is advisable to do so.

Entering into a when-issued, delayed delivery or TBA transaction may be viewed as a form of leverage and will result in associated risks for the Fund. To mitigate these risks, when the Fund enters into this type of transaction, it will segregate liquid assets to cover its obligations under these transactions in an amount determined on a daily basis to be equivalent to its obligations.

When-issued and delayed-delivery transactions also are subject to the risk that a counterparty may become bankrupt or otherwise fail to perform its obligations due to financial difficulties, including making payments to the Fund. The Fund may obtain no or only limited recovery in a bankruptcy or other organizational proceedings, and any recovery may be significantly delayed.

The Fund also relies on the seller to complete the transaction. The seller's failure to do so may cause the Fund to miss a price or yield considered advantageous to the Fund. Although their price typically reflects accrued interest, securities purchased on a when-issued or delayed delivery basis do not generally earn interest until their scheduled delivery date. Purchases of debt securities on a when-issued or delayed delivery basis are also subject to the risk that the market value or the yield at delivery may be more or less than the market price or yield available when the transaction was entered into.

Zero coupon, deferred interest and pay-in-kind bonds.  Zero coupon or deferred interest bonds are debt securities that make no periodic interest payments until maturity or a specified date when the securities begin paying current interest (the “cash payment date”).  Zero coupon and deferred interest bonds generally are issued and traded at a discount from their face amount or par value.

The original discount on zero coupon or deferred interest bonds approximates the total amount of interest the bonds will accumulate over the period until maturity or the first cash payment date and compounds at a rate of interest reflecting the market rate of the security at the time of issuance.  The discount varies depending on the time remaining until maturity or the cash payment date, as well as prevailing interest rates, liquidity of the market for the security, and the perceived credit quality of the issuer.  The discount, in the absence of financial difficulties of the issuer, typically decreases as the final maturity or cash payment date approaches.  The discount typically increases as interest rates rise, the market becomes less liquid or the creditworthiness of the issuer deteriorates.

Pay-in-kind bonds are debt securities that provide for interest payments to be made in a form other than cash, generally at the option of the issuer.  Common forms include payment of additional bonds of the same issuer or an increase in principal underlying the pay-in-kind bonds.  To the extent that no cash income will be paid for an extended period of time, pay-in-kind bonds resemble zero coupon or deferred interest bonds and are subject to similar influences and risks.

For accounting and federal tax purposes, holders of bonds issued at a discount, such as the Fund, are deemed to receive interest income over the life of the bonds even though the bonds do not pay out cash to their holders before maturity or the cash payment date.  That income is distributable to Fund shareholders even though no cash is received by the Fund at the time of accrual, which may require the liquidation of other portfolio securities to satisfy the Fund’s distribution obligations.

As a result, the Fund may be required to sell portfolio securities that it would otherwise continue to hold in order to obtain sufficient cash to make the distributions to shareholders required under U.S. tax law.

Because investors receive no cash prior to the maturity or cash payment date, an investment in debt securities issued at a discount generally has a greater potential for complete loss of principal and/or return than an investment in debt securities that make periodic interest payments.  Such investments are more vulnerable to the creditworthiness of the issuer and any other parties upon which performance relies.

The following is a description of the general risks associated with the Fund’s investing in debt securities:

Credit risk.  Debt securities are subject to the risk of an issuer’s (or other party’s) failure or inability to meet its obligations under the security.  Multiple parties may have obligations under a debt security.  An issuer or borrower may fail to pay principal and interest when due.  A guarantor, insurer or credit support provider may fail to provide the agreed upon protection.  A counterparty to a transaction may fail to perform its side of the bargain.  An intermediary or agent interposed between the investor and other parties may fail to perform the terms of its service.  Also, performance under a debt security may be linked to the obligations of other persons who may fail to meet their obligations.  The credit risk associated with a debt security could increase to the extent that the Fund’s ability to benefit fully from its investment in the security depends on the performance by multiple parties of their respective contractual or other obligations.  The market value of a debt security is also affected by the market’s perception of the creditworthiness of the issuer.

The Fund may incur substantial losses on debt securities that are inaccurately perceived to present a different amount of credit risk than they actually do by the market, the investment manager or the rating agencies.  Credit risk is generally greater where less information is publicly available, where fewer covenants safeguard the investors’ interests, where collateral may be impaired or inadequate, where little legal redress or regulatory protection is available, or where a party’s ability to meet obligations is speculative.

Obligations under debt securities held by the Fund may never be satisfied or, if satisfied, only satisfied in part.

Some securities are subject to risks as result of a credit downgrade or default by a government, or its agencies' instrumentalities.  Credit risk is a greater concern for high-yield debt securities and debt securities of issuers whose ability to pay interest and principal may be considered speculative.  Debt securities are typically classified as investment grade-quality (medium to highest credit quality) or below investment grade-quality (commonly referred to as high-yield or junk bonds).  Many individual debt securities are rated by a third party source, such as Moody’s or S&P® to help describe the creditworthiness of the issuer.

Debt securities ratings.  The investment manager performs its own independent investment analysis of securities being considered for the Fund’s portfolio, which includes consideration of, among other things, the issuer’s financial resources, its sensitivity to economic conditions and trends, its operating history, the quality of the issuer’s management and regulatory matters.  The investment manager also considers the ratings assigned by various investment services and independent rating organizations, such as Moody’s and S&P, that publish ratings based upon their assessment of the relative creditworthiness of the rated debt securities.  Generally, a lower rating indicates higher credit risk.  Higher yields are ordinarily available from debt securities in the lower rating categories.  These ratings are described at the end of this SAI under “Description of Ratings.”

Using credit ratings to evaluate debt securities can involve certain risks.  For example, ratings assigned by the rating agencies are based upon an analysis completed at the time of the rating of the obligor’s ability to pay interest and repay principal.  Rating agencies typically rely to a large extent on historical data which may not accurately represent present or future circumstances.  Ratings do not purport to reflect the risk of fluctuations in market value of the debt security and are not absolute standards of quality and only express the rating agency’s current opinion of an obligor’s overall financial capacity to pay its financial obligations.  A credit rating is not a statement of fact or a recommendation to purchase, sell or hold a debt obligation.  Also, credit quality can change suddenly and unexpectedly, and credit ratings may not reflect the issuer’s current financial condition or events since the security was last rated.  Rating agencies may have a financial interest in generating business, including from the arranger or issuer of the security that normally pays for that rating, and providing a low rating might affect the rating agency’s prospects for future business.  While rating agencies have policies and procedures to address this potential conflict of interest, there is a risk that these policies will fail to prevent a conflict of interest from impacting the rating.  Additionally, legislation has recently been enacted in an effort to reform rating agencies.  Rules have also recently been adopted by the SEC to require rating agencies to provide additional disclosure and reduce conflicts of interest, and further reform has been proposed.  It is uncertain how such legislation or additional regulation might impact the ratings agency business and the investment manager’s use of ratings in its investment process.

Extension risk.  The market value of some debt securities, particularly mortgage -backed securities and certain asset-backed securities, may be adversely affected when bond calls or prepayments on underlying mortgages or other assets are less or slower than anticipated.  This risk is extension risk.  Extension risk may result from, for example, rising interest rates or unexpected developments in the markets for the underlying assets or mortgages.  As a consequence, the security’s effective maturity will be extended, resulting in an increase in interest rate sensitivity to that of a longer-term instrument.  Extension risk generally increases as interest rates rise.  This is because, in a rising interest rate environment, the rate of prepayment and exercise of call or buy-back rights generally falls and the rate of default and delayed payment generally rises.  When the maturity of an investment is extended in a rising interest rate environment, a below-market interest rate is usually locked-in and the value of the security reduced.  This risk is greater for fixed-rate than variable-rate debt securities.

Income risk.  The Fund is subject to income risk, which is the risk that the Fund’s income will decline during periods of falling interest rates or when the Fund experiences defaults on debt securities it holds.  The Fund’s income declines when interest rates fall because, as the Fund’s higher-yielding debt securities mature or are prepaid, the Fund must re-invest the proceeds in debt securities that have lower, prevailing interest rates.  The amount and rate of distributions that the Fund’s shareholders receive are affected by the income that the Fund receives from its portfolio holdings.  If the income is reduced, distributions by the Fund to shareholders may be less.

Fluctuations in income paid to the Fund are generally greater for variable rate debt securities.  The Fund will be deemed to receive taxable income on certain securities which pay no cash payments until maturity, such as zero-coupon securities.  The Fund may be required to sell portfolio securities that it would otherwise continue to hold in order to obtain sufficient cash to make the distribution to shareholders required for U.S.  tax purposes.

Inflation risk.  The market price of debt securities generally falls as inflation increases because the purchasing power of the future income and repaid principal is expected to be worth less when received by the Fund.  Debt securities that pay a fixed rather than variable interest rate are especially vulnerable to inflation risk because variable-rate debt securities may be able to participate, over the long term, in rising interest rates which have historically corresponded with long-term inflationary trends.

Interest rate risk.  The market value of debt securities generally varies in response to changes in prevailing interest rates.  Interest rate changes can be sudden and unpredictable.  During periods of declining interest rates, the market value of debt securities generally increases.  Conversely, during periods of rising interest rates, the market value of debt securities generally declines.  This occurs because new debt securities are likely to be issued with higher interest rates as interest rates increase, making the old or outstanding debt securities less attractive.  In general, the market prices of long-term debt securities or securities that make little (or no) interest payments are more sensitive to interest rate fluctuations than shorter-term debt securities.  The longer the Fund’s average weighted portfolio maturity, the greater the impact a change in interest rates will have on its share price.

Prepayment risk.  Debt securities, especially bonds that are subject to “calls,” such as asset-backed or mortgage-backed securities, are subject to prepayment risk if their terms allow the payment of principal and other amounts due before their stated maturity.  Amounts invested in a debt security that has been “called” or “prepaid” will be returned to an investor holding that security before expected by the investor.  In such circumstances, the investor, such as a fund, may be required to re-invest the proceeds it receives from the called or prepaid security in a new security which, in periods of declining interest rates, will typically have a lower interest rate.  Prepayment risk is especially prevalent in periods of declining interest rates and will result for other reasons, including unexpected developments in the markets for the underlying assets or mortgages.  For example, a decline in mortgage interest rates typically initiates a period of mortgage refinancings.  When homeowners refinance their mortgages, the investor in the underlying pool of mortgage-backed securities (such as a fund) receives its principal back sooner than expected, and must reinvest at lower, prevailing rates.

Securities subject to prepayment risk are often called during a declining interest rate environment and generally offer less potential for gains and greater price volatility than other income-bearing securities of comparable maturity.

Call risk is similar to prepayment risk and results from the ability of an issuer to call, or prepay, a debt security early.  If interest rates decline enough, the debt security’s issuer can save money by repaying its callable debt securities and issuing new debt securities at lower interest rates.

The following is a description of other risks associated with the Fund’s investments:

Focus risk.  The greater the Fund’s exposure to (or focus on) any single type of investment – including investment in a given industry, sector, country, region, or type of security – the greater the impact the performance of that investment will have on the Fund’s performance. To the extent the Fund has greater exposure to any single type of investment, the Fund’s potential for loss (or gain) will be greater than if its portfolio were invested more broadly in many types of investments.

The Fund’s exposure to such industries, sectors, regions and other investments may also arise indirectly through the Fund’s investments in debt securities (e.g., mortgage or asset-backed securities) that are secured by such investments. Similar risks associated with focusing on a particular type of investment may result if real properties and collateral securing the Fund’s investments are located in the same geographical region or subject to the same risks or concerns.

Inside information risk.  The investment manager (through its representatives or otherwise) may receive information that restricts the investment manager’s ability to cause the Fund to buy or sell securities of an issuer for substantial periods of time when the Fund otherwise could realize profit or avoid loss.  This may adversely affect the Fund’s flexibility with respect to buying or selling securities.

Liquidity.  Liquidity risk exists when particular investments are or become difficult to purchase or sell at the price at which the Fund has valued the security, whether because of current market conditions or the specific type of investment.  If the market for a particular security becomes illiquid (for example, due to changes in the issuer’s financial condition), the Fund may be unable to sell such security at an advantageous time or price due to the difficulty in selling such securities.  Additionally, the market for certain debt securities may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer.  Liquidity risk generally increases (meaning that securities become more illiquid) as the number, or relative need, of investors seeking to liquidate in a given market increases.

The Fund may also need to sell some of the Fund’s more liquid securities when it otherwise would not do so in order to meet redemption requests, even if such sale of the liquid holdings would be disadvantageous from an investment standpoint.  Reduced liquidity may also have an adverse impact on a security’s market value and the sale of such securities often results in higher brokerage charges or dealer discounts and other selling expenses.  Reduced liquidity in the secondary market for certain securities will also make it more difficult for the Fund to obtain market quotations based on actual trades for purposes of valuing the Fund’s portfolio and thus pricing may be prone to error when market quotations are volatile, infrequent and/or subject to large spreads between bid and ask prices.

To the extent that the Fund’s principal investment strategies involve foreign (non-U.S.) securities or securities with a thin trading market, the Fund will tend to have greater exposure to liquidity risk.

Management.  The investment manager’s judgments about markets, interest rates or the attractiveness, relative values or potential appreciation of particular investment strategies or sectors or securities purchased for the Fund’s portfolio may prove to be incorrect, all of which could cause the Fund to perform less favorably and may result in a decline in the Fund’s share price.

The investment manager selects investments for the Fund based in part on information and data that the issuers of such securities file with various government agencies or make directly available to the investment manager or that the investment manager obtains from other sources.  The investment manager is not in a position to confirm the completeness, genuineness or accuracy of such information and data, and in some cases, complete and accurate information is not readily available.  Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to the investment manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment goal.  Management risk is greater when less qualitative information is available to the investment manager about an investment.

Market risk.  The market value of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably due to general market conditions which are not specifically related to a single corporate borrower or security issuer.  These general market conditions include real or perceived adverse economic or regulatory conditions, changes in the general outlook for corporate earnings, changes in interest or currency exchange rates or adverse investor sentiment generally.  Market values may also decline due to factors which affect a particular industry or sector, such as labor shortages or increased production costs and competitive conditions within an industry, or a particular segment, such as mortgage or government securities.  During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously.  When markets perform well, there can be no assurance that the Fund’s securities will participate in or otherwise benefit from the advance.

Portfolio turnover

Portfolio turnover is a measure of how frequently the Fund’s portfolio securities are bought and sold.  High portfolio turnover rates generally increase transaction costs, which are Fund expenses.  Such portfolio transactions may also result in the realization of taxable capital gains, including short-term capital gains, which are generally taxable at ordinary income tax rates for federal income tax purposes for shareholders subject to income tax and who hold their shares in a taxable account.  Higher transaction costs reduce the Fund’s returns.

The SEC requires annual portfolio turnover to be calculated generally as the lesser of a fund’s purchases or sales of portfolio securities during a given fiscal year, divided by the monthly average value of the Fund’s portfolio securities owned during that year (excluding securities with a maturity or expiration date that, at the time of acquisition, was less than one year).  For example, a fund reporting a 100% portfolio turnover rate would have purchased and sold securities worth as much as the monthly average value of its portfolio securities during the year.

Portfolio turnover is affected by factors within and outside the control of the Fund and its investment manager.  The investment manager’s investment outlook for the type of securities in which the Fund invests may change as a result of unexpected developments in domestic or international securities markets, or in economic, monetary or political relationships.  High market volatility may result in the investment manager using a more active trading strategy than it might have otherwise pursued.  The Fund’s investment manager will consider the economic effects of portfolio turnover but generally will not treat portfolio turnover as a limiting factor in making investment decisions.  Investment decisions affecting turnover may include changes in investment policies or management personnel, as well as individual portfolio transactions.

Factors wholly outside the control of the investment manager that may increase portfolio turnover include increased merger and acquisition activity, or increased rates of bankruptcy or default, that may create involuntary transactions for funds that hold affected securities.

During periods of rapidly declining interest rates, the rate of mortgage prepayments on certain asset-backed and mortgage -backed securities may increase rapidly.  When this happens, “sales” of portfolio securities are increased due to the return of principal to the Fund followed by purchases of new portfolio securities to replace the “sold” ones.

The rate of bond calls by issuers of fixed-income debt securities may increase as interest rates decline.  This causes “sales” of called bonds by the Fund and the subsequent purchase of replacement investments.

In addition, redemptions or exchanges by investors may require the liquidation of portfolio securities.  Changes in particular portfolio holdings may also be made whenever a security is considered to be no longer the most appropriate investment for the Fund, or another security appears to have a relatively better opportunity.

Disclosure of Portfolio Holdings - Policies and Procedures Regarding the Release of Portfolio Holdings

The Fund’s overall policy with respect to the release of portfolio holdings is to release such information consistent with applicable legal requirements and the fiduciary duties owed to shareholders.  Subject to the limited exceptions described below, the Fund will not make available to anyone non-public information with respect to its portfolio holdings, until such time as the information is made available to all shareholders or the general public.

For purposes of this policy, portfolio holdings information does not include aggregate, composite or descriptive information that does not present risks of dilution, arbitrage, market timing, insider trading or other inappropriate trading for the Fund.  Information excluded from the definition of portfolio holdings information generally includes, without limitation: (1) descriptions of allocations among asset classes, regions, countries or industries/sectors; (2) aggregated data such as average or median ratios, market capitalization, credit quality or duration; (3) performance attributions by industry, sector or country; or (4) aggregated risk statistics.  Such information, if made available to anyone, will be made available to any person upon request, but, because such information is generally not material to investors, it may or may not be posted on the Fund’s website.  In addition, other information may also be deemed to not be portfolio holdings information if, in the reasonable belief of the Fund’s Chief Compliance Officer (or his/her designee), the release of such information would not present risks of dilution, arbitrage, market timing, insider trading or other inappropriate trading for the Fund.

Consistent with current law, the Fund releases complete portfolio holdings information each fiscal quarter through regulatory filings with no more than a 60-day lag.

In addition, a complete list of the Fund’s portfolio holdings is generally released no sooner than 20 calendar days after the end of each calendar quarter.  Commentaries and other materials that may reference specific holdings information of the Fund as of the most recent calendar quarter end are also subject to the same 20-day lag requirement.  Other descriptive information, such as the Fund’s top 10 holdings, may be released monthly, no sooner than five days after the end of each month.   Released portfolio holdings information can be viewed at franklintempleton.com.  For more information, call the toll free number on the cover of this SAI.

To the extent that this policy would permit the release of portfolio holdings information regarding a particular portfolio holding for the Fund that is the subject of ongoing purchase or sale orders/programs, or if the release of such portfolio holdings information would otherwise be sensitive or inappropriate, the portfolio manager for the Fund may request that the release of such information be withheld.

Exceptions to the portfolio holdings release policy will be made only when: (1) the Fund has a legitimate business purpose for releasing portfolio holdings information in advance of release to all shareholders or the general public; (2) the recipient is subject to a duty of confidentiality pursuant to a signed non-disclosure agreement; and (3) the release of such information would not otherwise violate the antifraud provisions of the federal securities laws or fiduciary duties owed to Fund shareholders.  The determination of whether to grant an exception, which includes the determination of whether the Fund has a legitimate business purpose for releasing portfolio holdings information in advance of release to all shareholders or the general public shall be made by the Fund’s Chief Compliance Officer or his/her designee, following a request submitted in writing.

The eligible third parties to whom portfolio holdings information may be released in advance of general release fall into the following categories: data consolidators (including rating agencies), fund rating/ranking services and other data providers, service providers to the Fund, and municipal securities brokers using the Investor Tools product which brings together buyers and sellers of municipal securities in the normal operation of the municipal securities markets.  In addition, should the Fund process a shareholder’s redemption request in-kind, the Fund may, under certain circumstances, provide portfolio holdings information to such shareholder to the extent necessary to allow the shareholder to prepare for receipt of such portfolio securities.

The specific entities to whom the Fund may provide portfolio holdings in advance of their release to the general public are:

•        Bloomberg, Capital Access, CDA (Thomson Reuters), FactSet, Fidelity Advisors, Standard & Poor’s, Vestek, and Fidelity Trust Company, all of whom may receive portfolio holdings information 15 days after the quarter end.

•        Service providers to the Fund that receive portfolio holdings information from time to time in advance of general release in the course of performing, or to enable them to perform, services for the Fund, including: Custodian Bank: The Bank of New York Mellon; Independent Registered Public Accounting Firm: PricewaterhouseCoopers LLP; Outside Fund Legal Counsel: Stradley Ronon Stevens & Young, LLP; Independent Directors’/Trustees’ Counsel: Bleakley, Platt & Schmidt, LLP and/or Duane Morris LLP; Proxy Voting Services: Glass, Lewis & Co., LLC and Institutional Shareholder Services Inc.; Brokerage Analytical Services: Sanford Bernstein, Brown Brothers Harriman, Royal Bank of Canada Capital Markets, JP Morgan Securities Inc.; Financial Printers: RR Donnelley & Sons Company or GCOM Solutions, Inc.

In all cases, eligible third parties are required to execute a non-disclosure agreement.  Non-disclosure agreements include the following provisions:

•        The recipient agrees to keep confidential, and to limit the dissemination of, any portfolio holdings information received.

•        The recipient agrees not to trade on the non-public information received, including some or all of the following: (1) agreeing not to purchase or sell any portfolio securities based on any information received; (2) agreeing not to trade against any U.S.  registered Franklin or Templeton fund, including the Fund; (3) agreeing not to knowingly engage in any trading practices that are adverse to any such fund; and (4) agreeing not to trade in shares of any such fund.

•        The recipient agrees to refresh its representation as to confidentiality and abstention from trading upon request from Franklin Templeton.

In no case does the Fund receive any compensation in connection with the arrangements to release portfolio holdings information to any of the above-described recipients of the information.

Certain F-T Managers serve as investment advisers to privately placed funds that are exempt from registration, including Canadian institutional pooled funds and commingled trusts maintained by a Franklin Templeton trust company.  In certain circumstances, such unregistered private funds may have portfolio holdings that are not, in the aggregate, substantially similar to the holdings of a U.S.  registered fund, as determined by the Chief Compliance Officer or his/her designee.  Under such circumstances the release of portfolio holdings information to a client or potential client of the unregistered private fund may be permissible.  In circumstances where an unregistered private fund invests in portfolio securities that, in the aggregate, are substantially similar to the holdings of a U.S.  registered fund, such private funds are subject to the restrictions imposed by the policy, except that the release of holdings information to a current investor in the private fund is permissible conditioned upon such investor’s execution of a non-disclosure agreement to mitigate the risk that portfolio holdings information may be used to trade inappropriately against a fund.  Such non-disclosure agreement must provide that the investor: (1) agrees to maintain such information as confidential, including limiting the dissemination of such information (except that the investor may be permitted to disseminate such information to an agent as necessary to allow the performance of portfolio analytics with respect to the investor’s investment in the private fund), and (2) is prohibited from trading on the information received, including (a) trading against any U.S.  registered Franklin or Templeton fund, including the Fund; (b) knowingly engaging in any trading practices that are adverse to any such fund; and (c) trading in shares of any U.S.  registered Franklin or Templeton fund that is managed in a style substantially similar to that of the private fund.

Some F-T Managers serve as sub-advisors to other mutual funds not within the Franklin Templeton Investments fund complex (“other funds”), which may be managed in a style substantially similar to that of a U.S.  registered Franklin or Templeton fund.  Such other funds are not subject to the Fund’s portfolio holdings release policy.  The sponsors of such funds may disclose the portfolio holdings of such funds at different times than the Fund discloses its portfolio holdings.

In addition, some F-T Managers also serve as investment managers to separate accounts, which are subject to the Fund’s policy with respect to the release of the separate account’s holdings to consultants and potential clients.  Separate accounts that are not, in the aggregate, substantially similar to the holdings of a U.S.  registered Franklin or Templeton fund, however, are not subject to the restrictions imposed by the policy.

The Fund’s portfolio holdings release policy and all subsequent amendments have been reviewed and approved by the Fund’s board, and any other material amendments shall also be reviewed and approved by the board.  The investment manager’s compliance staff conducts periodic reviews of compliance with the policy and provides at least annually a report to the board regarding the operation of the policy and any material changes recommended as a result of such review.  The investment manager’s compliance staff also will supply the board yearly with a list of exceptions granted to the policy, along with an explanation of the legitimate business purpose of the Fund that is served as a result of the exception.

Item 17.  Management of the Fund

(a)        Management Information

The name, year of birth and address of the officers and board members, as well as their affiliations, positions held with the Trust, principal occupations during the past five years, number of portfolios overseen in the Franklin Templeton fund complex and other directorships held during at least the last five years are shown below.   Each trustee will serve until that person resigns and/or a successor is elected and qualified.  Each officer serves at the pleasure of the board of trustees and until a successor is elected and qualified.

Independent Board Members

Name, Year of Birth and Address		Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Boards Member*	Other Directorships Held During At Least the Last Five Years
Edward I. Altman, Ph.D. (1941) c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789		Trustee	Since October 2011	10	None

Principal Occupation During at Least the Past 5 Years:
Max L. Heine Professor of Finance and Director of The Credit and Debt Markets Research Program, Salomon Center, Stern School of Business, New York University; editor and author of numerous financial publications; financial consultant; an adviser to numerous financial and publishing organizations; and formerly, Vice Director, Salomon Center, Stern School of Business, New York University.

Ann Torre Bates (1958) c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789		Trustee	Since October 2011	35	SLM Corporation (Sallie Mae), Ares Capital Corporation (specialty finance company) and Allied Capital Corporation (financial services) (2003-2010).

Principal Occupation During at Least the Past 5 Years:
Independent strategic and financial consultant; and formerly, Executive Vice President and Chief Financial Officer, NHP Incorporated (manager of multifamily housing) (1995-1997); and Vice President and Treasurer, US Airways, Inc. (until 1995).

Burton J. Greenwald (1929) c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789		Trustee	Since October 2011	17	Franklin Templeton Emerging Markets Debt Opportunities Fund PLC and Fiduciary International Ireland Limited.

Principal Occupation During at Least the Past 5 Years:
Managing Director, B.J. Greenwald Associates (management consultants to the financial services industry); and formerly, Chairman, Fiduciary Trust International Funds; Executive Vice President, L.F. Rothschild Fund Management, Inc.; President and Director, Merit Mutual Funds; President, Underwriting Division and Director, National Securities & Research Corporation; Governor, Investment Company Institute and Chairman, ICI Public Information Committee.

Keith E. Mitchell (1954) c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	Trustee	Since October 2011		10	None

Principal Occupation During at Least the Past 5 Years:
Managing Member, Mitchell Hartley Advisers, LLC (formerly, Mitchell Advisers, LLC) (advisory firm); director of various boards of asset management firms; and formerly, Managing Director, Putman Lovell NBF.

Charles Rubens, II (1930) c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	Trustee	Since October 2011		17	None
Principal Occupation During at Least the Past 5 Years: Private Investor.
Larry D. Thompson (1945) c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	Trustee	Since October 2011		142	Cbeyond, Inc. (business communications provider), The Southern Company (energy company), and The Washington Post Company (education and media organization).

Principal Occupation During at Least the Past 5 Years:
John A. Sibley Professor of Corporate and Business Law, University of Georgia School of Law (2011); and formerly, Senior Vice President - Government Affairs, General Counsel and Secretary, PepsiCo, Inc. (consumer products) (2004-May 2011); Senior Fellow of The Brookings Institution (2003-2004); Visiting Professor, University of Georgia School of Law (2004); and Deputy Attorney General, U.S. Department of Justice (2001-2003).

Jan Hopkins Trachtman (1947) c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	Trustee	Since October 2011		10	None

Principal Occupation During at Least the Past 5 Years:
President and Founder, The Jan Hopkins Group (communication consulting firm); President, Economic Club of New York; serves on Advisory Board of Knight Bagehot Fellowship; and formerly, Anchor/Correspondent, CNN Financial News (until 2003); Managing Director and Head of Client Communications, Citigroup Private Bank (until 2005); Off-Air Reporter, ABC News’ World News Tonight and Editor, CBS Network News.

Robert E. Wade (1946) c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	Trustee and Chairman of the Board	Since October 2011		42	El Oro Ltd (investments).
Principal Occupation During at Least the Past 5 Years: Attorney at law engaged in private practice (1973-2009) and member of various boards.

Interested Board Members and Officers

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Boards Member*	Other Directorships Held During At Least the Last Five Years
**Gregory E. Johnson (1961) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since October 2011	92	None

Principal Occupation During at Least the Past 5 Years:
Director, President and Chief Executive Officer, Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 33 of the investment companies in Franklin Templeton Investments.

**Peter A. Langerman (1955) 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	Trustee	Since October 2011	10	None

Principal Occupation During at Least the Past 5 Years:
Chairman of the Board, Chief Executive Officer and President, Franklin Mutual Advisers, LLC; officer and/or director, as the case may be, of three of the investment companies in Franklin Templeton Investments; and formerly, Director, New Jersey’s Division of Investment.

James M. Davis (1952) One Franklin Parkway San Mateo, CA 94403-1906	Chief Compliance Officer and Vice President –AML Compliance	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:
Director, Global Compliance, Franklin Resources, Inc.; and officer of 46 of the investment companies in Franklin Templeton Investments; and formerly, Director of Compliance, Franklin Resources, Inc. (1994-2001).

Laura F. Fergerson (1962) One Franklin Parkway San Mateo, CA 94403-1906	Chief Executive Officer –Finance and Administration	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:
Senior Vice President, Franklin Templeton Services, LLC; officer of 46 of the investment companies in Franklin Templeton Investments; and formerly, Director and member of Audit and Valuation Committees, Runkel Funds, Inc. (2003-2004); Assistant Treasurer of most of the investment companies in Franklin Templeton Investments (1997-2003); and Vice President, Franklin Templeton Services, LLC (1997-2003).

Aliya S. Gordon (1973) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Assistant Secretary	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; officer of 46 of the investment companies in Franklin Templeton Investments; and formerly, Litigation Associate, Steefel, Levitt & Weiss, LLP (2000-2004).

David P. Goss (1947) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Assistant Secretary	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; and officer and/or director, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 46 of the investment companies in Franklin Templeton Investments.

Steven J. Gray (1955) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Secretary	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; Vice President, Franklin Templeton Distributors, Inc.; and officer of 45 of the investment companies in Franklin Templeton Investments.

Matthew T. Hinkle (1971) One Franklin Parkway San Mateo, CA 94403-1906	Treasurer, Chief Financial Officer and Chief Accounting Officer	Since October 2011	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years: Director, Fund Accounting, Franklin Templeton Investments; and officer of five of the investment companies in Franklin Templeton Investments.
Thomas A. Nelson (1969) 600 Fifth Avenue New York, NY 10020	Vice President	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:

Portfolio Manager, Franklin Advisers, Inc.; officer of one of the investment companies in Franklin Templeton Investments; and formerly, Manager of Americas market specialist sales team, Bloomberg LP (1991-2007).

Robert C. Rosselot (1960) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Vice President and Assistant Secretary	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; Assistant Secretary, Franklin Resources, Inc.; Vice President and Secretary, Templeton Investment Counsel, LLC; Vice President, Secretary and Trust Officer, Fiduciary Trust International of the South; and officer of 46 of the investment companies in Franklin Templeton Investments.

Karen L. Skidmore (1952) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Assistant Secretary	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; and officer of 46 of the investment companies in Franklin Templeton Investments.

Craig S. Tyle (1960) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Assistant Secretary	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:
General Counsel and Executive Vice President, Franklin Resources, Inc.; officer of some of the other subsidiaries of Franklin Resources, Inc. and of 46 of the investment companies in Franklin Templeton Investments; and formerly, Partner, Shearman & Sterling, LLP (2004-2005); and General Counsel, Investment Company Institute (ICI) (1997-2004).

William Yun (1959) 600 Fifth Avenue New York, NY 10020	President and Chief Executive Officer – Investment Management	Since October 2011	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:

Executive Vice President of Franklin Advisers, Inc. and Franklin Templeton Institutional, LLC; Executive Vice President – Alternative Strategies, Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of one of the investment companies in Franklin Templeton Investments.

*We base the number of portfolios on each separate series of the U.S. registered investment companies within the Franklin Templeton Investments fund complex.  These portfolios have a common investment manager or affiliated investment managers.

**Gregory E. Johnson is considered to be an interested person of the Trust under the federal securities laws due to his position as an officer and director of Resources.  Peter A. Langerman is considered to be an interested person of the Fund under the federal securities laws due to his position as an officer of Franklin Mutual Advisers, LLC, which is an affiliate of the Fund’s investment manager.

Note:  Officer information is current as of the date of this SAI.  It is possible that after this date, information about officers may change.

(b)        Leadership Structure and Board of Trustees

The Trust has a board of trustees.  Each trustee will serve until that person resigns and/or a successor is elected and qualified.  The board is responsible for the overall management of the Trust, including general supervision and review of the Fund’s investment activities.  The board, in turn, elects the officers of the Trust who are responsible for administering the Trust’s day-to-day operations.

Board role in risk oversight.  The board, as a whole, will consider risk management issues as part of its general oversight responsibilities throughout the year at regular board meetings, through regular reports that have been developed by management, in consultation with the board and its counsel.  These reports will address certain investment, valuation and compliance matters.  The board also may receive special written reports or presentations on a variety of risk issues, either upon the board’s request or upon the investment manager’s initiative.  In addition, the Audit Committee of the board will meet regularly with the investment manager’s internal audit group to review reports on their examinations of functions and processes within Franklin Templeton Investments that affect the Fund.

With respect to investment risk, the board will receive regular written reports describing and analyzing the investment performance of the Fund.  In addition, the portfolio managers of the Fund will meet regularly with the boards to discuss portfolio performance, including investment risk.  To the extent that the Fund changes a particular investment strategy that could have a material impact on the Fund’s risk profile, the board generally will be consulted with respect to such change.  To the extent that the Fund invests in certain complex securities, including derivatives, the board will receive periodic reports containing information about exposure of the Fund to such instruments.  In addition, the investment manager’s investment risk personnel will meet regularly with the board to discuss a variety of issues, including the impact on the Fund of the investment in particular securities or instruments, such as derivatives.

With respect to valuation, the Fund’s administrator will provide regular written reports to the board that enable the board to monitor the number of fair valued securities in a particular portfolio, the reasons for the fair valuation and the methodology used to arrive at the fair value.  Such reports also will include information concerning illiquid securities within the Fund’s portfolio.  The board also will review dispositional analysis information on the sale of securities that require special valuation considerations such as illiquid or fair valued securities.  In addition, the Fund’s Audit Committee will review valuation procedures and results with the Fund’s auditors in connection with such Committee’s review of the results of the audit of the Fund’s year end financial statement.

With respect to compliance risks, the board will receive regular compliance reports prepared by the investment manager’s compliance group and meets regularly with the Fund’s Chief Compliance Officer (CCO) to discuss compliance issues, including compliance risks.  In accordance with SEC requirements, the independent trustees will meet regularly in executive session with the CCO, and the Fund’s CCO prepares and presents an annual written compliance report to the board.  The Fund’s board adopts compliance policies and procedures for the Fund and approves such procedures for the Fund’s service providers.  The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws.

The investment manager periodically provides an enterprise risk management presentation to the board to describe the way in which risk is managed on a complex-wide level.  Such presentation covers such areas as investment risk, reputational risk, personnel risk, and business continuity risk.

Board structure.  Seventy-five percent or more of board members consist of independent trustees who are not deemed to be “interested persons” by reason of their relationship with the Fund’s management or otherwise as provided under the Investment Company Act of 1940.  The Chairman of the Board is an independent trustee who, in addition to presiding at board meetings also, in consultation with independent counsel when necessary, approves agendas for board meetings and generally acts as a liaison with management with respect to questions and issues raised by the independent trustees. The Chairman also presides at separate meetings of independent trustees held in advance of each scheduled board meeting where various matters, including those being considered at such board meeting are discussed. The board believes that such structure is appropriate because it helps to assure that proper consideration is given at board meetings to matters deemed important to the Fund and its shareholders.

Trustee qualifications.  Information on the Fund’s officers and trustees appears above.  Such information includes information on the business activities of trustees during the past five years and beyond.  In addition to personal qualities, such as integrity, the role of an effective Fund trustee inherently requires the ability to comprehend, discuss and critically analyze materials and issues presented in exercising judgments and reaching informed conclusions relevant to his or her duties and fiduciary obligations.  The board believes that the specific background of each trustee evidences such ability and is appropriate to his or her serving on the Fund’s board of trustees.  As indicated, Burton J. Greenwald has a background in the financial industry, including service as president of two mutual fund companies and served as a past governor of the Investment Company Institute; Edward I. Altman, Ph.D., is a Professor of Finance and author of numerous financial publications; Ann Torre Bates has served as chief financial officer of a major corporation; Keith E. Mitchell has a background in asset management, including service as a managing director of an investment banking firm; Charles Rubens, II has executive experience in the publishing industry along with service as a college trustee and president of a charitable society; Larry D. Thompson, has a legal background, including a high level position with the U.S. Department of Justice; Jan Hopkins Trachtman has an executive background in communications, including service as an anchor/correspondent for CNN Financial News; Robert E. Wade has had more than thirty years experience as a practicing attorney; and Gregory E. Johnson and Peter A. Langerman are each a chief executive officer of entities providing advisory and other services to the Fund.

Board Committees

The board maintains three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Trustees Compensation and Performance Committee.  The Audit Committee is generally responsible for recommending the selection of the Trust’s independent registered public accounting firm (auditors), including evaluating their independence and meeting with such auditors to consider and review matters relating primarily to the Trust’s financial reports and internal controls.  The Audit Committee is comprised of the following independent trustees of the Trust: Edward I. Altman, Ann Torre Bates (Chair), Robert E. Wade and Burton J. Greenwald.  The Nominating and Corporate Governance Committee is responsible for nominating candidates for independent board member positions and for consideration of matters relating to corporate governance.  It is composed of Burton J. Greenwald (Chair), Jan Hopkins Trachtman, Charles Rubens II, Robert E. Wade and Larry Thompson.  The Trustees Compensation and Performance Committee is generally responsible for recommending compensation and meeting fees for independent trustees and for evaluating board performance.  The Trustees Compensation and Performance Committee is composed of Edward I. Altman, Ann Torre Bates, Keith E. Mitchell, Charles Rubens II (Chair) and Robert E. Wade.

In considering a candidate’s qualifications, the Nominating and Corporate Governance Committee will generally consider the potential candidate’s educational background, business or professional experience and reputation.  In addition, the Nominating and Corporate Governance Committee has established as minimum qualifications for board membership as a independent trustee (1) that such candidate be independent from relationships with the Fund’s investment manager and other principal service providers both within the terms and the spirit of the statutory independence requirements specified under the 1940 Act and the rules thereunder, (2) that such candidate demonstrate an ability and willingness to make the considerable time commitment, including personal attendance at board and committee meetings, believed necessary to his or her function as an effective board member, and (3) that such candidate have no continuing relationship as a trustee, officer or board member of any open-end or closed-end fund investment company other than those within the Franklin Templeton Investments fund complex.

When the board has or expects to have a vacancy, the Nominating and Corporate Governance Committee will receive and review information on individuals qualified to be recommended to the full board as nominees for election as board members, including any recommendations by “Qualifying Fund Shareholders” (as defined below).  To date, the Nominating and Corporate Governance Committee has been able to identify, and expects to continue to be able to identify, from its own resources an ample number of qualified candidates.  The Nominating and Corporate Governance Committee, however, will review recommendations from Qualifying Fund Shareholders to fill vacancies on the board if these recommendations are submitted in writing and addressed to the Chairperson of the Nominating and Corporate Governance Committee at the Trust’s offices at One Franklin Parkway, San Mateo, California 94403-1906 and are presented with appropriate background material concerning the candidate that demonstrates his or her ability to serve as a board member, including as a disinterested trustee, of the Trust.  A Qualifying Fund Shareholder is a shareholder who (i) has continuously owned of record, or beneficially through a financial intermediary, shares of the Trust having a net asset value of not less than two hundred and fifty thousand dollars ($250,000) during the 24-month period prior to submitting the recommendation; and (ii) provides a written notice to the Nominating and Corporate Governance Committee containing the following information:  (a) the name and address of the Qualifying Fund Shareholder making the recommendation; (b) the number of shares of each class of shares of the Trust which are owned of record and beneficially by such Qualifying Fund Shareholder and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (c) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (d) the name, age, date of birth, business address and residence address of the person or persons being recommended; (e) such other information regarding each person recommended by such Qualifying Fund Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the board; (f) whether the shareholder making the recommendation believes the person recommended would or would not be an “interested person” of the Trust, as defined in the 1940 Act; and (g) the written consent of each person recommended to serve as a board members of the Trust if so nominated and elected/appointed.

The Nominating and Corporate Governance Committee may amend these procedures from time to time, including the procedures relating to the evaluation of nominees and the process for submitting recommendations to the Nominating and Corporate Governance Committee.

Ownership of Shares of Funds in Franklin Templeton Investments

Trustees of the Trust also constitute all the independent board members of the Franklin Mutual Series Funds and Franklin Mutual Recovery Fund and have historically followed a policy of having substantial investments in one or more of these Funds as is consistent with their individual financial goals.  Investments in the name of family members or entities controlled by a board member constitute fund holdings of such board member for purposes of this policy, and a phase-in period applies to such investment requirements for newly elected board members.  In implementing such policy, a board member’s fund holdings existing on March 1, 2006, are valued as of such date with subsequent investments valued at cost.

The following tables provide the dollar range of equity securities beneficially owned by the board on December 31, 2011.

Independent Board Members

Name of Board Member	Dollar Range of Equity Securities in the Fund†	Aggregate Dollar Range of Equity Securities in All Funds Overseen by the Board Member in the Franklin Templeton Fund Complex
Edward I. Altman, PhD.	None	Over $100,000
Ann Torre Bates	None	Over $100,000
Burton J. Greenwald	None	Over $100,000
Keith E. Mitchell	None	Over $100,000
Charles Rubens II	None	Over $100,000
Larry D. Thompson	None	Over $100,000
Jan Hopkins Trachtman	None	Over $100,000
Robert E. Wade	None	Over $100,000

Interested Board Members

Name of Board Member	Dollar Range of Equity Securities in the Fund†	Aggregate Dollar Range of Equity Securities in All Funds Overseen by the Board Member in the Franklin Templeton Fund Complex
Gregory E. Johnson	None	Over $100,000
Peter A. Langerman	None	Over $100,000

†      Currently, shares of the Fund are only sold to other investment companies in the Franklin Templeton family of mutual funds.

(c)        Compensation

The Trustees have elected to waive all trustees’ fees and board committee fees for the foreseeable future.

Name	Total Fees Received from the Trust[1] ($)	Total Fees Received from Franklin Templeton Investments[2] ($)	Number of Boards in Franklin Templeton Investments on which Each Serves[3]
Edward I. Altman, PhD.[4]	$0	$ 154,000	3
Ann Torre Bates[4]	0	365,000	17
Burton J. Greenwald	0	265,000	5
Keith E. Mitchell	0	127,000	3
Charles Rubens II	0	230,000	5
Larry D. Thompson	0	593,000	44
Jan Hopkins Trachtman	0	125,000	3
Robert E. Wade[4]	0	517,000	19

1.     The Trust has not yet completed its first fiscal year.  The Trustees have elected to waive all trustees’ fees and board committee fees for at least the first year of the Trust’s operations.

2.     For the calendar year ended December 31, 2011.

3.     We base the number of boards on the number of U.S. registered investment companies in Franklin Templeton Investments.  This number does not include the total number of series or portfolios within each investment company for which the board members are responsible.

4.     Edward I Altman, Ann Torre Bates and Robert E. Wade are also independent board members of Franklin Mutual Series Funds and may, in the future, receive payments pursuant to a discontinued retirement plan that generally provides payments to independent board members who have served seven years or longer for such fund.

Independent board members are reimbursed for expenses incurred in connection with attending Board meetings and are paid pro rata by each fund in Franklin Templeton Investments for which they serve as director or trustee.  No officer or board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Fund or other funds in Franklin Templeton Investments.  Certain officers or board members who are shareholders of Franklin Resources, Inc.  (Resources) may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.

(d)        Sales Loads

Not applicable.

(e)        Codes of Ethics

The Fund, its investment manager and sub-advisor have each adopted a code of ethics, as required by federal securities laws.  Under the code of ethics, employees who are designated as access persons may engage in personal securities transactions, including transactions involving securities that are being considered for the Fund or that are currently held by the Fund, subject to certain general restrictions and procedures.  The personal securities transactions of access persons of the Fund and its investment manager and sub-advisor will be governed by their respective codes of ethics.  Each code of ethics is on file with, and available from the SEC.

(f)        Proxy Voting Policies and Procedures

The board of trustees of the Fund has delegated the authority to vote proxies related to the portfolio securities held by the Fund to the Fund’s investment manager Franklin Advisers, Inc. in accordance with the Proxy Voting Policies and Procedures (Policies) adopted by the investment manager.

The investment manager has delegated its administrative duties with respect to the voting of proxies to the Proxy Group within Franklin Templeton Companies, LLC (Proxy Group), an affiliate and wholly owned subsidiary of Franklin Resources, Inc.  All proxies received by the Proxy Group will be voted based upon the investment manager’s instructions and/or policies. The investment manager votes proxies solely in the interests of the Fund and its shareholders.

To assist it in analyzing proxies, the investment manager subscribes to Institutional Shareholder Services Inc. (ISS), an unaffiliated third-party corporate governance research service that provides in-depth analyses of shareholder meeting agendas, vote recommendations, recordkeeping and vote disclosure services.  In addition, the investment manager subscribes to Glass, Lewis & Co., LLC (Glass Lewis), an unaffiliated third-party analytical research firm, to receive analyses and vote recommendations on the shareholder meetings of publicly held U.S. companies , as well as a limited subscription to its international research.  Although ISS’ and/or Glass Lewis’ analyses are thoroughly reviewed and considered in making a final voting decision, the investment manager does not consider recommendations from ISS, Glass Lewis or any other third party to be determinative of the investment manager’s ultimate decision.  As a matter of policy, the officers, directors/trustees and employees of the investment manager and the Proxy Group will not be influenced by outside sources whose interests conflict with the interests of the Fund and its shareholders.  Efforts are made to resolve all conflicts in the interests of the investment manager’s clients.  Material conflicts of interest are identified by the Proxy Group based upon analyses of client, distributor, broker dealer and vendor lists, information periodically gathered from directors and officers, and information derived from other sources, including public filings.  In situations where a material conflict of interest is identified, the Proxy Group may defer to the voting recommendation of ISS, Glass Lewis or those of another independent third-party provider of proxy services; or send the proxy directly to the Fund’s board or a committee of the board with the investment manager’s recommendation regarding the vote for approval.

Where a material conflict of interest has been identified, but the items on which the investment manager’s vote recommendations differ from Glass Lewis, ISS, or another independent third-party provider of proxy services relate specifically to (1) shareholder proposals regarding social or environmental issues, (2) “Other Business” without describing the matters that might be considered, or (3) items the investment manager wishes to vote in opposition to the recommendations of an issuer’s management, the Proxy Group may defer to the vote recommendations of the investment manager rather than sending the proxy directly to the Fund’s board or a board committee for approval.

To avoid certain potential conflicts of interest, the investment manager will employ echo voting, if possible, in the following instances:  (1) when the Fund invests in an underlying fund in reliance on any one of Sections 12(d)(1)(E), (F), or (G) of the 1940 Act, the rules thereunder, or pursuant to a U.S. SEC exemptive order thereunder; (2) when the Fund invests uninvested cash in affiliated money market funds pursuant to the rules under the 1940 Act or any exemptive orders thereunder (“cash sweep arrangement”); or (3) when required pursuant to the Fund’s governing documents or applicable law.  Echo voting means that the investment manager will vote the shares in the same proportion as the vote of all of the other holders of the Fund’s shares.

The recommendation of management on any issue is a factor that the investment manager considers in determining how proxies should be voted. However, the investment manager does not consider recommendations from management to be determinative of the investment manager’s ultimate decision.  As a matter of practice, the votes with respect to most issues are cast in accordance with the position of the company’s management.  Each issue, however, is considered on its own merits, and the investment manager will not support the position of the company’s management in any situation where it deems that the ratification of management’s position would adversely affect the investment merits of owning that company’s shares.

Investment manager’s proxy voting policies and principles.  The investment manager has adopted general proxy voting guidelines, which are summarized below.  These guidelines are not an exhaustive list of all the issues that may arise and the investment manager cannot anticipate all future situations.  In all cases, each proxy will be considered based on the relevant facts and circumstances.

Board of directors.  The investment manager supports an independent board of directors, and prefers that key committees such as audit, nominating, and compensation committees be comprised of independent directors.  The investment manager will generally vote against management efforts to classify a board and will generally support proposals to declassify the board of directors.  The investment manager will consider withholding votes from directors who have attended less than 75% of meetings without a valid reason.  While generally in favor of separating Chairman and CEO positions, the investment manager will review the issue of separating Chairman and CEO positions as well as proposals to restore or provide for cumulative voting on a case-by-case basis, taking into consideration factors such as the company’s corporate governance guidelines or provisions and performance.  The investment manager generally will support non-binding shareholder proposals to require a majority vote standard for the election of directors; however, if these proposals are binding, the investment manager will give careful review on a case-by-case basis of the potential ramifications of such implementation.

Ratification of auditors of portfolio companies.  The investment manager will closely scrutinize the independence, role and performance of auditors.  On a case-by-case basis, the investment manager will examine proposals relating to non-audit relationships and non-audit fees.  The investment manager will also consider, on a case-by-case basis, proposals to rotate auditors, and will vote against the ratification of auditors when there is clear and compelling evidence of a lack of independence, accounting irregularities or negligence.

Management and director compensation.  A company’s equity-based compensation plan should be in alignment with the shareholders’ long-term interests.  The investment manager believes that executive compensation should be directly linked to the performance of the company.  The investment manager evaluates plans on a case-by-case basis by considering several factors to determine whether the plan is fair and reasonable, including the ISS quantitative model utilized to assess such plans and/or the Glass Lewis evaluation of the plans.  The investment manager will generally oppose plans that have the potential to be excessively dilutive, and will almost always oppose plans that are structured to allow the repricing of underwater options, or plans that have an automatic share replenishment “evergreen” feature.  The investment manager will generally support employee stock option plans in which the purchase price is at least 85% of fair market value, and when potential dilution is 10% or less.

Severance compensation arrangements will be reviewed on a case-by-case basis, although the investment manager will generally oppose “golden parachutes” that are considered to be excessive.  The investment manager will normally support proposals that require a percentage of directors’ compensation to be in the form of common stock, as it aligns their interests with those of shareholders.

The investment manager will review non-binding say-on-pay proposals on a case-by-case basis, and will generally vote in favor of such proposals unless compensation is misaligned with performance and/or shareholders’ interests, the company has not provided reasonably clear disclosure regarding its compensation practices, or there are concerns with the company’s remuneration practices.

Anti-takeover mechanisms and related issues.  The investment manager generally opposes anti-takeover measures since they tend to reduce shareholder rights.  However, as with all proxy issues, the investment manager conducts an independent review of each anti-takeover proposal.  On occasion, the investment manager may vote with management when the research analyst has concluded that the proposal is not onerous and would not harm the Fund or its shareholders’ interests.  The investment manager generally supports proposals that require shareholder rights’ plans (“poison pills”) to be subject to a shareholder vote and will closely evaluate such plans on a case-by-case basis to determine whether or not they warrant support.  In addition, the investment manager will generally vote against any proposal to issue stock that has unequal or subordinate voting rights.  The investment manager generally opposes any supermajority voting requirements as well as the payment of “greenmail.”  The investment manager generally supports “fair price” provisions and confidential voting.

Changes to capital structure.  The investment manager realizes that a company’s financing decisions have a significant impact on its shareholders, particularly when they involve the issuance of additional shares of common or preferred stock or the assumption of additional debt.  The investment manager will review, on a case-by-case basis, proposals by companies to increase authorized shares and the purpose for the increase.  The investment manager will generally not vote in favor of dual-class capital structures to increase the number of authorized shares where that class of stock would have superior voting rights.  The investment manager will generally vote in favor of the issuance of preferred stock in cases where the company specifies the voting, dividend, conversion and other rights of such stock and the terms of the preferred stock issuance are deemed reasonable.  The investment manager will review proposals seeking preemptive rights on a case-by-case basis.

Mergers and corporate restructuring.  Mergers and acquisitions will be subject to careful review by the research analyst to determine whether they would be beneficial to shareholders.  The investment manager will analyze various economic and strategic factors in making the final decision on a merger or acquisition.  Corporate restructuring proposals are also subject to a thorough examination on a case-by-case basis.

Environment, social and governance issues.  The investment manager will generally give management discretion with regard to social, environmental and ethical issues, although the investment manager may vote in favor of those that are believed to have significant economic benefits or implications for the Fund and its shareholders.  The investment manager generally supports the right of shareholders to call special meetings and act by written consent.  However, the investment manager will review such shareholder proposals on a case-by-case basis in an effort to ensure that such proposals do not disrupt the course of business or waste company resources for the benefit of a small minority of shareholders.

Global corporate governance.  Many of the tenets discussed above are applied to the investment manager’s proxy voting decisions for international investments.  However, the investment manager must be flexible in these worldwide markets.  Principles of good corporate governance may vary by country, given the constraints of a country’s laws and acceptable practices in the markets.  As a result, it is on occasion difficult to apply a consistent set of governance practices to all issuers.  As experienced money managers, the investment manager’s analysts are skilled in understanding the complexities of the regions in which they specialize and are trained to analyze proxy issues germane to their regions.

The investment manager will generally attempt to process every proxy it receives for all domestic and foreign securities.  However, there may be situations in which the investment manager may be unable to vote a proxy, or may choose not to vote a proxy, such as where: (i) the proxy ballot was not received from the custodian bank; (ii) a meeting notice was received too late; (iii) there are fees imposed upon the exercise of a vote and it is determined that such fees outweigh the benefit of voting; (iv) there are legal encumbrances to voting, including blocking restrictions in certain markets that preclude the ability to dispose of a security if the investment manager votes a proxy or where the investment manager is prohibited from voting by applicable law or other regulatory or market requirements, including but not limited to, effective Powers of Attorney; (v) the investment manager held shares on the record date but has sold them prior to the meeting date; (vi) proxy voting service is not offered by the custodian in the market; (vii) the investment manager believes it is not in the best interest of the Fund or its shareholders to vote the proxy for any other reason not enumerated herein; or (viii) a security is subject to a securities lending or similar program that has transferred legal title to the security to another person.  The investment manager or its affiliates may, on behalf of one or more of the proprietary registered investment companies advised by the investment manager or its affiliates, determine to use its best efforts to recall any security on loan where the investment manager or its affiliates (a) learn of a vote on a material event that may affect a security on loan and (b) determine that it is in the best interests of such proprietary registered investment companies to recall the security for voting purposes.

Shareholders may view the complete Policies online at franklintempleton.com.  Alternatively, shareholders may request copies of the Policies free of charge by calling the Proxy Group collect at (954)527-7678 or by sending a written request to:  Franklin Templeton Companies, LLC, 300 S.E. 2nd Street, Fort Lauderdale, FL 33301-1923, Attention:  Proxy Group.  Copies of the Fund’s proxy voting records are available online at franklintempleton.com and posted on the SEC website at www.sec.gov.  The proxy voting records are updated each year by August 31 to reflect the most recent 12-month period ended June 30.

Item 18.  Control Persons and Principal Holders of Securities

(a)        Control Persons

Franklin Advisers, Inc. is a California corporation and is wholly owned by Franklin Resources, Inc. (Resources). Resources is a Delaware corporation.

(b)        Principal Holders

As of February 1, 2012, the principal shareholders of the Fund, beneficial or of record, were:

Name and Address	Percentage (%)
Franklin Advisers, Inc. One Franklin Parkway San Mateo, CA 94403-1906	32.70
Franklin Templeton Conservative Allocation Fund Franklin Templeton Fund Allocator Series 3344 Quality Dr. Rancho Cordova, CA 95670-7313	13.76
Franklin Templeton Moderate Allocation Fund Franklin Templeton Fund Allocator Series 3344 Quality Dr. Rancho Cordova, CA 95670-7313	28.69
Franklin Templeton Growth Allocation Fund Franklin Templeton Fund Allocator Series 3344 Quality Dr. Rancho Cordova, CA 95670-7313	20.09

(c)        Management Ownership

As of February 6, 2012, the officers and board members, as a group, owned of record and beneficially less than 1% of the outstanding shares of the Fund . The board members may own shares in other funds in Franklin Templeton Investments.

Item 19.  Investment Advisory and Other Services

(a)        Investment Advisers

Investment Manager and Services Provided

The Fund’s investment manager is Franklin Advisers, Inc. (Advisers).  The investment manager is a wholly owned subsidiary of Resources, a publicly owned company engaged in the financial services industry through its subsidiaries.  Charles B. Johnson and Rupert H. Johnson, Jr., are the principal shareholders of Resources.

The investment manager provides investment research and portfolio management services, and selects the securities for the Fund to buy, hold or sell.  The investment manager also selects the brokers who execute the Fund’s portfolio transactions.  The investment manager provides periodic reports to the board, which reviews and supervises the investment manager’s investment activities.  To protect the Fund, the investment manager and its officers, directors and employees are covered by fidelity insurance.

The investment manager and its affiliates manage numerous other investment companies and accounts.  The investment manager may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by the investment manager on behalf of the Fund.  Similarly, with respect to the Fund, the investment manager is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that the investment manager and access persons, as defined by applicable federal securities laws, may buy or sell for its or their own account or for the accounts of any other fund.  The investment manager is not obligated to refrain from investing in securities held by the Fund or other funds it manages.  Because the investment manager is a subsidiary of a financial holding company (FHC) under the Gramm-Leach-Bliley Act of 1999, federal regulations applicable to FHCs may limit or restrict the Fund’s ability to acquire or hold a position in a given security when it might otherwise be advantageous for the Fund to acquire or hold that security.

The Fund’s sub-advisor is Pelagos Capital Management LLC (Pelagos), an affiliate of the investment manager.  The sub-advisor has an agreement with the investment manager and provides the investment manager with management advice and assistance.  The sub-advisor’s activities are subject to the board’s review and control as well as the investment manager’s instruction and supervision.  Stephen P. Burke, John C. Pickart and Franklin Templeton Institutional LLC are the principal shareholders of Pelagos.  Franklin Templeton Institutional LLC is a subsidiary of Resources.

Management Fees

The Fund pays Advisers a fee equal to an annual rate of 0.65% of the average daily net assets of the Fund.  The fee is computed daily according to the terms of the management agreement.  Advisers in turn pays the sub-advisor for its services from the management fees it receives from the Fund.  The separate portion of the Fund’s assets managed by the sub-advisor are allocated fees that are retained from, and not in addition to, the overall investment management fee paid to Advisers by the Fund.  Advisers and the sub-advisor will share on a pro rata basis in any voluntary reduction or waiver by Advisers of the management fee paid to Advisers by the Fund.  Advisers and the sub-advisor has contractually agreed to waive the fee it receives with respect to the Fund in an amount equal to the fee it receives with respect to the Subsidiary.  This waiver may not be terminated by Advisers or the sub-advisor and will remain in effect for as long as the contracts with the Subsidiary are in place.

(b)        Principal Underwriter

Not applicable.

(c)        Services Provided by Each Investment Adviser and Fund Expenses Paid by Third Parties

Not applicable.

(d)        Service Agreements

Not applicable.

(e)        Other Investment Advice

Not applicable.

(f)        Dealer Reallowances

Not applicable.

(g)        Rule 12b-l Plans

Not applicable.

(h)        Other Service Providers

Administrator and services provided.  Franklin Templeton Services, LLC (FT Services) has an agreement with the Trust to provide certain administrative services and facilities for the Fund.  FT Services is an indirect, wholly owned subsidiary of Resources and is an affiliate of the Fund’s investment manager and sub-advisor.

The administrative services FT Services provides include preparing and maintaining books, records, and tax and financial reports, and monitoring compliance with regulatory requirements.

Administration fees.  The Fund pays FT Services a monthly fee equal to an annual rate of 0.20% of the average daily net assets of the Fund.

Shareholder Servicing and Transfer Agent.  Franklin Templeton Investor Services, LLC (Investor Services), is the Fund’s shareholder servicing agent and acts as the Fund’s transfer agent and dividend-paying agent.  Investor Services is located at 3344 Quality Drive, Rancho Cordova, CA 95670-7313.  Please send all correspondence to Investor Services at P.O.  Box 997151, Sacramento, CA 95899-7151.

Investor Services receives a fee for servicing Fund shareholder accounts.  The Fund also will reimburse Investor Services for certain out-of-pocket expenses necessarily incurred in servicing the shareholder accounts in accordance with the terms of its servicing contract with the Fund.

Private Placement Agent.  Franklin Templeton Financial Services, Inc. (FTFS), One Franklin Parkway, San Mateo, CA 94403, has an agreement with the Trust to serve as the Fund’s private placement agent.  FTFS is an indirect wholly owned subsidiary of Resources and is an affiliate of the Fund’s investment manager and sub-advisor.

Custodian.  The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, NY 10286, acts as custodian of the securities and other assets of the Fund.  As foreign custody manager, the bank selects and monitors foreign sub-custodian banks, selects and evaluates non-compulsory foreign depositories, and furnishes information relevant to the selection of compulsory depositories.

Independent Registered Public Accounting Firm.  Ernst & Young LLP. 200 Clarendon Street, Boston, MA 02116, is the Fund’ s independent registered public accounting firm.  The Independent Registered Public Accounting Firm audits the financial statements included in the Trust’s Annual Report to Shareholders.

Item 20.  Portfolio Managers

Portfolio managers.  This section reflects information about the portfolio managers as of December 31, 2011 for Messrs. Burke, Pickart, and Ryan and December 31, 2011 for Mr. Nelson.

The following table shows the number of other accounts managed by each portfolio manager and the total assets in the accounts managed within each category:

Name	Number of Other Registered Investment Companies Managed[1]	Assets of Other Registered Investment Companies Managed (x $1 million)	Number of Other Pooled Investment Vehicles Managed	Assets of Other Pooled Investment Vehicles Managed (x $1 million)	Number of Other Accounts Managed	Assets of Other Accounts Managed (x $1 million)
Thomas A. Nelson	5	$157.4	10	$78.7	0	N/A
Stephen B. Burke	1[2]	$517.6	0	N/A	1	$ 107.6
John C. Pickart	1[2]	$517.6	0	N/A	1	$ 107.6
Wayne D. Ryan	1[2]	$517.6	0	N/A	1	$ 107.6

1.     These figures represent registered investment companies other than the Fund included in this SAI.

2.     The other registered investment company has a managed futures investment sleeve.

Portfolio managers that provide investment services to the Fund may also provide services to a variety of other investment products, including other funds, institutional accounts and private accounts.  The advisory fees for some of such other products and accounts may be different than that charged to the Fund and , if noted in the above chart, may include performance based compensation.  This may result in fees that are higher (or lower) than the advisory fees paid by the Fund.  As a matter of policy, each fund or account is managed solely for the benefit of the beneficial owners thereof.  As discussed below, the separation of the trading execution function from the portfolio management function and the application of objectively based trade allocation procedures help to mitigate potential conflicts of interest that may arise as a result of the portfolio managers managing accounts with different advisory fees.

Conflicts- Advisers.  The management of multiple funds, including the Fund, and accounts may also give rise to potential conflicts of interest if the funds and other accounts have different objectives, benchmarks, time horizons, and fees as the portfolio manager must allocate his or her time and investment ideas across multiple funds and accounts.  The investment manager seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline.  Most other accounts managed by a portfolio manager are managed using the same investment strategies that are used in connection with the management of the Fund.  Accordingly, portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar portfolios, which may minimize the potential for conflicts of interest.  As noted above, the separate management of the trade execution and valuation functions from the portfolio management process also helps to reduce potential conflicts of interest.  However, securities selected for funds or accounts other than the Fund may outperform the securities selected for the Fund.  Moreover, if a portfolio manager identifies a limited investment opportunity that may be suitable for more than one fund or other account, the Fund may not be able to take full advantage of that opportunity due to an allocation of that opportunity across all eligible funds and other accounts.  The investment manager seeks to manage such potential conflicts by using procedures intended to provide a fair allocation of buy and sell opportunities among funds and other accounts.

The structure of a portfolio manager’s compensation may give rise to potential conflicts of interest.  A portfolio manager’s base pay and bonus tend to increase with additional and more complex responsibilities that include increased assets under management.  As such, there may be an indirect relationship between a portfolio manager’s marketing or sales efforts and his or her bonus.

Finally, the management of personal accounts by a portfolio manager may give rise to potential conflicts of interest.  While the funds and the investment manager have adopted a code of ethics which they believe contains provisions reasonably necessary to prevent a wide range of prohibited activities by portfolio managers and others with respect to their personal trading activities, there can be no assurance that the code of ethics addresses all individual conduct that could result in conflicts of interest.

The investment manager and the Fund have adopted certain compliance procedures that are designed to address these, and other, types of conflicts.  However, there is no guarantee that such procedures will detect each and every situation where a conflict arises.

Conflicts- Pelagos.  Potential conflicts of interest may arise when the Fund’s portfolio managers also have day-to-day management responsibilities with respect to one or more other funds or other accounts.  Pelagos has adopted compliance policies and procedures that are designed to address various conflicts of interest that may arise for Pelagos and the individuals that they employ.  There is no guarantee, however, that these policies and procedures will be able to detect and/or prevent every situation in which an actual or potential conflict may appear.  Potential conflicts include:

Allocation of Limited Time and Attention.  A portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts.  As a result, the portfolio manager may not be able to formulate as complete a strategy or identify equally attractive investment opportunities for each of those accounts as might be the case if he were to devote substantially more attention to the management of a single fund.  The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

Allocation of Limited Investment Opportunities.  If a portfolio manager identifies a limited investment opportunity that may be suitable for multiple funds and/or accounts, the opportunity may be allocated among these several funds or accounts, which may limit a fund’s ability to take full advantage of the investment opportunity.

Pursuit of Differing Strategies.  At times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and/or accounts for which he exercises investment responsibility, or may decide that certain of the funds and/or accounts should take differing positions with respect to a particular security.  In these cases, the portfolio manager may place separate transactions for one or more funds or accounts which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and/or accounts.

Selection of Brokers/Dealers.  Portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the funds and/or accounts that they supervise.  In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934), which may result in the payment of higher brokerage fees than might have otherwise been available.  These services may be more beneficial to certain funds or accounts than to others.  Although the payment of brokerage commissions is subject to the requirement that the portfolio managers determine in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided to the fund, a portfolio manager’s decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the funds and/or accounts that he manages.

Variation in Compensation.  A conflict of interest may arise where the financial or other benefits available to a portfolio manager differ among the funds and/or accounts that he manages.  If the structure of Pelagos’ advisory fee and/or the portfolio manager’s compensation differs among funds and/or accounts (such as where certain funds or accounts pay higher management fees; or performance-based management fees), the portfolio manager might be motivated to help certain funds and/or accounts over others.  The portfolio manager might be motivated to favor funds and/or accounts in which he has an interest or in which the investment manager and/or its affiliates have interests.  Similarly, the desire to maintain or raise assets under management or to enhance the portfolio manager’s performance record or to derive other rewards, financial or otherwise, could influence the portfolio manager in affording preferential treatment to those funds and/or accounts that could most significantly benefit the portfolio manager.

Compensation-Advisers.  Advisers seek to maintain a compensation program that is competitively positioned to attract, retain and motivate top-quality investment professionals.  Portfolio managers receive a base salary, a cash incentive bonus opportunity, an equity compensation opportunity, and a benefits package.  Portfolio manager compensation is reviewed annually and the level of compensation is based on individual performance, the salary range for a portfolio manager’s level of responsibility and Franklin Templeton guidelines.  Portfolio managers are provided no financial incentive to favor one fund or account over another.  Each portfolio manager’s compensation consists of the following three elements:

Base salary.  Each portfolio manager is paid a base salary.

Annual bonus.  Annual bonuses are structured to align the interests of the portfolio manager with those of the Fund’s shareholders.  Each portfolio manager is eligible to receive an annual bonus.  Bonuses generally are split between cash  (50% to 65%) and restricted shares of Resources stock (17.5% to 25%) and mutual fund shares  (17.5% to 25%).  The deferred equity-based compensation is intended to build a vested interest of the portfolio manager in the financial performance of both Resources and mutual funds advised by Advisers.  The bonus plan is intended to provide a competitive level of annual bonus compensation that is tied to the portfolio manager achieving consistently strong investment performance, which aligns the financial incentives of the portfolio manager and Fund shareholders.  The Chief Investment Officer of Advisers and/or other officers of Advisers, with responsibility for the Fund, have discretion in the granting of annual bonuses to portfolio managers in accordance with Franklin Templeton guidelines.  The following factors are generally used in determining bonuses under the plan:

Investment performance.  Primary consideration is given to the historic investment performance of all accounts managed by the portfolio manager over the 1, 3 and 5 preceding years measured against risk benchmarks developed by the fixed income management team.  The pre-tax performance of each fund managed is measured relative to a relevant peer group and/or applicable benchmark as appropriate.

Non-investment performance.  The more qualitative contributions of the portfolio manager to the investment manager’s business and the investment management team, including business knowledge, productivity, customer service, creativity, and contribution to team goals, are evaluated in determining the amount of any bonus award.

Responsibilities.  The characteristics and complexity of funds managed by the portfolio manager are factored in the investment manager’s appraisal.

Additional long-term equity-based compensation.  Portfolio managers may also be awarded restricted shares or units of Resources stock or restricted shares or units of one or more mutual funds.  Awards of such deferred equity-based compensation typically vest over time, so as to create incentives to retain key talent.

Portfolio managers also participate in benefit plans and programs available generally to all employees of the investment manager.

Compensation-Pelagos.  Stephen P. Burke and John C. Pickart, CFA, are members of Pelagos and are not compensated directly based on Fund performance or other performance measurements, but instead receive compensation (if any) based on Pelagos’ overall profitability.  Wayne D. Ryan’s compensation consists of a fixed salary, discretionary bonus, and benefits.  The bonus he may receive is not directly tied to the Funds’ performance, but instead is based on subjective factors as determined by the members of Pelagos’, including overall profitability of Pelagos.

Ownership of Fund shares.  Advisers has a policy of encouraging portfolio managers to invest in the funds they manage.  Exceptions arise when, for example, a fund is closed to new investors or when tax considerations or jurisdictional constraints cause such an investment to be inappropriate for the portfolio manager.

The following is the dollar range of Fund shares beneficially owned by each portfolio manager   (such amounts may change from time to time):

Portfolio Manager	Dollar Range of Fund Shares Beneficially Owned
Thomas A. Nelson	None†
Stephen B. Burke	None†
John C. Pickart	None†
Wayne D. Ryan	None†

†      Currently, shares of the Fund are only sold to other investment companies in Franklin Templeton Investments.

Item 21.  Brokerage Allocation and Other Practices

The investment manager selects brokers and dealers to execute the Fund’s portfolio transactions in accordance with criteria set forth in the management agreement and any directions that the board may give.

When placing a portfolio transaction, the trading department of the investment manager seeks to obtain “best execution” — the best combination of high quality transaction execution services, taking into account the services and products to be provided by the broker or dealer, and low relative commission rates with the view of maximizing value for the Fund and its other clients.  For most transactions in equity securities, the amount of commissions paid is negotiated between the investment manager and the broker executing the transaction.  The determination and evaluation of the reasonableness of the brokerage commissions paid are based to a large degree on the professional opinions of the persons within the trading department of the investment manager responsible for placement and review of the transactions.  These opinions are based on the experience of these individuals in the securities industry and information available to them about the level of commissions being paid by other institutional investors.  The investment manager may also place orders to buy and sell equity securities on a principal rather than agency basis if the investment manager believes that trading on a principal basis will provide best execution.  Orders for fixed income securities are ordinarily placed with market makers on a net basis, without any brokerage commissions.  Purchases of portfolio securities from underwriters will include a commission or concession paid to the underwriter, and purchases from dealers will include a spread between the bid and ask price.

The investment manager may cause the Fund to pay certain brokers commissions that are higher than those another broker may charge, if the investment manager determines in good faith that the amount paid is reasonable in relation to the value of the brokerage and research services it receives.  This may be viewed in terms of either the particular transaction or the investment manager’s overall responsibilities to client accounts over which it exercises investment discretion.  The brokerage commissions that are used to acquire services other than brokerage are known as “soft dollars.”  Research provided can be either proprietary (created and provided by the broker-dealer, including tangible research products as well as access to analysts and traders) or third-party (created by a third party but provided by the broker-dealer).  To the extent permitted by applicable law, the investment manager may use soft dollars to acquire both proprietary and third party research.

The research services that brokers may provide to the investment manager include, among others, supplying information about particular companies, markets, countries, or local, regional, national or transnational economies, statistical data, quotations and other securities pricing information, and other information that provides lawful and appropriate assistance to the investment manager in carrying out its investment advisory responsibilities.  These services may not always directly benefit the Fund.  They must, however, be of value to the investment manager in carrying out its overall responsibilities to its clients.

It is not possible to place an accurate dollar value on the special execution or on the research services the investment manager receives from dealers effecting transactions in portfolio securities.  The allocation of transactions to obtain additional research services allows the investment manager to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs from many securities firms.  The receipt of these products and services does not reduce the investment manager’s research activities in providing investment advice to the Fund.

As long as it is lawful and appropriate to do so, the investment manager and its affiliates may use this research and data in their investment advisory capacities with other clients.

Because Franklin Templeton Distributors, Inc. (Distributors) is a member of the Financial Industry Regulatory Authority (FINRA), it may sometimes receive certain fees when the Fund tenders portfolio securities pursuant to a tender-offer solicitation. To recapture brokerage for the benefit of the Fund, any portfolio securities tendered by the Fund will be tendered through Distributors if it is legally permissible to do so. In turn, the next management fee payable to the investment manager will be reduced by the amount of any fees received by Distributors in cash, less any costs and expenses incurred in connection with the tender.

If purchases or sales of securities of the Fund and one or more other investment companies or clients supervised by the investment manager are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the investment manager, taking into account the respective sizes of the accounts and the amount of securities to be purchased or sold.  In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Fund is concerned.  In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the Fund.

Item 22.  Capital Stock and Other Securities

The Trust and the Fund are authorized to issue an unlimited number of shares of beneficial interest.  The  shares may be offered in multiple classes.  Although the board does not currently intend to do so, it may classify and reclassify any unissued Trust shares at any time.  This means that the board may establish rights, powers and duties of a series or class of shares  (including variations in the relative rights and preferences between the different series and classes) other than as currently exists for the Fund’s shares.  The description of the Fund’s shares below are subject to the terms of the Trust’s Agreement and Declaration of Trust and Bylaws .

The Fund’s shares do not have preemptive rights.  Currently, the Trust offers two series of shares of beneficial interest, the Fund and the Franklin Pelagos Commodities Strategy Fund.  The Franklin Pelagos Commodities Strategy Fund is offered in a separate document.  The Fund’s shares currently have equal voting, distribution and liquidation rights.  The Fund’s outstanding shares  (i.e., the shares issued prior to the date of the initial offering circular) are fully paid and nonassessable and the shares offered by the applicable offering circular will be fully paid and nonassessable.  Shareholders are entitled to one vote per share.

The Trust has noncumulative voting rights.  This gives holders of more than 50% of the Trust’s outstanding shares the ability to elect all of the members of the board.  If this happens, holders of the remaining shares voting will not be able to elect anyone to the board.

The board has approved the offering of the Fund’s shares that are being offered by the offering circular.  The 1940 Act requires that the Fund’s shares be sold at a price equal to the then-current NAV per share  (not including underwriting discounts and commissions, none of which apply to the Fund’s shares).  There are exceptions to this requirement, such as an offering to existing shareholders or if a majority of the holders of the Fund’s outstanding securities approve it.

The Trust does not intend to hold annual shareholder meetings. The Trust or a series of the Trust may hold special meetings, however, for matters requiring shareholder approval.  Any meeting of shareholders may be called at any time by the board, by the chairperson of the board or by the president of the Trust for the purpose of taking action upon any matter deemed by the board to be necessary or desirable.  To the extent permitted by the 1940 Act, a meeting of the shareholders for the purpose of electing trustees may also be called by the chairperson of the board, or shall be called by the president or any vice-president of the Trust at the request of the shareholders holding not less than ten (10) percent of the shares, provided that the shareholders requesting such meeting shall have paid the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which an authorized officer of the Trust shall determine and specify to such shareholders.  No meeting shall be called upon the request of shareholders to consider any matter which is substantially the same as a matter voted upon at any meeting of the shareholders held during the preceding twelve  (12) months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

Item 23.  Purchase, Redemption and Pricing of Shares

The Fund’s board of trustees has delegated to Advisers the task of ensuring that regulatory guidelines governing the fair valuation for securities are applied to the Fund and that the required level of liquidity is maintained.  Advisers has formed a Valuation & Liquidity Oversight Committee (VLOC) to oversee these obligations.  The VLOC oversees and administers the policies and procedures governing fair valuation and liquidity determination of securities.  The VLOC meets monthly to review and approve fair value and liquidity reports and conduct other business, and meets whenever necessary to review potential significant market events and take appropriate steps to adjust valuations in accordance with established policies.  The VLOC provides regular reports that document its activities to the board for its review and approval of pricing determinations at scheduled meetings.  VLOC meeting minutes are regularly submitted to the board for their review.

The Trust’s policies and procedures governing fair valuation and liquidity determination of securities have been initially reviewed and approved by the board and any material amendments will also be reviewed and approved by the board.  Advisers’ compliance staff conducts periodic reviews of compliance with the policies and provides at least annually a report to the board regarding the operation of the policies and any material changes recommended as a result of such review.

Item 24.  Taxation of the Fund

This discussion summarizes certain U.S. federal income tax aspects of an investment in the Fund.  It is not intended to be an exhaustive discussion of all possible tax consequences that arise from an investment in the Fund.  Except as discussed below, no rulings have been or are expected to be sought from the United States Internal Revenue Service (IRS) with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.  The statements in this discussion are based upon current provisions of the Internal Revenue Code of 1986, as amended (Code), existing Treasury Regulations under the Code (Regulations), legislative history of the Code, existing administrative rulings and judicial decisions.  However, no assurance can be given that legislative, judicial or administrative changes will not be forthcoming which would affect the accuracy of any statements in this discussion.  In addition, this summary is generally limited to the beneficial owner of shares of the Fund who will hold its shares for investment and not as property held for sale to customers.  Because (a) it is impractical in this Part B to cover all of the U.S. federal income tax consequences of an investment in the Fund, and (b) the effects of any local, state or foreign income tax laws, or federal tax laws other than income tax laws should be evaluated, you should consult your own tax adviser as to the income and other tax consequences of this investment.

U.S. Treasury Circular 230 Notice:  To ensure compliance with IRS Circular 230, potential investors and shareholders are hereby notified that:  (A) any discussion of federal tax issues in this Part B is not intended or written to be used, and it cannot be used by potential investors and shareholders, for the purpose of avoiding penalties that may be imposed on them under the Code; (B) such discussion is written to support the promotion or marketing of the transactions or matters addressed herein; and (C) potential investors and shareholders should seek advice based on their particular circumstances from an independent tax advisor.

Certain “reportable transactions” require that participants and certain other persons file disclosure statements with the IRS, and impose significant penalties for the failure to do so.   Shareholders may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of an investment in the Fund and all materials of any kind (including opinions or other tax analyses) that are provided to the sole shareholder relating to such tax treatment and tax structure, except to the extent that such disclosure is restricted by applicable securities laws.

The following is a summary of some of the federal income tax consequences that may affect the Fund. You should consider the tax implications of investing and consult your own tax advisor.

Distributions of net investment income.  The Fund receives income generally in the form of dividends and interest on its investments.  This income, less expenses incurred in the operation of the Fund, constitutes the Fund’s net investment income from which dividends may be paid to you.  If you are a taxable investor, any income dividends (other than qualified dividends) the Fund pays are taxable to you at ordinary income tax rates.  Generally, none or only a small portion of the income dividends paid to you may be qualified dividends eligible to be taxed at reduced rates.

Distributions of capital gains.  The Fund may realize capital gains and losses on the sale of its portfolio securities.

Distributions of short-term capital gains are taxable to you as ordinary income.  Distributions of long-term capital gains are taxable to you as long-term capital gains, regardless of how long you have owned your shares in the Fund.  Any net capital gains realized by the Fund (in excess of any available capital loss carryovers) generally are distributed once each year, and may be distributed more frequently, if necessary, to reduce or eliminate excise or income taxes on the Fund.

Capital gain dividends and any net long-term capital gains you realize from the sale of Fund shares are subject to a maximum rate of tax of 15% for individuals (0% for individuals in the 10% and 15% federal income tax brackets).  These reduced rates of taxation of capital gain dividends and net long-term capital gains are scheduled to sunset on December 31, 2012, unless extended or made permanent before that date.  If these rates do sunset at the end of 2012, the rates for taxation of net capital gains that were in effect prior to these changes, including provisions for the taxation of five-year gains, will again be effective for 2013 and later years.

Returns of capital.  If the Fund’s distributions exceed its earnings and profits (i.e., its taxable income and realized capital gains) for a taxable year, all or a portion of the distributions made in that taxable year may be characterized as a return of capital to you.  A return of capital distribution will generally not be taxable, but will reduce the cost basis in your Fund shares and will result in a higher capital gain or in a lower capital loss when you sell your shares.  Any return of capital in excess of the basis in your fund shares, however, will be taxable as a capital gain.  In the case of a non-calendar year Fund, earnings and profits are first allocated to distributions made on or before December 31 of its taxable year and then to distributions made thereafter, effective for taxable years beginning after December 22, 2010.  The effect of this provision is to “push” returns of capital into the next calendar year.

Investments in foreign securities.  The following paragraphs describe tax considerations that are applicable to the Fund’s investments in foreign securities.

Pass-through of foreign tax credits.  The Fund may be subject to foreign withholding taxes on income or gains from certain foreign securities.  If more than 50% of the Fund’s total assets at the end of a fiscal year is invested in foreign securities, the Fund may elect to pass through to you your pro rata share of foreign taxes paid by the Fund.  If this election is made, the Fund may report more taxable income to you than it actually distributes.  This is because the Fund is required to include the foreign taxes passed through to you as additional dividend income.  You will then be entitled either to deduct your share of these taxes in computing your taxable income, or to claim a foreign tax credit for these taxes against your U.S.  federal income tax (subject to limitations for certain shareholders).  The Fund will provide you with the information necessary to claim this deduction or credit on your personal income tax return if it makes this election.

The use of qualified dividends may reduce the otherwise available foreign tax credits on your federal income tax return.  Shareholders in these circumstances should talk with their personal tax advisors about their foreign tax credits and the procedures that they should follow to claim these credits on their personal income tax returns.

Effect of foreign debt investments on distributions.  Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by the Fund.  Similarly, foreign exchange losses realized on the sale of debt securities generally are treated as ordinary losses.  These gains when distributed are taxable to you as ordinary income, and any losses reduce the Fund’s ordinary income otherwise available for distribution to you.  This treatment could increase or decrease the Fund’s ordinary income distributions to you, and may cause some or all of the Fund’s previously distributed income to be classified as a return of capital.

PFIC securities.  The Fund may invest in securities of foreign entities that could be deemed for tax purposes to be passive foreign investment companies (PFICs).  When investing in PFIC securities, the Fund intends to mark-to-market these securities and recognize any gains at the end of its fiscal and excise (described below) tax years.  Deductions for losses are allowable only to the extent of any current or previously recognized gains.  These gains (reduced by allowable losses) are treated as ordinary income that the Fund is required to distribute, even though it has not sold the securities.  If the Fund is unable to identify an investment as a PFIC security and thus does not make a mark-to-market election, the Fund may be subject to U.S.  federal income tax on a portion of any “excess distribution” or gain from the sale of the PFIC shares even if such income is distributed to you as a taxable dividend.  Additional charges in the nature of interest may be imposed on the Fund on any deferred taxes arising from such income or gains.

The Fund’s designation of a foreign security as a PFIC security will cause the income dividends of any designated securities to fall outside of the definition of qualified foreign corporation dividends.  These dividends generally will not qualify for the reduced rate of taxation on qualified dividends when distributed to you by the Fund.

Investments in commodities.  The Fund intends to hold the commodity-linked derivative investments indirectly through the Subsidiary, a Cayman Islands-based company that will be wholly-owned by the Fund.  The Fund may also invest directly in commodity-linked notes to gain exposure to the commodity markets.  The strategy of investing in commodity-linked derivatives may cause the Fund to realize more ordinary income than would be the case if the Fund invested directly in commodities.  Also, these commodity-linked investments and the income earned thereon must be taken into account by the Fund in complying with the distribution, income and asset diversification requirements for taxation as a regulated investment company, as described below.

Distribution requirement.  The Fund intends to distribute income from the Subsidiary each year to avoid entity-level tax and qualify for taxation as a regulated investment company.  The Subsidiary will be classified for federal income tax purposes as a controlled foreign corporation (CFC) with respect to the Fund.  As such, the Fund will be required to include in its gross income each year amounts earned by the Subsidiary during that year (subpart F income), whether or not such earnings are distributed by the Subsidiary to the Fund.  Subpart F income will be distributed by the Fund to shareholders each year as ordinary income and will not be qualified dividends eligible for taxation at long-term capital gain rates in the case of noncorporate investors or eligible for the 70% corporate dividends deduction in the case of corporate investors.  The Subsidiary likely will also be classified as a passive foreign investment company (PFIC) but the CFC rules supersede the PFIC rules.

Income requirement.  The Fund must derive at least 90% of its gross income from qualifying sources for the tax year to qualify as a regulated investment company.  Gains from the disposition of commodities, including precious metals, are not considered qualifying income for purposes of satisfying the income requirement.  Also, the IRS has issued a revenue ruling which holds that income derived from commodity-linked swaps is not qualifying income under Subchapter M of the Code.  However, in a subsequent revenue ruling, as well as in a number of follow-on private letter rulings issued to other taxpayers, the IRS provides that income from certain alternative investments which create commodity exposure, such as certain commodity index-linked or structured notes or a corporate subsidiary that invests in commodities, may be considered qualifying income under the Code.  As a result, the Fund’s ability to directly invest in swaps, futures, and other commodity-linked derivatives to gain exposure to commodities as part of its investment strategy is limited to a maximum of 10% of its gross income.  The Fund has applied to the IRS for a private letter ruling relating to its investment in the Subsidiary and certain commodity-linked notes.  The IRS has issued a number of similar letter rulings to other taxpayers (on which the Fund cannot rely), which indicate that income from a mutual fund’s investment in certain commodity-linked notes and in a wholly owned foreign subsidiary that invests in commodity-linked derivatives, such as the Subsidiary, constitutes qualifying income. However, the IRS has suspended issuance of any further private letter rulings to investment companies, including the Fund, pending a review of its position .  Should the IRS issue guidance, or Congress enact legislation, that adversely affects the tax treatment of the Fund’s use of commodity-linked notes or the Subsidiary (which guidance might be applied retroactively to the Fund), it could limit the Fund’s ability to pursue its investment strategy and the Fund might not qualify as a regulated investment company for one or more years.  In this event, the Fund’s Board of Trustees may authorize a significant change in investment strategy or Fund liquidation.  The Fund also may incur transaction and other costs to comply with any new or additional guidance from the IRS.  The tax treatment of the Fund and its shareholders in the event the Fund fails to qualify as a RIC is described below under “Election to be taxed as a regulated investment company.”

Asset diversification test.  The Fund must satisfy an asset diversification test at the close of each quarter of the Fund’s tax year to qualify as a regulated investment company, including a requirement, among other things, that generally no more than 25% of the value of the Fund’s total assets may be invested in the securities of any one issuer.  For this purpose, the Fund’s investment in the Subsidiary would be considered a security of one issuer.  Accordingly, the Fund intends to limit its investment in the Subsidiary to no more than 25% of the value of the Fund’s total assets in order to satisfy the asset diversification test.

Taxation of the Subsidiary.  On the basis of current law and practice, the Subsidiary will not be liable for income tax in the Cayman Islands.  Distributions by the Subsidiary to the Fund will not be subject to withholding tax in the Cayman Islands.  In addition, the Subsidiary’s investment in commodity-linked derivatives and other assets held as collateral are anticipated to qualify for a safe harbor under Code Section 864(b) so that the Subsidiary will not be treated as conducting a U.S.  trade or business.  Thus, the Subsidiary should not be subject to U.S.  federal income tax on a net basis.  However, if certain of the Subsidiary’s activities were determined not to be of the type described in the safe harbor (which is not expected), then the activities of the Subsidiary may constitute a U.S.  trade or business, or be taxed as such.

In general, a foreign corporation, such as the Subsidiary, that does not conduct a U.S.  trade or business is nonetheless subject to tax at a flat rate of 30 percent (or lower tax treaty rate), generally payable through withholding, on the gross amount of certain U.S.-source income that is not effectively connected with a U.S.  trade or business, subject to certain exemptions, including among others, exemptions for capital gains, portfolio interest and income from notional principal contracts.  It is not anticipated that the Subsidiary will be subject to material amounts of U.S.  withholding tax on its portfolio investments.  The Subsidiary intends to properly certify its status as a non-U.S.  person to each custodian and withholding agent to avoid U.S.  backup withholding requirements discussed below.

Investment in foreign currency contracts. The Fund’s investments in certain options, futures or forward foreign currency contracts to purchase or sell foreign currencies at a future date will be subject to special tax rules.  The Fund uses foreign currency contracts primarily to gain exposure to a particular currency.  Foreign currency contracts may also be used for other purposes, including as a hedge against fluctuations in foreign exchange rates during the time the Fund holds foreign securities.

Income requirement The Fund intends to treat foreign currency gains as qualifying income.  You should be aware, however, that the Treasury Department has statutory authority to issue regulations excluding from the definition of “qualifying income” foreign currency gains not directly related to a regulated investment company’s principal business of investing in securities (or options and futures with respect to securities).  As of the date of this SAI, no regulations have been issued pursuant to this authorization.  Such regulations, if issued, might treat gains from the Fund’s foreign currency transactions as nonqualifying income.  In the event the Treasury Department issues such regulations, the Fund’s Board may authorize a significant change in investment strategy or Fund liquidation.

Asset diversification test. The Fund’s strategy of investing in foreign currencies and instruments on foreign currencies, such as options, futures, and forward contracts, might cause the Fund to fail the asset diversification test, resulting in the Fund’s failure to qualify as a regulated investment company.  The IRS has not issued any guidance on how to apply the asset diversification test to foreign currencies or instruments on foreign currencies.  Failure of the asset diversification test might result from a determination by the IRS that the  foreign currency positions in which the Fund invests are not securities or, if securities, an IRS determination regarding the identity of the issuer or fair market value of the securities that differs from that made by the Fund.

Taxation of foreign currency contracts. Generally, transactions in foreign currencies give rise to ordinary income or loss. This treatment could increase or decrease the Fund’s ordinary income distributions to you, and may cause some or all of the Fund’s previously distributed income to be classified as a return of capital. An election under Section 988(a)(1)(B) may be available to treat foreign currency gain or loss attributable to certain forward, futures and option contracts as capital, including certain “foreign currency contracts.  A “foreign currency contract” is a contract which (1) requires delivery of, or settlement of, a foreign currency that is a currency in which positions are also traded through regulated futures contracts, (2) is traded in the interbank market, and (3) is entered into at an arm’s-length price determined by reference to the price in the interbank market. If this Section 988(a)(1)(B) election is made, foreign currency contracts are treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss under the Section 1256 mark-to-market rules.  All other forward contracts under this 988(a)(1)(B) election would be characterized as capital and generally gain or loss would be recognized when the contract is closed and completed.  Other rules apply to options, futures or forward foreign currency contracts that may be part of a straddle or a Section 988 hedging transaction within the meaning of Code Section 988(d).

Information on the amount and tax character of distributions.  The Fund will inform you of the amount of your income dividends and capital gain distributions at the time they are paid, and will advise you of their tax status for federal income tax purposes shortly after the close of each calendar year.  The amount of income dividends reported by the Fund to shareholders, consisting of qualified dividend income (which is relevant to U.S.  investors) and interest-related and short-term capital gain dividends (which are relevant to non-U.S.  investors) may exceed the total amount of income dividends paid.  Such characterization will not result in more income being reported to you, but rather will allow the Fund to report dividends in a manner that is more tax efficient to both U.S.  and non-U.S.  investors.  If you have not owned your Fund shares for a full year, the Fund may report and distribute to you:

•        as an ordinary income, qualified dividend, or capital gain dividend (a distribution of net long-term capital gains) if you are a U.S.  investor, or

•        as an interest-related, short-term capital gain, or capital gain dividend if you are a non-U.S. investor,

a percentage of income that may not be equal to the actual amount of each type of income earned during the period of your investment in the Fund.  Distributions declared in December to shareholders of record in such month, but paid in January, are taxable to you as if paid in December.

The Fund may at times find it necessary to reclassify income after it issues your tax reporting statement.  This can result from rules in the Code that effectively prevent regulated investment companies such as the Fund from ascertaining with certainty until after the calendar year end the final amount and character of distributions the Fund has received on its investments during the prior calendar year.  Prior to issuing your statement, Franklin Templeton Investments makes every effort to identify reclassifications of income to reduce the number of corrected forms mailed to shareholders.  However, when necessary, the Fund will send you a corrected tax reporting statement to reflect reclassified information.  If you receive a corrected tax reporting statement, use the information on this statement, and not the information on your original statement, in completing your tax returns.

Avoid “buying a dividend.”  At the time you purchase your Fund shares, the Fund’s net asset value may reflect undistributed income, undistributed capital gains, or net unrealized appreciation in the value of the portfolio securities held by the Fund.  For taxable investors, a subsequent distribution to you of such amounts, although constituting a return of your investment, would be taxable.  This tax treatment is required even if you reinvest your distributions in additional Fund shares.  Buying shares in the Fund just before it declares an income dividend or capital gain distribution is sometimes known as “buying a dividend.” For example, if you buy 500 shares in a fund on December 10th at the fund’s net asset value (NAV) of $10 per share, and the fund makes a distribution on December 15th of $1 per share, your shares will then have an NAV of $9 per share (disregarding any change in the fund’s market value), and you will have to pay a tax on what is essentially a return of your investment of $1 per share.

Election to be taxed as a regulated investment company.  The Fund intends to elect and continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code (Code).  As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to you.  In order to qualify for treatment as a regulated investment company, the Fund must satisfy the requirements described below.

Distribution Requirement.  The Fund must distribute at least 90% of its investment company taxable income and 90% of its net tax-exempt income, if any, for the tax year (including, for purposes of satisfying this distribution requirement, certain distributions made by the Fund after the close of its taxable year that are treated as made during such taxable year).

Income Requirement.  The Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived from its business of investing in such stock, securities or currencies and net income derived from qualified publicly traded partnerships (“QPTPs”).

Asset Diversification Test.  The Fund must satisfy the following asset diversification test at the close of each quarter of the Fund’s tax year: (1) at least 50% of the value of the Fund’s assets must consist of cash and cash items, U.S. Government securities, securities of other regulated investment companies, and securities of other issuers (as to which the Fund has not invested more than 5% of the value of the Fund’s total assets in securities of an issuer and as to which the Fund does not hold more than 10% of the outstanding voting securities of the issuer); and (2) no more than 25% of the value of the Fund’s total assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other regulated investment companies) or of two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses, or, in the securities of one or more QPTPs.

If for any taxable year the Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for dividends paid to shareholders, and the dividends would be taxable to the shareholders as ordinary income (or possibly as qualified dividend income) to the extent of the Fund’s current and accumulated earnings and profits.  Failure to qualify as a regulated investment company, subject to savings provisions for certain qualification failures, which, in general, are limited to those due to reasonable cause and not willful neglect, would thus have a negative impact on the Fund’s income and performance.  In that case, the Fund would be liable for federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to you would be taxed as dividend income to the extent of the Fund’s earnings and profits.  Even if such savings provisions apply, the Fund may be subject to a monetary sanction of $50,000 or more.  Moreover, the board reserves the right not to maintain the qualification of the Fund as a regulated investment company if it determines such a course of action to be beneficial to shareholders.

Capital loss carryovers.  The capital losses of the Fund, if any, do not flow through to shareholders.  Rather, the Fund may use its capital losses, subject to applicable limitations, to offset its capital gains without being required to pay taxes on or distribute to shareholders such gains that are offset by the losses.  If the Fund has a “net capital loss” (that is, capital losses in excess of capital gains) for a taxable year beginning after December 22, 2010, the excess (if any) of the Fund’s net short-term capital losses over its net long-term capital gains is treated as a short-term capital loss arising on the first day of the Fund’s next taxable year, and the excess (if any) of the Fund’s net long-term capital losses over its net short-term capital gains is treated as a long-term capital loss arising on the first day of the Fund’s next taxable year.  Any such net capital losses of the Fund that are not used to offset capital gains may be carried forward indefinitely to reduce any future capital gains realized by the Fund in succeeding taxable years.

Excise tax distribution requirements.

Required distributions.  To avoid federal excise taxes, the Code requires the Fund to distribute to you by December 31 of each year, at a minimum, the following amounts:

•        98% of its taxable ordinary income earned during the calendar year;

•        98.2% of its capital gain net income earned during the 12-month period ending October 31; and

•        100% of any undistributed amounts of these categories of income or gain from the prior year.

The Fund intends to declare and pay these distributions in December (or to pay them in January, in which case you must treat them as received in December), but can give no assurances that its distributions will be sufficient to eliminate all taxes.

Tax reporting for income and excise tax years.  Because the periods for measuring a regulated investment company’s income are different for income (determined on a fiscal year basis) and excise tax years (determined as noted above), special rules are required to calculate the amount of income earned in each period, and the amount of earnings and profits needed to support that income.  For example, if the Fund uses the excise tax period ending on October 31 as the measuring period for calculating and paying out capital gain net income and realizes a net capital loss between November 1 and the end of the Fund’s fiscal year, it will likely have insufficient earnings and profits for its taxable year to support its required excise tax distribution.  Accordingly, the Fund is permitted to elect to treat part or all of any “qualified late-year loss” as if it had been incurred in the succeeding taxable year in determining the Fund’s taxable income, net capital gain, net short-term capital gain, and earnings and profits.  The effect of this election is to treat any such “qualified late-year loss” as if it had been incurred in the succeeding year in characterizing Fund distributions for any calendar year.  Because these rules are not entirely clear, the Fund may be required to interpret the “qualified late-year loss” and other rules relating to these different year-ends to determine its taxable income and capital gains.  The Fund’s reporting of income and its allocation between different taxable and excise tax years may be challenged by the Internal Revenue Service (IRS), possibly resulting in adjustments in the income reported by the Fund on its tax returns and/or by the Fund to you on your year-end tax statements.

Sales of Fund shares.  Sales and exchanges of Fund shares are taxable transactions for federal and state income tax purposes.  If you sell your Fund shares, or exchange them for shares of a different Franklin Templeton fund, the IRS requires you to report any gain or loss on your sale or exchange.  If you owned your shares as a capital asset, any gain or loss that you realize is a capital gain or loss, and is long-term or short-term, depending on how long you owned your shares.

Sales at a loss within six months of purchase.  Any loss incurred on the sale or exchange of Fund shares owned for six months or less is treated as a long-term capital loss to the extent of any long-term capital gains distributed to you by the Fund on those shares.

Wash sales.  All or a portion of any loss that you realize on the sale of your Fund shares is disallowed to the extent that you buy other shares in the Fund within 30 days before or after your sale.  Any loss disallowed under these rules is added to your tax basis in the new shares.

Cost basis reporting.  Under the provisions of the Energy Improvement and Extension Act of 2008, the Fund’s administrative agent will be required to provide you cost basis information on the sale of your Fund shares, subject to certain exceptions.  This new cost basis reporting requirement is effective for Fund shares purchased on or after January 1, 2012.  Information about cost basis reporting for Franklin Templeton funds is available at franklintempleton.com (under the Fund’s Tax Information) or through a Customer Service Representative at Franklin Templeton Investments at (800) DIAL BEN / 342-5236.

Tax certification and backup withholding.  Tax laws require that you certify your tax information when you become an investor in the Fund.  For U.S.  citizens and resident aliens, this certification is made on IRS Form W-9.  Under these laws, you may be subject to federal backup withholding at 28%, and state backup withholding may also apply, on a portion of your taxable distributions and sales proceeds unless you:

•        provide your correct Social Security or taxpayer identification number,

•        certify that this number is correct,

•        certify that you are not subject to backup withholding, and

•        certify that you are a U.S.  person (including a U.S.  resident alien).

The Fund must also withhold if the IRS instructs it to do so.  When withholding is required, the amount will be 28% of any taxable distributions.

U.S. government securities.  The income earned on certain U.S.  government securities is exempt from state and local personal income taxes if earned directly by you.  States also grant tax-free status to mutual fund dividends paid to you from interest earned on these securities, subject in some states to minimum investment or reporting requirements that must be met by the Fund.  The income on Fund investments in certain securities, such as repurchase agreements, commercial paper and federal agency-backed obligations (e.g., Ginnie Mae and Fannie Mae securities), generally does not qualify for tax-free treatment.  The rules on exclusion of this income are different for corporations.

Qualified dividends.  For individual shareholders, generally, none or only a small portion of the dividends paid by the Fund may be qualified dividend income eligible for taxation at the 15% long-term capital gain rate (0% for individuals in the 10% and 15% federal rate brackets).

Dividends earned on the following income sources will qualify for this treatment:

•        dividends paid by domestic corporations, and

•        dividends paid by qualified foreign corporations, including:

o                    corporations incorporated in a possession of the U.S.,

o                    corporations eligible for benefits of a comprehensive income tax treaty with the United States that the Treasury Department determines is satisfactory (including an exchange of information program), and

o                    corporations whose stock is readily tradable on an established securities market in the United States.

Dividends from corporations exempt from tax, passive foreign investment companies (PFICs), and dividends paid from interest earned by the Fund on debt securities generally will not qualify for this favorable tax treatment.

Both the Fund and you must meet certain holding period requirements to qualify Fund dividends for this treatment.  Specifically, the Fund must hold the stock for at least 61 days during the 121-day period beginning 60 days before the stock becomes ex-dividend.  Similarly, you must hold your Fund shares for at least 61 days during the 121-day period beginning 60 days before the Fund distribution goes ex-dividend.  The ex-dividend date is the first date following the declaration of a dividend on which the purchaser of stock is not entitled to receive the dividend payment.  When counting the number of days you held your Fund shares, include the day you sold your shares but not the day you acquired these shares.

While the income received in the form of a qualified dividend is taxed at the same rates as long-term capital gains, such income will not be considered as a long-term capital gain for other federal income tax purposes.  For example, you will not be allowed to offset your long-term capital losses against qualified dividend income on your federal income tax return.  Any qualified dividend income that you elect to be taxed at these reduced rates also cannot be used as investment income in determining your allowable investment interest expense.  For other limitations on the amount of or use of qualified dividend income on your income tax return, please contact your personal tax advisor.

Each year the Fund will report to shareholders the portion of its ordinary dividend income that meets the definition of qualified dividend income taxable at reduced rates.  If 95% or more of the Fund’s income is from qualified sources, it will be allowed to report 100% of its ordinary income distributions as qualified dividend income.  This rule may have the effect of converting small amounts of ordinary income or net short-term capital gains, that otherwise would be taxable as ordinary income, into qualified dividend income eligible for taxation at reduced rates.

Sunsetting of provisions.  The special provisions dealing with qualified dividend income are scheduled to sunset for taxable years of the Fund beginning after December 31, 2012, unless extended or made permanent before that date.  The reduced rates of taxation of long-term capital gains are scheduled to sunset on December 31, 2012.  If these reduced rates do sunset, the rules on taxation of capital gains that were in effect prior to the adoption of these reduced rates, including provisions for the taxation of five-year gains, will again be effective for 2013 and later years.

Dividends-received deduction for corporations.  For corporate shareholders, generally, none or only a small portion of the dividends paid by the Fund may qualify for the dividends-received deduction.  This deduction generally is available to corporations for dividends paid by the Fund out of income earned on its investments in domestic corporations.  Because the income of the Fund is derived at least in part from investments in domestic securities, it is anticipated that a portion or all of the dividends paid by the Fund will qualify for this deduction.  You may be allowed to deduct these qualified dividends, thereby reducing the tax that you would otherwise be required to pay.  All dividends (including the deducted portion) are included in your calculation of alternative minimum taxable income.  If the portion of income qualifying for this deduction is quite small, the Fund reserves the right to not report to shareholders these dividends as qualifying for the corporate dividends-received deduction.

Investment in complex securities.  The Fund may invest in complex securities that could require it to adjust the amount, timing or tax character (ordinary or capital) of the income, gains and losses it recognizes on these investments.  This, in turn, could affect the amount, timing and tax character of the Fund’s income and gains distributed to you.

Derivatives.  The Fund may invest in certain derivative contracts, including some or all of the following types of investments: options on securities and securities indices; financial and futures contracts; options on financial or futures contracts and stock index futures; foreign currency contracts, and forward and futures contracts on foreign currencies.  If it makes any of these investments, it could be required to mark-to-market these contracts and realize any unrealized gains and losses at its fiscal year end even though it continues to hold the contracts.  Under these rules, gains or losses on the contracts generally would be treated as 60% long-term and 40% short-term capital gains or losses, but gains or losses on certain foreign currency contracts would be treated as ordinary income or losses.  In determining its net income for excise tax purposes, the Fund also would be required to mark-to-market these contracts annually as of October 31 (for capital gain net income and ordinary income arising from certain foreign currency contracts) and to realize and distribute any resulting income and gains.

Investments in commodities - commodity - linked derivatives.  The Fund may gain exposure to commodities through futures, swaps and other commodity-linked derivatives, the return on which is linked to a commodity or commodity index.  Gains from the disposition of commodities, including precious metals, will neither be considered qualifying income for purposes of satisfying the income requirement nor qualifying assets for purposes of satisfying the asset diversification test for qualification as a regulated investment company.  Also, the IRS has issued a revenue ruling which holds that income derived from commodity-linked swaps is not qualifying income for purposes of the income requirement.  However, in a subsequent revenue ruling, as well as in a number of follow-on private letter rulings issued to other taxpayers, the IRS provides that income from certain alternative investments which create commodity exposure, such as certain commodity index-linked or structured notes or a corporate subsidiary that invests in commodities, may be considered qualifying income under the Code.   However, as of the date of this SAI, the IRS has suspended the issuance of any further private letter rulings to investment companies, including the Fund, pending a review of its position. Should the IRS issue guidance that adversely affects the tax treatment of the Fund’s use of commodity-linked notes, or a corporate subsidiary, the Fund may no longer be able to utilize commodity index-linked notes or a corporate subsidiary to gain commodity exposure.  In addition, the Fund may gain exposure to commodities through investment in QPTPs such as an ETF that is classified as a partnership and which invests in commodities. Accordingly, the extent to which the Fund invests in commodities or commodity-linked derivatives may be limited by the income requirement and the asset diversification test, which the Fund must continue to satisfy to maintain its status as a regulated investment company.  The Fund also may be limited in its ability to sell its investments in commodities and commodity-linked derivatives, or be forced to sell other investments to generate income due to the income requirement.  In lieu of potential disqualification, the Fund is permitted to pay a tax for certain failures to satisfy the asset diversification test or income requirement, which, in general, are limited to those due to reasonable cause and not willful neglect.  See, “Investments in Commodities” with respect to investment in the Subsidiary and commodity-linked notes.

Short selling and constructive sales.  The Fund may enter into various options, futures and forward contracts, and is authorized to engage in short selling, including “short sales against the box.” The Fund’s entry into a short sale transaction or an option or other contract could be treated as the “constructive sale” of an “appreciated financial position,” causing it to realize gain, but not loss, on the position.

Securities lending transactions.  The Fund obtains additional income by lending its securities, typically to brokers.  All amounts that are paid to the Fund in a securities lending transaction, including substitute dividend and interest payments, are treated as a “fee” for the temporary use of property.  As a result, any substitute dividend payments received by the Fund are neither qualified dividend income eligible for taxation at reduced long-term capital gain rates in the case of individual shareholders nor eligible for the corporate dividends received deduction in the case of corporate shareholders.  Similarly, any substitute interest payments will not be qualified interest income exempt from U.S. withholding tax at source in the case of non-U.S. investors.

Tax straddles.  If the Fund invests in any or all of the derivative contracts described in the paragraphs above, if it actively trades stock or otherwise acquires a position with respect to substantially similar or related property in connection with certain hedging transactions, or if it engages in spread, straddle or collar transactions, it could be deemed to hold offsetting positions in securities.  If the Fund’s risk of loss with respect to specific securities in its portfolio is substantially diminished by the fact that it holds offsetting securities, including securities in a spread, collar, straddle or similar type of transaction, the Fund could be deemed to have entered into a tax “straddle” or to hold a “successor position” that would require any loss realized by it to be deferred for tax purposes.

Structured investments.  The Fund may be permitted to invest in instruments that are designed to restructure the investment characteristics of particular groups of securities.  The Fund may be permitted to invest in swap contracts that are designed to give the holder a specific return (on a net basis) than would otherwise be payable in the case of a traditional security.  Swap contracts can also involve exchanges in fixed and variable interest rates, foreign currencies or baskets of securities that mimic certain other securities or indices.  The Fund may also be permitted to invest in swaptions which are options, such as a put or call option to hedge against interest rates.  A swaption is treated as a traditional option until the option lapses or is exercised in which later case the Fund would be treated as entering into a swap.  If the Fund is permitted to invest in these securities and does so, it could be subject to tax consequences that differ from those of an investment in traditional debt or equity securities.

Securities purchased at discount.  The Fund is permitted to invest in securities issued or purchased at a discount, such as zero coupon, deferred interest or payment-in-kind (PIK) bonds, that could require it to accrue and distribute income not yet received.  The Fund may also be able to invest in distressed mortgage obligations or in other debt obligations in or pending default.  These obligations may not pay current interest, but may be subject to tax rules that require the Fund to currently accrue income for tax reporting, and then distribute that income to Fund shareholders to meet its fund qualification and excise tax distribution requirements.  If it invests in these securities, the Fund could be required to sell securities in its portfolio that it otherwise might have continued to hold in order to generate sufficient cash to make these distributions.

Investment in taxable mortgage pools (excess inclusion Income).  Under a Notice issued by the IRS, the Code and Treasury regulations to be issued, a portion of the Fund’s income from a U.S.  REIT that is attributable to the REIT’s residual interest in a real estate mortgage investment conduits (REMICs) or equity interests in a “taxable mortgage pool” (referred to in the Code as an excess inclusion) will be subject to federal income tax in all events.  The excess inclusion income of a regulated investment company, such as a Fund, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related REMIC residual interest or, if applicable, taxable mortgage pool directly.  In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on unrelated business income (UBTI), thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a foreign stockholder, will not qualify for any reduction in U.S.  federal withholding tax.  In addition, if at any time during any taxable year a “disqualified organization” (which generally includes certain cooperatives, governmental entities, and tax-exempt organizations not subject to UBTI) is a record holder of a share in a regulated investment company, then the regulated investment company will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on corporations.  The Notice imposes certain reporting requirements upon regulated investment companies that have excess inclusion income.  There can be no assurance that the Fund will not allocate to shareholders excess inclusion income.

These rules are potentially applicable to the Fund with respect to any income it receives from the equity interests of certain mortgage pooling vehicles, either directly or through an investment in a U.S. REIT.

Foreign Account Tax Compliance Act . Under the Foreign Account Tax Compliance Act, the relevant withholding agent may be required to withhold 30% of: (a) income dividends paid after December 31, 2013 and (b) certain capital gains distributions and the proceeds of a sale of shares paid after December 31, 2014 to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose certain of its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. These requirements are different from, and in addition to, the U.S. tax certification rules described above.  The scope of these requirements remains unclear, and shareholders are urged to consult their tax advisors regarding the application of these requirements to their own situation.

Other Tax Information.  This discussion of “Taxation of the Fund” is not written to provide you with tax advice, and does not purport to deal with all of the tax consequences that may be applicable to your investment in the Fund.  You should consult your tax advisor regarding your particular circumstances before making an investment in the Fund, or about the federal, state, local and foreign tax consequences of your investment in the Fund.

Item 25.  Underwriters

Not applicable.

Item 26.  Calculation of Performance Data

Not applicable.

Item 27.  Financial Statements

Not Applicable

APPENDIX

Description of Ratings

Corporate Obligation Ratings

Moody’s

INVESTMENT GRADE

Aaa: Bonds rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa: Bonds rated Aa are judged to be high quality and are subject to very low credit risk.

A: Bonds rated A are considered upper medium-grade obligations and are subject to low credit risk.

Baa: Bonds rated Baa are subject to moderate credit risk and are considered medium-grade obligations.  As such they may have certain speculative characteristics.

BELOW INVESTMENT GRADE

Ba: Bonds rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B: Bonds rated B are considered speculative and are subject to high credit risk.

Caa: Bonds rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca: Bonds rated Ca are considered highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Bonds rated C are the lowest rated class of bonds and are typically in default.  They have little prospects for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa.  The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; modifier 2 indicates a mid-range ranking; and modifier 3 indicates a ranking in the lower end of that generic rating category.

S&P®

The issue rating definitions are expressions in terms of default risk.  As such, they pertain to senior obligations of an entity.  Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy.  (Such differentiation applies when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.) Accordingly, in the case of junior debt, the rating may not conform exactly with the category definition.

INVESTMENT GRADE

AAA: This is the highest rating assigned by S&P to a debt obligation.  The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA: Obligations rated AA differ from AAA issues only in a small degree.  The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A: Obligations rated A are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in the higher ratings categories.  However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB: Obligations rated BBB exhibit adequate protection parameters.  However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BELOW INVESTMENT GRADE

BB, B, CCC, CC, C: Obligations rated BB, B, CCC, CC and C are regarded as having significant speculative characteristics.  BB indicates the least degree of speculation and C the highest degree of speculation.  While these obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated BB is less vulnerable to nonpayment than other speculative issues.  However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation.  Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.  In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated CC is currently highly vulnerable to nonpayment.

C: A subordinated debt or preferred stock obligation rated C is currently highly vulnerable to nonpayment.  The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued.  The C rating is also assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is still making payments.

D: Obligations rated D are in payment default.  The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.  The D rating is also used upon the filing of bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or minus (-): The ratings from “AA” to “CCC” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

r: This symbol is attached to the ratings of instruments with significant noncredit risks and highlights risks to principal or volatility of expected returns that are not addressed in the credit rating.

Short-Term Debt Ratings

Moody’s

Moody’s short-term debt ratings are opinions of the ability of issuers to honor short-term financial obligations.  Ratings may be assigned to issuers, short-term programs and to individual short-term debt instruments.  These obligations generally have an original maturity not exceeding 13 months, unless explicitly noted.  Moody’s employs the following designations to indicate the relative repayment capacity of rated issuers:

P-l (Prime-1): Issuers  (or supporting institutions) so rated have a superior ability to repay short-term debt obligations.

P-2 (Prime-2):  Issuers  (or supporting institutions) so rated have a strong ability to repay short-term debt obligations.

P-3 (Prime-3):  Issuers  (or supporting institutions) so rated have an acceptable ability to repay short-term debt obligations.

NP:  Issuers  (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

S&P®

S&P’s ratings are a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program.  Short-term ratings are generally assigned to those obligations considered short-term in the relevant market.  In the U.S., for example, that means obligations with an original maturity of no more than 365 days — including commercial paper.  Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations.  The result is a dual rating, in which the short-term rating addresses the put feature, in addition to the usual long-term rating.

A-l: This designation indicates that the obligor’s capacity to meet its financial commitment on the obligation is strong.  Within this category, certain obligations are designated with a plus sign (+).  This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2:  Issues carrying this designation are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations carrying the higher designations.  However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3: Issues carrying this designation exhibit adequate protection parameters.  However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: Issues carrying this designation are regarded as having significant speculative characteristics.  The obligor currently has the capacity to meet its financial commitment on the obligation.  However, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

C: Issues carrying this designation are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: Issues carrying this designation are in payment default.  The D rating category is used when payments on an obligation are not made on the due date even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.  The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

FRANKLIN ALTERNATIVE STRATEGIES FUNDS

File No. 811-22641

PART C

Other Information

Item 28.  Exhibits.

The following exhibits are incorporated by reference to the previously filed document indicated below, except as noted:

(a)        Agreement and Declaration of Trust

(i)         Certificate of Trust of Franklin Alternative Strategies Funds dated July 21, 2011

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(ii)        Agreement and Declaration of Trust of Franklin Alternative Strategies Funds dated July 21, 2011

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(b)        By-laws

(i)         By-Laws of Franklin Alternative Strategies Funds effective as of July 21, 2011

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(c)        Instruments Defining Rights of Security Holders

(i)         Agreement and Declaration of Trust

(a)        Article III, Shares

(b)        Article V, Shareholders’ Voting Powers and Meetings

(c)        Article VI, Net Asset Value; Distributions; Redemptions; Transfers

(d)        Article VIII, Certain Transactions: Section 4

(e)        Article X, Miscellaneous: Section 4

(ii)        By-Laws

(a)        Article II, Meetings of Shareholders

(b)        Article VI, Records and Reports: Section 1, 2 and 3

(c)        Article VII, General Matters: Section 3, 4, 6 and 7

(d)        Article VIII, Amendment: Section 1

(iii)       Part B, Statement of Additional Information – Item 22

(d)        Investment Advisory Contracts

(i)         Investment Management Agreement between Registrant, on behalf of Franklin Pelagos Commodities Strategy Fund, and Franklin Advisers, Inc. dated November 4, 2011

(ii)        Investment Management Agreement between Registrant, on behalf of Franklin Pelagos Managed Futures Strategy Fund, and Franklin Advisers, Inc. dated November 4, 2011

(iii)       Subadvisory Agreement between Franklin Advisers, Inc., on behalf of Franklin Pelagos Commodities Strategy Fund, and Pelagos Capital Management, LLC dated November 4, 2011

(iv)       Subadvisory Agreement between Franklin Advisers, Inc., on behalf of Franklin Pelagos Managed Futures Strategy Fund, and Pelagos Capital Management, LLC dated November 4, 2011

(e)        Underwriting Contracts

Not Applicable

(f)                 Bonus or Profit Sharing Contracts

Not Applicable

(g)        Custodian Agreements

(i)         Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(ii)        Amendment dated May 7, 1997 to Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(iii)       Amendment dated February 27, 1998 to Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(iv)       Amendment dated January 5, 2012 to Exhibit A of the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

(v)        Amendment dated May 16, 2001 to the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(vi)       Amendment dated January 5, 2012 to Schedule A of the Amendment dated May 16, 2001 to the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

(vii)      Amended and Restated Foreign Custody Manager Agreement between Registrant and The Bank of New York Mellon made as of May 16, 2001

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(viii)      Amendment dated January 5, 2012 to Schedule 1 of the Amended and Restated Foreign Custody Manager Agreement between Registrant and The Bank of New York Mellon made as of May 16, 2001

(ix)       Amendment dated September 1, 2011 to Schedule 2 of the Amended and Restated Foreign Custody Manager Agreement between Registrant and The Bank of New York Mellon made as of May 16, 2001

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(x)        Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(xi)       Amendment dated January 5, 2012 to Exhibit A of the Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

(h)        Other Material Contracts

(i)         Fund Administration Agreement between Registrant, on behalf of Franklin Pelagos Commodities Strategy Fund, and Franklin Templeton Services, LLC dated November 4, 2011

(ii)        Fund Administration Agreement between Registrant, on behalf of Franklin Pelagos Managed Futures Strategy Fund, and Franklin Templeton Services, LLC dated November 4, 2011

(iii)       Form of Placement Agent Agreement between Registrant and Franklin Templeton Financial Services, Inc.

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(i)         Legal Opinion

(i)         Opinion and consent of counsel dated December 6, 2011

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(j)         Other Opinions

Not Applicable

(k)        Omitted Financial Statements

Not Applicable

(l)         Initial Capital Agreements

Not Applicable

(m)       Rule 12b-1 Plan

Not Applicable

(n)        Rule 18f-3 Plan

Not Applicable

(p)        Code of Ethics

(i)                  Franklin Templeton Code of Ethics dated May 2010

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(ii)        Pelagos Code of Ethics dated July 2010

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(q)        Power of Attorney

Not Applicable

Item 29.  Persons Controlled by or Under Common Control with the Fund

None

Item 30.  Indemnification

The Agreement and Declaration of Trust (the “Declaration”) provides that any person who is or was a Trustee, officer, employee or other agent, including the underwriter, of such Trust shall be liable to the Trust and its shareholders only for (1) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, or (2) the person’s own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person (such conduct referred to herein as Disqualifying Conduct) and for nothing else. Except in these instances and to the fullest extent that limitations of liability of agents are permitted by the Delaware Statutory Trust Act (the “Delaware Act”), these Agents (as defined in the Declaration) shall not be responsible or liable for any act or omission of any other Agent of the Trust or any investment adviser or principal underwriter. Moreover, except and to the extent provided in these instances, none of these Agents, when acting in their respective capacity as such, shall be personally liable to any other person, other than such Trust or its shareholders, for any act, omission or obligation of the Trust or any trustee thereof.

The Trust shall indemnify, out of its property, to the fullest extent permitted under applicable law, any of the persons who was or is a party, or is threatened to be made a party to any Proceeding (as defined in the Declaration) because the person is or was an Agent of such Trust. These persons shall be indemnified against any Expenses (as defined in the Declaration), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the Proceeding if the person acted in good faith or, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that the person did not act in good faith or that the person had reasonable cause to believe that the person’s conduct was unlawful. There shall nonetheless be no indemnification for a person’s own Disqualifying Conduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with securities being registered, the Trust may be required, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court or appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 31.  Business and Other Connections of the Investment Adviser

The officers and directors of Franklin Advisers, Inc. (Advisers), the Registrant's investment manager, also serve as officers and/or directors/trustees for (1) Advisers' corporate parent, Franklin Resources, Inc. (Resources), and/or (2) other investment companies in Franklin Templeton Investments. Pelagos Capital Management, LLC (Pelagos) serves as the sub-advisor of both series of the Registrant. Franklin Templeton Institutional, LLC, an indirect subsidiary of Resources, has an ownership position in Pelagos. For additional information please see Part B and Schedules A and D of Form ADV of Advisers (SEC File 801-26292) and Pelagos (SEC File 801-69056), incorporated herein by reference, which set forth the officers and directors of Advisers and officers of Pelagos and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 32.  Principal Underwriters

Not Applicable

Item 33.  Location of Accounts and Records

The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 are kept by the Fund at One Franklin Parkway, San Mateo, CA  94403-1906 or its shareholder service agent, Franklin Templeton Investor Services, LLC, at 3344 Quality Drive, Rancho Cordova, CA 95670-7313.

Item 34.  Management Services

There are no management-related service contracts not discussed in Part A or Part B.

Item 35.  Undertakings

Not Applicable

SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Mateo and the State of California, on the 22nd day of February, 2012.

FRANKLIN ALTERNATIVE STRATEGIES FUNDS

            (Registrant)

By: /s/DAVID P. GOSS

David P. Goss

Vice President

FRANKLIN ALTERNATIVE STRATEGIES FUNDS

REGISTRATION STATEMENT

EXHIBITS INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION

EX-99.(a)(i)	Certificate of Trust of Franklin Alternative Strategies Funds dated July 21, 2011	*

EX-99.(a)(ii)	Agreement and Declaration of Trust of Franklin Alternative Strategies Funds dated July 21, 2011	*

EX-99.(b)(i)	By-Laws of Franklin Alternative Strategies Funds effective as of July 21, 2011	*

EX-99.(d)(i)	Investment Management Agreement between Registrant, on behalf of Franklin Pelagos Commodities Strategy Fund, and Franklin Advisers, Inc. dated November 4, 2011	Attached

EX-99.(d)(ii)	Investment Management Agreement between Registrant, on behalf of Franklin Pelagos Managed Futures Strategy Fund, and Franklin Advisers, Inc. dated November 4, 2011	Attached

EX-99.(d)(iii)	Subadvisory Agreement between Franklin Advisers, Inc., on behalf of Franklin Pelagos Commodities Strategy Fund, and Pelagos Capital Management, LLC dated November 4, 2011	Attached

EX-99.(d)(iv)	Subadvisory Agreement between Franklin Advisers, Inc., on behalf of Franklin Pelagos Managed Futures Strategy Fund, and Pelagos Capital Management, LLC dated November 4, 2011	Attached

EX-99.(g)(i)	Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	*

EX-99.(g)(ii)	Amendment dated May 7, 1997 to Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	*

EX-99.(g)(iii)	Amendment dated February 27, 1998 to Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	*

EX-99.(g)(iv)	Amendment dated January 5, 2012 to Exhibit A of the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	Attached

EX-99.(g)(v)	Amendment dated May 16, 2001 to the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	*

EX-99.(g)(vi)	Amendment dated January 5, 2012 to Exhibit A of the Amendment dated May 16, 2001 to the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	Attached

EX-99.(g)(vii)	Amended and Restated Foreign Custody Manager Agreement between Registrant and The Bank of New York Mellon made as of May 16, 2001	*

EX-99.(g)(viii)	Amendment dated January 5, 2012 to Schedule 1 of the Amended and Restated Foreign Custody Manager Agreement between Registrant and The Bank of New York Mellon made as of May 16, 2001	Attached

EX-99.(g)(ix)	Amendment dated September 1, 2011 to Schedule 2 of the Amended and Restated Foreign Custody Manager Agreement between Registrant and The Bank of New York Mellon made as of May 16, 2001	*

EX-99.(g)(x)	Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	*

EX-99.(g)(xi)	Amendment dated January 5, 2012 to Exhibit A of the Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	Attached

EX-99.(h)(i)	Fund Administration Agreement between Registrant, on behalf of Franklin Pelagos Commodities Strategy Fund, and Franklin Templeton Services, LLC dated November 4, 2011	Attached

EX-99.(h)(ii)	Fund Administration Agreement between Registrant, on behalf of Franklin Pelagos Managed Futures Strategy Fund, and Franklin Templeton Services, LLC dated November 4, 2011	Attached

EX-99.(h)(iii)	Form of Placement Agent Agreement between Registrant and Franklin Templeton Financial Services, Inc.	*

EX-99.(i)(i)	Opinion and consent of counsel dated December 6, 2011	*
EX-99.(p)(i)	Franklin Templeton Code of Ethics dated May 2010	*

EX-99.(p)(ii)	Pelagos Code of Ethics dated July 2010	*

*Incorporated by Reference